                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ALLIED FIRST BANCORP, INC.
-------------------------------------------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

            MARYLAND                              6035                                APPLIED FOR
-------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of        (Primary Standard Industrial        (I.R.S. Employer Identification No.)
incorporation or organization)         Classification Code Number)

   387 SHUMAN BOULEVARD, SUITE 120W, NAPERVILLE, ILLINOIS 60563 (800) 272-3286
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


   387 SHUMAN BOULEVARD, SUITE 120W, NAPERVILLE, ILLINOIS 60563 (800) 272-3286
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


           KENNETH L. BERTRAND, PRESIDENT, ALLIED FIRST BANCORP, INC.
   387 SHUMAN BOULEVARD, SUITE 120W, NAPERVILLE, ILLINOIS 60563 (800) 272-3286
                      RICHARD S. GARABEDIAN AND GARY A. LAX
      JENKENS & GILCHRIST, P.C., 1919 PENNSYLVANIA AVENUE, N.W., SUITE 600
                    WASHINGTON, DC 20006-3934, (202) 326-1500
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                  DOLLAR AMOUNT       OFFERING PRICE            AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED               TO BE REGISTERED        PER UNIT            OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share     $7,142,000            $10.00               $7,142,000            $1,886.00

====================================================================================================================================

==========

NOTE:    Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions to Rule 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUPPLEMENT
---------------------

                           ALLIED FIRST BANCORP, INC.

                                ALLIED FIRST BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

         This Prospectus Supplement relates to the offer and sale to participants in the Allied First Bank Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan") of up to ______ shares of Allied First Bancorp, Inc.'s common stock, par value $.01 per share and related participation interests in the 401(k) Plan, as set forth herein.

         In connection with the proposed conversion of Allied First Bank from mutual to stock form and the formation of the Allied First Bancorp, Inc. as the holding company of Allied First Bank, the 401(k) Plan has been amended to provide for an investment fund (the "Employer Stock Fund") consisting of Allied First Bancorp, Inc. common stock as an investment option for the Participants in the 401(k) Plan. The 401(k) Plan as it will be amended on __________, 2001, permits participants to direct the trustee of the Employer Stock Fund to purchase Allied First Bancorp, Inc. common stock with amounts in the 401(k) Plan attributable to the accounts of such participants. This Prospectus Supplement relates solely to the initial election of a participant to direct the purchase of Allied First Bancorp, Inc. common stock in the conversion and not to any future purchases under the 401(k) Plan or otherwise.

         The Prospectus dated _______________, 2001 of the Allied First Bancorp, Inc., which is being delivered with this Prospectus Supplement, includes detailed information with respect to the Allied First Bancorp, Inc., the conversion, the Allied First Bancorp, Inc. common stock and the financial condition, results of operations and business of Allied First Bank. This Prospectus Supplement, which provides detailed information with respect to the 401(k) Plan, should be read only in conjunction with the Prospectus.

                             ----------------------
          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                     BY EACH PARTICIPANT, SEE "RISK FACTORS"
                               IN THE PROSPECTUS.
                             ----------------------

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE, OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE, OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus Supplement is November     , 2001.
                                                            ----

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, ANY SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALLIED FIRST BANCORP, INC., ALLIED FIRST BANK OR THE 401(K) PLAN. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ALLIED FIRST BANCORP, INC., ALLIED FIRST BANK OR THE 401(K) PLAN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT SHOULD BE READ ONLY IN CONJUNCTION WITH THE PROSPECTUS THAT IS DELIVERED HEREWITH AND SHOULD BE RETAINED FOR FUTURE REFERENCE.

                                TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----

THE OFFERING................................................................................. 1
         Securities Offered.................................................................. 1
         Election to Purchase Allied First Bancorp, Inc. Stock in the Conversion............. 1
         Method of Directing Transfer........................................................ 1
         Time for Directing Transfer......................................................... 2
         Irrevocability of Transfer Direction................................................ 2
         Subsequent Elections................................................................ 2
         Purchase Price of Allied First Bancorp, Inc. Stock.................................. 2
         Nature of a Participant's Interest in Allied First Bancorp, Inc. Stock.............. 2
         Voting and Tender Rights of Allied First Bancorp, Inc. Stock........................ 2

DESCRIPTION OF THE PLAN...................................................................... 3
         Introduction........................................................................ 3
         Eligibility and Participation....................................................... 3
         Investment of Contributions......................................................... 4
         Financial Data...................................................................... 6
         Administration of the Plan.......................................................... 7
         Reports to Plan Participants........................................................ 7
         Amendment and Termination........................................................... 7
         Merger, Consolidation or Transfer................................................... 8
         Federal Tax Aspects of the Plan..................................................... 8
         Restrictions on Resale............................................................. 10

LEGAL OPINIONS.............................................................................. 10

FINANCIAL STATEMENTS........................................................................ 10

401(K) PLAN, ADOPTION AGREEMENT AND SUMMARY PLAN DESCRIPTION............................... A-1

FINANCIAL STATEMENTS....................................................................... B-1

ELECTION FORM................. ............................................. C-1

                                  THE OFFERING


SECURITIES OFFERED

         Up to ______ shares of Allied First Bancorp, Inc. common stock which may be acquired by the 401(k) Plan for the accounts of employees participating in the 401(k) Plan, and related participation interests, are offered hereby. Allied First Bancorp, Inc. is the issuer of such securities. Only employees of Allied First Bank may participate in the 401(k) Plan. Information relating to the 401(k) Plan is contained in this Prospectus Supplement and information relating to Allied First Bancorp, Inc., the conversion and the financial condition, results of operations and business of Allied First Bank is contained in the Prospectus delivered herewith. The address of the principal executive office of Allied First Bancorp, Inc. is 387 Shuman Boulevard, Sutie 120W, Naperville, IL 60563 and its telephone number is (800) 272-3286. The address and telephone number of Allied First Bank's principal office are the same as Allied First Bancorp, Inc.'s address and telephone number.

ELECTION TO PURCHASE ALLIED FIRST BANCORP, INC. STOCK IN THE CONVERSION

         In connection with Allied First Bank's conversion, the 401(k) Plan has been amended to permit each participant to direct that all or part of the funds in his or her accounts under the 401(k) Plan (hereinafter referred to in the aggregate as a participant's "Accounts") be transferred to the Employer Stock Fund and used to purchase Allied First Bancorp, Inc. common stock in the conversion. The trustee of the Employer Stock Fund will follow the participants' directions and exercise subscription rights to purchase Allied First Bancorp, Inc. common stock in the conversion to the extent provided in Allied First Bank's plan of conversion. See "The Conversion - Offering of Allied First Bancorp, Inc. Stock" in the Prospectus. Funds not allocated to the purchase of Allied First Bancorp, Inc. common stock will remain invested in accordance with the investment instructions of participants in effect at such time.

         Respective purchases by the 401(k) Plan in the conversion will be counted as purchases by the individual participants at whose election they are made to the extent of the funds directed by such participants to purchase Allied First Bancorp, Inc. common stock, and will be subject to the purchase limitations applicable to such individuals, rather than being counted in determining the maximum amount that Allied First Bancorp, Inc.'s or Allied First Bank's tax-qualified employee plans (as defined in the Prospectus) may purchase in the aggregate. See "The Conversion - Subscription Offering" in the Prospectus.

METHOD OF DIRECTING TRANSFER

         Included with this Prospectus Supplement is an election and investment form (the "Election Form"). If a participant wishes to direct some or all the funds in his or her Accounts into the Employer Stock Fund to purchase Allied First Bancorp, Inc. common stock in the conversion, he or she should indicate that decision by checking the appropriate box of the Election Form and completing this Part of the Election Form. If a Participant does not wish to make such an election, he or she should so indicate by checking the appropriate box of the

Election Form. See also "Investment of Contributions - Allied First Bancorp, Inc. Stock Investment Election Procedures" below.

TIME FOR DIRECTING TRANSFER

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Allied First Bancorp, Inc. common stock in the conversion is ______________, 2001, unless extended (the "Election Deadline"). A participant's completed Election Form must be returned to the Stock Information Center by 12:00 Noon, Naperville, Illinois time on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

         Once received in proper form, an executed Election Form may not be modified, amended or revoked without the consent of Allied First Bank unless the conversion has not been completed within 45 days after the end of the subscription and community offering. See also "Investment of Contributions - Allied First Bancorp, Inc. Stock Investment Election Procedures" below.

SUBSEQUENT ELECTIONS

         After the Election Deadline, participants initially will not be permitted to direct or redirect any portion of their Accounts into Allied First Bancorp, Inc. common stock. However, Allied First Bank intends to provide for such future investment. Participants will be notified when and to what extent future investments in the Employer Stock Fund may be permitted. Participants may direct the trustee to sell their shares of Allied First Bancorp, Inc. common stock purchased in the conversion through the 401(k) Plan pursuant to the procedures outlined in the 401(k) Plan by filing a request form with the Plan Administrator. See "Investment of Contributions - Adjusting Your Investment Strategy" below.

PURCHASE PRICE OF ALLIED FIRST BANCORP, INC. STOCK

         The funds transferred to the Employer Stock Fund for the purchase of Allied First Bancorp, Inc. common stock in the conversion will be used to purchase Allied First Bancorp, Inc. common stock through the exercise of subscription rights granted to the 401(k) Plan under Allied First Bank's plan of conversion. The price paid for such shares of Allied First Bancorp, Inc. common stock will be $10.00 per share, the same price as is paid by all other persons who purchase Allied First Bancorp, Inc. common stock in the conversion.

NATURE OF A PARTICIPANT'S INTEREST IN THE ALLIED FIRST BANCORP, INC. STOCK

         The Allied First Bancorp, Inc. common sttock will be held in the name of the trustee of the Employer Stock Fund, in its capacity as trustee. The trustee will maintain individual accounts reflecting each participants individual interest in the Employer Stock Fund.

VOTING AND TENDER RIGHTS OF ALLIED FIRST BANCORP, INC. STOCK

         The trustee as instructed by the plan administrator, will exercise voting and tender rights attributable to all Allied First Bancorp, Inc. common stock held by the 401-(k) Plan Trust (the "401(k) Trust") as directed by participants with interests in the Employer Stock Fund. Shares with respect to which no instructions have been received by the trustee or the plan administrator will be voted as the plan administrator in its discretion determines and directs the trustee.


                         DESCRIPTION OF THE 401(K) PLAN

INTRODUCTION

         The 401(k) Plan, created in 2001, was adopted by Allied First Bank on October 1, 2001 as a profit sharing plan with a cash-or-deferred feature described at Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), to encourage employee savings and to allow eligible employees to supplement their income upon retirement. The 401(k) Plan was created by the merger of the Allied Pilots Association Federal Credit Union Profit Sharing Plan and Trust and the Allied Pilots Association Federal Credit Union Employees 401(k) into the 401(k) Plan. As of __________, 2001, the 401(k) Plan will be amended as reflected above and below into the Allied First Bank Employees' Savings & Profit Sharing Plan and Trust.

         REFERENCE TO FULL TEXT OF 401(K) PLAN. The following statements are summaries of certain provisions of the 401(k) Plan. They are not a complete description of such provisions and are qualified in their entirety by the full text of the 401(k) Plan and Declaration of Trust which is filed as an exhibit to the registration statement of which this Prospectus Supplement is a part and which is incorporated by reference herein. Copies of the 401(k) Plan are available to all employees upon request to the plan administrator. Each employee is urged to read carefully the full text of the 401(k) Plan.

         REFERENCE TO SUMMARY 401(K) PLAN DESCRIPTION. Certain information regarding the 401(k) Plan is contained in the Summary Plan Description (the "Summary Plan Description"), a copy of which is attached to, and made a part of, this Prospectus Supplement.

         TAX AND SECURITIES LAWS. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the 401(k) Plan. Any directors, officers or beneficial owners of more than 10% of the outstanding shares of common stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the 401(k) Plan.

ELIGIBILITY AND PARTICIPATION

         All employees of Allied First Bank, who have met the eligibility requirements of the 401(k) Plan may participate in it. See Employee "Eligibility" in the Summary Plan Description attached hereto.

         As of ____________, 2001, there were approximately __ employees eligible to participate in the 401(k) Plan, and __ employees had elected to participate in the 401(k) Plan.

INVESTMENT OF CONTRIBUTIONS

         INVESTMENT OPTIONS. All amounts credited to participants' Accounts under the 401(k) Plan are held in the Trust, which is administered by the trustees appointed by Allied First Bank's Board of Directors.

         Each participant must instruct the trustee as to how funds held in his or her Accounts are to be invested. In addition to the Employer Stock Fund, participants may elect to instruct the trustee to invest such funds in any or all of the following investment options: (1) a fund that invests in a broad range of high-quality, short-term securities with high credit ratings known as money market instruments (Money Market Fund), (ii) a fund that invests primarily in guaranteed investment contracts, which are individually negotiated investments offered by insurance companies (Stable Value Fund), (iii) a fund that invests in a portfolio of U.S. Treasury bonds with twenty years or more to maturity (Government Bond Fund), (iv) a fund that invests in most or all of the same stocks held in the S&P 500 Index ((S&P 500 Stock Fund), (v) a fund that invests in most or all of the stocks held in the S&P/BARRA Value Index (S&P 500/Value Stock Fund), (vi) invests in most or all of the stocks held in the S&P/BARRA Growth Index (S&P 500/Growth Stock Fund), (vii) a fund that invests in most or all of the same stocks held in the S&P MidCap 400 Index (S&P MidCap Stock Fund), (viii) a fund that invests in most or all of the same stocks held in the Russell 2000 Index (Russell 2000 Stock Fund), (ix) a fund that invests in a diversified portfolio of approximately one thousand foreign stocks representing companies in approximately twenty countries located in Western Europe and the Pacific Rim (International Stock Fund), (x) a fund that invests approximately 80% of the Fund's portfolio in US bonds, money-market instruments, and stable value investments such as guaranteed investment contracts (Income Plus Asset Allocation Fund), (xi) a fund that invests in a diversified portfolio that is divided almost equally between stocks and fixed income investments, with a percentage of the Fund held in stable value investments such as guaranteed investment contracts (Growth & Income Asset Allocation Fund), (xii) a fund that invests 80% of its assets in U.S. stocks and 20% of its assets in international stocks (Growth Asset Allocation Fund), and (xiii) a fund that invests in certificates of deposit issued by Allied First Bank (Allied First Bank Certificate of Deposit Fund). A brief description of the Employer Stock Fund is set forth below. For descriptions of the other investment options available to 401(k) Plan participants, participants may request a prospectus for each of the investment options pursuant to the instructions in "Participant Direction of Investment" in the Summary Plan Description attached hereto. The Bank of New York is the trustee for all funds except for the Employer Stock Fund, and Allied First Bank will be the plan administrator. If no investment direction is given, all contributions to a participant's account will be invested in the Allied First Bank Certificate of Deposit Fund.

         EMPLOYER STOCK FUND. Effective until ___________, 2001 or such later date as elected by the Allied First Bancorp, Inc., participants in the 401(k) Plan may elect to direct the trustee to transfer some or all of the funds in their Accounts to the Employer Stock Fund to purchase Allied First Bancorp, Inc. common stock in the conversion. The price paid for shares of Allied First Bancorp, Inc. common stock will be the same price as is paid by all other persons who purchase Allied First Bancorp, Inc. common stock in the conversion. The number of shares, if any, subject to purchase for the Accounts of each participant who may elect to invest in Allied First Bancorp, Inc. common stock is not currently determinable. Any cash dividends received on Allied First Bancorp, Inc. common stock held by the 401(k) Plan will be reinvested in accordance with the participant's investment instructions then in effect.

         THE INVESTMENT IN ALLIED FIRST BANCORP, INC. COMMON STOCK INVOLVES CERTAIN RISKS. NO ASSURANCE CAN BE GIVEN THAT SHARES OF ALLIED FIRST BANCORP, INC. COMMON STOCK PURCHASED PURSUANT TO THE 401(K) PLAN WILL THEREAFTER BE ABLE TO BE SOLD AT A PRICE EQUAL TO OR IN EXCESS OF THE PURCHASE PRICE. SEE ALSO "RISK FACTORS" IN THE PROSPECTUS.

         ALLIED FIRST BANCORP, INC. STOCK INVESTMENT ELECTION PROCEDURES. Participants may instruct the trustee to purchase Allied First Bancorp, Inc. common stock by redirecting funds from their existing Accounts into the Employer Stock Fund by filing an Election Form with the plan administrator on or prior to the Election Deadline. Total funds redirected by each participant into the Employer Stock Fund must represent whole share amounts (I.E., must be divisible by the $10.00 per share purchase price) and must be allocated in increments from investment options containing the participant's 401(k) Plan funds. When a participant instructs the trustee to redirect the funds in his or her existing Accounts into the Employer Stock Fund in order to purchase Allied First Bancorp, Inc. common stock, the trustee will liquidate funds from the appropriate investment option(s) and apply such redirected funds as requested, in order to effect the new allocation.

         For example, a participant may fund an election to purchase 100 shares of Allied First Bancorp, Inc. common stock by redirecting the aggregate purchase price of $1,000 for such shares from the following investment options (provided the necessary funds are available in such Investment Options): (i) 10% from the Money Market Fund, (ii) 30% from the S&P 500 Stock Fund, and (iii) 60% from the S&P MidCap Stock Fund. In such case, the trustee would liquidate $100 of the participant's funds from the Money Market Fund, $300 from funds in the S&P 500 Stock Fund and $600 from funds in the S&P MidCap Stock Fund to raise the $1,000 aggregate purchase price. If a participant's instructions cannot be fulfilled because the participant does not have the required funds in one or more of the investment options to purchase the shares of Allied First Bancorp, Inc. common stock subscribed for, the participant will be required to file a revised Election Form with the plan administrator by the Election Deadline. Once received in proper form, an executed Election Form may not be modified, amended or rescinded without the consent of Allied First Bank unless the conversion has not been completed within 45 days after the end of the subscription and community offering.
         ADJUSTING YOUR INVESTMENT STRATEGY. Until changed in accordance with the terms of the 401(k) Plan, future allocations of a participant's contributions would remain unaffected by the election to purchase Allied First Bancorp, Inc. common stock through the 401(k) Plan in the conversion. A participant may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice, with such modification or request taking effect after the valuation of accounts, which occurs daily. However, modifications and fund transfers relating to the Employer Stock Fund are permitted only during an "Investment Change Period." An "Investment Change Period" opens at the beginning of the third day after the Allied First Bancorp, Inc. issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Allied First Bancorp, Inc. for general distribution which announces, for the first time, the Allied First Bancorp, Inc.'s Results of operations for a particular fiscal quarter. Allied First Bank anticipates these opportunities will occur four times per year. Allied First Bank will attempt to notify participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

         VALUATION OF ACCOUNTS. The net gain (or loss) of the Trust from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and any expenses paid from the Trust) are determined daily and are allocated among the accounts of Participants according to the balance of each such accounts as of the end of each day. For purposes of such allocations, all assets of the Trust are valued at their fair market value pursuant to the method described in the 401(k) Plan.

FINANCIAL DATA

         EMPLOYER CONTRIBUTIONS. For the year ended June 30, 2001, Allied First Bank made matching contributions totaling approximately $______ into Allied Pilots Association Federal Credit Union Profit Sharing Plan and Trust and contributions totaling approximately $______ into Allied Pilots Association Federal Credit Union Employees 401(k). Allied First Bank made no discretionary contributions to the above plan for the fiscal year ended June 30, 2001. The above pension plans were merged into the 401(k) Plan.

         If Allied First Bancorp, Inc. adopts other stock-based benefit plans, such as an employee stock ownership plan or a restricted stock plan, then, if adopted, Allied First Bank may determine to reduce its matching contribution under the 401(k) Plan in order to reduce overall expenses. There are no current plans for Allied First Bancorp, Inc. to adopt an employee stock ownership plan. If Allied First Bancorp, Inc. adopts of a restricted stock plan, it would not submit the plan for stockholder approval for at least one year following completion of the conversion.

         PERFORMANCE OF ALLIED FIRST BANCORP, INC. STOCK. As of the date of this Prospectus Supplement, no shares of Allied First Bancorp, Inc. common stock have been issued or are outstanding and there is no established market for the Allied First Bancorp, Inc. common stock. Accordingly, there is no record of the historical performance of the Allied First Bancorp, Inc. common stock.

         PERFORMANCE OF INVESTMENT OPTIONS. The following table provides performance data with respect to the investment options available under the 401(k) Plan, based on information provided to Allied First Bancorp, Inc. by The Pentegra Group.

         THE INFORMATION SET FORTH BELOW WITH RESPECT TO THE INVESTMENT OPTIONS HAS BEEN REPRODUCED FROM MATERIALS SUPPLIED BY THE PENTEGRA GROUP. ALLIED FIRST BANK AND THE ALLIED FIRST BANCORP, INC. TAKE NO RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION.

         ADDITIONAL INFORMATION REGARDING THE INVESTMENT OPTIONS MAY BE AVAILABLE FROM THE PENTEGRA GROUP OR ALLIED FIRST BANK. PARTICIPANTS SHOULD REVIEW ANY AVAILABLE ADDITIONAL INFORMATION REGARDING THESE INVESTMENTS BEFORE MAKING AN INVESTMENT DECISION UNDER THE 401(K) PLAN.


                                                            NET INVESTMENT PERFORMANCE
                                                            --------------------------
                                                            For Twelve-
                                                            Month Period       June 30, 2001
                                                            ENDED JUNE 30,       ANNUALIZED
                                                            ----------------  --------------
                                                                  2001             5 YEARS
                                                            ----------------  --------------


         Money Market Fund..................................           5.8%            5.6%
         Stable Value Fund..................................           5.8             6.0
         Government Bond Fund...............................           8.9             6.8
         S&P 500 Stock Fund.................................         -15.2            17.7
         S&P 500/Value Stock Fund...........................           7.3            16.2
         S&P 500/Growth Stock Fund..........................         -32.8            18.2
         S&P MidCap Stock Fund..............................           8.4            19.8
         Russell 2000 Stock Fund............................           0.1             9.6
         International Stock Fund...........................         -24.1             8.0
         Income Plus Asset Allocation Fund..................           0.3             7.3
         Growth & Income Asset Allocation Fund..............          -7.5            10.2
         Growth Asset Allocation Fund.......................         -17.6            13.7


Allied First Bank Certificate of Deposit Fund


         EACH PARTICIPANT SHOULD NOTE THAT PAST PERFORMANCE IS NOT NECESSARILY AN INDICATOR OF FUTURE RESULTS.

ADMINISTRATION OF THE 401(K) PLAN

         TRUSTEES. The trustees are appointed by the Board of Directors of Allied First Bank to serve at its pleasure. The trustee for all funds except the Employer Stock Fund is The Bank of New York and the trustee of the Employer Stock Fund is Allied First Bank.

         The trustees receive and hold the contributions to the 401(k) Plan in trust and distribute them to participants and beneficiaries in accordance with the provisions of the 401(k) Plan. The trustees are responsible, following participant direction, for effectuating the investment of the assets of the Trust in Allied First Bancorp, Inc. common stock and the other investment options.

REPORTS TO 401(K) PLAN PARTICIPANTS

         As soon as practicable after the end of each calendar quarter, the plan administrator will furnish to each participant a statement showing (i) balances in the participant's accounts as of the end of that period, (ii) the amount of contributions allocated to his or her accounts for that period, and (iii) the number of units in each of the funds.

AMENDMENT AND TERMINATION

         It is the intention of Allied First Bank to continue its participation in the 401(k) Plan. Nevertheless, Allied First Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then, regardless of other provisions in the 401(k) Plan, each participant affected by such termination shall become fully vested in all of his Accounts.

FEDERAL TAX ASPECTS OF THE 401(K) PLAN

         The 401(k) Plan will be administered to comply in operation with the requirements of Section 401(a) of the Code and the requirements which are applicable to a qualified cash-or-deferred arrangement under Section 401(k) of the Code. Assuming that the 401(k) Plan is administered in accordance with such Sections of the Code, participation in the 401(k) Plan should have the following implications for federal income tax purposes:

         (a) Amounts contributed to participants' Accounts, and the investment earnings on these Accounts, are not includable in participants' federal taxable income until such contributions or earnings are actually distributed or withdrawn from the 401(k) Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Allied First Bancorp, Inc. common stock or qualifies as a Lump Sum Distribution (as described below).

         (b) Income earned on assets by the Trust will not be taxable to the Trust.

         LUMP SUM DISTRIBUTIONS. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year to the participant or beneficiary; (ii) on account of the participant's death or separation from service, or after the participant attains age 59-1/2; and (iii) consists of the balance to the credit of the participant under this 401(k) Plan and all other profit sharing plans, if any, maintained by Allied First Bank or Allied First Bancorp, Inc.. The portion of any Lump Sum Distribution that is required to be included in the participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution made by the participant to this 401(k) Plan and the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by Allied First Bank which is included in such distribution.

         AVERAGING RULES. Except as described below with respect to distributions of Allied First Bancorp, Inc. common stock, the portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in this 401(k) Plan or in any other profit-sharing plan maintained by Allied First Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a participant who has completed five years of participation in this 401(k) Plan and each other profit-sharing plan making the Lump Sum Distribution prior to the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the participant's death (regardless of the period of the participant's participation in this 401(k) Plan or any other profit-sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to special averaging rules. The election of the special averaging rules must apply to all Lump Sum Distributions received by the participant or beneficiary from this 401(k) Plan and all other qualified plans during the taxable year. Furthermore, if a Lump Sum Distribution includes employer securities, the recipient is not currently taxable on the net unrealized appreciation of such securities at the time of the distribution, unless the recipient otherwise elects to pay the tax on the net unrealized appreciation at the time of the distribution.

         ROLLOVER TO ANOTHER QUALIFIED PLAN OR TO AN IRA. A participant may defer federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution (including the proceeds from the sale of any Allied First Bancorp, Inc. common stock included in the Lump Sum Distribution) to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the Participant, to another qualified plan or to an individual retirement account ("IRA"). The beneficiary of a participant who is the participant's surviving spouse also may defer federal income taxation of all or any portion of the total taxable amount of a Lump Sum Distribution to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by the surviving spouse, to an IRA. If less than the total taxable amount of a Lump Sum Distribution is contributed to another qualified plan or to an IRA within the applicable 60-day period, the amount not so contributed must be included in the participant's or beneficiary's taxable ordinary income for federal income tax purposes and will not be eligible for the special averaging rules or capital gain treatment. If all or any portion of the total taxable amount of a Lump Sum Distribution is contributed by a participant or beneficiary to an IRA within the applicable 60-day period, any subsequent distribution from the IRA will not be eligible for the special averaging rules or capital gain treatment.

         ADDITIONAL TAX ON EARLY DISTRIBUTIONS. For taxable years beginning after December 31, 1986, a Participant who receives a distribution from the 401(k) Plan prior to attaining age 55 will be subject to an additional income tax equal to 10% of the amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a participant) on or after the death of the participant, (ii) attributable to the participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lives (or joint life expectancies) of the participant and his beneficiary, (iv) made to the Participant after separation from service under the 401(k) Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or
(vii) made to effect the distribution of excess contributions or excess deferrals.

         THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE 401(K) PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE 401(K) PLAN. ACCORDINGLY, EACH PARTICIPANT MAY WISH TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE 401(K) PLAN.

         PARTICIPANTS SUBJECT TO TAXES IMPOSED BY STATE, LOCAL AND OTHER TAXING AUTHORITIES, INCLUDING FOREIGN GOVERNMENTS, SHOULD ALSO CONSULT WITH THEIR OWN ATTORNEYS OR TAX ADVISERS REGARDING THE TAX CONSEQUENCES THEREUNDER.

RESTRICTIONS ON RESALE

         Any person receiving shares of Allied First Bancorp, Inc. common stock under the 401(k) Plan who is an "affiliate" of Allied First Bank or Allied First Bancorp, Inc. as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (E.G., directors, officers and substantial shareholders of Allied First Bancorp, Inc. and Allied First Bank) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of Allied First Bank or Allied First Bancorp, Inc. may wish to consult with counsel before transferring any Allied First Bancorp, Inc. common stock owned by him or her. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Allied First Bancorp, Inc. common stock acquired under the 401(k) Plan, or other sales of Allied First Bancorp, Inc. common stock.

                                 LEGAL OPINIONS

         The validity of the issuance of the Allied First Bancorp, Inc. common stock will be passed upon by Jenkens & Gilchrist, A Professional Corporation, 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006, which firm acted as special counsel for Allied First Bancorp, Inc. and Allied First Bank in connection with Allied First Bank's conversion.

                              FINANCIAL STATEMENTS

         The financial statements and schedules of the 401(k) Plan have been prepared by management in accordance with the applicable provisions of ERISA and are included in this Prospectus Supplement.

                                    EXHIBIT A

                            PENTEGRA SERVICES, INC.




                    EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                              BASIC PLAN DOCUMENT
                                TABLE OF CONTENTS










1/1/2001


ARTICLE I            PURPOSE AND DEFINITIONS...............................................  1

ARTICLE II          PARTICIPATION AND MEMBERSHIP........................................... 10
     Section 1       Eligibility Requirements.............................................. 10
     Section 2       Exclusion of Certain Employees........................................ 11
     Section 3       Waiver of Eligibility Requirements.................................... 11
     Section 4       Exclusion of Non-Salaried Employees................................... 11
     Section 5       Commencement of Participation......................................... 12
     Section 6       Termination of Participation.......................................... 12

ARTICLE III          CONTRIBUTIONS......................................................... 13
     Section 1       Contributions by Members.............................................. 13
     Section 2       Elective Deferrals by Members......................................... 13
     Section 3       Transfer of Funds and Rollover Contributions by Members............... 14
     Section 4       Employer Contributions - General...................................... 14
     Section 5       Employer Matching Contributions....................................... 15
     Section 6       Employer Basic Contributions.......................................... 15
     Section 7       Supplemental Contributions by Employer................................ 16
     Section 8       Profit Sharing Feature................................................ 17
     Section 9       401(k) Feature........................................................ 19
     Section 10      Determining the Actual Deferral Percentages........................... 21
     Section 11      Determining the Actual Contribution Percentages....................... 22
     Section 12      Aggregate Limit Test.................................................. 25
     Section 13      Remittance of Contributions........................................... 27
     Section 14      Safe Harbor CODA...................................................... 27

ARTICLE IV           INVESTMENT OF CONTRIBUTIONS........................................... 29
     Section 1       Investment by Trustee or Custodian.................................... 29
     Section 2       Member Directed Investments........................................... 29
     Section 3       Employer Securities................................................... 30

ARTICLE V            MEMBERS' ACCOUNTS, UNITS AND VALUATION................................ 31

ARTICLE VI           VESTING OF ACCOUNTS................................................... 32
     Section 1       Vesting of Member Contributions, 401(k) Deferrals, Qualified
                     Nonelective Contributions and Rollover Contributions.................. 32
     Section 2       Vesting of Employer Contributions..................................... 32
     Section 3       Forfeitures........................................................... 35

ARTICLE VII          WITHDRAWALS AND DISTRIBUTIONS......................................... 37
     Section 1       General Provisions.................................................... 37
     Section 2       Withdrawals While Employed............................................ 38
     Section 3       Distributions Upon Termination of Employment.......................... 40
     Section 4       Distributions Due to Disability....................................... 45
     Section 5       Distributions Due to Death............................................ 45
     Section 6       Minimum Required Distributions........................................ 46


ARTICLE VIII         LOAN PROGRAM.......................................................... 48
     Section 1       General Provisions.................................................... 48
     Section 2       Loan Application...................................................... 48
     Section 3       Permitted Loan Amount................................................. 50
     Section 4       Source of Funds for Loan.............................................. 50
     Section 5       Conditions of Loan.................................................... 51
     Section 6       Crediting of Repayment................................................ 51
     Section 7       Cessation of Payments on Loan......................................... 52
     Section 8       Loans to Former Members............................................... 52

ARTICLE IX           ADMINISTRATION OF PLAN AND ALLOCATION
                       OF RESPONSIBILITIES................................................. 53
     Section 1       Fiduciaries........................................................... 53
     Section 2       Allocation of Responsibilities Among the Fiduciaries.................. 53
     Section 3       No Joint Fiduciary Responsibilities................................... 56
     Section 4       Investment Manager.................................................... 56
     Section 5       Advisor to Fiduciary.................................................. 57
     Section 6       Service in Multiple Capacities........................................ 57
     Section 7       Appointment of Plan Administrator..................................... 57
     Section 8       Powers of the Plan Administrator...................................... 57
     Section 9       Duties of the Plan Administrator...................................... 58
     Section 10      Action by the Plan Administrator...................................... 58
     Section 11      Discretionary Action.................................................. 58
     Section 12      Compensation and Expenses of Plan Administrator....................... 58
     Section 13      Reliance on Others.................................................... 59
     Section 14      Self Interest......................................................... 59
     Section 15      Personal Liability - Indemnification.................................. 59
     Section 16      Insurance............................................................. 60
     Section 17      Claims Procedures..................................................... 60
     Section 18      Claims Review Procedures.............................................. 60

ARTICLE X            MISCELLANEOUS PROVISIONS.............................................. 62
     Section 1       General Limitations................................................... 62
     Section 2       Top Heavy Provisions.................................................. 64
     Section 3       Information and Communications........................................ 66
     Section 4       Small Account Balances................................................ 67
     Section 5       Amounts Payable to Incompetents, Minors or Estates.................... 67
     Section 6       Non-Alienation of Amounts Payable..................................... 67
     Section 7       Unclaimed Amounts Payable............................................. 68
     Section 8       Leaves of Absence..................................................... 68
     Section 9       Return of Contributions to Employer................................... 69
     Section 10      Controlling Law....................................................... 70

ARTICLE XI           AMENDMENT & TERMINATION............................................... 71
     Section 1       General............................................................... 71
     Section 2       Termination of Plan and Trust......................................... 71
     Section 3       Liquidation of Trust Assets in the Event of Termination............... 71
     Section 4       Partial Termination................................................... 72
     Section 5       Power to Amend........................................................ 72


     Section 6       Solely for Benefit of Members, Terminate
                       Members and their Beneficiaries..................................... 73
     Section 7       Successor to Business of the Employer................................. 73
     Section 8       Merger, Consolidation and Transfer.................................... 73
     Section 9       Revocability.......................................................... 74

TRUSTS ESTABLISHED UNDER THE PLAN.......................................................... 75

                                    ARTICLE I
                             PURPOSE AND DEFINITIONS


SECTION 1.1

This Plan and Trust, as evidenced hereby, and the applicable Adoption Agreement and Trust Agreement(s), are designed and intended to qualify in form as a qualified profit sharing plan and trust under the applicable provisions of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as amended. Effective January 1, 2001, except as otherwise provided, the Plan is hereby amended and restated in its entirety to provide as follows:

SECTION 1.2

The following words and phrases as used in this Plan shall have the following meanings:

     (A) "ACCOUNT" means the Plan account established and maintained in respect of each Member pursuant to Article V, to which Account shall be allocated, as applicable, the Member's after-tax amounts, 401(k) amounts, Employer matching amounts, basic amounts, supplemental amounts, profit sharing amounts, qualified non-elective contribution amounts, rollover amounts, and funds directly transferred to the Plan.

     (B) "ACTUAL DEFERRAL PERCENTAGE TEST SAFE HARBOR" means the method described in Section 3.14 (A) of Article III for satisfying the actual deferral percentage test of ss.401(k)(3) of the Code.

     (C) "ACTUAL DEFERRAL PERCENTAGE TEST SAFE HARBOR CONTRIBUTIONS" means Employer matching contributions and non-elective contributions described in section 3.14 (A) (1) of Article III.

     (D) "ADOPTION AGREEMENT" means the separate document by which the Employer has adopted the Plan and specified certain of the terms and provisions hereof. If any term, provision or definition contained in the Adoption Agreement is inconsistent with any term, provision or definition contained herein, the one set forth in the Adoption Agreement shall govern. The Adoption Agreement shall be incorporated into and form an integral part of the Plan.

     (E) "BENEFICIARY" means the person or persons designated to receive any amount payable under the Plan upon the death of a Member. Such designation may be made or changed only by the Member on a form provided by, and filed with, the Third Party Administrator prior to his death. If the Member is not survived by a Spouse and if no Beneficiary is designated, or if the designated Beneficiary predeceases the Member, then any such amount payable shall be paid to such Member's estate upon his death.

     (F) "BOARD" means the Board of Directors of the Employer adopting the Plan.

     (G)  "BREAK IN SERVICE" means:

          1. Where an Employer has elected, in its Adoption Agreement, to use the hours of service method for eligibility and/or vesting, a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Plan Administrator in accordance with the IRS Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined by the Plan Administrator in accordance with this Paragraph, the Code and the applicable regulations issued by the DOL and the IRS; provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Plan Administrator with such information as it may require. Hours of Employment credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Employment are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Paragraph, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

          2. Where an Employer has elected to use the elapsed time method for eligibility and/or vesting service, a Period of Severance of at least 12 consecutive months.

     (H) "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     (I) "COMMENCEMENT DATE" means the date on which an Employer begins to participate in the Plan.

     (J) "CONTRIBUTION DETERMINATION PERIOD" means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer, upon which eligibility for and the maximum permissible amount of any Profit Sharing contribution, as defined in Article III, is determined. Notwithstanding the foregoing, for purposes of Article VI, Contribution Determination Period means the Plan Year.

     (K)  "DISABILITY" means a Member's disability as defined in Article VII,
          Section 7.4.

     (L)  "DOL" means the United States Department of Labor.

     (M) "EMPLOYEE" means any person in Employment, and who receives compensation from, the Employer, and any leased employee within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute no more than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Section 414(n)(5) of the Code, such leased employees shall not be considered Employees if they are covered by a plan meeting the safe harbor requirements of Section 414(n)(5) of the Code.

     (N) "EMPLOYER" means the entity named in the Adoption Agreement and any other entity which, together therewith, constitutes an affiliated service group (as defined in Section 414(m)(2) of the Code) , any corporation which, together therewith, constitutes a controlled group of corporations as defined in Section 1563 of the Code, and any other trade or business (whether incorporated or not) which, together therewith, are under common control as defined in Section 414(c) of the Code, which have adopted the Plan. For purposes of the definition of "Salary" in Section 1.2(II) and Article III of the Plan, "Employer" shall refer only to the applicable entity that is participating in the Plan.

     (O)  "EMPLOYMENT" means service with an Employer.

     (P) "ENROLLMENT DATE" means the date on which an Employee becomes a Member as provided under Article II. (Q)"ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

     (R) "FIDUCIARY" means any person who (i) exercises any discretionary authority or control with respect to the management of the Plan or control with respect to the management or disposition of the assets thereof, (ii) renders any investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any discretionary authority or responsibility to do so, or (iii) has any discretionary authority or responsibility in the administration of the Plan, including any other persons (other than trustees) designated by any Named Fiduciary to carry out fiduciary responsibilities, except to the extent otherwise provided by ERISA.

     (S) "HIGHLY COMPENSATED EMPLOYEE" means for Plan Years beginning after December 31, 1996, an Employee (i) who is a 5 percent owner at any time during the look-back year or determination year, or (ii)(a) who is employed during the deter-mination year and who during the look-back year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to the Code and Regulations for changes in the cost of living), and (b) if elected by the Employer was in the top-paid group of Employees for such look-back year.

          For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The Employer may, however, as indicated in the Adoption Agreement, make a calendar year data election. If a calendar year data election is made, the look- back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than for 5% owners).

          The top-paid group shall consist of the top 20 percent of the Employees when ranked on the basis of compensation paid by the Employer.

          The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

     (T) "HOUR OF EMPLOYMENT" means each hour during which an Employee performs service (or is treated as performing service as required by law) for the Employer and, except in the case of military service, for which he is directly or indirectly paid, or entitled to payment, by the Employer (including any back pay irrespective of mitigation of damages), all as determined in accordance with applicable DOL Regulations.

     (U) "INVESTMENT MANAGER" means any Fiduciary other than a Trustee or Named Fiduciary who (i) has the power to manage, acquire or dispose of any asset of the Plan; (ii) is (a) registered as an investment advisor under the Investment Advisors Act of 1940; (b) is a bank, as defined in such Act, or (c) is an insurance company qualified to perform the services described in clause (i) hereof under the laws of more than one state of the United States; and (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

     (V)  "IRS" means the United States Internal Revenue Service.

     (W) "LEAVE OF ABSENCE" means an absence authorized by an Employee's Employer and approved by the Plan Administrator, on a uniform basis, in accordance with Article X.

     (X) "MEMBER" means an Employee enrolled in the membership of the Plan under Article II.

     (Y)  "MONTH" means any calendar month.

     (Z) "NAMED FIDUCIARY" means the Fiduciary or Fiduciaries named herein or in the Adoption Agreement who jointly or severally have the authority to control and manage the operation and administration of the Plan.

    (AA) "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee who is not a Highly Compensated Employee.

    (BB) "NORMAL RETIREMENT AGE" means the Member's sixty-fifth (65th) birthday unless otherwise specified in the Adoption Agreement.

    (CC) "PERIOD OF SERVICE" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Employment. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months, provided that the Employee returns to Employment within 12 months of the Employee's retirement, quit or discharge or, if earlier, within 12 months of the date the Employee was first absent from service for any other reason.

     (DD) "PERIOD OF SEVERANCE" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
          (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     (EE) "PLAN" means the Employees' Savings & Profit Sharing Plan as evidenced by this document, the applicable Adoption Agreement and all subsequent amendments thereto.

     (FF) "PLAN ADMINISTRATOR" means the Named Fiduciary or, as designated by such Named Fiduciary and approved by the Board in accordance with
          Article IX, any officer or Employee of the Employer.

     (GG) "PLAN YEAR" means a consecutive 12-month period ending December 31 unless otherwise specified in the Adoption Agreement.

     (HH) "REGULATIONS" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

          (II) "SALARY" means regular basic monthly salary or wages, exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than pre-tax elective deferrals pursuant to a Member's election under Article III), severance payments, and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member under a Code Section 125 cafeteria plan and qualified transportation fringe benefits under Code Section 132(f), unless the Employer specifically elects to exclude such contributions or benefits). Commissions shall be included at the Employer's option within such limits, if any, as may be set by the Employer in the Adoption Agreement and applied uniformly to all its commissioned Employees. In addition, Salary may also include, at the Employer's option, special payments such as (i) overtime or (ii) overtime plus bonuses. As an alternative to the foregoing definition, at the Employer's option, Salary may be defined to include total taxable compensation reported on the Member's IRS Form W-2, plus deferrals, if any, pursuant to Section 401(k) of the Code and pursuant to Section 125 of the Code (unless the Employer specifically elects to exclude such Section 125 deferrals), but excluding compensation deferred from previous years. In no event may a Member's Salary for any Plan Year exceed for purposes of the Plan $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations).

          For Plan Years beginning after December 31, 1996, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

     (JJ) "SOCIAL SECURITY TAXABLE WAGE BASE" means the contribution and benefit base attributable to the OASDI portion of Social Security employment taxes under Section 230 of the Social Security Act (42 U.S.C. ss.430) in effect on the first day of each Plan Year.

     (KK) "SPOUSE" or "SURVIVING SPOUSE" means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death.

     (LL) "THIRD PARTY ADMINISTRATOR" or "TPA" means Pentegra Services, Inc., a non-fiduciary provider of administrative services appointed and directed by the Plan Administrator or the Named Fiduciary either jointly or severally.

     (MM) "TRUST" means the Trust or Trusts established and maintained pursuant to the terms and provisions of this document and any separately maintained Trust Agreement or Agreements.

     (NN) "TRUSTEE" generally means the person, persons or other entities designated by the Employer or its Board as the Trustee or Trustees hereof and specified as such in the Adoption Agreement and any separately maintained Trust Agreement or Agreements.

     (OO) "TRUST AGREEMENT" means the separate document by which the Employer or its Board has appointed a Trustee of the Plan, specified the terms and conditions of such appointment and any fees associated therewith.

     (PP) "TRUST FUND" means the Trust Fund or Funds established by the Trust Agreement or Agreements.

     (QQ) "UNIT" means the unit of measure described in Article V of a Member's proportionate interest in the available Investment Funds (as defined in Article IV).

     (RR) "VALUATION DATE" means any business day of any month for the Trustee, except that in the event the underlying portfolio(s) of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such Valuation Date(s).

     (SS) "YEAR OF EMPLOYMENT" means a period of service of 12 months.

     (TT) "YEAR OF SERVICE" means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Plan Administrator in accordance with any applicable Regulations issued by the DOL and the IRS.

     (UU) "YEAR OF ELIGIBILITY SERVICE" means where an Employer designates a one or two 12-consecutive-month eligibility waiting period, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month period (measured from his date of Employment and then as of the first day of each Plan Year commencing after such date of Employment); provided, however, if an Employee is credited with 1,000 Hours of Employment in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date, the Employee will be credited, for eligibility purposes, with two Years of Eligibility Service. Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months in the eligibility waiting period requirement by 83 1/3; provided, however, if an Employee completes at least 1,000 Hours of Employment within the 12 month period commencing on his Employment commencement date or during any Plan Year commencing after such Employment commencement date, such Employee will be treated as satisfying the eligibility service requirements.

SECTION 1.3

The masculine pronoun wherever used shall include the feminine pronoun.

                                   ARTICLE II
                          PARTICIPATION AND MEMBERSHIP


SECTION 2.1     ELIGIBILITY REQUIREMENTS
                ------------------------

The Employer may elect as a requirement for eligibility to participate in the Plan (i) the completion of a service period equal to any number of months not to exceed 12 consecutive months, or (ii) the completion of a service period equal to one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected on the Adoption Agreement. Notwithstanding the foregoing, in the case of an Employer that adopts the 401(k) feature under
Section 3.9, the eligibility requirements under such feature shall not exceed the period described in clause (i) above, and, at the election of the Employer, attainment of age 21 as described in clause (iii) above.

Notwithstanding the foregoing, the Employer may elect in the Adoption Agreement to establish as an eligibility requirement (as a minimum service requirement, minimum age requirement, or both) for Employer matching contributions, Employer basic contributions Employer supplemental contributions, and/or Employer Profit Sharing contributions (i) the completion of any number of months not to exceed 12 consecutive months, or (ii) the completion of one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected in the Adoption Agreement.

In implementing the eligibility service periods described above, (i) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the hours of service method, the satisfaction of the eligibility service requirement shall be dependent on the completion of a Year of Eligibility Service and (ii) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the elapsed time method, the satisfaction of the eligibility service requirement shall be dependent on the completion of the requisite Period of Service.

If a non-vested Member terminates employment without a vested interest in his Account derived from Employer contributions, Years of Employment (or, as applicable, Years of Service) before a period of consecutive Breaks in Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Employment (or, as applicable Years of Service) before such break. If a Member's service is disregarded pursuant to this paragraph, such Member will be treated as a new Employee for eligibility purposes.


SECTION 2.2       EXCLUSION OF CERTAIN EMPLOYEES
                  ------------------------------

To the extent provided in the Adoption Agreement, the following Employees may be excluded from participation in the Plan:

     (i)  Employees not meeting the age and service requirements;

    (ii) Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer(s). For this purpose, the term "Employee representative" does not include any organization where more than one-half of the membership is comprised of owners, officers and executives of the Employer;

   (iii) abEmployees who are non-resident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States; and

    (iv) abEmployees described in Section 2.4 or included in any other ineligible job classifications set forth in the Adoption Agreement.

SECTION 2.3       WAIVER OF ELIGIBILITY REQUIREMENTS
                  ----------------------------------

The Employer, at its election, may waive the eligibility requirement(s) for participation specified above for (i) all Employees, or (ii) all those employed on or up to 12 months after its Commencement Date under the Plan. Subject to the requirements of the Code, the eligibility waiting period shall be deemed to have been satisfied for an Employee who was previously a Member of the Plan.

All Employees whose Employment commences after the expiration date of the Employer's waiver of the eligibility requirement(s), if any, shall be enrolled in the Plan in accordance with the eligibility requirement(s) specified in the Adoption Agreement.

SECTION 2.4       EXCLUSION OF NON-SALARIED EMPLOYEES
                  -----------------------------------

The Employer, at its election, may exclude non-salaried (hourly paid) Employees from participation in the Plan, regardless of the number of Hours of Employment such Employees complete in any Plan Year. Notwithstanding the foregoing, for purposes of this Section and all purposes under the Plan, a non-salaried Employee that is hired following the adoption date of the Plan by the Employer, but prior to the adoption of this exclusion by the Employer, shall continue to be deemed to be an Employee and will continue to receive benefits on the same basis as a salaried Member, despite classification as a non-salaried Employee.

SECTION 2.5       COMMENCEMENT OF PARTICIPATION
                  -----------------------------

Every eligible Employee (other than non-salaried or such other Employees who, at the election of the Employer, are excluded from participation) shall commence participation in the Plan on the later of:

(1)  The Employer's Commencement Date, or

(2) The first day of the month or calendar quarter (as designated by the Employer in the Adoption Agreement) coinciding with or next following his satisfaction of the eligibility requirements as specified in the Adoption Agreement.

The date that participation commences shall be hereinafter referred to as the Enrollment Date. Notwithstanding the above, no Employee shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan Administrator. The Plan Administrator shall notify each Employee of his eligibility for membership in the Plan and shall furnish him with an enrollment application in order that he may elect to make or receive contributions on his behalf under Article III at the earliest possible date consonant with this Article.

If an Employee fails to complete the enrollment form furnished to him, the Plan Administrator shall do so on his behalf. In the event the Plan Administrator processes the enrollment form on behalf of the Employee, the Employee shall be deemed to have elected not to make any contributions and/or elective deferrals under the Plan, if applicable.

SECTION 2.6       TERMINATION OF PARTICIPATION
                  ----------------------------

Membership under all features and provisions of the Plan shall terminate upon the earlier of (a) a Member's termination of Employment and payment to him of his entire vested interest, or (b) his death.

                                   ARTICLE III
                                  CONTRIBUTIONS


SECTION 3.1       CONTRIBUTIONS BY MEMBERS
                  ------------------------

If the Adoption Agreement so provides, each Member may elect to make non-deductible, after-tax contributions under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any pre-tax effective deferrals, does not exceed the limit established by the Employer in the Adoption Agreement. All such after-tax contributions shall be separately accounted for, nonforfeitable and distributed with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his contribution rate as designated in the Adoption Agreement, but reduced or suspended contributions may not subsequently be made up.

SECTION 3.2       ELECTIVE DEFERRALS BY MEMBERS
                  -----------------------------

If the Adoption Agreement so provides, each Member may elect to make pre-tax elective deferrals (401(k) deferrals) under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any after-tax contributions, does not exceed the limit established by the Employer in the Adoption Agreement. Alternatively, a Member may elect to contribute for a Plan Year a dollar amount which does not exceed the maximum amount permitted under this Section 3.2 or the limit established by the Employer in the Adoption Agreement for such Plan Year and a pro-rata portion shall be withheld from each payment of Salary to such Member for the balance of the Plan Year remaining after the election takes effect. All such 401(k) deferrals shall be separately accounted for, nonforfeitable and distributed under the terms and conditions described under Article VII with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his 401(k) deferral rate or suspend his 401(k) deferrals as designated in the Adoption Agreement, but reduced or suspended deferrals may not subsequently be made up.

Notwithstanding any other provision of the Plan, no Member may make 401(k) deferrals during any Plan Year in excess of $7,000 multiplied by the adjustment factor as provided by the Secretary of the Treasury. The adjustment factor shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 402(g)(5) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. In the event that the aggregate amount of such 401(k) deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made. If a Member also participates, in any Plan Year, in any other plans subject to the limitations set forth in Section 402(g) of the Code and has made excess 401(k) deferrals under this Plan when combined with the other plans subject to such limits, to the extent the Member, in writing designates to the TPA any 401(k) deferrals under this Plan as excess deferrals by no later than the March 1 of the Plan Year following the Plan Year for which the 401(k) deferrals were made, the amount of such designated excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made.

SECTION 3.3       TRANSFER OF FUNDS AND ROLLOVER CONTRIBUTIONS BY MEMBERS
                  -------------------------------------------------------

Each Member may elect to make, directly or indirectly, a rollover contribution to the Plan of amounts held on his behalf in (i) an employee benefit plan qualified under Section 401(a) of the Code, or (ii) an individual retirement account or annuity as described in Section 408(d)(3) of the Code. All such amounts shall be certified in form and substance satisfactory to the Plan Administrator by the Member as being all or part of an "eligible rollover distribution" or a "rollover contribution" within the meaning of Section 402(c)(4) or Section 408(d)(3), respectively, of the Code. Such rollover amounts, along with the earnings related thereto, will be accounted for separately from any other amounts in the Member's Account. A Member shall have a nonforfeitable vested interest in all such rollover amounts.

The Employer may, at its option, permit Employees who have not satisfied the eligibility requirements designated in the Adoption Agreement to make a rollover contribution to the Plan.

The Trustee of the Plan may also accept a direct transfer of funds, which meets the requirements of Section 1.411(d)-4 of the IRS Regulations, from a plan which the Trustee reasonably believes to be qualified under Section 401(a) of the Code in which an Employee was, is, or will become, as the case may be, a participant. If the funds so directly transferred are transferred from a retirement plan subject to Code Section 401(a)(11), then such funds shall be accounted for separately and any subsequent distribution of those funds, and earnings thereon, shall be subject to the provisions of

Section 7.3 which are applicable when an Employer elects to provide an annuity option under the Plan.

SECTION 3.4       EMPLOYER CONTRIBUTIONS - GENERAL
                  --------------------------------

The Employer may elect to make regular or discretionary contributions under the Plan. Such Employer contributions may be in the form of (i) matching contributions, (ii) basic contributions, (iii) safe harbor CODA contributions and/or (iv) profit sharing contributions as designated by the Employer in the Adoption Agreement and/or (i) supplemental contributions and/or (ii) qualified nonelective contributions as permitted under the Plan. Each such contribution type shall be separately accounted for by the TPA.

SECTION 3.5       EMPLOYER MATCHING CONTRIBUTIONS
                  -------------------------------

The Employer may elect to make regular matching contributions under the Plan. Such matching contributions on behalf of any Member shall be conditioned upon the Member making after-tax contributions under Section 3.1 and/or 401(k) deferrals under Sections 3.2 and 3.9.

If so adopted, the Employer shall contribute under the Plan on behalf of each of its Members an amount equal to a percentage (as specified by the Employer in the Adoption Agreement) of the Member's after-tax contributions and/or 401(k) deferrals not in excess of a maximum percentage as specified by the Employer in the Adoption Agreement (in increments of 1%) of his Salary. The percentage elected by the Employer shall based on a formula not to exceed 200% or in accordance with one of the schedules of matching contribution formulas listed below, and must be uniformly applicable to all Members.

                                YEARS OF EMPLOYMENT                 MATCHING %
                                ------------------                 -----------
        Formula Step 1         Less than 3                              50%
                               At least 3 but less than 5               75%
                               5 or more                               100%

        Formula Step 2         Less than 3                             100%
                               At least 3 but less than 5              150%
                               5 or more                               200%

SECTION 3.6       EMPLOYER BASIC CONTRIBUTIONS
                  ----------------------------

The Employer may elect to make regular basic contributions under the Plan. Such basic contributions on behalf of any Member shall not be conditioned upon the Member making after-tax contributions and/or (401(k) deferrals under this Article III. If so adopted, the Employer shall contribute to the Plan on behalf of each Member (as specified by the Employer in the Adoption Agreement) an amount equal to a percentage not to exceed 15% (as specified by the Employer in the Adoption Agreement) in increments of 1% of the Member's Salary. The percentage elected by the Employer shall be uniformly applicable to all Members. The Employer may elect, if basic contributions are made on behalf of its Members on a monthly basis, to restrict the allocation of such basic contribution to those Members who were employed with the Employer on the last day of the month for which the basic contribution is made.

SECTION 3.7    SUPPLEMENTAL CONTRIBUTIONS BY EMPLOYER
               --------------------------------------

An Employer may, at its option, make a supplemental contribution under Formula
(1) or (2) below:

FORMULA (1)    A uniform percentage (as specified by the Employer) of each
               Member's contributions not in excess of a maximum percentage (if the Employer elects to impose such a maximum) of the Member's
               Salary which were received by the Plan during the Plan Year with respect to which the supplemental contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made on or before the last day of the second month in the Plan Year following the Plan Year described in the preceding sentence on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year with respect to which the supplemental contribution relates.

FORMULA (2)    A uniform dollar amount per Member or a uniform percentage
               (limited to a specific dollar amount, if elected by the Employer) of each Member's Salary for the Plan Year (or, at the election of the Employer, the Employer's fiscal year) to which the supplemental contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year (or the fiscal year) to which the supplemental contribution relates. The Employer may, at its option, elect to make a contribution under this paragraph to only those Members whose Salary is less than an amount to be specified by the Employer to the extent that such Salary limit is less than the dollar amount under Section 414(q) of the Code for such year. The percentage contributed under this Formula (2) shall be limited in accordance with the Employer's matching formula and basic contribution rate, if any, under this Article such that the sum of the Employer's Formula (2) supplemental contribution plus all other Employer contributions under this Article shall not exceed 15% of Salary for such year.

SECTION 3.8        THE PROFIT SHARING FEATURE
                   --------------------------

An Employer may, at its option, adopt the Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.

If this Profit Sharing Feature is adopted, the Employer may contribute on behalf of each of its eligible Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer (as the Employer shall elect), a discretionary amount not to exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code, and further subject to the provisions of Article X.

Any such profit sharing contribution must be received by the Trustee within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return following the close of the Contribution Determination Period on behalf of all those Members who are entitled to an allocation of such profit sharing contribution as set forth in the Adoption Agreement. For purposes of making the allocations described in this paragraph, a Member who is on a Type 1 nonmilitary Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(1)) or a Type 4 military Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(4)) shall be treated as if he were a Member who was an Employee in Employment on the last day of such Contribution Determination Period.

Profit sharing contributions shall be allocated to each Member's Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 1 -  In the same ratio as each Member's Salary during such Contribution Determination Period bears to the total of such Salary of all Members.

Profit Sharing Formula 2 -  In the same ratio as each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all Members.

The Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision. The annual (or quarterly, if applicable) profit sharing contributions for any Contribution Determination Period (which period shall include, for the purposes of the following maximum integration levels provided hereunder where the Employer has elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) shall be allocated to each Member's Account at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 3 -  In a uniform percentage (as specified by the
                            Employer in the Adoption Agreement) of each Member's Salary during the Contribution Determination Period (the "Base Contribution Percentage"), plus a uniform percentage (as specified by the Employer in the Adoption Agreement) of each Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base for such Contribution Determination Period (the "Excess Contribution Percentage").

Profit Sharing Formula 4 -  In a uniform percentage (as specified by the
                            Employer in the Adoption Agreement) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, up to the Base Contribution Percentage for such Contribution Determination Period, plus a uniform percentage (as specified by the Employer in the Adoption Agreement) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), equal to the Excess Contribution Percentage.

The Excess Contribution Percentage described in Profit Sharing Formulas 3 and 4 above may not exceed the lesser of (i) the Base Contribution Percentage, or (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code
Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance. For purposes of this Subparagraph, "compensation" as defined in Section 414(s) of the Code shall be substituted for "Salary" in determining the Excess Contribution Percentage and the Base Contribution Percentage.

Notwithstanding the foregoing, the Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.

SECTION 3.9       THE 401(K) FEATURE
                  ------------------

The Employer may, at its option, adopt the 401(k) Feature described hereunder and in Section 3.2 above for the exclusive purpose of permitting its Members to make 401(k) deferrals to the Plan.

The Employer may make, apart from any matching contributions it may elect to make, Employer qualified nonelective contributions as defined in Section 1.401(k)-1(g)(13) of the Regulations. The amount of such contributions shall not exceed 15% of the Salary of all Members eligible to share in the allocation when combined with all Employer contributions (including 401(k) elective deferrals) to the Plan for such Plan Year. Allocation of such contributions shall be made, at the election of the Employer, to the accounts of (i) all Members, or (ii) only Members who are not Highly Compensated Employees. Allocation of such contributions shall be made, at the election of the Employer, in the ratio (i) which each eligible Member's Salary for the Plan Year bears to the total Salary of all eligible Members for such Plan Year, or (ii) which each eligible Member's Salary not in excess of a fixed dollar amount specified by the Employer for the Plan Year bears to the total Salary of all eligible Members taking into account Salary for each such Member not in excess of the specified dollar amount. Notwithstanding any provision of the Plan to the contrary, such contributions shall be subject to the same vesting requirements and distribution restrictions as Members' 401(k) deferrals and shall not be conditioned on any election or contribution of the Member under the 401(k) feature. Any such contributions must be made on or before the last day of the second month after the Plan Year to which the contribution relates. Further, for purposes of the actual deferral percentage or actual contribution percentage tests described below, the Employer may apply (in accordance with applicable Regulations) all or any portion of the Employer qualified nonelective contributions for the Plan Year toward the satisfaction of the actual deferral percentage test. Any remaining Employer qualified nonelective contributions not utilized to satisfy the actual deferral percentage test may be applied (in accordance with applicable Regulations) to satisfy the actual contribution percentage test.

Effective for Plan Years beginning after December 31, 1996, the actual deferral percentages for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:
(i)     PRIOR YEAR TESTING:
        Notwithstanding any other provision of this 401(k) Feature, the actua deferral percentage for a Plan Year for Members who are Highly Compensated Employees for such Plan Year and the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

        (a) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage of those Members who are not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

        (b) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the actual deferral percentage for Members who are Highly Compensated Employees does not exceed the actual deferral percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points. This determination shall be made in accordance with the procedure described in Section 3.10 below.

        For the first Plan Year that the Plan permits any Member to make elective deferrals and this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' actual deferral percentage shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual deferral percentage for these Members. The Employer may elect in the Adoption Agreement to change from the Prior Year Testing method to the Current Year Testing method in accordance with the Code and IRS Regulations.

(ii)CURRENT YEAR TESTING:

          If elected by the Employer in the Adoption Agreement, the actual deferral percentage tests in (a) and (b) above, will be applied by comparing the current Plan Year's actual deferral percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual deferral percentage for Members who are Non-Highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

SECTION 3.10   DETERMINING THE ACTUAL DEFERRAL PERCENTAGES
               -------------------------------------------

For purposes of this 401(k) Feature, the actual deferral percentage for a Plan Year means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (a) the amount of 401(k) deferrals (including, as provided in Section 3.9, any Employer qualified nonelective contributions) made to the Member's account for the Plan Year, to (b) the amount of the Member's compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan.

An Employee's actual deferral percentage shall be zero if no 401(k) deferral (or, as provided in Section 3.9, Employer qualified nonelective contribution) is made by him or on his behalf for such applicable Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this 401(k) Feature.

The TPA shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Section 3.9 above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 3.2 above. In the event that neither of such actual deferral percentage tests is satisfied, the TPA shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member which were not matched by his Employer (and any earnings and losses allocable thereto), and (ii) refunding amounts deferred for such Plan Year by the Member (and any earnings and losses allocable thereto), and, to the extent permitted under the Code and applicable IRS Regulations, forfeiting amounts contributed for such Plan Year by the Employer with respect to the Member's 401(k) deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto).

The distribution of such excess contributions shall be made to Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with
Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

For purposes of this 401(k) Feature, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of 401(k) deferrals (and any other amounts contributed by the Employer that are taken into account in determining the actual deferral percentage of Highly Compensated Employees for such Plan Year) (collectively, "401(k) amounts") made to the accounts of Highly Compensated Employees for such Plan Year, over the maximum amount of such deferrals that could be made by such Members without violating the requirements described above. The excess contributions to be distributed shall be determined by reducing 401(k) amounts made by or on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee with the largest 401(k) amounts for the Plan Year until such amount is reduced to be equal to the Highly Compensated Employee with the next largest 401(k) amount. The procedure described in the preceding sentence shall be repeated until all excess contributions have been eliminated and, as applicable, refunded.

SECTION 3.11   DETERMINING THE ACTUAL CONTRIBUTION PERCENTAGES
               -----------------------------------------------

Notwithstanding any other provision of this Section 3.11, effective for Plan Years beginning after December 31, 1996, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

(i) PRIOR YEAR TESTING

      (a) the actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25, or

     (b) the actual contribution percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the actual contribution percentage for Members who are Highly Compensated Employees does not exceed the actual contribution percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

For the first Plan Year this Plan permits any Member to make after-tax contributions pursuant to Section 3.1, provides for Employer matching contributions (pursuant to Section 3.5), or both, and this is not a successor plan, for purposes of the foregoing tests, the prior Plan Year's Non-Highly Compensated Employees' actual contribution percentage shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual contribution percentage for these Members.


(ii)      CURRENT YEAR TESTING

          If elected by the Employer in the Adoption Agreement, the actual contribution percentage tests in (a) and (b), above, will be applied by comparing the current Plan Year's actual contribution percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual contribution percentage for Members who are Non-Highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

          For purposes of this Article III, the "actual contribution percentage" for a Plan Year means for a specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (A) the sum of (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account, to (B) the amount of the Member's compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee's actual contribution percentage shall be zero if no such contributions are made by him or on his behalf for such Plan Year.

          The actual contribution percentage taken into account for any Highly Compensated Employee who is eligible to make Member contributions or receive Employer matching contributions under two or more plans described in Section 401(a) of the Code or arrangements described in
          Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan.

          The TPA shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of
          Section 402(g) of the Code under Section 3.2 above and then determining the treatment of excess contributions under Section 3.10 above. In the event that neither of the actual contribution percentage tests is satisfied, the TPA shall (i) refund the excess aggregate contributions to the extent attributable to Member after-tax contributions and vested matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are not subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto) and (ii) forfeit the excess aggregate contributions to the extent attributable to non-vested Employer matching contributions and vested Employer matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto), in the manner described below.

          For purposes of this Article III, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account (if the Plan Administrator elects to take into account such deferrals and contributions when calculating the actual contribution percentage) of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions that could be made as Employer contributions, Member contributions and 401(k) deferrals of such Members without violating the requirements of any Subparagraph of this
          Section 3.11.

          To the extent excess aggregate contributions must be refunded or forfeited for a Plan Year, such excess amounts will be refunded (or, as applicable, forfeited) first to the Highly Compensated Employees with the largest Contribution Percentage Amounts (as defined below) taken into account in calculating the actual contribution percentage test for the year the excess arose and continuing in descending order until all the excess aggregate contributions are refunded (or, as applicable, forfeited). For purposes for the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions. For purposes of this paragraph, "Contribution Percentage Amounts" means the sum of Member after-tax contributions, Employer matching contributions, Employer supplemental contributions under Formula (1), and qualified matching contributions ( to the extent not taken into account for purposes of the actual deferral percentage test) made under the Plan on behalf of the Member for the Plan Year. However, such Contribution Percentage Amounts shall not include Employer matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions.

          The refund or forfeiture of such excess aggregate contributions shall be made with respect to such Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

SECTION 3.12 THE AGGREGATE LIMIT TEST
             ------------------------

Notwithstanding any other provision of the Plan, effective for Plan Years beginning after December 31, 1996, the sum of the actual deferral percentage and the actual contribution percentage determined in accordance with the procedures described above of those Employees who are Highly Compensated Employees may not exceed the aggregate limit as determined below.

For purposes of this Article III, the "aggregate limit" for a Plan Year is the greater of:

     (1)  The sum of:

          (a) 1.25 times the greater of the actual deferral percentage of the Non-Highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-Highly Compensated Employees for the Plan Year, and

          (b) Two percentage points plus the lesser of the actual deferral percentage or actual contribution percentage referred to in (a) above. In no event, however, shall the percentages described in the preceding sentence exceed two times the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage; or

     (2)  The sum of:

          (a) 1.25 times the lesser of the actual deferral percentage of the Non-Highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-Highly Compensated Employees for the Plan Year, and

          (b) Two percentage points plus the greater of the actual deferral percentage or the actual contribution percentage referred to in
               (a) above. In no event, however, shall the percentage described in the preceding sentence exceed two times the greater of the relevant actual deferral percentage or the relevant actual contribution percentage; provided, however, that if a less restrictive limitation is prescribed by the IRS, such limitation shall be used in lieu of the foregoing. The calculation of the aggregate limit, as defined above, shall be determined in accordance with the Code and the IRS Regulations.

The TPA shall determine as of the end of the Plan Year whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 3.2 above, then determining the treatment of excess contributions under Section 3.10 above, and then determining the treatment of excess aggregate contributions under this Article III. In the event that the aggregate limit is exceeded, the actual contribution percentage of those Employees who are Highly Compensated Employees shall be reduced in the same manner as described in Section 3.11 of this Article until the aggregate limit is no longer exceeded, unless the TPA designates, in lieu of the reduction of the actual contribution percentage, a reduction in the actual deferral percentage of those Employees who are Highly Compensated Employees, which reduction shall occur in the same manner as described in Section 3.10 of this Article until the aggregate limit is no longer exceeded. Notwithstanding the provisions of Sections 3.2 and
3.10 above, the amount of excess contributions to be distributed, with respect to a Member for a Plan Year, shall be reduced by any excess deferrals distributed to such Member for such Plan Year.

If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, then, in calculating the aggregate limit for a particular Plan Year, the Non-Highly Compensated Employees' actual deferral percentage and actual contribution percentage for that Plan Year, instead of the prior Plan Year, is used.

SECTION 3.13       REMITTANCE OF CONTRIBUTIONS
                   ---------------------------

The contributions of both the Employer and the Plan Members shall be recorded by the Employer and remitted to the TPA for transmittal to the Trustee or custodian or directly to the Trustee or custodian so that (i) in the case of Employer contributions the Trustee or custodian shall be in receipt thereof by the 15th day of the month next following the month in respect of which such contributions are payable and (ii) in the case of Member after-tax contributions and 401(k) deferrals, the Trustee or custodian shall be in receipt thereof by the 15th business day of the month following the month in which the Member contributions are received by the Employer or the 15th business day of the month following the month in which such amount would otherwise have been payable to the Member in cash. Such amounts shall be used to provide additional Units pursuant to Article V.

SECTION 3.14  SAFE HARBOR CODA
              ----------------

If the Employer has elected the safe harbor CODA option in the Adoption Agreement, the provisions of this Section 3.14 shall apply for the Plan Year and any provisions relating to the actual deferral percentage test described in ss.401(k)(3) of the Code or the actual contribution percentage test described in ss.401(m)(2) of the Code do not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of this section govern.

(A)  Actual Deferral Percentage Test Safe Harbor

     (1) Unless the Employer elects in the Adoption Agreement to make Enhanced Matching Contributions (as provided in the Adoption Agreement) or safe harbor nonelective contributions, the Employer will contribute monthly or on another periodic basis for the Plan Year a safe harbor matching contribution to the Plan on behalf of each eligible Employee equal to
          (i) 100 percent of the amount of the Employee's 401(k) deferrals that do not exceed 3 percent of the Employee's Salary for the Plan Year, plus (ii) 50 percent of the amount of the Employee's 401(k) deferrals that exceed 3 percent of the Employee's Salary but that do not exceed 5 percent of the Employee's Salary ("Basic Matching Contributions").

     (2) The Member's benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in ss.401(k)(10) of the Code, or the attainment of age 59 1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under ss.401(l) of the Code.

     (3) At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

     (4) In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described above.

                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS


SECTION 4.1        INVESTMENT BY TRUSTEE OR CUSTODIAN
                   ----------------------------------

All contributions to the Plan shall, upon receipt by the TPA, be delivered to the Trustee or custodian to be held in the Trust Fund and invested and distributed by the Trustee or custodian in accordance with the provisions of the Plan and Trust Agreement. The Trust Fund shall consist of one or more of the Investment Funds or other applicable investment vehicles designated by the Employer in the Adoption Agreement.

With the exception of the Employer Stock Fund or, if applicable, the Employer Certificate of Deposit Fund, the Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code, provided that such trust fund satisfies any requirements of the Plan applicable to such Investment Funds. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of the Plan.

The Employer will designate in the Adoption Agreement which of the Investment Funds or other applicable investment vehicles will be made available to Members and the terms and conditions under which such Funds will operate with respect to employee direction of allocations to and among such designated Funds and the types of contributions and/or deferrals eligible for investment therein.

To the extent made available under the Plan, the Employer may elect, in the Adoption Agreement, to allow Members to direct the investment of their Accounts, pursuant to, and in accordance with, such rules and procedures as may be prescribed by the Employer or the Plan Sponsor, to a self-directed brokerage account.

SECTION 4.2        MEMBER DIRECTED INVESTMENTS
                   ---------------------------

To the extent permitted by the Employer as set forth in the Adoption Agreement, each Member shall direct in writing that his contributions and deferrals, if any, and the contributions made by the Employer on his behalf shall be invested
(a) entirely in any one of the investment vehicles made available by the Employer, or (b) among the available investment vehicles in any combination of multiples of 1%. If a Member has made any Rollover contributions in accordance with Article III, Section 3.3, such Member may elect to apply separate investment directions to such rollover amounts. Any such investment direction shall be followed by the TPA until changed. Subject to the provisions of the following paragraphs of this Section, as designated in the Adoption Agreement, a Member may change his investment direction as to future contributions and also as to the value of his accumulated Units in each of the available investments by filing written notice with the TPA. Such directed change(s) will become effective upon the Valuation Date coinciding with or next following the date which his notice was received by the TPA or as soon as administratively practicable thereafter. If the Adoption Agreement provides for Member directed investments, and if a Member does not make a written designation of an Investment Fund or Funds, or other investment vehicle, the Employer or its designee shall direct the Trustee to invest all amounts held or received on account of the Member in the Investment Fund which in the opinion of the Employer best protects principal.

Except as otherwise provided below, a Member may not direct a transfer from the Stable Value Fund to the Government Money Market Fund or the Employer Certificate of Deposit Fund. A Member may direct a transfer from any other investment vehicle to the Government Money Market Fund or the Employer Certificate of Deposit Fund provided that amounts previously transferred from the Stable Value Fund to such investment vehicle remain in such vehicle for a period of three months prior to being transferred to the Government Money Market Fund or the Employer Certificate of Deposit Fund.

SECTION 4.3        EMPLOYER SECURITIES
                   -------------------

If the Employer so elects in the Adoption Agreement, the Employer and/or Members may direct that contributions will be invested in Qualifying Employer Securities (within the meaning of Section 407(d)(5) of ERISA) through the Employer Stock Fund.

                                    ARTICLE V
                      MEMBERS ACCOUNTS, UNITS AND VALUATION


The TPA shall establish and maintain an Account for each Member showing his interests in the available Investment Funds or other applicable investments, as designated by the Employer in the Adoption Agreement. The interest in each Investment Fund shall be represented by Units.

As of each Valuation Date, the value of a Unit in each Investment Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.

The number of additional Units to be credited to a Member's interest in each available Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions and/or deferrals by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Trustee by (b) the Unit value of such Investment Fund.

The value of a Member's Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each available Investment Fund by that Investment Fund's Unit value on such date and aggregating the results. If, and to the extent, a Member's Account is invested pursuant to a self-directed brokerage account, the investments held in that account shall be valued by the brokerage firm maintaining such account in accordance with such procedures as may be determined by such brokerage firm.

                                   ARTICLE VI
                               VESTING OF ACCOUNTS


SECTION 6.1    VESTING OF MEMBER CONTRIBUTIONS, 401(K) DEFERRALS, QUALIFIED
               ------------------------------------------------------------
               NONELECTIVE CONTRIBUTIONS, AND ROLLOVER CONTRIBUTIONS
               -----------------------------------------------------

All Units credited to a Member's Account based on after-tax contributions and/or 401(k) deferrals made by the Member and any earnings related thereto (including any rollover contributions allocated to a Member's Account under the Plan and any earnings thereon) and, as provided in Section 3.9, Employer qualified nonelective contributions made on behalf of such Member shall be immediately and fully vested at all times.

SECTION 6.2    VESTING OF EMPLOYER CONTRIBUTIONS
               ---------------------------------

Except as provided in Section 6.1, the Employer may, at its option, elect one of the available vesting schedules described herein for each of the employer contribution types applicable under the Plan as designated in the Adoption Agreement.

SCHEDULE 1: All applicable Employer contributions (and related earnings) shall be immediately and fully vested. If the eligibility requirement(s) selected by the Employer under the Plan require(s) that an Employee complete a service period which is longer than 12 consecutive months, this vesting Schedule 1 shall be automatically applicable.

SCHEDULE 2: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                                Completed Vested
                               Years of Employment           Percentage
                               -------------------           ----------
                                Less than 2                       0%
                                2 but less than 3                20%
                                3 but less than 4                40%
                                4 but less than 5                60%
                                5 but less than 6                80%
                                6 or more                       100%

SCHEDULE 3: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:


                                Completed                Vested
                            Years of Employment          Percentage
                            -------------------          ----------
                             Less than 5                     0%
                             5 or more                     100%

SCHEDULE 4: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                             Completed Vested
                            Years of Employment          Percentage
                            -------------------          ----------
                             Less than 3                     0%
                              3 or more                    100%

SCHEDULE 5: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                             Completed Vested
                            Years of Employment          Percentage
                            -------------------          ----------
                             Less than 1                     0%
                             1 but less than 2              25%
                             2 but less than 3              50%
                             3 but less than 4              75%
                             4 or more                     100%

SCHEDULE 6: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                             Completed Vested
                            Years of Employment          Percentage
                            -------------------          ----------
                             Less than 3                      0%
                             3 but less than 4               20%
                             4 but less than 5               40%
                             5 but less than 6               60%
                             6 but less than 7               80%
                             7 or more                      100%

SCHEDULE 7: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth in the Adoption Agreement prescribed by the Employer in accordance with applicable law.

Notwithstanding the vesting schedules above, a Member's interest in his Account shall become 100% vested in the event that (i) the Member dies while in service with the Employer and the TPA has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, and the TPA has received notification of Disability, or (iii) the Member has attained Normal Retirement Age while in service with the Employer.

Except as otherwise provided hereunder, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Sections 401(a) and 501(a) of the Code, or in the event that the Employer changes or amends a vesting schedule adopted under this Article, any Member who was covered under such predecessor plan or, the pre-amendment vesting schedule under the Plan, and has completed at least 3 Years of Employment (or, as applicable, 3 years of service) may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan's vesting provisions, or computed without regard to such change or amendment under the Plan (a "Vesting Election"). Any Vesting Election shall be made by notifying the TPA in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan, which serves as a successor plan, is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the TPA; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or (v) the date which is 60 days after the day the Member is given written notice that the Plan has been designated as a successor plan. Any such election, once made, shall be irrevocable.

To the extent permitted under the Code and Regulations, the Employer may, at its option, elect to treat all Members who are eligible to make a Vesting Election as having made such Vesting Election if the vesting schedule resulting from such an election is more favorable than the Vesting Schedule that would apply pursuant to the Plan amendment. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.

In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Years of Service shall be substituted for Years of Employment for all purposes under this Article VI.

SECTION 6.3        FORFEITURES
                   -----------

If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his Years of Employment (or, as applicable, years of service) prior to the Break(s) in Service shall be included in determining future vesting and, if he returns before incurring 5 consecutive one year Breaks in Service, any amounts forfeited from his Account shall be restored to his Account provided, however, that if such a Member has received a distribution pursuant to Article VII, his nonvested Account shall not be restored unless he repays to the Plan the full amount distributed to him before the earlier of (i) 5 years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of 5 consecutive one-year Breaks in Service commencing after the withdrawal. The amount restored to the Member's Account will be valued on the Valuation Date coinciding with or next following the later of (i) the date the Employee is rehired, or (ii) the date a new enrollment application is received by the TPA. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and (ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member's Years Employment (or, as applicable, Years of Service) prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment and had his nonvested Account restored upon a return to employment, and his Years of Employment (or, as applicable, Years of Service) prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service.

Forfeited amounts, as described in the preceding paragraph, shall be made available to the Employer, through a transfer from the Member's Account to the Employer Credit Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs 5 consecutive one-year Breaks in Service, or (2) the date of the Member's termination of Employment, if the Member then has no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) reduce administrative expenses for that Contribution Determination Period, (ii) offset any contributions to be made by the Employer for that Contribution Determination Period or (iii) be allocated to all eligible Members deemed to be employed as of the last day of the Contribution Determination Period. The Employer Credit Account, referenced in this Subparagraph, shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in
Section 415 of the Code, (ii) Employer contributions made in advance of the date allocable to Members, if any, and (iii) amounts, if any, forfeited pursuant to Sections 3.10 and 3.11.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS


SECTION 7.1        GENERAL PROVISIONS
                   ------------------

The Employer will define in the Adoption Agreement the terms and conditions under which withdrawals and distributions will be permitted under the Plan. All payments in respect of a Member's Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or Article XI except that if the Adoption Agreement so provides, a Member may elect to have his Account, to the extent then invested in the Employer Stock Fund, distributed in the form of Employer Stock in accordance with the provisions of this Article or
Article XI. The amount of payment will be determined in accordance with the value of the Member's Account on the Valuation Date coinciding with or next following the date proper notice is filed with the TPA, unless following such Valuation Date a decrease in the value of the Member's investment in any of the available Investment Funds or other Account investments occurs prior to the date the Member's Account is paid in which case that part of the payment which is based on such investments shall equal the value of such investments determined as of the date of payment which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the TPA. If units are redeemed to make a payment of benefits, the redemption date Unit value with respect to a Member's investment in any of the available Investment Funds shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Investment Fund on the date the Member's investment is redeemed.

Except where otherwise specified, payments provided under this Article will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.

Any partial withdrawal shall be deemed to come (to the extent available for withdrawal):

o First from the Member's after-tax contributions made prior to January 1, 1987.

o Next from the Member's after-tax contributions made after December 31, 1986 plus earnings on all of the Member's after-tax contributions.

o    Next from the Member's rollover contributions plus earnings thereon.

o    Next from the Employer matching contributions plus earnings thereon.

o    Next from the Employer supplemental contributions plus earnings thereon.

o    Next from the Employer basic contributions plus earnings thereon.

o Next from the Employer safe harbor CODA contributions plus earnings thereon.

o    Next from the Member's 401(k) deferrals plus earnings thereon.

o Next from the Employer qualified nonelective contributions plus earnings thereon.

o    Next from the Employer profit sharing contributions plus earnings thereon.

SECTION 7.2        WITHDRAWALS WHILE EMPLOYED
                   --------------------------

The Employer may, at its option, permit Members to make withdrawals from one or more of the portions of their Accounts while employed by the Employer, as designated in the Adoption Agreement, under the terms and provisions described herein.

VOLUNTARY WITHDRAWALS - To the extent permitted by the Employer as specified in the Adoption Agreement, a Member may voluntarily withdraw some or all of his Account (other than his 401(k) deferrals and Employer qualified nonelective contributions treated as 401(k) deferrals except as hereinafter permitted) while in Employment by filing a notice of withdrawal with the TPA; provided, however, that in the event his Employer has elected to provide annuity options under
Section 7.3, no withdrawals may be made from a married Member's Account without the written consent of such Member's Spouse (which consent shall be subject to the procedures set forth in Section 7.3). Only one in-service withdrawal may be made in any Plan Year from each of the rollover amount of the Member's Account and the remainder of the Member's Account. This restriction shall not, however, apply to a withdrawal under this Section in conjunction with a hardship withdrawal.

Notwithstanding the foregoing paragraph, a Member may not withdraw any matching, basic, supplemental, profit sharing or, solely in the case of the events described in clause (iii) or (iv), qualified nonelective contributions made by the Employer under Article III unless (i) the Member has completed 60 months of participation in the Plan; (ii) the withdrawal occurs at least 24 months after such contributions were made by the Employer; (iii) the Employer terminates the Plan without establishing a qualified successor plan; or (iv) the Member dies, is disabled, retires, attains age 59 1/2 or terminates Employment. For purposes of the preceding requirements, if the Member's Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.

Effective as of January 1, 1997, if an Employer does not permit Members to make withdrawals from their Account while employed and a Member has attained age 70 1/2 prior to terminating employment with his Employer, such Member may withdraw some or all of his Account under the terms and provisions of this Section 7.2.

If an Employer, in the Adoption Agreement, permits Members to withdraw 401(k) deferrals and qualified non-elective contributions (and the income allocable to each) while employed by the Employer, such deferrals or contributions are not distributable earlier than upon separation from service, death, disability, attainment of age 59 1/2 or hardship. Such amounts may also be distributed, in accordance with Section 401(k)(2)(B)(i)(II) of the Code and the IRS Regulations thereunder, upon: (i) termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e)(7) or Section 409 of the Code) or a simplified employee pension plan (defined in Code Section 408(k) or a SIMPLE IRA plan (defined in Code Section 408(p)), or (ii) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets, or (iii) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

HARDSHIP WITHDRAWALS - If designated by the Employer in the Adoption Agreement, a Member may make a withdrawal of his 401(k) deferrals, Employer qualified nonelective contributions which are treated as elective deferrals, and any earnings credited thereto prior to January 1, 1989, prior to attaining age 59 1/2, provided that the withdrawal is solely on account of an immediate and heavy financial need and is necessary to satisfy such financial need. For the purposes of this Article, the term "immediate and heavy financial need" shall be limited to the need of funds for (i) the payment of medical expenses (described in Section 213(d) of the Code) incurred by the Member, the Member's Spouse, or any of the Member's dependents (as defined in Section 152 of the

Code), (ii) the payment of tuition and room and board for the next 12 months of post-secondary education of the Member, the Member's Spouse, the Member's children, or any of the Member's dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Member, or (iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member's principal residence. For purposes of this Article, a distribution generally may be treated as "necessary to satisfy a financial need" if the Plan Administrator reasonably relies upon the Member's written representation that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member's available assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member contributions and/or deferrals pursuant to Article III of the Plan, to the extent such contributions and/or deferrals are permitted by the Employer, or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Article shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution as certified to the Plan Administrator by the Member.

Notwithstanding the foregoing, no amounts may be withdrawn on account of hardship pursuant to this Article prior to a Member's withdrawal of his other available Plan assets without regard to any other withdrawal restrictions adopted by the Employer.

SECTION 7.3    DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT
               --------------------------------------------

In accordance with the provisions for distributions designated by the Employer in the Adoption Agreement, a Member who terminates Employment with the Employer may request a distribution of his Account at any time thereafter up to attainment of age 70 1/2. Except as otherwise provided by the Employer in the Adoption Agreement, a Member may withdraw all or a portion of his Account at any time after termination of employment and any amounts paid under this Article may not be returned to the Plan.

Any distribution made under this Section 7.3 requires that a Request for Distribution be filed with the TPA. If a Member does not file such a Request, the value of his Account will be paid to him as soon as practicable after his attainment of age 70 1/2, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 unless otherwise provided by law.

LUMP SUM PAYMENTS - A Member may request a distribution of all or a part of his Account no more frequently than once per calendar year by filing the proper Request for Distribution with the TPA. In the event the Employer has elected to provide an annuity option under the Plan, no distributions may be made from a married Member's Account without the written consent of such married Member's spouse (which consent shall be subject to the procedures set forth below).

INSTALLMENT PAYMENTS - To the extent designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to be paid in installments (no less frequently than annually), provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy (or the joint life expectancy of the Member and his designated Beneficiary) and if a Member attempts such an election, the TPA shall deem him to have elected the installment period with the next lowest multiple within the Member's remaining life expectancy. For purposes of installment payments under this Section 7.3, the Member's life expectancy (or the joint life expectancy of the Member and his designated Beneficiary) shall not be recalculated. The amount of each installment will be equal to the value of the total Units in the Member's Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of his Request for Distribution and on each anniversary thereafter subject to applicable Regulations under Code Section 401(a)(9). Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to the procedure for making such distributions described below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the TPA, the Member may withdraw the balance of the Units in his Account in a lump sum at any time, notwithstanding the fact that the Member previously received a distribution in the same calendar year.

ANNUITY PAYMENTS - The Employer may, at its option, elect to provide an annuity option under the Plan. To the extent so designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to have the value of his total


     Account be paid as an annuity secured for the Member by the Plan Administrator through a individual annuity contract purchased by the Plan. In the event the Employer elects to provide the annuity option, the following provisions shall apply:

UNMARRIED MEMBERS - Any unmarried Member who has terminated his Employment may elect, in lieu of any other available payment option, to receive a benefit payable by purchase of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

MARRIED MEMBERS - Except as otherwise provided below, (i) any married Member who has terminated his Employment shall receive a benefit payable by purchase of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined below, and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences shall be entitled to a Preretirement Survivor Annuity, as defined below. Notwithstanding the foregoing, any such married Member may elect to receive his benefit in any other available form, and may waive the Preretirement Survivor Annuity, in accordance with the spousal consent requirements described herein.

For purposes of this Section 7.3, the term Qualified Joint and Survivor Annuity" means a benefit providing an annuity for the life of the Member, ending with the payment due on the last day of the month coinciding with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one-half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member's death and ending with the payment due on the first day of the month coinciding with or preceding the date of such Surviving Spouse's death.

For purposes of this Section 7.3, the term "Preretirement Survivor Annuity" means a benefit providing for payment of 50% of the Member's Account balance as of the Valuation Date coinciding with or preceding the date of his death. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a Preretirement

Survivor Annuity exceeds $3,500, then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member's Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the TPA or (ii) the date the Member would have reached Normal Retirement Age had he lived.

The TPA shall furnish or cause to be furnished, to each married Member with an Account subject to this Section 7.3, explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity. A Member may, with the written consent of his Spouse (unless the TPA makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on the date payment of his benefit commences; and (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph may be revoked by a Member, without spousal consent, at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the TPA and shall be notarized.

Notwithstanding anything to the contrary, effective for Plan Years beginning after December 31, 1996, the 90-day period in which a Member may, with the written consent of his Spouse, elect in writing to receive his benefit in a single lump sum shall not end before the 30th day after the date on which explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity are provided. A Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date (or to waive the 30-day requirement under the preceding sentence) if the distribution commences more than seven days after such explanation is provided.

Notwithstanding the preceding provisions of this Section 7.3, any benefit of $3,500, subject to the limits of Article X, or less, shall be paid in cash in a lump sum in full settlement of the Plan's liability therefor; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member's Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $3,500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the TPA's receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this Section 7.3.

Solely to the extent required under applicable law and regulations, and notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Subparagraph, a Distributee may elect, at the time and in the manner prescribed by the TPA, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Subparagraph, the following terms shall have the following meanings:

ELIGIBLE ROLLOVER DISTRIBUTION - Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Effective January 1, 2000, an Eligible Rollover Distribution excludes hardship withdrawals as defined in Section 401(k)(2)(B)(i)(IV) of the Code which are attributable to Member's 401(k) deferrals under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

ELIGIBLE RETIREMENT PLAN - An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

DISTRIBUTEE - A Distributee may be (i) an Employee, (ii) a former Employee,
(iii) an Employee's Surviving Spouse, (iv) a former Employee's Surviving Spouse,
(v) an Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, or
(vi) a former Employee's

Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, with respect to the interest of the Spouse or former Spouse.

DIRECT ROLLOVER - A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


SECTION 7.4     DISTRIBUTIONS DUE TO DISABILITY
                -------------------------------

A Member who is separated from Employment by reason of a disability which is expected to last in excess of 12 consecutive months and who is either (i) eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act or (ii) approved for disability under the provisions of any other benefit program or policy maintained by the Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of the Employer, shall be deemed to be disabled for all purposes under the Plan. The Plan Administrator shall determine whether a Member is disabled in accordance with the terms of the immediately preceding paragraph; provided, however, approval of Disability is conditioned upon notice to the Plan Administrator of such Member's Disability within 13 months of the Member's separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed above. Upon determination of Disability, a Member may withdraw his total Account balance under the Plan and have such amounts paid to him in accordance with the applicable provisions of this Article VII, as designated by the Employer. If a disabled Member becomes reemployed subsequent to withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.


SECTION 7.5     DISTRIBUTIONS DUE TO DEATH
                --------------------------

Subject to the provisions of Section 7.3 above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member's Account determined on the Valuation Date on or next following the TPA's receipt of notice that such Member died; provided, however, that if such Member's Spouse had consented in writing to the designation of a different Beneficiary, the Member's Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member's death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.

A Member may elect that upon his death, his Beneficiary, pursuant to this
Section 7.5, may receive, in lieu of any lump sum payment, payment in 5 annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) whereby the value of 1/5th of such Member's Units (or 1/10th in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) in each available Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of notice of the Member's death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member's Account is exhausted. Such election may be filed at any time with the Plan Administrator prior to the Member's death and may not be changed or revoked after such Member's death. If such an election is not in effect at the time of the Member's death, his Beneficiary (including any spousal Beneficiary) may elect to receive distributions in accordance with this Article, except that any balance remaining in the deceased Member's Account must be distributed on or before the December 31 of the calendar year which contains the 5th anniversary (the 10th anniversary in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) of the Member's death. Notwithstanding the foregoing, payment of a Member's Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member's Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse's or Beneficiary's death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse's or Beneficiary's estate.


SECTION 7.6        MINIMUM REQUIRED DISTRIBUTIONS
                   ------------------------------

Effective as of January 1, 1997, payment of a Member's Account shall not commence later than April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires; provided however, if the Member is a 5 percent owner (as described in section 416(i) of the Code), at any time during the Plan Year ending with or within the calendar year in which the Employee attains age 70 1/2, any benefit payable to such Member shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2. Such benefit shall be paid, in accordance with the Regulations, over a period not extending beyond the life expectancy of such Member (or the joint life expectancy of the Member and his designated Beneficiary). For purposes of this Section, life expectancy of a Member and/or a Member's spouse may at the election of the Member be recalculated annually in accordance with the Regulations. The election, once made, shall be irrevocable. If the Member does not make an election prior to the time that distributions are required to commence, then life expectancies shall not be recalculated.

Notwithstanding anything in the Plan to the contrary, if a Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death. In addition, to the extent any payments from the Member's Account would be made after the Member's death, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder (including the minimum distribution incidental benefit requirements).

                                  ARTICLE VIII
                                  LOAN PROGRAM


SECTION 8.1     GENERAL PROVISIONS
                ------------------

An Employer may, at its option, make available the loan program described herein for any Member (and, if applicable under Section 8.8 of this Article, any Beneficiary), subject to applicable law. The Employer shall so designate its adoption of the loan program and the terms and provisions of its operation in the Adoption Agreement. There shall be a reasonable origination fee and/or an annual administration fee assessed to the Member's Account for each loan made to a Member or Beneficiary. In the event that the Employer has elected to provide an annuity option under Article VII or amounts are transferred to the Plan from a retirement plan subject to Section 401(a)(11) of the Code, no loans may be made from a married Member's Account without the written consent of such Member's Spouse (in accordance with the spousal consent rules set forth under Section 7.3). In the event the Employer elects to permit loans to be made from rollover contributions and earnings thereon, as designated in the Adoption Agreement, loans shall be available from the Accounts of any Employees of the Employer who have not yet become Members. Only one loan may be made to a Member in the Plan Year, except that if an Employer provides in the Adoption Agreement to make loans available from Employee rollover contributions and the earnings thereon, a Member will be permitted to request a second loan in the Plan Year to the extent of Employee rollover contributions and earnings thereon subject to any other limitations provided under this Article.

The Employer may elect, in the Adoption Agreement, to make the loan program available only in the event of hardship or financial necessity. Hardship or financial necessity is defined as a significant health expense or a loss of income due to illness or disability incurred by a Member, or the death of a Member or an immediate family member of a Member. Hardship or financial necessary also includes the purchase of a Member's principal place of residence as well as paying for a college education (including graduate studies) for either a Member or a Member's dependents.

SECTION 8.2     LOAN APPLICATION
                ----------------

Subject to the restrictions described in the paragraph immediately following, a Member in Employment may borrow from his Account in each of the available Investment Funds by filing a loan application with the TPA. Such application (hereinafter referred to as a "completed application") shall (i) specify the terms pursuant to which the loan is requested to be made and (ii) provide such information and documentation as the TPA shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were submitted, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII of the Plan.

The Employer shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund similarly situated and shall govern the TPA's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.

The TPA shall, in accordance with the established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Member of such approval or disapproval. Notwithstanding the foregoing, the TPA may defer its review of a completed application, or defer payment of the proceeds of an approved loan, if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

Subject to the preceding paragraph and Section 8.6, upon approval of a completed application, the TPA shall cause payment of the loan to be made from the available Investment Fund(s) in the same proportion that the designated portion of the Member's Account is invested at the time of the loan, and the relevant portion of the Member's interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the Member. The TPA shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.

Notwithstanding any provision of this Article VIII to the contrary, if an Employer has elected in the Adoption Agreement to condition loans based upon a Member's demonstrated hardship or financial necessity, the Plan Administrator, in a uniform and nondiscriminatory manner, shall determine whether a Member has incurred a hardship or financial necessity following the Member filing a loan application with the TPA.

SECTION 8.3     PERMITTED LOAN AMOUNT
                ---------------------

The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50% of the value of the Member's vested portion of his Account as of the Valuation Date on or next following the date on which the TPA receives the completed application for the loan and all other required documents. In determining the maximum amount that a Member may borrow, all vested assets of his Account will be taken into consideration, provided that, where the Employer has not elected to make a Member's entire Account available for loans, in no event shall the amount of the loan exceed the value of such vested portion of the Member's Account from which loans are permissible.

SECTION 8.4     SOURCE OF FUNDS FOR LOAN
                ------------------------

The amount of the loan will be deducted from the Member's Account in the available Investment Funds in accordance with Section 8.2 of this Article and the Plan procedures for determining the amount of payments made under Article
VII. Loans shall be deemed to come (to the extent the Employer permits Members to take loans from one or more of the portions of their Accounts, as designated in the Adoption Agreement):

o First from the vested Employer profit sharing contributions plus earnings thereon.

o Next from the Employer qualified nonelective contributions plus earnings thereon.

o    Next from the Member's 401(k) deferrals plus earnings thereon.

o Next from the Member's safe harbor CODA contributions plus earnings thereon.

o    Next from the vested Employer basic contributions plus earnings thereon.

o Next from the vested Employer supplemental contributions plus earnings thereon.

o    Next from the vested Employer matching contributions plus earnings thereon.

o    Next from the Member's rollover contributions plus earnings thereon.

o Next from the Member's after-tax contributions made after December 31,1986 plus earnings on all of the Member's after-tax contributions

o    Next from the Member's after-tax contributions made prior to January
     1,1987.

SECTION 8.5     CONDITIONS OF LOAN
                ------------------

Each loan to a Member under the Plan shall be repaid in level monthly amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 12 months and not in excess of 60 months, unless the purpose of the loan is for the purchase of a primary residence, in which case the loan may be for not more than 180 months. After the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding loan balance (including accrued interest from the due date).

The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron's Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month.

Repayment of all loans under the Plan shall be secured by 50% of the Member's vested interest in his Account, determined as of the origination of such loan.

SECTION 8.6     CREDITING OF REPAYMENT
                ----------------------

Upon lending any amount to a Member, the TPA shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account. Upon receipt of each monthly installment payment and the crediting thereof to the Member's loan receivable account, there shall be allocated to the Member's Account in the available Investment Funds, in accordance with his most recent investment instructions, the principal portion of the installment payment plus that portion of the interest equal to the rate determined in Section 8.5 of this Article. The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to the portions of the Member's Account on the basis of a reverse ordering of the manner in which the loan was originally distributed to the Member.

SECTION 8.7     CESSATION OF PAYMENTS ON LOAN
                -----------------------------

If a Member, while employed, fails to make a monthly installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows any of his 401(k) deferrals and any of the earnings attributable thereto may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.

Except as provided below, upon a Member's termination of Employment, death or Disability, or the Employer's termination of the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due date, is paid by the last day of the calendar quarter following the calendar quarter which contains the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date.

SECTION 8.8     LOANS TO FORMER MEMBERS
                -----------------------

Notwithstanding any other provisions of this Article VIII, a member who terminates Employment for any reason shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a terminated Member. In addition, a terminated Member or Beneficiary may elect to initiate a new loan from his Account, subject to the conditions otherwise described in this Article VIII. If any terminated Member who continues to make repayments or any terminated Member or Beneficiary who borrows from his Account pursuant to this Section 8.8 fails to make a scheduled monthly installment payment by the last day of the calendar quarter following the calendar quarter which contains the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan.

                                   ARTICLE IX
            ADMINISTRATION OF PLAN AND ALLOCATION OF RESPONSIBILITIES


SECTION 9.1     FIDUCIARIES
                -----------

The following persons are Fiduciaries under the Plan.

a)   The Trustee,

b)   The Employer,

c) The Plan Administrator or committee, appointed by the Employer pursuant to this Article IX of the Plan and designated as the "Named Fiduciary" of the Plan and the Plan Administrator, and

d)   Any Investment Manager appointed by the Employer as provided in Section
     9.4.

Each of said Fiduciaries shall be bonded to the extent required by ERISA.

The TPA is not intended to have the authority or responsibilities which would cause it to be considered a Fiduciary with respect to the Plan unless the TPA otherwise agrees to accept such authority or responsibilities in a service agreement or otherwise in writing.

SECTION 9.2     ALLOCATION OF RESPONSIBILITIES AMONG THE FIDUCIARIES
                ----------------------------------------------------

a)   THE TRUSTEE
     -----------

     The Employer shall enter into one or more Trust Agreements with a Trustee or Trustees selected by the Employer. The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (b) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan. Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Sections 401(a) and 501(a) of the Code and constitutes a part of the Plan; (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract, general, commingled or individual investment accounts; or (iii) wholly or partly in securities issued by an investment company registered under the Investment Company Act of 1940. Subject to the provisions of Article XI, the Employer may from time to time and without the consent of any Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Employer may deem necessary or desirable to carry out the Plan, (b) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan. The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Plan Administrator or TPA.

     The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employer, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the TPA in the performance of its duties under the Plan (including reasonable compensation for agents and cost of services rendered in respect of the
     Plan), such compensation of the Trustee as may be agreed upon from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, the Employer, or the Plan Administrator.

b)   THE EMPLOYER
     ------------

     The Employer shall be responsible for all functions assigned or reserved to it under the Plan and any related Trust Agreement. Any authority so assigned or reserved to the Employer, other than responsibilities assigned to the Plan Administrator, shall be exercised by resolution of the Employer's Board of Directors and shall become effective with respect to the Trustee upon written notice to the Trustee signed by the duly authorized officer of the Board advising the Trustee of such exercise. By way of illustration and not by limitation, the Employer shall have authority and responsibility:

     (1)    to amend the Plan;

     (2) to merge and consolidate the Plan with all or part of the assets or liabilities of any other plan;

     (3) to appoint, remove and replace the Trustee and the Plan Administrator and to monitor their performances;

     (4) to appoint, remove and replace one or more Investment Managers, or to refrain from such appointments, and to monitor their performances;

     (5) to communicate such information to the Plan Administrator, TPA, Trustee and Investment Managers as they may need for the proper performance of their duties; and

     (6)  to perform such additional duties as are imposed by law.

     Whenever, under the terms of this Plan, the Employer is permitted or required to do or perform any act, it shall be done and performed by an officer thereunto duly authorized by its Board of Directors.

c)   THE PLAN ADMINISTRATOR
     ----------------------

     The Plan Administrator shall have responsibility and discretionary authority to control the operation and administration of the Plan in accordance with the provisions of Article IX of the Plan, including, without limiting, the generality of the foregoing:

     (1) the determination of eligibility for benefits and the amount and certification thereof to the Trustee;

     (2)  the hiring of persons to provide necessary services to the Plan;

     (3) the issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan;

     (4) the preparation and filing of all reports required to be filed with respect to the Plan with any governmental agency; and

     (5) the compliance with all disclosure requirements imposed by state or federal law.

d)   THE INVESTMENT MANAGER
     ----------------------

     Any Investment Manager appointed pursuant to Section 9.4 shall have sole responsibility for the investment of the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. An Investment Manager may place orders for the purchase and sale of securities directly with brokers and dealers.

SECTION 9.3     NO JOINT FIDUCIARY RESPONSIBILITIES
                -----------------------------------

This Article IX is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibilities shall be shared by two or more of such Fiduciaries unless such sharing is provided by a specific provision of the Plan or any related Trust Agreement. Whenever one Fiduciary is required to follow the directions of another Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. To the extent that fiduciary responsibilities are allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any other Fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund which is subject to the management of such Investment Manager.


SECTION 9.4     INVESTMENT MANAGER
                ------------------

The Employer may appoint a qualified Investment Manager or Managers to manage any portion or all of the assets of the Trust Fund. For the purpose of this Plan and the related Trust, a "qualified Investment Manager" means an individual, firm or corporation who has been so appointed by the Employer to serve as Investment Manager hereunder, and who is and has acknowledged in writing that he is (a) a Fiduciary with respect to the Plan, (b) bonded as required by ERISA, and (c) either (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) a bank as defined in said Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Any such appointment shall be by a vote of the Board of Directors of the Employer naming the Investment Manager so appointed and designating the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. Said vote shall be evidenced by a certificate in writing signed by the duly authorized officer of the Board and shall become effective on the date specified in such certificate but not before delivery to the Trustee of a copy of such certificate, together with a written acknowledgment by such Investment Manager of the facts specified in the second sentence of this Section.

SECTION 9.5     ADVISOR TO FIDUCIARY
                --------------------

A Fiduciary may employ one or more persons to render advice concerning any responsibility such Fiduciary has under the Plan and related Trust Agreement.

SECTION 9.6     SERVICE IN MULTIPLE CAPACITIES
                ------------------------------

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, specifically including service both as Plan Administrator and as a Trustee of the Trust; provided, however, that no person may serve in a fiduciary capacity who is precluded from so serving pursuant to
Section 411 of ERISA.

SECTION 9.7     APPOINTMENT OF PLAN ADMINISTRATOR
                ---------------------------------

The Employer shall designate the Plan Administrator in the Adoption Agreement. The Plan Administrator may be an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), the Board of the Employer, or the Employer itself. Except as the Employer shall otherwise expressly determine, the Plan Administrator shall be charged with the full power and responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator. The Plan Administrator may be removed by the Employer or may resign by giving written notice to the Employer, and, in the event of the removal, resignation, death or other termination of service of the Plan Administrator, the Employer shall, as soon as is practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

SECTION 9.8     POWERS OF THE PLAN ADMINISTRATOR
                --------------------------------

The Plan Administrator is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and the Trust Agreement. The Plan Administrator may from time to time appoint agents to perform such functions involved in the administration of the Plan as it may deem advisable. The Plan Administrator shall have the discretionary authority to determine any questions arising in the administration, interpretation and application of the Plan, including any questions submitted by the Trustee on a matter necessary for it to properly discharge its duties; and the decision of the Plan Administrator shall be conclusive and binding on all persons.


SECTION 9.9     DUTIES OF THE PLAN ADMINISTRATOR
                --------------------------------

The Plan Administrator shall keep on file a copy of the Plan and the Trust Agreement(s), including any subsequent amendments, and all annual reports of the Trustee(s), and such annual reports or registration statements as may be required by the laws of the United States, or other jurisdiction, for examination by Members in the Plan during reasonable business hours. Upon request by any Member, the Plan Administrator shall furnish him with a statement of his interest in the Plan as determined by the Plan Administrator as of the close of the preceding Plan Year.


SECTION 9.10    ACTION BY THE PLAN ADMINISTRATOR
                --------------------------------

In the event that there shall at any time be two or more persons who constitute the Plan Administrator, such persons shall act by concurrence of a majority thereof.


SECTION 9.11    DISCRETIONARY ACTION
                --------------------

Wherever, under the provisions of this Plan, the Plan Administrator is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination prohibited by the Code in favor of or against any Member, Employee or class of Employees. Any discretionary action taken by the Plan Administrator hereunder shall be consistent with any prior discretionary action taken by it under similar circumstances and to this end the Plan Administrator shall keep a record of all discretionary action taken by it under any provision hereof.


SECTION 9.12    COMPENSATION AND EXPENSES OF PLAN ADMINISTRATOR
                -----------------------------------------------

Employees of the Employer shall serve without compensation for services as Plan Administrator, but all expenses of the Plan Administrator shall be paid by the Employer or in accordance with Section 9.2. Such expenses shall include any expenses incidental to the functioning of the Plan, including, but not limited to, attorney's fees, accounting and clerical charges, and other costs of administering the Plan. Non-Employee Plan Administrators shall receive such compensation as the Employer shall determine.


SECTION 9.13    RELIANCE ON OTHERS
                ------------------

The Plan Administrator and the Employer shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee(s), upon all certificates and reports made by an accountant or actuary selected by the Plan Administrator and approved by the Employer and upon all opinions given by any legal counsel selected by the Plan Administrator and approved by the Employer, and the Plan Administrator and the Employer shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such Trustee(s), accountant, actuary or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Members, retired Members, and Former Members and their Beneficiaries, and all other persons.


SECTION 9.14    SELF INTEREST
                -------------

No person who is the Plan Administrator shall have any right to decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. Any such decision shall be made by another Plan Administrator or the Employer.

SECTION 9.15    PERSONAL LIABILITY - INDEMNIFICATION
                ------------------------------------

The Plan Administrator shall not be personally liable by virtue of any instrument executed by him or on his behalf. Neither the Plan Administrator, the Employer, nor any of its officers or directors shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The limitation contained in the preceding sentence shall not, however, prevent or preclude a compromise settlement of any controversy involving the Plan, the Plan Administrator, the Employer, or any of its officers and directors. The Employer may advance money in connection with questions of liability prior to any final determination of a question of liability. Any settlement made under this Article IX shall not be determinative of any breach of fiduciary duty hereunder.

The Employer will indemnify every person who is or was a Plan Administrator, officer or member of the Board or a person who provides services without compensation to the Plan for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Member or Beneficiaries thereof, including, without limitation, any damages, civil penalty or excise tax imposed pursuant to ERISA; provided (1) that the act or omission shall have occurred in the course of the person's service as Plan Administrator, officer of the Employer or member of the Board or was within the scope of the Employment of any Employee of the Employer or in connection with a service provided without compensation to the Plan, (2) that the act or omission be in good faith as determined by the Employer, whose determination, made in good faith and not arbitrarily or capriciously, shall be conclusive, and (3) that the Employer's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Employer, or any other person, or other source of indemnification.

SECTION 9.16    INSURANCE
                ---------

The Plan Administrator shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trustee from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Plan assets provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Article IX shall prevent the Plan Administrator or the Employer, at its, or his, own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance company the right of recourse under any policy by such insurance company.

SECTION 9.17    CLAIMS PROCEDURES
                -----------------

Claims for benefits under the Plan shall be filed with the Plan Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

SECTION 9.18    CLAIMS REVIEW PROCEDURES
                ------------------------

In the event a claim is denied, the reasons for the denial shall be specifically set forth in the notice described in this Section 9.18 in language calculated to be understood by the claimant. Pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can request further consideration and review of the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedures. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to
Section 9.17 shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification provided for in
Section 9.17. The Plan Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the Plan Administrator), the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance. A final disposition of the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless there has been an extension of 60 days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the disposition and specific references to the pertinent Plan provisions on which the disposition is based. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS


SECTION 10.1    GENERAL LIMITATIONS
                -------------------

(A) In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this Section is applicable are his own contributions and/or deferrals and the Employer's contributions.

        For purposes of this Section 10.1, a Member's contributions shall be determined without regard to any rollover contributions as provided in
        Section 402(a)(5) of the Code.

(B) Annual additions to a Member's Account in respect of any Plan Year may not exceed the limitations set forth in Section 415 of the Code, which are incorporated herein by reference. For these purposes, annual additions" shall have the meaning set forth in Section 415(c)(2) of the Code, as modified elsewhere in the Code and the Regulations, and the limitation year shall mean the Plan Year unless any other twelve-consecutive-month period is designated pursuant to a resolution adopted by the Employer and designated in the Adoption Agreement.

(C) In the event that, due to forfeitures, reasonable error in estimating a Member's compensation, or other limited facts and circumstances, total contributions and/or deferrals to a Member's Account are found to exceed the limitations of this Section, the TPA, at the direction of the Plan Administrator, shall cause contributions (to the extent attributable to Member after-tax contributions or 401(k) deferrals) made under Article III in excess of such limitations to be refunded to the affected Member, with earnings thereon, and shall take appropriate steps to reduce, if necessary, the Employer contributions made with respect to those returned contributions. Such refunds shall not be deemed to be withdrawals, loans, or distributions from the Plan. If a Member's annual contributions exceed the limitations contained in Paragraph (B) of this Section after the Member's Article III contributions, with earnings thereon, if any, have been refunded to such Member, any Employer supplemental and/or profit sharing contribution to be allocated to such Member in respect of any Contribution Determination Period (including allocations as provided in this Paragraph) shall instead be allocated to or for the benefit of all other Members who are Employees in Employment as of the last day of the Contribution Determination Period as determined under the Adoption Agreement and allocated in the same proportion that each such Member's Salary for such Contribution Determination Period bears to the total Salary for such Contribution Determination Period of all such Members or, the TPA may, at the election of the Employer, utilize such excess to reduce the contributions which would otherwise be made for the succeeding Contribution Determination Period by the Employer with respect to all eligible Members in such succeeding period. If, with respect to any Contribution Determination Period, there is an excess profit sharing contribution, and such excess cannot be fully allocated in accordance with the preceding sentence because of the limitations prescribed in Paragraph (B) of this Section, the amount of such excess which cannot be so allocated shall be allocated to the Employer Credit Account and made available to the Employer pursuant to the terms of Article VI and applicable law. The TPA, at the direction of the Plan Administrator, in accordance with Paragraph (D) of this Section, shall take whatever additional action may be necessary to assure that contributions to Members' Accounts meet the requirements of this Section.

(D) In addition to the steps set forth in Paragraph (C) of this Section, the Employer may from time to time adjust or modify the maximum limitations applicable to contributions made in respect of a Member under this
        Section 10.1 as may be required or permitted by the Code or ERISA prior to or following the date that allocation of any such contributions commences and shall take appropriate action to reallocate the annual contributions which would otherwise have been made but for the application of this Section.

(E) Membership in the Plan shall not give any Employee the right to be retained in the Employment of the Employer and shall not affect the right of the Employer to discharge any Employee.

(F) Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Employer nor the Trustee guarantees that upon withdrawal, the value of a Member's Account will be equal to or greater than the amount of the Member's own deferrals or contributions, or those credited on his behalf in which the Member has a vested interest, under the Plan.

(G) The establishment, maintenance or crediting of a Member's Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.

(H) The Trust Fund shall be the sole source of payments under the Plan and the Employer, Plan Administrator and TPA assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment.

SECTION 10.2    TOP HEAVY PROVISIONS
                --------------------

The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. The provisions of this Section 10.2 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

(A) For purposes of this Section 10.2, the following terms shall have the meanings set forth below:

        (1) "AFFILIATE" shall mean any entity affiliated with the Employer within the meaning of Section 414(b), 414(c) or 414(m) of the Code, or pursuant to the IRS Regulations under Section 414(o) of the Code, except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Section 415(h) of the Code shall apply.

        (2) "AGGREGATION GROUP" shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a member and each other qualified retirement plan of the Employer or an Affiliate which enables a plan of the Employer or an Affiliate in which a Key Employee is a member to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the TPA, at the direction of the Plan Administrator, may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

        (3) "KEY EMPLOYEE" shall mean a "Key Employee" as defined in Sections 416(i)(1) and (5) of the Code and the IRS Regulations thereunder. For purposes of

              Section 416 of the Code and for purposes of determining who is a Key Employee, an Employer which is not a corporation may have "officers" only for Plan Years beginning after December 31, 1985. For purposes of determining who is a Key Employee pursuant to this Subparagraph (3), compensation shall have the meaning prescribed in Section 414(s) of the Code, or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the IRS Regulations.

        (4)   "NON-KEY EMPLOYEE" shall mean a "Non-Key Employee" as defined in
              Section 416(i)(2) of the Code and the IRS Regulations thereunder.

        (5)   "TOP HEAVY PLAN" shall mean a "Top Heavy Plan" as defined in
              Section 416(g) of the Code and the IRS Regulations thereunder.

(B) Subject to the provisions of Paragraph (D) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution (including contributions attributable to salary reduction or similar arrangements) allocable to each Employee (or to all eligible employees other than Key Employees at the election of the Employer) who has satisfied the eligibility requirement(s) of Article II, Section 2, and who is in service at the end of the Plan Year, shall not be less than the lesser of (i) 3% of such eligible Employee's compensation (as defined in Section 414(s) of the Code or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the Regulations), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code.

(C) If the Plan is a Top Heavy Plan for any Plan Year and (i) the Employer has elected a vesting schedule under Article VI for an employer contribution type which does not satisfy the minimum Top Heavy vesting requirements or (ii) if the Employer has not elected a vesting schedule for an employer contribution type, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for each employer contribution type in his Account described in clause (i) or (ii) above, shall not be less than the percentage determined in accordance with the following schedule:


                             Completed Years of               Vested
                                 Employment                  Percentage
                           ----------------------          ---------------
                               Less than 2                       0%
                               2 but less than 3                20%
                               3 but less than 4                40%
                               4 but less than 5                60%
                               5 but less than 6                80%
                               6 or more                       100%

        Notwithstanding the schedule provided above, if the Plan is a Top Heavy Plan for any Plan Year and if an Employer has elected a cliff vesting schedule for an employer contribution type described in clause
        (i) or (ii) above, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for such employer contribution type in his Account, shall not be less than the percentage determined in accordance with the following schedule:

                             Completed Years of                Vested
                                 Employment                  Percentage
                           ----------------------          ----------------
                               Less than 3                       0%
                               3 or more                       100%

        In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Year of Service shall be substituted for Year of Employment for determining vesting under this Article X.

(D) The TPA shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this
        Section 10.2 by taking into account the benefits payable and the contributions made under any other qualified plan maintained by the Employer, to prevent inappropriate omissions or required duplication of minimum contributions.


SECTION 10.3  INFORMATION AND COMMUNICATIONS
              ------------------------------

Each Employer, Member, Spouse and Beneficiary shall be required to furnish the TPA with such information and data as may be considered necessary by the TPA. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the TPA, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the TPA. All information and data submitted by an Employer or a Member, including a Member's birth date, marital status, salary and circumstances of his Employment and termination thereof, may be accepted and relied upon by the TPA. All communications from the Employer or the Trustee to a Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.


SECTION 10.4  SMALL ACCOUNT BALANCES
              ----------------------

Notwithstanding the foregoing provisions of the Plan, and except as provided in
Section 7.3, if the value of all portions of a Member's Account under the Plan, when aggregated, is equal to or exceeds $500, then the Account will not be distributed without the consent of the Member prior to age 65 (at the earliest), but if the aggregate value of all portions of his Account is less than $500, then his Account will be distributed as soon as practicable following the termination of Employment by the Member.


SECTION 10.5  AMOUNTS PAYABLE TO INCOMPETENTS, MINORS OR ESTATES
              --------------------------------------------------

If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.


SECTION 10.6  NON-ALIENATION OF AMOUNTS PAYABLE
              ---------------------------------

Except insofar as may otherwise be required by applicable law, or Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Employer, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Plan Administrator, in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Section 414(p)(1) of the Code. No amounts may be withdrawn under Article VII, and no loans granted under Article VIII, if the TPA has received a document which may be determined following its receipt to be a Qualified Domestic Relations Order prior to completion of review of such order by the Plan Administrator within the time period prescribed for such review by the IRS Regulations.


SECTION 10.7  UNCLAIMED AMOUNTS PAYABLE
              -------------------------

If the TPA cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within 3 months after such mailing such person has not filed with the TPA or Plan Administrator written claim therefor, the Plan Administrator may direct in accordance with ERISA that the payment (including the amount allocable to the Member's contributions) be cancelled, and used in abatement of the Plan's administrative expenses, provided that appropriate provision is made for re-crediting the payment if such person subsequently makes a claim therefor.


SECTION 10.8  LEAVES OF ABSENCE
              -----------------

(A) If the Employer's personnel policies allow leaves of absence for all similarly situated Employees on a uniformly available basis under the circumstances described in Paragraphs (B)(1)-(4) below, then contribution allocations and vesting service will continue to the extent provided in Paragraphs (B)(1)-(4).

(B)  For purposes of the Plan, there are four types of approved Leaves of
     Absence:

     (1) Nonmilitary leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the Member is entitled to share in any supplemental contributions under Article III or forfeitures under Article VI, if any, on a pro-rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or

     (2) Nonmilitary leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or

     (3) To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

     (4) To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.

(C) Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contribution allocations and vesting service with respect to qualified military service will be provided in accordance with
     Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code during such period of qualified military service.


SECTION 10.9  RETURN OF CONTRIBUTIONS TO EMPLOYER
              -----------------------------------

(A) In the case of a contribution that is made by an Employer by reason of a mistake of fact, the Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.

(B) In the case of a contribution made by an Employer or a contribution otherwise deemed to be an Employer contribution under the Code, such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section

     404 of the Code. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.
(C) In the event that the IRS determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

The contributions returned under (A), (B) or (C) above may not include any gains on such excess contributions, but must be reduced by any losses.


SECTION 10.10  CONTROLLING LAW
               ---------------

The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York, without regard to the principles of the conflicts of laws thereof.

                                   ARTICLE XI
                             AMENDMENT & TERMINATION


SECTION 11.1  GENERAL
              -------

While the Plan is intended to be permanent, the Plan may be amended or terminated completely by the Employer at any time at the discretion of its Board of Directors. Except where necessary to qualify the Plan or to maintain qualification of the Plan, no amendment shall reduce any interest of a Member existing prior to such amendment. Subject to the terms of the Adoption Agreement, written notice of such amendment or termination as resolved by the Board shall be given to the Trustee, the Plan Administrator and the TPA. Such notice shall set forth the effective date of the amendment or termination or cessation of contributions.

SECTION 11.2  TERMINATION OF PLAN AND TRUST
              -----------------------------

This Plan and any related Trust Agreement shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

SECTION 11.3  LIQUIDATION OF TRUST ASSETS IN THE EVENT OF TERMINATION
              -------------------------------------------------------

In the event that the Employer's Board of Directors shall decide to terminate the Plan, or, in the event of complete cessation of Employer contributions, the rights of Members to the amounts standing to their credit in their Accounts shall be deemed fully vested and the Plan Administrator shall direct the Trustee to either continue the Trust in full force and effect and continue so much of the Plan in full force and effect as is necessary to carry out the orderly distribution of benefits to Members and their Beneficiaries upon retirement, Disability, death or termination of Employment; or (a) reduce to cash such part or all of the Plan assets as the Plan Administrator may deem appropriate; (b) pay the liabilities, if any, of the Plan; (c) value the remaining assets of the Plan as of the date of notification of termination and proportionately adjust Members' Account balances; (d) distribute such assets in cash to the credit of their respective Accounts as of the notification of the termination date; and
(e) distribute all balances which have been segregated into a separate fund to the persons entitled thereto; provided that no person in the event of termination shall be required to accept distribution in any form other than cash.

SECTION 11.4  PARTIAL TERMINATION
              -------------------

The Employer may terminate the Plan in part without causing a complete termination of the Plan. In the event a partial termination occurs, the Plan Administrator shall determine the portion of the Plan assets attributable to the Members affected by such partial termination and the provisions of Section 11.3 shall apply with respect to such portion as if it were a separate fund.

SECTION 11.5  POWER TO AMEND
              --------------

(A) Subject to Section 11.6, the Employer, through its Board of Directors, shall have the power to amend the Plan in any manner which it deems desirable, including, but not by way of limitation, the right to change or modify the method of allocation of contributions, to change any provision relating to the distribution of payment, or both, of any of the assets of the Trust Fund. Further, the Employer may (i) change the choice of options in the Adoption Agreement; (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans; and
     (iii) add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, will be considered to have an individually designed plan.

     Any amendment shall become effective upon the vote of the Board of Directors of the Employer, unless such vote of the Board of Directors of the Employer specifies the effective date of the amendment.

     Such effective date of the amendment may be made retroactive to the vote of the Board of Directors, to the extent permitted by law.

(B) The Employer expressly recognizes the authority of the Sponsor, Pentegra Services, Inc., to amend the Plan from time to time, except with respect to elections of the Employer in the Adoption Agreement, and the Employer shall be deemed to have consented to any such amendment. The Employer shall receive a written instrument indicating the amendment of the Plan and such amendment shall become effective as of the date of such instrument. No such amendment shall in any way impair, reduce or affect any Member's vested and nonforfeitable rights in the Plan and Trust.

SECTION 11.6  SOLELY FOR BENEFIT OF MEMBERS, TERMINATED MEMBERS AND THEIR
              -----------------------------------------------------------
              BENEFICIARIES
              -------------

No changes may be made in the Plan which shall vest in the Employer, directly or indirectly, any interest, ownership or control in any of the present or future assets of the Trust Fund.

No part of the funds of the Trust other than such part as may be required to pay taxes, administration expenses and fees, shall be reduced by any amendment or be otherwise used for or diverted to purposes other than the exclusive benefit of Members, retired Members, Former Members, and their Beneficiaries, except as otherwise provided in Section 10.9 and under applicable law.

No amendment shall become effective which reduces the nonforfeitable percentage of benefit that would be payable to any Member if his Employment were to terminate and no amendment which modifies the method of determining that percentage shall be made effective with respect to any Member with at least three Years of Service unless such member is permitted to elect, within a reasonable period after the adoption of such amendment, to have that percentage determined without regard to such amendment.


SECTION 11.7  SUCCESSOR TO BUSINESS OF THE EMPLOYER
              -------------------------------------

Unless this Plan and the related Trust Agreement be sooner terminated, a successor to the business of the Employer by whatever form or manner resulting may continue the Plan and the related Trust Agreement by executing appropriate supplementary agreements and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder if such supplemental agreement so provides.


SECTION 11.8  MERGER, CONSOLIDATION AND TRANSFER
              ----------------------------------

The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Member under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the affected Member under this Plan if it terminated immediately before the merger, consolidation or transfer.

SECTION 11.9  REVOCABILITY
              ------------

This Plan is based upon the condition precedent that it shall be approved by the Internal Revenue Service as qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code. Accordingly, notwithstanding anything herein to the contrary, if a final ruling shall be received in writing from the IRS that the Plan does not initially qualify under the terms of Sections 401(a) and 501(a) of the Code, there shall be no vesting in any Member of assets contributed by the Employer and held by the Trustee under the Plan. Upon receipt of notification from the IRS that the Plan fails to qualify as aforesaid, the Employer reserves the right, at its option, to either amend the Plan in such manner as may be necessary or advisable so that the Plan may so qualify, or to withdraw and terminate the Plan.

Upon the event of withdrawal and termination, the Employer shall notify the Trustee and provide the Trustee with a copy of such ruling and the Trustee shall transfer, and in accordance with applicable law, pay over to the Employer (or, as applicable and to the extent attributable to Member after-tax contributions, 401(k) deferrals or rollover amounts, to the Members) all of the net assets under the Plan which remain after deducting the proper expense of termination and the Trust Agreement shall thereupon terminate. For purposes of this Article XI, "final ruling" shall mean either (1) the initial letter ruling from the District Director in response to the Employer's original application for such a ruling, or (2) if such letter ruling is unfavorable and a written appeal is taken or protest filed within 60 days of the date of such letter ruling, it shall mean the ruling received in response to such appeal or protest.

If the Plan is terminated, the Plan Administrator shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require. Neither the Employer nor its Employees shall make any further contributions under the Plan after the termination date, except that the Employer shall remit to the TPA a reasonable administrative fee to be determined by the TPA for each Member with a balance in his Account to defray the cost of implementing its termination. Where the Employer has terminated the Plan pursuant to this Article, the Employer may elect to transfer assets from the Plan to a successor plan qualified under Section 401(a) of the Code in which event the Employer shall remit to the TPA an additional administrative fee to be determined by the TPA to defray the cost of such transfer transaction.

                        TRUSTS ESTABLISHED UNDER THE PLAN


Assets of the Plan are held in trust under separate Trust Agreements with the Trustee or Trustees. Any eligible Employee or Member may obtain a copy of these Trust Agreements from the Plan Administrator.



IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the Plan by the Employer, the Employer has caused these presents to be executed on its behalf and its corporate seal to be hereunder affixed as of the day of , 20 .



ATTEST:



                                             By
--------------------------------------          --------------------------------
              Clerk

                                             Name
                                                 -------------------------------

                                             Title
                                                  ------------------------------

                                                   PENTEGRA


                                                   108 CORPORATE PARK DRIVE
                                                   WHITE PLAINS, NY  10603-3805
                                                   TEL:   800-872-3473
                                                   FAX:  914-694-9384

ADOPTION AGREEMENT
--------------------------------------------------------------------------------
                                                           FOR ALLIED FIRST BANK
                              EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                                                                  CLIENT NO. F16













                                                                        PENTEGRA

                               ADOPTION AGREEMENT
                                       FOR
                                ALLIED FIRST BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST




Allied First Bank:    Allied First Bank
                     ------------------------------------------------------------------------

Address:              387 Shuman Blvd., Suite 120W, Naperville, Il 60563
                     ------------------------------------------------------------------------

Telephone Number:     (630) 778-7700   Fax: (630) 778-7754
                     ------------------------------------------------------------------------

Contact Person:       Mr. Kenneth L. Bertrand, President
                     ------------------------------------------------------------------------

Name of Plan:         Allied First Bank Employees' Savings & Profit Sharing Plan and Trust
                     ------------------------------------------------------------------------

                     ------------------------------------------------------------------------

THIS ADOPTION AGREEMENT, upon execution by the Employer and the Trustee, and subsequent approval by a duly authorized representative of Pentegra Services, Inc. (the "Sponsor"), together with the Sponsor's Employees' Savings & Profit Sharing Plan and Trust Agreement (the "Agreement"), shall constitute the Allied First Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The terms and provisions of the Agreement are hereby incorporated herein by this reference; provided, however, that if there is any conflict between the Adoption Agreement and the Agreement, this Adoption Agreement shall control.

The elections hereinafter made by the Employer in this Adoption Agreement may be changed by the Employer from time to time by written instrument executed by a duly authorized representative thereof; but if any other provision hereof or any provision of the Agreement is changed by the Employer other than to satisfy the requirements of Section 415 or 416 of the Internal Revenue Code of 1986, as amended (the "Code"), because of the required aggregation of multiple plans, or if as a result of any change by the Employer the Plan fails to obtain or retain its tax-qualified status under Section 401(a) of the Code, the Employer shall be deemed to have amended the Plan evidenced hereby and by the Agreement into an individually designed plan, in which event the Sponsor shall thereafter have no further responsibility for the tax-qualified status of the Plan. However, the Sponsor may amend any term, provision or definition of this Adoption Agreement or the Agreement in such manner as the Sponsor may deem necessary or advisable from time to time and the Employer and the Trustee, by execution hereof, acknowledge and consent thereto. Notwithstanding the foregoing, no amendment of this Adoption Agreement or of the Agreement shall increase the duties or responsibilities of the Trustee without the written consent thereof.

I.   EFFECT OF EXECUTION OF ADOPTION AGREEMENT

     The Employer, upon execution of this Adoption Agreement by a duly authorized representative thereof, (choose 1 or 2):

     1.       Establishes as a new plan the Allied First Bank Employees'
        ---   Savings & Profit Sharing Plan and Trust, effective          , 200
              (the "Effective Date").                           ----------  ----


     2.  X    Amends its existing defined contribution plan and trust ALLIED
        ---   PILOT'S ASSOCIATION FEDERAL CREDIT UNION EMPLOYEES' 401(K) PLAN
              dated JANUARY 1 , 1997 , in its entirety into the Allied First
              Bank Employees' Savings & Profit Sharing Plan and Trust, effective
              OCTOBER 1 , 2001, except as otherwise provided herein or in the Agreement (the "Effective Date").

II.  DEFINITIONS

     A. "Compliance Testing Method" means the prior year testing method unless the Employer elects to use current year testing for determining the actual deferral percentages and actual
          contribution percentages by checking this line           .
                                                         ----------

          NOTE: WHICHEVER TESTING METHOD IS SELECTED (PRIOR YEAR TESTING OR CURRENT YEAR TESTING), IT MUST APPLY TO BOTH THE ACTUAL DEFERRAL PERCENTAGE TEST AND THE ACTUAL CONTRIBUTION PERCENTAGE TEST.

     B.   Employer

          1.   "Employer," for purposes of the Plan, shall mean:
                                   Allied First Bank
               -----------------------------------------------------------

          2.   The Employer is (indicate whichever may apply):

               (a)      A member of a controlled group of corporations
                   ---  under Section 414(b) of the Code.

               (b)      A member of a group of entities under common
                   ---  control under Section 414(c) of the Code.

               (c)      A member of an affiliated service group under
                   ---  Section 414(m) of the Code.

               (d)  X   A corporation.
                   ---

               (e)      A sole proprietorship or partnership.
                   ---

               (f)      A Subchapter S corporation.
                   ---

               (g)      Other                                             .
                   ---       ---------------------------------------------

          3.   Employer's Taxable Year Ends on   12/31                .
                                               -----------------------

               4.   Employer's Federal Taxpayer Identification Number is
                    3 6 - 3 8 9 9 8 7 2
                    -------------------
               5.   The Plan Number for the Plan is (enter 3-digit number)
                    0 0 2      .
                    -----------

          C.   "Entry Date" means the first day of the (choose 1 or 2):

               1.  X   Calendar month coinciding with or next following the date
                  ---  the Employee satisfies the Eligibility requirements
                       described in Section III.

               2. Calendar quarter (January 1, April 1, July 1, October 1) coinciding with or next following the date the Employee satisfies the Eligibility requirements described in
                       Section III.

          D. "Limitation Year" means the twelve (12) consecutive month period ending on______________(month/day). NOTE: IF NO 12 MONTH PERIOD IS SELECTED, THE LIMITATION YEAR SHALL BE THE PLAN YEAR.

          E. "Member" means an Employee enrolled in the membership of the Plan.

          F.   "Normal Retirement Age" means (choose 1 or 2):

               1.      Attainment of age___ (select an age not less than 55 and
                  ---  not greater than 65).

               2.  X   Later of:  (i) attainment of age 65 or (ii) the fifth
                  ---  anniversary of the date the Member commenced
                       participation in the Plan.

          G. "Normal Retirement Date" means the first day of the first calendar month coincident with or next following the date upon which a Member attains his or her Normal Retirement Age.

          H.   "Plan Year" means the twelve (12) consecutive month period ending
               on     12/31     (month/day).
                  ------------

          I. "Salary" for benefit purposes under the Plan means (choose 1, 2 or 3):

               1.  X   Total taxable compensation as reported on Form W-2
                  ---  (exclusive of any compensation deferred from a prior
                       year).

               2.      Basic Salary only.
                  ---

               3.      Basic Salary plus one or more of the following (if 3 is
                  --- chosen, then choose (a) or (b), and/or (c) or (d), whichever shall apply):

                       (a)     Commissions not in excess of $
                           ---                               --------------
                       (b)     Commissions to the extent that Basic Salary plus
                           --- Commissions do not exceed $
                                                          -------------

                       (c)        Overtime
                           ---

                       (d)        Overtime and bonuses
                           ---

          NOTE: MEMBER PRE-TAX CONTRIBUTIONS TO A SECTION 401(K) PLAN ARE ALWAYS
                INCLUDED IN PLAN SALARY.


  III.    SALARY ADJUSTMENT

          A.   Cafeteria Plan (Section 125) Salary Adjustment.
               Member pre-tax contributions to a Code Section 125 cafeteria plan are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line .

          B.   Transportation Fringe Benefit (Section 132(f)) Adjustment.

               Member pre-tax contributions for qualified transportation fringe benefits under Code Section 132(f) are to be included in Plan Salary, unless the Employer elects to exclude such amounts by checking this line .

  IV.     HIGHLY COMPENSATED EMPLOYEE ELECTIONS

          A.   Top Paid Group Election:

               In determining who is a Highly Compensated Employee, the Employer makes the Top Paid Group election by checking this line . The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group (i.e., the top 20% of Employees ranked on the basis of compensation paid by the Employer) for the look-back year.

          B.   Calendar Year Data Election:

               For determining which Employees are Highly Compensated Employees, the look-back year will be the 12 month period immediately preceding the determination year, except that, for NON-CALENDAR YEAR PLANS, the look-back year will be the calendar year ending within the Plan Year by checking this line ____.

    V.    ELIGIBILITY REQUIREMENTS

          A. All Employees shall be eligible to participate in the Plan in accordance with the provisions of Article II of the Plan, except the following Employees shall be excluded (choose whichever shall apply):

               1.  X   Employees who have not attained age  18  (Insert an age
                  ---  from 18 to 21).                     ---

           2.  X    Employees who have not completed  12   (1-11, 12 or 24)
              ---   consecutive months of service.   ----

               NOTE: EMPLOYERS WHICH PERMIT MEMBERS TO MAKE PRE-TAX ELECTIVE
                     DEFERRALS TO THE PLAN (SEE VII.A.3.) MAY NOT ELECT A 24 MONTH ELIGIBILITY PERIOD.

           3.       Employees included in a unit of Employees covered by a
              --- collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives.

           4.       Employees who are nonresident aliens and who receive no
              --- earned income from the Employer which constitutes income from sources within the United States.

           5.       Employees included in the following job classifications:
              ---

                    (a)        Hourly Employees
                         ---

                    (b)        Salaried Employees
                         ---

                    (c)        Flex staff employees (i.e., any Employee who is
                         ---   not a regular full-time or part-time Employee).

                    (d)        Short-term Employees ( i.e.; employees who are
                         --- hired under a written agreement which precludes membership in the Plan and provides for a specific period of employment not in excess of one year).

           6.       Employees of the following employers which are aggregated
              ---   under Section 414(b), 414(c) or 414(m) of the Code:



                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------

     NOTE: IF NO ENTRIES ARE MADE ABOVE, ALL EMPLOYEES SHALL BE ELIGIBLE TO PARTICIPATE IN THE PLAN ON THE LATER OF: (I) THE EFFECTIVE DATE OR
            (II) THE FIRST DAY OF THE CALENDAR MONTH OR CALENDAR QUARTER (AS DESIGNATED BY THE EMPLOYER IN SECTION II.C.) COINCIDING WITH OR IMMEDIATELY FOLLOWING THE EMPLOYEE'S DATE OF EMPLOYMENT OR, AS APPLICABLE, DATE OF REEMPLOYMENT.

     B. Such eligibility computation period established in Section V(A) above shall be applicable to (choose 1 or 2):

           1.  X    Both present and future Employees.
              ---

           2.       Future Employees only.
              ---

     C. Such Eligibility requirements established above shall be (choose 1 or 2):

           1.  X    Applied to the designated Employee group on and after the
              ---   Effective Date of the Plan.

           2.       Waived for the_____ consecutive month period (may not exceed
              ---   12) beginning on the Effective Date of the Plan.

     D.   Service Crediting Method for Eligibility (Choose 1, 2 or 3):

          1.       Not applicable. There is no service required for eligibility.
             ---

          2.  X    Hour of service method (Choose a or b):
             ---

                   (a)   X   The actual number of Hours of Employment.
                        ---

                   (b)       190 Hours of Employment for each month in which
                        --- the Employee completes at least one hour of Employment.

          3.       Elapsed time method.
             ---

     E.   Requirements to Commence Allocation of Employer Contributions.

          1. Employer Contributions shall be allocated to Members Accounts in accordance with Article III of the Plan, except that the following Members will not be entitled to Employer contributions (choose (a) or (b) and/or (c)):

                (a)  X    No additional requirements apply. (The eligibility
                    ---   requirements under Section V above apply to Employer
                          Contributions); or

                (b)       Members who have not attained age ____ (Insert an age
                    ---   from 18-21); and/or

                (c)       Member's who have not completed ____ (1-12)
                    ---   consecutive months of service.

     2. The requirement to commence allocation of Employer Contributions established in this Section E shall apply to all Employer Contributions provided under Section 3.4 of the Plan except:

          (a)        Matching contributions
               ---
          (b)        Basic contributions
               ---
          (c)        Safe harbor CODA contributions
               ---
          (d)        Supplemental contributions
               ---
          (e)        Qualified non-elective contributions
               ---
          (f)        Profit sharing contributions
               ---

          Note: If an Employer contribution type is selected in 2 above, Members will receive Employer contributions based upon the eligibility requirements under Section V above and the provisions of the Plan document for such Employer contribution type.

VI.  PRIOR EMPLOYMENT CREDIT

     A.   Prior Employment Credit:

                Employment with the following entity or entities shall be
          ---   included for eligibility and vesting purposes:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          Note: If this Plan is a continuation of a Predecessor Plan, service under the Predecessor Plan shall be counted under this Plan.

VII. CONTRIBUTIONS

         NOTE: ANNUAL MEMBER PRE-TAX ELECTIVE DEFERRALS, EMPLOYER MATCHING
               CONTRIBUTIONS, EMPLOYER SAFE HARBOR CODA CONTRIBUTIONS, EMPLOYER BASIC CONTRIBUTIONS, EMPLOYER SUPPLEMENTAL CONTRIBUTIONS, EMPLOYER PROFIT SHARING CONTRIBUTIONS AND EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS, IN THE AGGREGATE, MAY NOT EXCEED 15% OF ALL MEMBERS' SALARY (EXCLUDING FROM SALARY MEMBER PRE-TAX ELECTIVE DEFERRALS).

          A. Employee Contributions (fill in 1 and/or 6 if applicable; choose 2 or 3; 4 or 5):

               1.   X   The maximum amount of monthly contributions a Member may
                   ---  make to the Plan (both pre-tax deferrals and after-tax contributions) is 10 % (1-20) of the Member's monthly
                        Salary.

               2.   X   (Choose a and/or b):
                   ---

                        (a)  X   A Member may make pre-tax elective deferrals to
                            ---  the Plan, based on multiples of 1% of monthly
                                 Salary, or

                        (b)      A Member may make pre-tax elective deferrals to
                            ---  the Plan based on a specified dollar amount.

               3.       A Member may not make pre-tax elective deferrals to the
                  ---   Plan.

               4.       A Member may make after-tax contributions to the Plan,
                  ---   based on multiples of 1% of monthly Salary.

               5.  X    A Member may not make after-tax contributions to the
                  ---   Plan.

               6.  X    An Employee may allocate a rollover contribution to the
                  ---   Plan prior to satisfying the Eligibility requirements
                        described above.

          B. A Member may change his or her contribution rate with respect to, if made available, pre-tax deferrals and after-tax contributions (choose 1, 2 or 3):

               1.  X    1 time per pay period.
                  ---

               2.       1 time per calendar month.
                  ---

               3.       1 time per calendar quarter.
                  ---

          C. Employer Matching Contributions (fill in 1 or 5 as applicable; and if you select 1, then choose 2, 3 or 4):

               1.      The Employer matching contributions under 2, 3 or 4 below
                  --- shall be based on the Member's contributions (both pre-tax deferrals and after-tax contributions) not in excess of 10 % (1-20 but not in excess of the percentage specified in A.1. above) of the Member's Salary.

               2.  X   The Employer shall allocate to each contributing Member's
                  ---  Account an amount equal to 50 % (not to exceed 200%) of the Member's contributions (both pre-tax deferrals and after-tax contributions) for that month (as otherwise limited in accordance with C.1. above).

               3.      The Employer shall allocate to each contributing Member's
                  --- Account an amount based on the Member's contributions (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

                          Years of Employment                   Matching %
                          -------------------                   ----------
                           Less than 3                             50%
                           At least 3, but less than 5             75%
                           5 or more                              100%

               4.      The Employer shall allocate to each contributing Member's
                  --- Account an amount based on the Member's contributions (as otherwise limited in accordance with C.1. above) and determined in accordance with the following schedule:

                          Years of Employment                   Matching %
                          -------------------                   ----------
                          Less than 3                             100%
                          At least 3, but less than 5             150%
                          5 or more                               200%

               5.      No Employer matching contributions will be made to the
                  ---  Plan.

          D. Safe Harbor CODA Contributions (Actual Deferral Percentage Test Safe Harbor Contributions) (Complete 1 or 2 below, if applicable): N/A

               1.      The Employer shall make a safe harbor Basic Matching
                  ---  Contribution to the Plan on behalf of each Member.

               2.      In lieu of safe harbor Basic Matching Contributions, the
                  --- Employer will make the following contributions for the Plan Year (complete (a) and/or (b)):

                       (a)     Enhanced Matching Contributions:
                           ---

               The Employer shall make Matching Contributions to the Account of each Member in an amount equal to the sum of:

                     (i) the Member's 401(k) Deferrals that do not exceed _____ percent of the Member's Salary plus

                     (ii) Percent of the Member's 401(k) Deferrals that exceed
                          _____ percent of the Member's Salary and that do not exceed _____ percent of the Member's Salary.

               NOTE: IN THE BLANK IN (I) AND THE SECOND BLANK IN (II), INSERT A
                     NUMBER THAT IS 3 OR GREATER BUT NOT GREATER THAN 6. THE FIRST AND LAST BLANKS IN (II) MUST BE COMPLETED SO THAT AT ANY RATE OF 401(K) DEFERRALS, THE MATCHING CONTRIBUTION IS AT LEAST EQUAL TO THE MATCHING CONTRIBUTION RECEIVABLE IF THE EMPLOYER WERE MAKING BASIC MATCHING CONTRIBUTIONS, BUT THE RATE OF MATCH CANNOT INCREASE AS DEFERRALS INCREASE. FOR EXAMPLE, IF "4" IS INSERTED IN THE BLANK IN (I), (II) NEED NOT BE COMPLETED.

               (b)     Safe Harbor Nonelective Contributions:
                   ---

          The Employer will make a Safe Harbor Nonelective Contribution to the Account of each Member in an amount equal to 3 percent of the Member's Salary for the Plan Year, unless the Employer inserts a greater percentage here .

     E.   Employer Basic Contributions (choose 1 or 2): N/A

          1. The Employer shall allocate an amount equal to ______% (based --- on 1% increments not to exceed 15%) of Member's Salary for the month to (choose (a) or (b)):

                 (a)     The Accounts of all Members
                     ---
                 (b)     The Accounts of all Members who were employed with the
                     --- Employer on the last day of such month.

          2.     No Employer basic contributions will be made to the Plan.
             ---

     F.   Employer Supplemental Contributions:

          The Employer may make supplemental contributions for any Plan Year in accordance with Section 3.7 of the Plan.

     G.   Employer Profit Sharing Contributions (Choose 1, 2, 3, 4, or 5):

          1. No Employer Profit Sharing Contributions will be made to the --- Plan.

     Non-Integrated Formula
     ----------------------

     2.  X   Profit sharing contributions shall be allocated to each Member's
        ---  Account in the same ratio as each eligible Member's Salary during such Contribution Determination Period bears to the total of such Salary of all eligible Members.

     3. Profit sharing contributions shall be allocated to each eligible --- Member's Account in the same ratio as each eligible Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all eligible Members.

     Integrated Formula
     ------------------

     4. Profit sharing contributions shall be allocated to each eligible --- Member's Account in a uniform percentage (specified by the Employer as _______%) of each Member's Salary during the Contribution Determination Period ("Base Contribution Percentage") for the Plan Year that includes such Contribution Determination Period , plus a uniform percentage (specified by the Employer as _______%, but not in excess of the lesser of (i) the Base Contribution Percentage and
             (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance) of each Member's Salary for the Contribution Determination Period in excess of the Social Security Taxable Wage Base ("Excess Salary") for the Plan Year that includes such Contribution Determination Period, in accordance with Article III of the Plan.

     5. Profit sharing contributions shall be allocated to each eligible --- Member's Account in a uniform percentage (specified by the Employer as _______%) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, plus a uniform percentage (specified by the Employer as _______%, but not in excess of the lesser of (i) the Base Contribution Percentage and
             (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance) of each Member's Excess Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) in accordance with
             Article III of the Plan.

     H.   Allocation of Employer Profit Sharing Contributions:

          In accordance with Section VII, G above, a Member shall be eligible to share in Employer Profit Sharing Contributions, if any, as follows (choose 1 or 2):

          1.  X  A Member shall be eligible for an allocation of Employer Profit
             --- Sharing Contributions for a Contribution Determination Period
                 if he or she is eligible to participate in the Plan for the
                 Contribution Determination Period to which the Profit Sharing Contributions relate.

          2.     A Member shall be eligible for an allocation of Employer Profit
             --- Sharing Contributions for a Contribution Determination Period
                 only if he or she (choose (a), (b) or (c) whichever shall
                 apply):

                 (a)      is employed on the last day of the Contribution
                     --- Determination Period, or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

                 (b)      completed 1,000 Hours of Employment if the
                     --- Contribution Determination Period is a period of 12 months (250 Hours of Employment if the Contribution Determination Period is a period of 3 months), or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

                 (c)      is employed on the last day of the Contribution
                     --- Determination Period and, if such period is 12 months, completed 1,000 Hours of Employment (250 Hours of Employment if the Contribution Determination Period is a period of 3 months), or retired, died or became totally and permanently disabled prior to the last day of the Contribution Determination Period.

     I. "Contribution Determination Period" for purposes of determining and allocating Employer profit sharing contributions means (choose 1,2, 3 or 4):

          1.  X  The Plan Year.
             ---

          2. The Employer's Fiscal Year (defined as the Plan's "limitation --- year") being the twelve (12) consecutive month period commencing _______________________ (month/day) and ending ______________________ (month/day).

          3. The three (3) consecutive month periods that comprise each of --- the Plan Year quarters.

          4. The three (3) consecutive month periods that comprise each of --- the Employer's Fiscal Year quarters. (Employer's Fiscal Year is the twelve (12) consecutive month period commencing ___________
                (month/day) and ending _____________ (month/day).)

     J.   Employer Qualified Nonelective Contributions:

          The Employer may make qualified nonelective contributions for any Plan Year in accordance with Section 3.9 of the Plan.

     K.   Top Heavy Contributions:

          If the Plan is determined to be Top Heavy and if Top Heavy Contributions will be made to the Plan, Top Heavy Contributions will be allocated to: (choose 1 or 2 below):

          1.     Only Members who are Non-Key Employees.
             ---

          2.     All Members.
             ---

VIII.     INVESTMENTS

          The Employer hereby appoints Barclays Global Investors, N.A. to serve as Investment Manager under the Plan. The Employer hereby selects the following Investments to be made available under the Plan (choose whichever shall apply) and consents to the lending of securities by such funds to brokers and other borrowers. The Employer agrees and acknowledges that the selection of Investments made in this Section VIII is solely its responsibility, and no other person, including the Sponsor or Investment Manager, has any discretionary authority or control with respect to such selection process. The Employer hereby holds the Investment Manager harmless from, and indemnifies it against, any liability Investment Manager may incur with respect to such Investments so long as Investment Manager is not negligent and has not breached its fiduciary duties.

            1.   X    Money Market Fund
                ---
            2.   X    Stable Value Fund
                ---
            3.   X    Government Bond Fund
                ---
            4.   X    S&P 500 Stock Fund
                ---
            5.   X    S&P 500/Value Stock Fund
                ---
            6.   X    S&P 500/Growth Stock Fund
                ---
            7.   X    S&P MidCap Stock Fund
                ---
            8.   X    Russell 2000 Stock Fund
                ---
            9.   X    International Stock Fund
                ---
           10.   X    Asset Allocation Funds (3)
                ---
                 X    Income Plus
                ---
                 X    Growth & Income
                ---
                 X    Growth
                ---
           11.        Employer Stock Fund
                ---
           12.        Allied First Bank Certificate of Deposit Fund
                ---
           13.        NASDAQ 100 Index Fund
                ---
           14.        Self-directed Brokerage Account
                ---

  IX.     EMPLOYER SECURITIES                   N/A

          A. If the Employer makes available an Employer Stock Fund pursuant to Section VIII of this Adoption Agreement, then voting and tender offer rights with respect to Employer Stock shall be delegated and exercised as follows (choose 1 or 2):

                1.     Each Member shall be entitled to direct the Plan
                   --- Administrator as to the voting and tender or exchange
                       offer rights involving Employer Stock held in such

                       Member's Account, and the Plan Administrator shall follow or cause the Trustee to follow such directions. If a Member fails to provide the Plan Administrator with directions as to voting or tender or exchange offer rights, the Plan Administrator shall exercise those rights as it determines in its discretion and shall direct the Trustee accordingly.

                2.     The Plan Administrator shall direct the Trustee as to the
                   --- voting of all Employer Stock and as to all rights in the event of a tender or exchange offer involving such
                       Employer Stock.

     X.  INVESTMENT DIRECTION

         A. Members shall be entitled to designate what percentage of employee contributions and employer contributions made on their behalf will be invested in the various Investment funds offered by the Employer as specified in Section VIII of this Adoption Agreement except:1.The following portions of a Member's Account will be invested at the employer's direction (choose whichever shall apply):

                 (a)  X    Employer Profit Sharing Contributions
                     ---
                           Shall be invested in:

                                 Employer Stock Fund.
                           ---
                                 Employer Certificate of Deposit Fund.
                           ---
                            X    Any Investment Fund or Funds offered by the
                           ---   Employer.

                 (b)  X   Employer Matching Contributions
                     ---
                          Shall be Invested in:

                                 Employer Stock Fund.
                           ---
                                 Employer Certificate of Deposit Fund.
                           ---
                            X    Any Investment Fund or Funds offered by the
                           ---   Employer.

                 (c)       Employer Basic Contribution
                     ---
                           Shall be invested in:

                                 Employer Stock Fund
                           ---
                                 Employer Certificate of Deposit Fund
                           ---
                                 Any Investment Fund or Funds offered by the
                           ---   Employer

                 (d)       Employer Supplemental Contributions
                     ---
                           Shall be invested in:

                                 Employer Stock Fund
                           ---
                                 Employer Certificate of Deposit Fund
                           ---
                                 Any Investment Fund or Funds offered by the
                           ---   Employer

                 (e)       Employer Qualified Nonelective Contributions
                     ---
                           Shall be invested in:

                           ---    Employer Stock Fund

                           ---    Employer Certificate of Deposit Fund

                                  Any Investment Fund or Funds offered by the
                           ---    Employer

                 (f)       Employer Safe Harbor CODA Contributions under Section
                     ---   3.14 of the Plan

                           Shall be invested in:

                                   Employer Stock Fund
                           ---
                                   Employer Certificate of Deposit Fund
                           ---
                                   Any Investment Fund or Funds offered by the
                           ---     Employer

          2. Amounts invested at the Employer's direction may not be --- transferred by the Member to any other Investment Fund.

          3. Notwithstanding this election in 2, a Member may transfer such --- amounts to any other Investment Fund upon (choose whichever may apply):

                  (a) _____ the attainment of age _______ (insert 45 or greater)

                  (b) _____ the completion of _______ (insert 10 or greater)
                            Years of Employment

                  (c) _____ the attainment of age plus Years of Employment
                            equal to ______ (insert 55 or greater)

     B. A Member may change his or her investment direction (choose 1,2, or 3):

          1.  X    1 time per business day.
             ---

          2.       1 time per calendar month.
             ---

          3.       1 time per calendar quarter.
             ---

     C. If a Member or Beneficiary (or the Employer, if applicable) fails to make an effective investment direction, the Member's contributions and Employer contributions made on the Member's behalf shall be invested in ALLIED FIRST BANK CD FUND (insert one of the Investment Funds selected in Section VIII of this Adoption Agreement).

XI.  VESTING SCHEDULES


     A.   (Choose 1, 2, 3, 4, 5, 6 or 7)
                     Schedule                     Years of Employment                 Vested %
                     --------                     -------------------                 ---------

          1.       Immediate                      Upon Enrollment100%                    100%
             ---

          2.       2-6 Year Graded                Less than 2                              0%
             ---                                  2 but less than 3                       20%


                                                  3 but less than 4                       40%
                                                  4 but less than 5                       60%
                                                  5 but less than 6                       80%
                                                  6 or more                              100%

          3.       5-Year Cliff                   Less than 5                              0%
             ---                                  5 or more                              100%

          4.       3-Year Cliff                   Less than 3                              0%
             ---                                  3 or more                              100%

          5.  X    4-Year Graded                  Less than 1                              0%
             ---                                  1 but less than 2                       25%
                                                  2 but less than 3                       50%
                                                  3 but less than 4                       75%
                                                  4 or more                              100%

          6.       3-7 Year Graded                Less than 3                              0%
             ---                                  3 but less than 4                       20%
                                                  4 but less than 5                       40%
                                                  5 but less than 6                       60%
                                                  6 but less than 7                       80%
                                                  7 or more                              100%

          7.       Other                                  Less than                        0%
             ---                                                    ---
                                                      but less than                          %
                                                  ---               ---                   ---
                                                      but less than                          %
                                                  ---               ---                   ---
                                                      but less than                          %
                                                  ---               ---                   ---
                                                      but less than                          %
                                                  ---               ---                   ---
                                                      or more  100%
                                                  ---

     B. With respect to the schedules listed above, the Employer elects (choose 1, 2, 3, 4 and/or 5):

          1.    Schedule        solely with respect to Employer matching
                          ---   contributions.

          2.    Schedule        solely with respect to Employer basic
                          ---   contributions.

          3.    Schedule        solely with respect to Employer supplemental
                          ---   contributions.

          4.    Schedule        solely with respect to Employer profit sharing
                          ---   contributions.

          5.    Schedule  A-5   with respect to all Employer contributions.
                          ---

          NOTE: NOTWITHSTANDING ANY ELECTION BY THE EMPLOYER TO THE CONTRARY, EACH MEMBER SHALL ACQUIRE A 100% VESTED INTEREST IN HIS ACCOUNT ATTRIBUTABLE TO ALL EMPLOYER CONTRIBUTIONS MADE TO THE PLAN UPON THE EARLIER OF (I) ATTAINMENT OF NORMAL RETIREMENT AGE, (II) APPROVAL FOR DISABILITY OR (III) DEATH. IN ADDITION, A MEMBER SHALL AT ALL TIMES HAVE A 100% VESTED INTEREST IN THE EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS, IF ANY; SAFE HARBOR CODA CONTRIBUTIONS, IF ANY; AND IN THE PRE-TAX ELECTIVE DEFERRALS AND NONDEDUCTIBLE AFTER-TAX MEMBER CONTRIBUTIONS. ALSO, IF A PLAN IS DETERMINED TO BE TOP HEAVY, A DIFFERENT VESTING SCHEDULE, OTHER THAN THE SCHEDULE ELECTED ABOVE, MAY APPLY.

         C.    Years of Employment Excluded for Vesting Purposes

               The following Years of Employment shall be disregarded for vesting purposes (choose whichever shall apply):

               1.   X   Years of Employment during any period in which neither
                   ---  the Plan nor any predecessor plan was maintained by the
                        Employer.

               2.       Years of Employment of a Member prior to attaining age
                   ---  18.

          D.   Service Crediting Method for Vesting (Choose 1, 2, or 3):

               1.       Not Applicable.  Plan provides 100% vesting for all
                   ---  contributions.

               2.   X   Hour of service method (if elected, Years of Service
                   ---  will be substituted for Years of Employment for purposes of this Section XI) (Choose a or b):

                        (a)  X  The actual number of Hours of Employment.
                            ---

                        (b)     190 Hours of Employment for each month in which
                            --- the Employee completes at least one Hour of
                                Employment.

               3.        Elapsed time method.
                   ---

XII. WITHDRAWAL PROVISIONS

     A. The following portions of a Member's Account will be eligible for in-service withdrawals, subject to the provisions of Article VII of the Plan (choose whichever shall apply):

               1.        Employee after-tax contributions and the earnings
                   ---   thereon.

                         In-service withdrawals permitted only in the event of (choose whichever shall apply):

                         (a)      Hardship.
                             ---

                         (b)      Attainment of age 59 1/2.
                             ---

               2.   X    Employee pre-tax elective deferrals and the earnings
                   ---   thereon.

                   NOTE: IN-SERVICE WITHDRAWALS OF ALL EMPLOYEE PRE-TAX ELECTIVE
                         DEFERRALS AND EARNINGS THEREON AS OF DECEMBER 31, 1988 ARE PERMITTED ONLY IN THE EVENT OF HARDSHIP OR ATTAINMENT OF AGE 59 1/2. IN-SERVICE WITHDRAWALS OF EARNINGS AFTER DECEMBER 31, 1988 ARE PERMITTED ONLY IN THE EVENT OF ATTAINMENT OF AGE 59 1/2.

               3.   X    Employee rollover contributions and the earnings
                   ---   thereon.

                         In-service withdrawals permitted only in the event of (choose whichever shall apply):

                         (a)     Hardship.
                             ---

                         (b)     Attainment of age 59 1/2.
                             ---

               4.   X    Employer matching contributions and the earnings
                   ---   thereon.

                         In-service withdrawals permitted only in the event of (choose whichever shall apply):

                         (a)     Hardship.
                             ---
                         (b)     Attainment of age 59 1/2.
                             ---

               5.        Employer basic contributions and the earnings thereon.
                   ---

                         In-service withdrawals permitted only in the event of (choose whichever shall apply):

                         (a)     Hardship.
                             ---
                         (b)     Attainment of age 59 1/2.
                             ---

               6.        Employer supplemental contributions and the earnings
                   ---   thereon.

                         In-service withdrawals permitted only in the event of (choose whichever shall apply):

                         (a)     Hardship.
                             ---
                         (b)     Attainment of age 59 1/2.
                             ---

               7.   X    Employer profit sharing contributions and the earnings
                   ---   thereon.

                         In-service withdrawals permitted only in the event of (choose whichever shall apply):

                         (a)  X  Hardship.
                             ---
                         (b)  X  Attainment of age 59 1/2.
                             ---

               8.        Employer qualified nonelective contributions and
                   ---   earnings thereon.

                   NOTE: IN-SERVICE WITHDRAWALS OF ALL EMPLOYER QUALIFIED
                         NONELECTIVE CONTRIBUTIONS AND EARNINGS THEREON ARE PERMITTED ONLY IN THE EVENT OF ATTAINMENT OF AGE 59 1/2.

               9.        Employer safe harbor CODA contributions and earnings
                   ---   thereon.

                   NOTE: IN-SERVICE WITHDRAWALS OF EMPLOYER SAFE HARBOR CODA
                         CONTRIBUTIONS AND EARNINGS THEREON ARE PERMITTED ONLY IN THE EVENT OF ATTAINMENT OF AGE 59 1/2.

               10.       No in-service withdrawals shall be allowed.
                   ---

          B.   Notwithstanding any elections made in Subsection A of this
               Section XII above, the following portions of a Member's Account shall be excluded from eligibility for in-service withdrawals (choose whichever shall apply):

               1.        Employer contributions, and the earnings thereon,
                  ---    credited to the Employer Stock Fund.

               2.        Employer contributions, and the earnings thereon,
                  ---    credited to the Employer Certificate of Deposit Fund.

               3.        All contributions and deferrals, and the earnings
                  ---    thereon, credited to the Employer Stock Fund.

               4.        All contributions and deferrals, and the earnings
                  --- thereon, credited to the Employer Certificate of Deposit Fund.

               5.        Other:
                  ---

               NOTE: A MEMBER'S ACCOUNT WILL BE AVAILABLE FOR IN-SERVICE WITHDRAWALS UPON ATTAINING AGE 70 1/2 NOTWITHSTANDING ANY PROVISIONS OF THIS SECTION XII TO THE CONTRARY.

XIII.     DISTRIBUTION OPTION (CHOOSE WHICHEVER SHALL APPLY)

          1.  X     Lump Sum and partial lump sum payments only.
             ---

          2.        Lump Sum and partial lump sum payments plus one or more of
             ---    the following (choose (a) and/or (b)):

                    (a)     Installment payments.
                        ---
                    (b)     Annuity payments.
                        ---

          3.        Distributions in kind of Employer Stock.
             ---

XIV. LOAN PROGRAM (CHOOSE 1, 2, 3 OR 4, IF APPLICABLE)

          1.        No loans will be permitted from the Plan.
             ---

          2.  X     Loans will be permitted from the Member's Account.
             ---

          3.        Loans will be permitted from the Member's Account, EXCLUDING
             ---    (choose whichever shall apply):

                       (1)       Employer Profit sharing contributions and the
                           ---   earnings thereon.

                       (2)       Employer matching contributions and the
                           ---   earnings thereon.

                       (3)       Employer basic contributions and the earnings
                           ---   thereon.

                       (4)       Employer supplemental contributions and the
                           ---   earnings thereon.

                       (5)       Employee after-tax contributions and the
                           ---   earnings thereon.

                       (6)       Employee pre-tax elective deferrals and the
                           ---   earnings thereon.

                       (7)       Employee rollover contributions and the
                           ---   earnings thereon.

                       (8)       Employer qualified nonelective contributions
                           ---   and the earnings thereon.

                       (9)       Employer safe harbor CODA contributions and the
                           ---   earnings thereon.

                      (10)       Any amounts to the extent invested in the
                           ---   Employer Stock Fund.

                      (11)       Any amounts to the extent invested in the
                           ---   Employer Certificate of Deposit Fund.

               4. Loans will only be permitted from the Member's Account in the case of hardship or financial necessity as defined under Section 8.1 of the Plan.

XV.  ADDITIONAL INFORMATION

     If additional space is needed to select or describe an elective feature of the Plan, the Employer should attach additional pages and use the following format:

     The following is hereby made a part of Section --- of the Adoption Agreement and is thus incorporated into and made a part of the [Plan Name]


     Signature of Employer's Authorized Representative
                                                       -------------------------


     Signature of Trustee
                          ------------------------------------------------------


     Supplementary Page      of [total number of pages].
                        ----

XVI. PLAN ADMINISTRATOR

     The Named Plan Administrator under the Plan shall be the (choose 1, 2, 3 or
     4):

     NOTE:  PENTEGRA SERVICES, INC. MAY NOT BE APPOINTED PLAN ADMINISTRATOR.

     1.  X    Employer
        ---
     2.       Employer's Board of Directors
        ---
     3.       Plan's Administrative Committee
        ---
     4.       Other (if chosen, then provide the following information)
        ---

                 Name:
                      ----------------------------------------------------------
                 Address:
                         -------------------------------------------------------
                 Tel No:
                        --------------------------------------------------------
                 Contact:
                         -------------------------------------------------------

          NOTE: IF NO NAMED PLAN ADMINISTRATOR IS DESIGNATED ABOVE, THE EMPLOYER
                SHALL BE DEEMED THE NAMED PLAN ADMINISTRATOR.

XVII. TRUSTEE

      The Employer hereby appoints The Bank of New York to serve as Trustee for all Investment Funds under the Plan except the Employer Stock Fund.

      The Employer hereby appoints the following person(s) or entity to serve as Trustee under the Plan for the Employer Stock Fund.*

      Name:
            --------------------------------------------------------------------
      Address:
               -----------------------------------------------------------------
      Telephone No:                           Contact:
                    -------------------------          -------------------------



                   -------------------------------------------------------------
                                       Signature of Trustee
                   (REQUIRED ONLY IF THE EMPLOYER IS SERVING AS ITS OWN TRUSTEE)


     * Subject to approval by The Bank of New York, if The Bank of New York is appointed as Trustee for the Employer Stock Fund.

     The Employer hereby appoints The Bank of New York to serve as Custodian under the Plan for the Employer Stock Fund in the event The Bank of New York does not serve as Trustee for such Fund.

                         EXECUTION OF ADOPTION AGREEMENT

By execution of this Adoption Agreement by a duly authorized representative of the Employer, the Employer acknowledges that it has established or, as the case may be, amended a tax-qualified retirement plan into the Allied First Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan"). The Employer hereby represents and agrees that it will assume full fiduciary responsibility for the operation of the Plan and for complying with all duties and requirements imposed under applicable law, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. In addition, the Employer represents and agrees that it will accept full responsibility for complying with any applicable requirements of federal or state securities law as such laws may apply to the Plan and to any investments thereunder. The Employer further acknowledges that any opinion letter issued with respect to the Adoption Agreement and the Employees' Savings and Profit Sharing Plan - Basic Plan Document by the Internal Revenue Service ("IRS") to Pentegra Services, Inc., as sponsor of the Employees' Savings & Profit Sharing Plan, does not constitute a ruling or a determination with respect to the tax-qualified status of the Plan as adopted by the Employer. Further, the adopting Employer may not rely on an opinion letter issued by the National Office of the IRS as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the Employer must apply to Employee Plans Determinations of the Internal Revenue Service Key District Office for a determination letter.

THE FAILURE TO PROPERLY COMPLETE THE ADOPTION AGREEMENT MAY RESULT IN DISQUALIFICATION OF THE PLAN AND TRUST EVIDENCED THEREBY.

The Sponsor will inform the Employer of any amendments to the Plan or of the discontinuance or abandonment of the Plan by the Sponsor.

Any inquiries regarding the adoption of the Plan should be directed to the Sponsor as follows:

                                     Pentegra Services, Inc.
                                     108 Corporate Park Drive
                                     White Plains, New York  10604
                                     (914) 694-1300


IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed by its duly authorized officer this ______ day of __________, 20___.


                                     ALLIED FIRST BANK


                                     By:
                                              ----------------------------------

                                     Name:
                                              ----------------------------------

                                     Title:
                                              ----------------------------------

                            PENTEGRA SERVICES, INC.
         ---------------------------------------------------------------
                               ALLIED FIRST BANK
                      EMPLOYEES' SAVINGS & PROFIT SHARING
                                 PLAN AND TRUST











                            SUMMARY PLAN DESCRIPTION

                                                        SUMMARY PLAN DESCRIPTION
                                                                             for
                                                               ALLIED FIRST BANK
                                                            Naperville, Illinois
                                                                 October 1, 2001





                                                         PENTEGRA SERVICES, INC.
                                                        108 Corporate Park Drive
                                                          White Plains, NY 10604

TO PARTICIPATING EMPLOYEES OF ALLIED FIRST BANK:

We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the Allied First Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the Trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.

                                                  YOUR EMPLOYER,


                                                  ALLIED FIRST BANK

                                                        SUMMARY OF YOUR BENEFITS
--------------------------------------------------------------------------------

ELIGIBILITY         You will be eligible for membership in the Plan on the first day of the month coincident with or next following the date you complete 1 year of employment and attain age 18.

PLAN SALARY         Plan Salary is defined as total taxable compensation as
                    reported on your Form W-2, (exclusive of any compensation deferred from a prior year). In addition, any pre-tax contributions which you make to an Internal Revenue Code
                    Section 401(k) plan as well as any pre-tax contributions to a Section 125 cafeteria plan and, unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary.



PLAN
CONTRIBUTIONS       EMPLOYEE  You may elect to make a contribution of 1%, 2%,
                    3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Plan Salary.

                    EMPLOYER - Your employer will contribute an amount equal to 50% of your contribution to the Plan.

                    The above percentage rate shall apply to only the first 10% of your Plan Salary (see "Plan Salary" section of this booklet).


                                             ILLUSTRATION
                                             ------------
                                  Employee                    Employer
                               Contribution Rate        Matching Contribution
                               -----------------        ---------------------
                                      1%                         0.5%
                                      2%                         1.0%
                                      3%                         1.5%
                                      4%                         2.0%
                                      5%                         2.5%
                                      6%                         3.0%
                                      7%                         3.5%
                                      8%                         4.0%
                                      9%                         4.5%
                                     10%                         5.0%

                    Also, your employer may, in its sole discretion, make a Profit Sharing contribution to the Plan. You will be eligible to receive a Profit Sharing contribution if you are employed on the last day of the calendar year and complete 1,000 hours of employment, retire, die or become totally and permanently disabled prior to December 31 st of the year for which the Profit Sharing contributions are being made to the Plan by your employer.

                    Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

VESTING Generally, you will be 100% vested in any employer contributions after you complete 4 years of employment. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

                                                        SUMMARY OF YOUR BENEFITS
--------------------------------------------------------------------------------
                                                                     (continued)
LOANS You may take a loan from your account and pay your account back with interest. Please refer to the "Borrowing From Your Account" section of this booklet to determine how you may take a loan from your account.

WITHDRAWALS         While you are working, you may withdraw all or part of your vested account balance subject to certain limitations. You may also make withdrawals from your account after termination of employment.

DISABILITY          If you are disabled, you will be entitled to the same
                    withdrawal rights as if you had terminated employment.


DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------


Determining Your Eligibility ................................................. 1

Reenrollment ................................................................. 1

Making Contributions to the Plan ............................................. 2

          Plan Contributions ................................................. 2

          Allocation of Contributions ........................................ 2

          Rollovers .......................................................... 3

          Plan Salary ........................................................ 3

Investing Your Account ....................................................... 4

          Investment of Contributions ........................................ 4

          Valuation of Accounts .............................................. 4

          Reporting to Members ............................................... 5

Vesting ...................................................................... 6

Making Withdrawals From Your Account ......................................... 7

          While Employed ..................................................... 7

          Upon Termination of Employment ..................................... 7

          Upon Disability .................................................... 8

          Upon Death ......................................................... 8

Borrowing From Your Account .................................................. 9

Plan Limitations ............................................................ 10

Top Heavy Information ....................................................... 11

Disputed Claims Procedure ................................................... 11

Qualified Domestic Relations Order ("QDROs") ................................ 11

Statement of Member's Rights ................................................ 12

Plan Information ............................................................ 13

                                                    DETERMINING YOUR ELIGIBILITY
--------------------------------------------------------------------------------

EMPLOYEE
ELIGIBILITY         You will be eligible for membership in the Plan on the first day of the month coincident with or next following the date you complete 1 year of employment and attain age 18. In order for you to complete 1 year of employment, you must complete at least 1,000 hours of employment in a 12 consecutive month period. The initial 12 consecutive month period is measured from your date of employment, and (if you do not complete at least 1,000 hours of employment in such period) subsequent 12 month periods are measured.

                    In counting hours, you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc., and any hours for which back pay may be due.

                    You will become a member as soon as a properly executed enrollment application is received and processed by Pentegra Services, Inc. Your membership will continue until the earlier of (a) your termination of employment and payment to you of your entire account or (b) your death.

REENROLLMENT        If you terminate employment and are subsequently reemployed by the same employer, you will be eligible for immediate reenrollment.

                                                MAKING CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------
PLAN
CONTRIBUTIONS       EMPLOYEE - You may elect to make pre-tax contributions of
                    1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Plan Salary
                    (see "Plan Salary" section of this booklet). You may elect not to make any contributions. You may change the rate at which you are contributing one time in any pay period. You may suspend your contributions at any time, but suspended contributions may not be subsequently made up.

                    EMPLOYER -Your employer will contribute an amount equal to 50% of your contribution to the Plan.

                    The above percentage rate shall apply to only the first 10% of your Plan Salary (see "Plan Salary" section of this booklet).

                                           ILLUSTRATION
                                           ------------
                                Employee                  Employer
                            Contribution Rate       Matching Contribution
                            -----------------       ---------------------
                                   1%                       0.5%
                                   2%                       1.0%
                                   3%                       1.5%
                                   4%                       2.0%
                                   5%                       2.5%
                                   6%                       3.0%
                                   7%                       3.5%
                                   8%                       4.0%
                                   9%                       4.5%
                                  10%                       5.0%

                    Also, your employer may, in its sole discretion, make a Profit Sharing contribution to the Plan. You will be eligible to receive a Profit Sharing contribution if you are employed on the last day of the calendar year and complete 1,000 hours of employment, retire, die or become totally and permanently disabled prior to December 31 st of the year for which the Profit Sharing contributions are being made to the Plan by your employer.

                    Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of withdrawal.

ALLOCATION OF
CONTRIBUTIONS       Your employer has an account for each member. All of your
                    own contributions and all employer contributions, other than Profit Sharing contributions, if any, will be allocated to this account.

                    All employer Profit Sharing contributions, if any, will be allocated to your Profit Sharing account based upon the ratio of your Plan Salary for the Contribution Determination Period to the total Plan Salary for all members.

                    The total value of your accounts represent your interest in the Plan.

                                                MAKING CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------
                                                                     (continued)


                    Internal Revenue Service Nondiscrimination Rules
                    ------------------------------------------------

                    If you are a highly compensated employee, a portion of your contributions and/or employer contributions, made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (See "Plan Limitations" section of this booklet for other limitations). In general, effective for years beginning after December 31, 1996, a highly compensated employee is an employee who:

                    (a) was a 5% owner at any time during the current or preceding year, or

                    (b) received annual compensation from the employer for the preceding year in excess of $85,000 (indexed for cost-of-living adjustments, if any).

ROLLOVERS           You may make a rollover contribution of an eligible rollover distribution from any other Internal Revenue Service qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest. Please note that you may establish a "rollover" account within the Plan prior to satisfying the Employer's eligibility requirements. However, the establishment of a "rollover" account prior to satisfying such eligibility will not constitute active membership in the Plan.

PLAN SALARY         Plan Salary is defined as total taxable compensation as
                    reported on your Form W-2, (exclusive of any compensation deferred from a prior year). In addition, any pre-tax contributions which you make to an Internal Revenue Code
                    Section 401(k) plan as well as any pre-tax contributions to a Section 125 cafeteria plan and, unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary. However, Plan Salary for any year may not exceed $170,000 for 2001 (indexed for cost-of-living adjustments).

                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------

INVESTMENT OF
CONTRIBUTIONS       Contributions are invested at your direction in one or more of the investment funds which are provided under the plan.
                    These funds are described in greater detail in your enrollment kit.

                    Contributions made by you are invested at your direction in one or more of these funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

                    Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern
                    Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your Plan allows for a change of investment allocation on a daily basis.

                    Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

                    No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts transferred to and invested in any of the other investment funds provided under your plan for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

                    If no investment direction is given, all contributions credited to a participant's account will be invested in the Allied First Bank Certificate of Deposit Fund.

VALUATION OF
ACCOUNTS The Plan uses a unit system for valuing each Investment Fund. Under this system each participant's share in any Investment Fund is represented by units. The unit value is determined as of the close of business each regular business day (daily valuation). The total dollar value of a participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your Plan account.


                    Transaction requests, such as withdrawals, change of investment elections, distributions, that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed as directed by the Plan Administrator.

                    NOTE: If for some reason (such as shut down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

                                                          INVESTING YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                     (continued)

REPORTING TO
MEMBERS As soon as practicable after the end of each calendar quarter you will receive a personal statement from the Plan. This statement provides information about your account including its market value in each investment fund. Activity for the quarter is reported by investment fund and contribution type.

                                                                         VESTING
--------------------------------------------------------------------------------

                    "Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.


                    With respect to any employer contributions credited to your account, the following schedule will dictate when vesting will occur:


                            Years of Employment        Vesting Percentage
                            -------------------        ------------------
                              Less than 1                      0%
                              1 but less than 2               25%
                              2 but less than 3               50%
                              3 but less than 4               75%
                              4 or more                      100%

                    You will also become 100% vested in the employer contributions and earnings thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

                    If you terminate employment with this employer prior to completing 1 year of service, you will forfeit all of the employer contributions and earnings thereon credited to your account. However, if you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, measured from your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.

                    If you terminate employment with this employer after completing 1 year of service, but prior to becoming 100% vested, you will forfeit the non-vested portion of the employer contributions and earnings thereon credited to your account. If you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, you are eligible to have the amount of the forfeiture restored to your account. If you received a distribution of the vested portion of your account prior to incurring 5 consecutive 1-year breaks in service, such restoration is conditioned on your paying back to your account the amount of your prior vested balance within 5 years of the date it was distributed to you. In either event, your prior vesting service will be recredited to your account

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------

ACCOUNT        WHILE EMPLOYED
WITHDRAWAL     You may make a total or partial withdrawal of the vested portion of your account by filing the appropriate form with the Plan
               Administrator for transmittal to Pentegra Services, Inc. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is received and processed by Pentegra Services, Inc. (see
               "Valuation of Accounts" section of this booklet).

               Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59o. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

               In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59o.

               As required by Internal Revenue Service Regulations, a withdrawal of your pre-tax contributions prior to age 59o or termination of employment can only be made on account of a hardship. Also, a withdrawal of any employer Profit Sharing contributions prior to termination of employment and the attainment of age 59o can only be made on account of hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

               (1)  Medical expenses (other than amounts paid by insurance).
               (2) The purchase of a principal residence (mortgage payments are excluded).
               (3) Tuition, including room and board, for the next 12 months of post-secondary education.
               (4) The prevention of the eviction from a principal residence or foreclosure on the mortgage of a principal residence. Only one in-service withdrawal may be made in any Plan Year.

               UPON TERMINATION OF EMPLOYMENT
               You may leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70o. However, if your account under the Plan, when aggregated, is less than $500.00 then your account will be distributed to you as soon as practicable following your date of termination. You may make withdrawals from your account(s) at any time after you terminate employment. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See "Investment of Contributions" section of this booklet).

               Payments shall be made in the form of a lump sum or a partial lump sum.

                                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
--------------------------------------------------------------------------------
                                                                     (continued)

               UPON DISABILITY
               If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment

               You are disabled under the Plan if you are eligible to receive
               (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

               UPON DEATH

               If you die when you are a participant of the Plan, the value of your entire account will be payable to your beneficiary. This payment will be made in the form of a lump sum.

               If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                                     BORROWING FROM YOUR ACCOUNT
--------------------------------------------------------------------------------

LOANS You may borrow from the vested portion of your account. You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

               The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc. receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer contributions.

               The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate (base rate) plus 1%).

               Repayments are made through payroll deductions and will be transmitted along with the Employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 3 monthly payments have been made, you may repay the outstanding balance of the loan (subject to the terms of your loan documents). If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

               As you repay the loan, the principal portion, together with the interest, will be credited to your account. In this way, you will be paying interest to yourself. A $50.00 origination fee and a $40.00 annual administrative fee will be subtracted from your account. The origination fee, plus the first year's administrative fee will be deducted proportionately from your account at the time of origination. Subsequent annual administrative fees will be deducted from your account each year on or about the anniversary date of the loan origination.

               In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the applicable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.

                                                                PLAN LIMITATIONS
--------------------------------------------------------------------------------

PLAN           Internal Revenue Service ("IRS") requirements impose certain
LIMITATIONS    limitations on the amount of contributions that may be made to this and other qualified plans. In general, the annual
               "contributions" made to a defined contribution plan such as this Plan, in respect of any member, may not exceed the lesser of 25% of the member's total compensation or $35,000. (This amount may be subject to periodic adjustment by the IRS at some time in the future). For this purpose, "contributions" include employer contributions, member 401(k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401(k) account may not exceed the lesser of 25% of the member's total compensation or $7,000 (indexed for cost-of-living adjustments, if any - $10,500 in 2001). Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

               Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

               As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

               Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

               If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

               Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

               The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

               The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.

--------------------------------------------------------------------------------

TOP HEAVY      A "top heavy" plan is a plan under which more than 60% of the
INFORMATION    accrued benefits (account values) are for key employees. Key employees generally include officers and shareholders earning more than $45,000 (indexed for cost-of-living adjustments;
               $70,000 in 2001) per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan
               Salary or the greatest percentage contributed by the employer for any key employee. This minimum contribution would be offset by the regular contribution made by your employer (See "Plan
               Contributions" section of this booklet). In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

DISPUTED       If you disagree with respect to any benefit to which you feel you
CLAIMS         are entitled, you should make a written claim to the Plan
PROCEDURE      Administrator of the Plan. If your claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

               The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

QUALIFIED      A QDRO is a judgment, decree or order which has been determined
DOMESTIC       by the Plan Administrator, in accordance with the procedures
RELATIONS      established under the provisions of the Plan, to constitute a
ORDER          QDRO under the Internal Revenue Code.
("QDROs")
               To obtain copies of the Plan's QDRO Procedures, free of charge, please contact the Plan Administrator. (Please refer to the "Plan
               Information" section of this booklet to obtain the Plan
               Administrator's address and phone number).

                                                                  MEMBERS RIGHTS
--------------------------------------------------------------------------------

STATEMENT OF   As a member of the Plan, you are entitled to certain rights and
MEMBER'S       protection under ERISA which provides that all members shall be
RIGHTS         entitled to:

                    Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

                    Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

                    Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

               In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

               Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

               If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

               If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

               This Statement of ERISA Rights is required by federal law and regulation.

                                                                PLAN INFORMATION
--------------------------------------------------------------------------------

               Plan Name:

                    Allied First Bank Employees' Savings &
                    Profit Sharing Plan and Trust

               Plan Administrator:

                    Allied First Bank
                    387 Shuman Boulevard, Suite 120 W
                    Naperville, IL 60563

                    Phone No: (630) 778-7700

                    Employer Identification Number: 36-3899872

                    Plan Number: 002

                    Plan Year End: December 31

               Trustee:

                    The Bank of New York
                    1 Wall Street
                    New York, NY 10286

                    Phone: (212) 635-8115

               Agent for Service of Legal Process:

                    Allied First Bank

               Administrative Services:

                    Record-keeping services are provided by:

                    Pentegra Services, Inc.
                    108 Corporate Park Drive
                    White Plains, New York 10604

                    Phone No.: (914) 694-1300 FAX No.: (914) 694-6429
                    (800) 872-3473

                                   EXHIBIT B

                                   005281.RFO


Form 5500                                   Annual Return/Report of Employee Benefit Plan                     Official Use Only
Department of the Treasury                  This form is required to be filed under sections 104 and          OMB Nos. 1210-0110
Internal Revenue Service                    4065 of the Employee Retirement Income Security Act of 1974                1210-0089
                                            (ERISA) and sections 6039D, 6047(e), 6057(b), and 6058(a) of
Department of Labor                         Internal Revenue Code (the Code).                                         2000
                                                      < Complete all entries in accordance with
Pension and Welfare Benefits                              the instructions to the Form 5500.                  This Form is Open to
Administration                                                                                                 Public Inspection
Pension Benefit Guaranty Corp.

-------------------------------------------------------------------------------

PART I       ANNUAL REPORT IDENTIFICATION INFORMATION
================================================================================
For the calendar plan year 2000 or fiscal plan year beginning  01/01/2000          , and ending        ,
-----------------------------------------------------------------------------------------------------------

A This return/report is for:
         (1)       a multiemployer plan;
            -------
         (2)  X    a single-employer plan (other than a multiple-employer plan);
            -------
         (3)       a multiple-employer plan; or
            -------
         (4)       a DFE (specify)
            -------

B This return/report is:
         (1)       the first return/report filed for the plan;
            -------
         (2)       an amended return/report;
            -------
         (3)       the final return/report filed for the plan;
            -------
         (4)       a short plan year return/report (less than 12 months)
            -------

C If the plan is a collectively-bargained plan, check here                <
                                                          .................----
D If you filed for an extension of time to file, check the box and attach a copy of the extension application <
                                -----

================================================================================
PART II      BASIC PLAN INFORMATION - ENTER ALL REQUESTED INFORMATION.
================================================================================
1a Name of plan
ALLIED PILOTS ASSOCIATION
FEDERAL CREDIT UNION PROFIT SHARING PLAN
AND TRUST

1b Three-digit plan number (PN)
001

1c Effective date of plan (mo., day, yr.)
01/01/1995

2a Plan sponsor's name and address (employer, if for a single-employer plan)

ALLIED PILOTS ASSOCIATION
FEDERAL CREDIT UNION
PO BOX 3272
NAPERVILLE, IL 60566-7272

--------------------------------------------------------------------------------
  Official Use Only
         Form 5500 (2000)                                           Page 2
--------------------------------------------------------------------------------

2b Employer Identification Number (EIN)
36-3899872

2c Sponsor's telephone number
630-778-7700

2d Business code (see instructions)
522130
--------------------------------------------------------------------------------
CAUTION: A penalty for the late or incomplete filing of this return/report will be assessed unless reasonable cause is established.
================================================================================
Under penalties of perjury and other penalties set forth in the instructions, I declare that I have examined this return/report, including accompanying schedules, statements, and attachments, and to the best of my knowledge and belief, it is true, correct, and complete.

===================================      ================   =======================================================
 Signature of plan administrator               Date           Typed or printed name of individual signing as plan



===================================      ================   =========================================================
Signature of employer/plan sponsor/DFE         Date          Typed or printed name of individual signing as employer,
                                                             plan sponsor or DFE as applicable.

--------------------------------------------------------------------------------
FOR PAPERWORK REDUCTION ACT NOTICE AND            v3.2         FORM 5500 (2000)
OMB CONTROL NUMBERS, SEE THE INSTRUCTIONS
FOR FORM 5500.

-------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2000)                                              Page 3
-------------------------------------------------------------------------------

3a Plan administrator's name and address (If same as plan sponsor, enter "Same")
    SAME

3b Administrator's EIN

3c Administrator's telephone number


4 If the name and/or EIN of the plan sponsor has changed since the last return/report filed for this plan, enter the name, EIN and the plan number from the last return/report below:

   a Sponsor's name


   b EIN


   c PN


5  Preparer information (optional)

   a Name (including firm name, if applicable) and address


   b EIN


   c Telephone number

--------------------------------------------------------------------------------------------------------------
6  Total number of participants at the beginning of the plan year  ...................................(6)   11
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2000)                                               Page 4
--------------------------------------------------------------------------------

7 Number of participants as of the end of the plan year (welfare plans complete only lines 7a, 7b, 7c, and 7d)
     a Active participants.............................................(7a)  10
     b Retired or separated participants receiving benefits............(7b)   0
     c Other retired or separated participants entitled to future
       benefits........................................................(7c)   1
     d Subtotal.  Add lines 7a, 7b, and 7c.............................(7d)  11
     e Deceased participants whose beneficiaries are receiving or are entitled
       to receive benefits.............................................(7e)   0
     f Total.  Add lines 7d and 7e.....................................(7f)  11
     g Number of participants with account balances as of the end of the plan year (only defined contribution plans complete this
       item)..................... .....................................(7g)  11
     h Number of participants that terminated employment during the plan year with accrued benefits that were less than 100%
         vested........................................................(7h)   2
     i If any participant(s) separated from service with a deferred vested benefit, enter the number of separated participants required to be
       reported on a Schedule SSA (Form 5500)..........................(7i)   0

8    Benefits provided under the plan (complete 8a through 8c, as applicable)

 a  X   Pension benefits (check this box if the plan provides pension benefits
  ----- and enter the applicable pension feature codes from the List of Plan
        Characteristics Codes printed in the instructions):

         2E     2F     3E     2G
        ----   ----   ----   ----   ----   ----   ----   ----   ----  ----

 b      Welfare benefits (check this box if the plan provides welfare benefits
  ----- and enter the applicable welfare ---- feature codes from the List of Plan Characteristics Codes printed in the instructions):

        ----   ----   ----   ----    ----   ----   ----   ----   ----  ----

 c      Fringe benefits (check this box if the plan provides fringe benefits)
  -----

9a        Plan funding arrangement (check all that apply)
     (1)    X    Insurance
          -----
     (2)         Section 412(i) insurance contracts
          -----
     (3)         Trust
          -----
     (4)         General assets of the sponsor
          -----

--------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2000)                                              Page 5
--------------------------------------------------------------------------------
9b   Plan benefit arrangement (check all that apply)
     (1)    X    Insurance
          -----
     (2)         Section 412(i) insurance contracts
          -----
     (3)         Trust
          -----
     (4)         General assets of the sponsor
          -----

10 Schedules attached (Check all applicable boxes and, where indicated, enter the number attached. See instructions.)

     a Pension Benefit Schedules
     (1)     X         R   (Retirement Plan Information)
           -----
     (2)     X      1  T   (Qualified Pension Plan Coverage Information)
           -----  ----    If a Schedule T is not attached because the plan is
                          relying on coverage testing information for a prior
                          year, enter the year............................<_____
     (3)               B   (Actuarial Information)
          -----
     (4)               E   (ESOP Annual Information)
          -----
     (5)               SSA (Separated Vested Participant Information)
          -----

     b           Financial Schedules
     (1)                H  (Financial Information)
          -----
     (2)    X           I  (Financial Information -- Small Plan)
          -----
     (3)    X     2     A  (Insurance Information)
          -----  ---
     (4)                C  (Service Provider Information)
          -----
     (5)    X           D  (DFE/Participating Plan Information)
          -----
     (6)                G  (Financial Transaction Schedules)
          -----
     (7)    X      1    P  (Trust Fiduciary Information)
          -----   ----
     c           Fringe Benefit Schedule
                        F  (Fringe Benefit Plan Annual Information)
          -----
--------------------------------------------------------------------------------

                                   005281.RFO


Form 5500                                   Annual Return/Report of Employee Benefit Plan                     Official Use Only
Department of the Treasury                  This form is required to be filed under sections 104 and          OMB Nos. 1210-0110
Internal Revenue Service                    4065 of the Employee Retirement Income Security Act of 1974                1210-0089
                                            (ERISA) and sections 6039D, 6047(e), 6057(b), and 6058(a) of
Department of Labor                         Internal Revenue Code (the Code).                                         2000
                                                      < Complete all entries in accordance with
Pension and Welfare Benefits                              the instructions to the Form 5500.                  This Form is Open to
Administration                                                                                                 Public Inspection
Pension Benefit Guaranty Corp.

-----------------------------------------------------------------------------------------------------------

PART I       ANNUAL REPORT IDENTIFICATION INFORMATION
===========================================================================================================
For the calendar plan year 2000 or fiscal plan year beginning  01/01/2000          , and ending        ,
-----------------------------------------------------------------------------------------------------------

A This return/report is for:
         (1)       a multiemployer plan;
            -------
         (2)  X    a single-employer plan (other than a multiple-employer plan);
            -------
         (3)       a multiple-employer plan; or
            -------
         (4)       a DFE (specify)
            -------

B This return/report is:
         (1)       the first return/report filed for the plan;
            -------
         (2)       an amended return/report;
            -------
         (3)       the final return/report filed for the plan;
            -------
         (4)       a short plan year return/report (less than 12 months)
            -------

C If the plan is a collectively-bargained plan, check here                <
                                                          .................----
D If you filed for an extension of time to file, check the box and attach a copy of the extension application <
                                -----

================================================================================
PART II      BASIC PLAN INFORMATION - ENTER ALL REQUESTED INFORMATION.
================================================================================
1a Name of plan
ALLIED PILOTS ASSOCIATION FED.
CREDIT UNION EMPLOYEES 401 (K)

1b Three-digit plan number (PN)
002

1c Effective date of plan (mo., day, yr.)
01/01/1997

2a Plan sponsor's name and address (employer, if for a single-employer plan)

ALLIED PILOTS ASSOCIATION FED

387 SHUMAN BLVD
STE. 120 W
NAPERVILLE, IL 60563

--------------------------------------------------------------------------------
  Official Use Only
         Form 5500 (2000)                                           Page 2
--------------------------------------------------------------------------------

2b Employer Identification Number (EIN)
36-3899872

2c Sponsor's telephone number
630-778-7700

2d Business code (see instructions)
522130
--------------------------------------------------------------------------------
CAUTION: A penalty for the late or incomplete filing of this return/report will be assessed unless reasonable cause is established.
================================================================================
Under penalties of perjury and other penalties set forth in the instructions, I declare that I have examined this return/report, including accompanying schedules, statements, and attachments, and to the best of my knowledge and belief, it is true, correct, and complete.

===================================      ================   =======================================================
 Signature of plan administrator               Date           Typed or printed name of individual signing as plan



===================================      ================   =========================================================
Signature of employer/plan sponsor/DFE         Date          Typed or printed name of individual signing as employer,
                                                             plan sponsor or DFE as applicable.

--------------------------------------------------------------------------------
FOR PAPERWORK REDUCTION ACT NOTICE AND            v3.2         FORM 5500 (2000)
OMB CONTROL NUMBERS, SEE THE INSTRUCTIONS
FOR FORM 5500.

-------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2000)                                              Page 3
-------------------------------------------------------------------------------

3a Plan administrator's name and address (If same as plan sponsor, enter "Same")
    SAME

3b Administrator's EIN

3c Administrator's telephone number


4 If the name and/or EIN of the plan sponsor has changed since the last return/report filed for this plan, enter the name, EIN and the plan number from the last return/report below:

   a Sponsor's name


   b EIN


   c PN


5  Preparer information (optional)

   a Name (including firm name, if applicable) and address


   b EIN


   c Telephone number

--------------------------------------------------------------------------------------------------------------
6  Total number of participants at the beginning of the plan year  ...................................(6)   11
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2000)                                               Page 4
--------------------------------------------------------------------------------

7 Number of participants as of the end of the plan year (welfare plans complete only lines 7a, 7b, 7c, and 7d)
     a Active participants.............................................(7a)  10
     b Retired or separated participants receiving benefits............(7b)   0
     c Other retired or separated participants entitled to future
       benefits........................................................(7c)   1
     d Subtotal.  Add lines 7a, 7b, and 7c.............................(7d)  11
     e Deceased participants whose beneficiaries are receiving or are entitled
       to receive benefits.............................................(7e)   0
     f Total.  Add lines 7d and 7e.....................................(7f)  11
     g Number of participants with account balances as of the end of the plan year (only defined contribution plans complete this
       item)..................... .....................................(7g)  11
     h Number of participants that terminated employment during the plan year with accrued benefits that were less than 100%
         vested........................................................(7h)   2
     i If any participant(s) separated from service with a deferred vested benefit, enter the number of separated participants required to be
       reported on a Schedule SSA (Form 5500)..........................(7i)   0

8    Benefits provided under the plan (complete 8a through 8c, as applicable)

 a  X   Pension benefits (check this box if the plan provides pension benefits
  ----- and enter the applicable pension feature codes from the List of Plan
        Characteristics Codes printed in the instructions):

         2E     2F     2G     2J     2K     3E
        ----   ----   ----   ----   ----   ----   ----   ----   ----  ----

 b      Welfare benefits (check this box if the plan provides welfare benefits
  ----- and enter the applicable welfare ---- feature codes from the List of Plan Characteristics Codes printed in the instructions):

        ----   ----   ----   ----    ----   ----   ----   ----   ----  ----

 c      Fringe benefits (check this box if the plan provides fringe benefits)
  -----

9a        Plan funding arrangement (check all that apply)
     (1)         Insurance
          -----
     (2)         Section 412(i) insurance contracts
          -----
     (3)    X    Trust
          -----
     (4)         General assets of the sponsor
          -----

--------------------------------------------------------------------------------
Official Use Only
     Form 5500 (2000)                                              Page 5
--------------------------------------------------------------------------------
9b   Plan benefit arrangement (check all that apply)
     (1)         Insurance
          -----
     (2)         Section 412(i) insurance contracts
          -----
     (3)    X    Trust
          -----
     (4)         General assets of the sponsor
          -----

10 Schedules attached (Check all applicable boxes and, where indicated, enter the number attached. See instructions.)

     a Pension Benefit Schedules
     (1)     X         R   (Retirement Plan Information)
           -----
     (2)     X      1  T   (Qualified Pension Plan Coverage Information)
           -----  ----    If a Schedule T is not attached because the plan is
                          relying on coverage testing information for a prior
                          year, enter the year............................<_____
     (3)               B   (Actuarial Information)
          -----
     (4)               E   (ESOP Annual Information)
          -----
     (5)               SSA (Separated Vested Participant Information)
          -----

     b           Financial Schedules
     (1)                H  (Financial Information)
          -----
     (2)    X           I  (Financial Information -- Small Plan)
          -----
     (3)                A  (Insurance Information)
          -----
     (4)                C  (Service Provider Information)
          -----
     (5)    X           D  (DFE/Participating Plan Information)
          -----
     (6)                G  (Financial Transaction Schedules)
          -----
     (7)    X      1    P  (Trust Fiduciary Information)
          -----   ----
     c           Fringe Benefit Schedule
                        F  (Fringe Benefit Plan Annual Information)
          -----
--------------------------------------------------------------------------------

                                    EXHIBIT C

                                ALLIED FIRST BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

       PARTICIPANT ELECTION TO INVEST IN ALLIED FIRST BANCORP, INC. STOCK


1.       PARTICIPANT DATA

---------------------------------------------------------------------------------------------------------------------
         Print your full name above          (Last, first, middle initial)                   Social Security Number

---------------------------------------------------------------------------------------------------------------------
         Street Address                                        City                 State                  Zip

$
----------------------------------------------------------         ---------------------         --------------------
Balance of Participant's Plan Accounts at ____________, 2001           Date of Birth             Date of Hire


2.       INVESTMENT DIRECTION

         The Allied First Bank Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan") is giving participants a special opportunity to invest their account balances in common stock ("Allied First Bancorp, Inc. Stock") issued by Allied First Bank Bancorporation, Inc. ("Allied First Bancorp, Inc.") in connection with the conversion of Allied First Bank ("Allied First Bank") from the mutual to the stock form. This election may be made during the Subscription and Community Offering, with respect to the balance in your accounts under the 401(k) Plan (hereinafter referred to as your "Accounts") as of ____________, 2001. Please review the Subscription and Community Prospectus dated November __, 2001 (the "Prospectus") and the Prospectus Supplement (the "Supplement") dated November __, 2001 before making any decision.

         Investing in Allied First Bancorp, Inc. Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and your investment advisor. The 401(k) Plan's Trustee and the Plan Administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement.

         Any shares purchased by the 401(k) Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Allied First Bancorp, Inc. Stock, as discussed in the Prospectus and Supplement. In addition, once you have elected to have your account invested in Allied First Bancorp, Inc. Stock, you may have limited opportunities to change this investment decision. ANY PART OF YOUR ACCOUNT INVESTED IN ALLIED FIRST BANCORP, INC. STOCK MAY BE CHANGED TO AN ALTERNATIVE AUTHORIZED INVESTMENT UNDER THE 401(K) PLAN ONLY DURING AN "INVESTMENT CHANGE PERIOD."

         An "Investment Change Period" opens at the beginning of the third day after the Allied First Bancorp, Inc. issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Allied First Bancorp, Inc. for general distribution which announces, for the first time, the Allied First Bancorp, Inc.'s results of operations for a particular fiscal quarter. Allied First Bank anticipates these opportunities will occur four times per year. Allied First Bank will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

/ / I choose to invest in _______ shares (25 share minimum) of Allied First Bancorp, Inc. Stock at $10.00 per share, with the aggregate purchase price to be obtained by the Trustee's use of assets currently held in my Accounts. I hereby direct the Trustee to obtain the funds necessary to purchase such shares of Allied First Bancorp, Inc. Stock by using funds in my current Accounts from among the following Investment Options in the following percentages (in not less than 10% increments):


                / /      Money Market Fund                                                 %
                                                                                -----------

                / /      Stable Value Fund                                                 %
                                                                                -----------

                / /      Government Bond Fund                                              %
                                                                                -----------

                / /      S&P 500 Stock Fund                                                %
                                                                                -----------

                / /      S&P 500/Value Stock Fund                                          %
                                                                                -----------

                / /      S&P 500/Growth Stock Fund                                         %
                                                                                -----------

                / /      S&P MidCap Stock Fund                                             %
                                                                                -----------

                / /      Russell 2000 Stock Fund                                           %
                                                                                -----------

                / /      International Stock Fund                                          %
                                                                                -----------

                / /      Income Plus Asset Allocation Fund                                 %
                                                                                -----------

                / /      Growth & Income Asset Allocation Fund                             %
                                                                                 -----------

                / /      Growth Asset Allocation Fund                                      %
                                                                                -----------

                / /      Allied First Bank Certificate of Deposit Fund                     %
                                                                                -----------


/ /     I choose not to invest any of my Accounts in Allied First Bancorp, Inc.
        Stock.


3.      PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this PARTICIPANT INVESTMENT ELECTION, I authorize and direct the Plan Administrator and Trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Allied First Bancorp, Inc. Stock, and I have read the explanation provided in Part 2 of this form. I am aware of the risks involved in the investment in Allied First Bancorp, Inc. Stock, and understand that the Trustee and Plan Administrator are not responsible for my choice of investment.


                                                            ------------------------------------------
                     Participant's Signature                                 Date Signed

Signed before me this       day of                 , 2001
                      ------        ----------------        ------------------------------------------
                                                                             Notary Public

My Commission Expires
                      ------------------------------------


          PLEASE COMPLETE AND RETURN BY 12:00 NOON ON DECEMBER __, 2001

PROSPECTUS
UP TO ^ 608,350 SHARES OF COMMON STOCK
        =======
                                                      ALLIED FIRST BANCORP, INC.
                                (Proposed Holding Company for Allied First Bank)


================================================================================
     Allied First Bank is converting from the mutual to the stock form of organization. As part of the conversion, Allied First Bank will issue all of its common stock to Allied First Bancorp, Inc. Allied First Bancorp, Inc. has been formed to be the holding company for Allied First Bank.
================================================================================

                              TERMS OF THE OFFERING

                                                                                                            Maximum,
                                                                          Minimum           Maximum       as Adjusted
                                                                          -------           -------       -----------

         Per Share Price                                                $    10.00        $    10.00       $    10.00
         Number of Shares                                                ^ 391,000           529,000          608,350
                                                                           =======           =======          =======
         Underwriting Commission and Other Expenses                     $ ^570,000        $ ^570,000       $ ^570,000
                                                                           =======           =======          =======
         Net Proceeds to Allied First Bancorp, Inc.                   ^ $3,340,000        $4,720,000       $5,513,500
                                                                        ==========        ==========       ==========
         Net Proceeds Per Share                                         $   ^ 8.54        $   ^ 8.92       $   ^ 9.06
                                                                              ====              ====             ====


      PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE __ OF THIS DOCUMENT.

     Keefe, Bruyette & Woods, Inc. will use its best efforts to assist Allied First Bancorp, Inc. in selling at least the minimum number of shares but does not guarantee that any shares will be sold. The minimum number of shares an individual investor may purchase is 25 shares or $250.

     The offering to depositors of Allied First Bank will end at 12:00 Noon, Naperville, Illinois time, on December ___, 2001. Allied First Bancorp, Inc. will hold all funds of subscribers in an interest-bearing account at Allied First Bank until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER FEDERAL AGENCY OR STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THE ARTICLES OF INCORPORATION OF ALLIED FIRST BANCORP, INC. ELIMINATE VOTING RIGHTS FOR SHARES OF COMMON STOCK BENEFICIALLY OWNED BY ANY SHAREHOLDER HOLDING IN EXCESS OF 10% OF THE OUTSTANDING SHARES.


     For information on how to subscribe, call the Stock Information Center toll free at (877)298-6520.

                   ------------------------------------------

                          KEEFE, BRUYETTE & WOODS, INC.

                   ------------------------------------------

                               November ___, 2001

             [MAP of Registrant's market area to be produced here.]

--------------------------------------------------------------------------------
                                     SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the financial statements and the notes to the financial statements.

THE COMPANIES:
                           ALLIED FIRST BANCORP, INC.
                                        ^

     Allied First Bancorp, Inc. will be the holding company for Allied First Bank when our conversion to stock form is complete. Allied First Bancorp, Inc. was formed in September 2001. It has not engaged in any business.

     After completing the conversion we will appear as shown below:

            =========================================================
                               PUBLIC STOCKHOLDERS
            =========================================================

                                                100% of the common stock
================================================================================
                           Allied First Bancorp, Inc.
================================================================================

                                                100% of the common stock
================================================================================
                              Allied First Bank, sb
================================================================================


     The principal executive ^ OFFICE of Allied First Bancorp, Inc. will be located at 387 Shuman ^ Boulevard, Suite 0W, Naperville, Illinois 60563, and its telephone number will be (630) 778-7700.


                              ALLIED FIRST BANK, SB
                                        ^


     Allied First Bank, sb is an Illinois chartered mutual savings bank that converted from a federal credit union on September 1, 2001. Prior to September, 2001, we were known as Allied Pilots Association Federal Credit Union. At June 30, 2001, we had total assets of $82.2 million, deposits of $77.6 million and total equity of $4.2 million. We are now changing our structure by becoming a stock savings bank with the title "Allied First Bank, sb." Unless the context indicates otherwise, references to Allied First Bank prior to September 1, 2001 shall include Allied Pilots Association Federal Credit Union. THE PRINCIPAL EXECUTIVE OFFICE OF ALLIED FIRST BANK IS LOCATED AT 387 SHUMAN BOULEVARD, SUITE 120W, NAPERVILLE, ILLINOIS 60563, AND ITS TELEPHONE NUMBER IS (630) 778-7700.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Allied Pilots Association Federal Credit Union was originally organized in 1994 to serve the current and former pilots of American Airlines and their family members. As a credit union, it was limited to attracting deposits from and making loans to its members. As a mutual savings bank, Allied First Bank may serve any member of the general public. Our principal business consists of attracting retail deposits from the general public and investing those funds primarily in vehicle loans consisting of automobile and recreational vehicles, unsecured consumer loans, recreational boat and airplane loans and credit card loans, as well as home equity loans.

^

THE STOCK OFFERING

     As the first step in its strategic plan, Allied Pilots Association Federal Credit Union converted to Allied First Bank in order to obtain a charter that would allow it to raise capital. We are now converting to stock form and offering common stock to our members and the public in order to complete the second step of our strategic plan. This new capital will support and expand our future operations. The stock form of organization will also give us more flexibility to increase our capital position in the future. See "Allied First Bank's Conversion - Our Reasons for the Corporate Change."


     We are offering between ^ 391,000 and ^ 529,000 shares of Allied First Bancorp, Inc. common stock at $10.00 per share. Because of changes in financial market conditions before we complete the conversion, the number of shares we offer may increase to ^ 608,350 shares with the approval of the Illinois Office of Banks and Real Estate and the Federal Deposit Insurance Corporation ("FDIC"), without any notice or resolicitation opportunity provided to you. If so, you will not have the chance to change or cancel your stock order.


     Keefe, Bruyette & Woods, Inc. will assist us in selling the stock. For further information about Keefe, Bruyette & Woods, Inc.'s role in the offering, see "Allied First Bank's Conversion -Marketing Arrangements."

HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PRICE PER SHARE


     The independent appraisal by RP Financial, LC, dated as of ^October 19, 2001, established the offering range. This appraisal was based on our financial condition and operations and the effect of the additional capital raised in the conversion. The $10.00 price per share was determined by our board of directors and is the price most commonly used in stock offerings involving conversions of mutual savings institutions. RP Financial, LC will update the appraisal before the completion of the conversion.


TERMS OF THE OFFERING

     We are offering the shares of common stock to those with subscription rights in the following order of priority:

     (1)  Depositors who held at least $50 with us on December 31, 1998.

--------------------------------------------------------------------------------
                                       4

--------------------------------------------------------------------------------

     (2)  Depositors who held at least $50 with us on September 30, 2001.

     (3)  Other members of Allied First Bank on ________ __, 2001.

     (4) Allied First Bank's directors, officers and employees, to the extent they are not included in the above three priority categories.

     Shares of common stock not subscribed for in the subscription offering will be offered to the general public in a direct community offering and, if necessary, a public offering. We reserve the right, in our sole discretion, to accept or reject any orders to purchase shares of common stock received in the direct community offering and the public offering. See "Allied First Bank's Conversion" on pages __ to __.

TERMINATION OF THE OFFERING

     The subscription offering will end at 12:00 Noon, Naperville, Illinois time on December ___, 2001. If all of the shares are not subscribed for in the subscription offering and we do not get orders for the remaining shares by _______ __, 2002, we will either:

     (1) promptly return any payment you made to us, with interest, or cancel any withdrawal authorization you gave us; or

     (2) extend the offering, if allowed, and give you notice of the extension and of your rights to cancel or change your order. If we extend the offering and you do not respond to the notice, then we will cancel your order and return your payment, with interest, or cancel any withdrawal authorization you gave us. We must complete or terminate the offering by December __, 2003.

HOW WE WILL USE THE PROCEEDS RAISED FROM THE SALE OF COMMON STOCK

     We intend to use the net proceeds received from the stock offering, assuming completion of the offering at the maximum of the estimated offering range, as follows:


        $ 100,000  Retained by Allied First Bancorp, Inc. and initially placed in short-term investments for general corporate purposes
      ^ 4,620,000  Used to buy the stock of Allied First Bank
     ============
     ^ $4,720,000  Net proceeds from stock offering
     ============

     If we complete the offering at the minimum of the estimated offering range, then Allied First Bancorp, Inc. will retain $100,000 of the proceeds of the offering and will use ^ $3,240,000 to buy the stock of Allied First Bank. Allied First Bank will use $1.0 million of the proceeds to redeem subordinated capital notes that were issued at the time Allied Pilots Association Federal Credit Union converted to Allied First Bank in order to meet the FDIC capital requirements. We intend to use the remaining proceeds at Allied First Bank for future lending and investment, in addition to general corporate purposes. See "How We Intend to Use the Proceeds."


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

WE CURRENTLY DO NOT INTEND TO PAY A CASH DIVIDEND AFTER COMPLETION OF THE STOCK OFFERING

     We currently do not intend to pay cash dividends after completion of the stock offering. We may, however, determine to pay dividends in the future. The amount and timing of any future dividends will be determined at that time. Future dividends, however, are not guaranteed. See "Our Policy Regarding Dividends" on page ___.

BENEFITS TO MANAGEMENT FROM THE OFFERING

     We may adopt a stock option plan and a restricted stock plan in the future for the benefit of directors, officers and employees, subject to shareholder approval. We will not adopt any plan prior to one year following completion of the stock offering. If we adopt the restricted stock plan, some of these individuals may be awarded stock at no cost to them. As a result, the restricted stock plan may increase the voting control of management without a cash outlay.

     The following table presents the total value of the shares of common stock, at the maximum of the offering range, which would be available for award and issuance under the restricted stock plan. The table assumes that the value of the shares is $10.00 per share and the amount of the award is 4% of the shares issued at the maximum of the offering range. The table does not include a value for the options because the price paid for the option shares will be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized under an option only if the market price of common stock increases after the date of grant.


                                                                  Percentage of
                                                                  Shares Issued
                                                   Estimated         at the
                                                     Value           Maximum
                                                   of Shares          of the
                                                   ---------      Offering Range
                                                                  --------------
Restricted Stock Awards ......................... ^ $211,600           4.0%
                                                    ========
Stock Options ...................................         --          10.0
     Total ...................................... ^ $211,600          14.0%
                                                  ==========          ====

     ^ FURTHER, AS PART OF THE CONVERSION, ALLIED FIRST BANK WILL USE A PORTION OF ITS NET PROCEEDS FROM THE CONVERSION TO REDEEM $1.0 MILLION IN SUBORDINATED CAPITAL NOTES THAT WERE ISSUED ON SEPTEMBER 1, 2001, WHEN THE ALLIED PILOTS ASSOCIATION FEDERAL CREDIT UNION CONVERTED TO A MUTUAL SAVINGS BANK, IN ORDER TO MEET THE CAPITAL REQUIREMENTS OF THE FDIC. MANAGEMENT OF ALLIED FIRST BANK PURCHASED $600,000 OF THE SUBORDINATED CAPITAL NOTES.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HOW TO PURCHASE COMMON STOCK


     NOTE: ONCE WE RECEIVE YOUR ORDER, YOU CANNOT CANCEL OR CHANGE IT WITHOUT OUR CONSENT. IF ALLIED FIRST BANCORP, INC. INTENDS TO SELL FEWER THAN ^ 391,000 SHARES OR MORE THAN ^ 608,350 SHARES, ALL SUBSCRIBERS WILL BE NOTIFIED AND GIVEN THE OPPORTUNITY TO CHANGE OR CANCEL THEIR ORDERS. IF AT THAT TIME YOU DO NOT RESPOND TO THIS NOTICE, WE WILL RETURN YOUR SUBSCRIPTION PROMPTLY WITH INTEREST.


     If you want to subscribe for shares, you must complete an original stock order form and send it, together with full payment or a withdrawal authorization, to Allied First Bank in the postage-paid envelope provided. You must sign the certification that is part of the stock order form. We must receive your stock order form before the end of the offering period.

     You may pay for shares in any of the following ways:

     o    If delivered in person to the home office of Allied First Bank.

     o    BY CHECK OR MONEY ORDER made payable to Allied First Bancorp, Inc.

     o BY AUTHORIZING A WITHDRAWAL FROM AN ACCOUNT AT ALLIED FIRST BANK. To use funds in an Individual Retirement Account at Allied First Bank, you must transfer your account to a self-directed account with an unaffiliated institution or broker. Please contact the conversion center at least one week before the end of the offering for assistance.

     We will pay interest on your subscription funds at the rate Allied First Bank pays on savings accounts from the date we receive your funds until the conversion is completed or terminated. Our rate is currently 2.0%. All funds authorized for withdrawal from deposit accounts with Allied First Bank will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

STOCK INFORMATION CENTER

     If you have any questions regarding the offering or our conversion to stock form, please call the Stock Information Center toll free at (877) 298-6520.

SUBSCRIPTION RIGHTS

     Subscription rights are not allowed to be transferred and we will act to ensure that you do not transfer your subscription rights. We will not accept any stock orders that we believe involve the transfer of subscription rights.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IMPORTANT RISKS IN OWNING ALLIED FIRST BANCORP, INC.'S COMMON STOCK

     Before you decide to purchase stock, you should read the "Risk Factors" section on pages __ to __ of this document for information regarding certain risks of the conversion, including the likelihood that a liquid trading market will not develop.




























--------------------------------------------------------------------------------

                        SELECTED FINANCIAL AND OTHER DATA

     The summary information presented below under "Selected Financial Condition Data" and "Selected Operations Data" for, and as of the end of, each of the years ended June 30 is derived from our audited financial statements. The following information is only a summary and you should read it in conjunction with our financial statements and notes beginning on page F-___. In addition, the following financial information does not reflect the impact of any federal or state income taxes for the periods presented due to the federal and state income tax exemption provided to credit unions. However, due to the conversion of our charter to a mutual savings bank, we became a for-profit, taxable organization on September 1, 2001. Operating results beginning September 1, 2001 are subject to federal and state income taxes. See note (1) for a discussion of the impact federal and state income taxes would have had on the periods presented.

                                                        At June 30,
                                                  ---------------------
                                                     2001       2000
                                                  ---------- ----------
                                                     (In Thousands)
SELECTED FINANCIAL CONDITION DATA:
Total assets ...................................  $82,195       $73,977
Other interest earning assets ..................   16,455         6,534
Membership shares at corporate credit union ....      722           715
Federal Home Loan Bank Stock ...................      237           221
Loans receivable, net ..........................   63,549        65,211
Deposits .......................................   77,634        70,106
Total equity ...................................    4,244         3,564

   Full service offices ........................        1             1

                                                            Years Ended June 30,
                                                          ----------------------
                                                             2001        2000
                                                          ----------  ----------
                                                               (In Thousands)
              SELECTED OPERATIONS DATA:
               Interest income .........................  $    6,206  $    5,846
               Interest expense ........................       3,457       3,042
                                                          ----------  ----------
                  Net interest income ..................       2,749       2,804
               Provision for loan losses ...............         254         450
                                                          ----------  ----------
                  Net interest income after provision for
                       loan losses .....................       2,495       2,354
                                                          ----------  ----------
               Other operating income:
                 Credit and debit card transaction income
                    and other fees .....................         658         522
                  First mortgage loan fees .............          88          72
                  Other income .........................          47          41
                                                          ----------  ----------
                    Total other operating income .......         793         635
                                                          ----------  ----------

               Other operating expenses:
                  Salaries and employee benefits .......         978         809
                  Office operations and equipment ......         394         436
                  Credit card processing ...............         506         486
                  Charter conversion professional fees .         108         129
                  Marketing and promotions .............          80         134
                  Data processing ......................         111         114
                  Occupancy ............................          73          71
                  Other expenses .......................         358         428
                                                          ----------  ----------
                 Total other operating expenses ........       2,608       2,607

                  Net income(1) ........................  $      680  $      382
                                                          ==========  ==========

                                                                              Years Ended June 30,
                                                                             ----------------------
                                                                                2001        2000
                                                                             ----------  ----------
KEY OPERATING RATIOS AND OTHER DATA:
-----------------------------------
Performance ratios:
  Return on assets (ratio of net income to average total assets)(1) ........      0.87%       0.52%
   Return on equity (ratio of net income to average equity) ................     17.09       11.22
Interest rate spread information:
   Average during period (2) ...............................................      3.28        3.59
   End of period (2) .......................................................      3.41        3.63
   Net interest margin(3) ..................................................      3.53        3.81
   Ratio of operating expense to average total assets ......................      3.35        3.55
   Ratio of average interest-earning assets to average interest-bearing
             liabilities ...................................................    105.77      105.26

Quality ratios:
   Non-performing assets to total assets at end of period ..................      0.01        0.14
   Allowance for loan losses to non-performing loans .......................  6,270.00      639.62
   Allowance for loan losses to gross loans receivable .....................      0.98        1.03

Capital ratios:
   Equity to total assets at end of period .................................      5.16        4.82
   Average equity to average assets ........................................      5.10        4.63

Other data:
   Number of full service offices ..........................................         1           1

----------------------------
                                                         (FOOTNOTE ON NEXT PAGE)
                                       10

(1) Had Allied First Bank been subject to federal and state income taxes for the fiscal years ended June 30, 2001 and 2000, income tax expense would have been $263,000 and $148,000, respectively. The resulting net income after income tax expense would have been $417,000 for fiscal year 2001 and $234,000 for fiscal year 2000. The return on average assets would have been 0.53% for fiscal year 2001 and 0.32% for fiscal year 2000.
(2) Difference between average rate on interest earning assets and interest bearing liabilities.
(3) Net interest income divided by average interest earning assets.

                               RECENT DEVELOPMENTS

     THE FOLLOWING TABLES CONTAIN CERTAIN INFORMATION CONCERNING THE FINANCIAL POSITION AND RESULTS OF OPERATIONS OF ALLIED FIRST BANK AT THE DATE AND FOR THE PERIODS INDICATED. THE DATA PRESENTED AT SEPTEMBER 30, 2001 AND 2000 AND FOR THE THREE MONTH PERIODS THEN ENDED ARE DERIVED FROM UNAUDITED FINANCIAL STATEMENTS BUT, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS NECESSARY TO PRESENT FAIRLY THE RESULTS FOR THESE INTERIM PERIODS. THESE ADJUSTMENTS CONSIST ONLY OF NORMAL RECURRING ADJUSTMENTS. THE RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS THAT MAY BE EXPECTED FOR THE YEAR ENDING JUNE 30, 2002.

                                                                    AT               AT
                                                               SEPTEMBER 30,       JUNE 30,
                                                                   2001             2001
                                                                       (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
TOTAL ASSETS ...............................................      $82,615          $82,195
OTHER INTEREST EARNING ASSETS ..............................       15,853           16,455
MEMBERSHIP SHARES AT CORPORATE CREDIT UNION ................          722              722
FEDERAL HOME LOAN BANK STOCK ...............................          241              237
LOANS RECEIVABLE, NET ......................................       64,917           63,549
DEPOSITS ...................................................       76,662           77,634
SUBORDINATED DEBENTURES ....................................        1,000              ---
TOTAL EQUITY ...............................................        4,524            4,244

                                                                                                FOR THE THREE MONTHS
                                                                                                 ENDED SEPTEMBER 30,
                                                                                                   2001       2000
                                                                                                    (IN THOUSANDS)
SELECTED OPERATIONS DATA:
INTEREST INCOME ............................................................                 $1,462           $1,545
INTEREST EXPENSE ...........................................................                    755              847
   NET INTEREST INCOME .....................................................                    707              698
PROVISION FOR LOAN LOSSES ..................................................                     60               65
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES .....................                    647              633

OTHER OPERATING INCOME:
   CREDIT AND DEBIT CARD TRANSACTION INCOME AND OTHER FEES .................                    173              152
   FIRST MORTGAGE LOAN FEES ................................................                     15               33
   OTHER INCOME ............................................................                      7                8
         TOTAL OTHER OPERATING INCOME ......................................                    195              193

OTHER OPERATING EXPENSES:
   SALARIES AND EMPLOYEE BENEFITS ..........................................                    267              220
   OFFICE OPERATIONS AND EQUIPMENT .........................................                    106               90
   CREDIT CARD PROCESSING ..................................................                    128              125
  CHARTER CONVERSION PROFESSIONAL FEES .....................................                     43                1
   MARKETING AND PROMOTIONS ................................................                     38               17
   DATA PROCESSING .........................................................                     32               28
   OCCUPANCY ...............................................................                     19               18
   OTHER EXPENSES ..........................................................                    132               95
TOTAL OTHER OPERATING EXPENSES .............................................                    765              594
INCOME TAX EXPENSE (BENEFIT) (1) ...........................................                  (203)              ---

         NET INCOME (1)                                                                       $ 280            $ 232

                                                                                            AT OR FOR THE THREE MONTHS
                                                                                                 ENDED SEPTEMBER 30,
                                                                                               2001             2000
KEY OPERATING RATIOS AND OTHER DATA:
PERFORMANCE RATIOS:
    RETURN ON ASSETS (ANNUALIZED RATIO OF NET INCOME TO AVERAGE TOTAL ASSETS) (1) ......      1.37%            1.24%
    RETURN ON EQUITY (ANNUALIZED RATIO OF NET INCOME TO AVERAGE EQUITY) ................      25.61            24.70
INTEREST RATE SPREAD INFORMATION:
    AVERAGE DURING THE PERIOD (2) ......................................................       3.21             3.46
    END OF PERIOD (2) ..................................................................       3.32             3.48
    NET INTEREST MARGIN (3) ............................................................       3.46             3.73
    RATIO OF OPERATING EXPENSE TO AVERAGE TOTAL ASSETS .................................       3.74             3.17
    RATIO OF AVERAGE INTEREST-EARNING ASSETS TO AVERAGE INTEREST-BEARING
       LIABILITIES .....................................................................     106.73           105.81

QUALITY RATIOS:
    NON-PERFORMING ASSETS TO TOTAL ASSETS AT END OF PERIOD .............................       0.01             0.07
    ALLOWANCE FOR LOAN LOSSES TO NON-PERFORMING LOANS ..................................    5533.33          1395.92
    ALLOWANCE FOR LOAN LOSSES TO GROSS LOANS RECEIVABLE ................................       1.02             5.05

CAPITAL RATIOS:
    EQUITY TO TOTAL ASSETS AT END OF PERIOD ............................................       5.48             5.05
    AVERAGE EQUITY TO AVERAGE ASSETS ...................................................       5.34             5.02

OTHER DATA:
   NUMBER OF FULL SERVICE OFFICES ......................................................          1                1

--------------------------------------------------------------------------------
(1) ALLIED FIRST BANK HAS BEEN SUBJECT TO FEDERAL AND STATE INCOME TAXES SINCE SEPTEMBER 1, 2001. AS A RESULT OF THE CHANGE IN TAX STATUS AND IN ACCORDANCE WITH FINANCIAL ACCOUNTING STANDARDS NO. 109, ACCOUNTING FOR INCOME TAXES, THE BANK RECORDED A NET DEFERRED TAX ASSET IN THE AMOUNT OF $205,000 ON SEPTEMBER 1, 2001. THIS NET DEFERRED TAX ASSET WAS RECORDED AS AN INCOME TAX BENEFIT IN THE INCOME STATEMENT. IN ADDITION, THE BANK RECORDED $2,000 OF TAX EXPENSE ON ITS SEPTEMBER 2001 INCOME BEFORE INCOME TAXES. HAD THE BANK BEEN SUBJECT TO FEDERAL AND STATE INCOME TAXES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000, INCOME TAX EXPENSE WOULD HAVE BEEN $30,000 AND $90,000, RESPECTIVELY. THE RESULTING NET INCOME AFTER INCOME TAX EXPENSE WOULD HAVE BEEN $47,000 (EXCLUDING THE $205,000 TAX BENEFIT) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND $142,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000. THE ANNUALIZED RETURN ON AVERAGE ASSETS WOULD HAVE BEEN 0.23% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 0.76% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000.
(2) DIFFERENCE BETWEEN AVERAGE RATE ON INTEREST EARNING ASSETS AND INTEREST BEARING LIABILITIES.
(3) NET INTEREST INCOME DIVIDED BY AVERAGE INTEREST EARNING ASSETS.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT FINANCIAL INFORMATION

CHANGES IN FINANCIAL CONDITION FROM JUNE 30, 2001 TO SEPTEMBER 30, 2001

     GENERAL. TOTAL ASSETS INCREASED BY $.4 MILLION FROM $82.2 MILLION AT JUNE 30, 2001 TO $82.6 MILLION AT SEPTEMBER 30, 2001. ON THE ASSET SIDE OF OUR BALANCE SHEET THE INTEREST-BEARING DEPOSITS WITH OTHER FINANCIAL INSTITUTIONS DECREASED $.6 MILLION FROM $16.5 MILLION AT JUNE 30, 2001 TO $15.9 MILLION AT SEPTEMBER 30, 2001. IN ADDITION, THE NATIONAL CREDIT UNION SHARE INSURANCE FUND DEPOSIT IN THE AMOUNT OF $619,000 WAS REFUNDED AFTER OUR CONVERSION TO A MUTUAL SAVINGS BANK CHARTER. THESE DECREASES IN CERTAIN INTEREST EARNING ASSETS WERE OFFSET BY AN INCREASE IN OUR LOAN PORTFOLIO AS FURTHER DISCUSSED BELOW. TOTAL LIABILITIES FOR THE PERIOD WERE STABLE AS THEY WERE $78.0 MILLION AT JUNE 30, 2001 AND $78.1 MILLION AT SEPTEMBER 30, 2001. HOWEVER, ON SEPTEMBER 1, 2001, WE ISSUED $1,000,000 IN SUBORDINATED DEBENTURES TO GENERATE ADDITIONAL TIER II CAPITAL AS REQUIRED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION TO ATTAIN AN ADEQUATELY CAPITALIZED CLASSIFICATION AS AN FDIC-INSURED INSTITUTION. THIS INCREASE IN OUR LIABILITIES WAS OFFSET BY A DECREASE IN OUR DEPOSITS AS FURTHER DISCUSSED BELOW.

     LOANS. OUR LOAN PORTFOLIO HAD AN INCREASE OF $1.1 MILLION OR 1.7% FROM $63.5 MILLION AT JUNE 30, 2001 TO $64.6 MILLION AT SEPTEMBER 30, 2001. VEHICLE LOANS DECREASED $.3 MILLION FROM $17.1 MILLION AT JUNE 30, 2001 TO $16.8 MILLION AT SEPTEMBER 30, 2001. THE DECREASE WAS PRIMARILY DUE TO MANAGEMENT'S DECISION TO MAINTAIN HIGHER RATES ON CERTAIN LOAN PRODUCTS. SIGNATURE (UNSECURED) LOANS INCREASED $.6 MILLION FROM $5.9 MILLION AT JUNE 30, 2001 TO $6.5 MILLION AT SEPTEMBER 30, 2001. HOME EQUITY LOANS INCREASED $.7 MILLION FROM $16.1 MILLION AT JUNE 30, 2001 TO $16.8 MILLION AT SEPTEMBER 30, 2001. THESE INCREASES WERE DUE PRIMARILY TO MANAGEMENT'S DECISION TO EMPHASIZE THESE LOAN PRODUCTS TO OUR CUSTOMER BASE. WE ALSO HAD $317,000 OF LOANS HELD FOR SALE AT SEPTEMBER 30, 2001, WHILE NO LOANS WERE HELD FOR SALE AT JUNE 30, 2001.

     DEPOSITS. TOTAL DEPOSITS DECREASED $1.0 MILLION OR 1.3% FROM $77.6 MILLION AT JUNE 30, 2001 TO $76.6 MILLION AT SEPTEMBER 30, 2001. THE MAJORITY OF THE DECREASE IN DEPOSITS WAS IN MONEY MARKET ACCOUNTS, WHICH DECREASED $1.4 MILLION OR 3.6% FROM JUNE 30, 2001 TO SEPTEMBER 30, 2001. THE DECREASE IN MONEY MARKET ACCOUNTS WAS THE RESULT OF SOME OF OUR PILOT CUSTOMERS WITHDRAWING A SPECIAL UNION-NEGOTIATED PROFIT SHARING PAYMENT THEY HAD PREVIOUSLY RECEIVED FROM AMERICAN AIRLINES. THE DECREASE IN OUR MONEY MARKET ACCOUNTS WAS PARTIALLY OFFSET BY AN INCREASE IN OUR CHECKING ACCOUNTS OF NEARLY $500,000 FROM $8.8 MILLION AT JUNE 30, 2001 TO $9.3 MILLION AT SEPTEMBER 30, 2001.

     EQUITY. TOTAL EQUITY INCREASED $280,000 OR 6.6% FROM $4.2 MILLION AT JUNE 30, 2001 TO $4.5 MILLION AT SEPTEMBER 30, 2001. THIS INCREASE WAS SOLELY DUE TO THE RETENTION OF EARNINGS.

     COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 AND SEPTEMBER 30, 2001

     GENERAL. NET INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 WAS $232,000 COMPARED TO NET INCOME OF $280,000 FOR THE THREE MONTHS ENDED SEPTEMBER 2001 OR AN INCREASE OF $48,000.

     THE NET INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 INCLUDES AN INCOME TAX BENEFIT OF $205,000. AS A RESULT OF THE CHANGE IN OUR TAX STATUS ON SEPTEMBER 1, 2001, WE RECORDED A DEFERRED TAX ASSET IN THE AMOUNT OF $205,000. IN ACCORDANCE WITH FINANCIAL ACCOUNTING STANDARDS NO. 109, ACCOUNTING FOR INCOME TAXES, THE RECORDING OF THE DEFERRED TAX ASSET WAS REFLECTED AS AN INCOME TAX BENEFIT ON OUR INCOME STATEMENT. WITHOUT THIS INCOME TAX BENEFIT OUR NET INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 WOULD HAVE BEEN $75,000 OR $157,000 LESS THAN THE THREE MONTHS ENDED SEPTEMBER 30, 2000. AS DISCUSSED BELOW, THIS DECREASE WAS PRIMARILY RELATED TO AN INCREASE IN OUR NON-INTEREST EXPENSE.

     NET INTEREST INCOME. NET INTEREST INCOME INCREASED $9,000 OR 1.3% FROM $698,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO $707,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001. THIS INCREASE IN NET INTEREST INCOME WAS A RESULT OF OUR INTEREST EXPENSE DECREASING MORE THAN OUR INTEREST INCOME DECREASED. SEE "INTEREST INCOME" AND "INTEREST EXPENSE" BELOW FOR FURTHER DETAILS. OUR NET INTEREST SPREAD DECREASED FROM 3.46% FOR THE THREE MONTHS ENDED SEPTEMBER 2000 TO 3.21% FOR THE THREE MONTHS ENDED SEPTEMBER 2001. HOWEVER, THE RATIO OF AVERAGE INTEREST EARNING ASSETS TO AVERAGE INTEREST BEARING LIABILITIES INCREASED FROM 105.81% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO 106.73% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001.

     INTEREST INCOME. INTEREST INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 WAS $1.54 MILLION COMPARED TO $1.46 MILLION FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001, A DECREASE OF $80,000 OR 5.3%. THE DECREASE WAS ATTRIBUTABLE TO OUR INTEREST ON LOANS DECREASING OVER $120,000, WHILE OUR INTEREST ON OTHER EARNING ASSETS INCREASED NEARLY $40,000. THE DECREASE IN OUR INTEREST ON LOANS IS PRIMARILY THE RESULT OF LOWER LOAN YIELDS CAUSED BY GENERAL MARKET CONDITIONS DURING THE THREE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO THE SAME PERIOD ENDED SEPTEMBER 30, 2000. THE YIELD ON LOANS WAS 8.94% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO 8.27% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001. AVERAGE OUTSTANDING BALANCES FOR LOANS DECREASED FROM $65.9 MILLION FOR THE QUARTER ENDED SEPTEMBER 30, 2000 TO $65.4 MILLION FOR THE QUARTER ENDED SEPTEMBER 30, 2001. INTEREST ON OTHER EARNING ASSETS INCREASED SOLELY DUE TO AVERAGE OUTSTANDING BALANCES INCREASING FROM $8.7 MILLION FOR THE QUARTER ENDED SEPTEMBER 30, 2000 TO $16.2 MILLION FOR THE QUARTER ENDED SEPTEMBER 30, 2001. THE INCREASED VOLUME WAS OFFSET BY A DECREASE IN THE YIELD FROM 3.13% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO 2.62% FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001.

     INTEREST EXPENSE. INTEREST EXPENSE FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 WAS $847,000 COMPARED TO INTEREST EXPENSE OF $755,000 FOR THE THREE MONTHS ENDED SEPTEMBER 2001 OR A DECREASE OF $92,000 OR 10.9%. THE DECREASE WAS A RESULT OF THE LOWER INTEREST RATE PAID ON THE INTEREST BEARING LIABILITIES. THE RATE PAID ON INTEREST BEARING LIABILITIES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 WAS 3.93%, WHICH REPRESENTED A 0.86% DECREASE OVER THE PREVIOUS YEAR. THE DECREASE IN RATE PAID WAS PARTIALLY OFFSET BY AN INCREASE IN AVERAGE DEPOSITS OF $6.0 MILLION FROM $70.7 MILLION FOR THE QUARTER ENDED SEPTEMBER 30, 2000 TO $76.7 MILLION FOR THE QUARTER ENDED SEPTEMBER 30, 2001. THE INCREASE IN DEPOSITS WAS PRIMARILY DUE TO MANY OF OUR PILOT CUSTOMERS DEPOSITING A ONE-TIME SPECIAL UNION NEGOTIATED PROFIT SHARING PAYMENT. IN ADDITION, $7,000 OF INTEREST WAS INCURRED ON THE $1.0 MILLION OF SUBORDINATED DEBENTURES ISSUED ON SEPTEMBER 1, 2001.

     PROVISION FOR LOAN LOSSES. WE ESTABLISH PROVISIONS FOR LOAN LOSSES, WHICH ARE CHARGED TO OPERATIONS, AT A LEVEL MANAGEMENT BELIEVES IS APPROPRIATE TO ABSORB PROBABLE INCURRED CREDIT LOSSES IN THE LOAN PORTFOLIO. IN EVALUATING THE LEVEL OF THE ALLOWANCE FOR LOAN LOSSES, MANAGEMENT CONSIDERS HISTORICAL LOSS EXPERIENCE, THE NATURE AND VOLUME OF THE LOAN PORTFOLIO, ADVERSE SITUATIONS THAT MAY AFFECT THE BORROWER'S ABILITY TO REPAY, ESTIMATED VALUE OF ANY UNDERLYING COLLATERAL, PEER GROUP INFORMATION, AND PREVAILING ECONOMIC CONDITIONS. THIS EVALUATION IS INHERENTLY SUBJECTIVE AS IT REQUIRES ESTIMATES THAT ARE SUSCEPTIBLE TO SIGNIFICANT REVISION AS MORE INFORMATION BECOMES AVAILABLE OR AS FUTURE EVENTS CHANGE.

     THE PROVISION FOR LOAN LOSSES DECREASED BY $5,000 FROM $65,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO $60,000 FOR THE THREE MONTHS ENDED SEPTEMBER 2001. THE DECREASE IN THE PROVISION FOR LOAN LOSSES WAS RELATED TO A DECREASE IN GROSS LOAN CHARGE-OFFS OF $34,000 FROM $63,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO $29,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001. IN ADDITION, NON-PERFORMING LOANS TO TOTAL LOANS AT SEPTEMBER 30, 2000 WERE A 0.07% COMPARED TO 0.02% AT SEPTEMBER 30, 2001. THE ALLOWANCE FOR LOAN LOSSES TO GROSS LOANS RECEIVABLE WAS 1.03% AT SEPTEMBER 30, 2000 COMPARED TO 1.02% AT SEPTEMBER 30, 2001. MANAGEMENT BELIEVES THIS IS REFLECTIVE OF THE LOWER CHARGE-OFF'S FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 AND LOWER NON-PERFORMING LOANS AT SEPTEMBER 30, 2001, COMPARED TO SEPTEMBER 30, 2000.

     ABOUT 96% OF OUR CUSTOMER BASE CONSISTS OF AMERICAN AIRLINE PILOTS AND THEIR FAMILY MEMBERS. ALTHOUGH THIS CUSTOMER BASE HAS HISTORICALLY HAD RELATIVELY STABLE EMPLOYMENT AND SOURCES OF INCOME, THE RECENT TERRORIST ATTACKS ON THE UNITED STATES HAVE ADVERSELY AFFECTED THE AIRLINE INDUSTRY AND CAUSED UNPRECEDENTED OPERATING LOSSES. IN SEPTEMBER 2001, AMERICAN AIRLINES ANNOUNCED LAYOFFS OF APPROXIMATELY 20,000 EMPLOYEES AS A RESULT OF REDUCED AIR TRAVEL FOLLOWING THE ATTACKS. OTHER CARRIERS ALSO ANNOUNCED LAYOFFS OF THOUSANDS OF EMPLOYEES IN RESPONSE TO THE DOWNTURN IN AIR TRAVEL. AS A RESULT OF THESE EVENTS THE STABILITY OF THE EMPLOYMENT AND INCOME OF AIRLINE PILOTS HAS BEEN ADVERSELY AFFECTED. THESE LAYOFFS COULD NEGATIVELY AFFECT THE ABILITY OF OUR CUSTOMERS TO REPAY THEIR LOANS, ALTHOUGH THE EFFECT OF THE LAYOFFS ON OUR LOAN DELINQUENCIES AND LOAN LOSSES CANNOT BE IDENTIFIED WITH REASONABLE CERTAINTY AT THIS TIME. AS A RESULT OF THESE EVENTS, WE MAY HAVE HIGHER LOAN DELINQUENCIES AND DEFAULTS IN FUTURE PERIODS.

     NON-INTEREST INCOME. NON-INTEREST INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 WAS $193,000 COMPARED TO $196,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001, AN INCREASE OF $3,000. THE INCREASE IN NON-INTEREST INCOME PRIMARILY WAS THE RESULT OF AN INCREASE IN CREDIT CARD AND DEBIT CARD TRANSACTION INCOME AND NON-SUFFICIENT FUND (NSF) FEES. TRANSACTION INCOME ON THE CUSTOMER USE OF CREDIT AND DEBIT CARDS INCREASED BY $12,000 DUE TO INCREASED USAGE OF THESE PRODUCTS. THE NSF FEES FOR THE QUARTER ENDED SEPTEMBER 30, 2000 WERE $12,000 COMPARED TO $21,000 FOR THE QUARTER ENDED SEPTEMBER 30, 2001, OR AN INCREASE OF $9,000. THESE INCREASES WERE OFFSET BY A $17,000 OR 52.7% DECREASE IN FIRST MORTGAGE LOAN FEES. THE DECREASE WAS A RESULT OF LOWER VOLUMES. THE VOLUME OF LOANS SOLD DECREASED $6.9 MILLION FROM $10.0 MILLION FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO $3.1 MILLION FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001. HOWEVER, DURING THE QUARTER ENDED SEPTEMBER 30, 2001, WE NEGOTIATED A NEW RELATIONSHIP WITH A DIFFERENT INVESTOR THAT PROVIDES US A FIRST MORTGAGE LOAN FEE OF 0.50% OF THE LOAN BALANCE COMPARED TO 0.35% WE WERE PREVIOUSLY RECEIVING.

     NON-INTEREST EXPENSE. NON-INTEREST EXPENSE FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 WAS $594,000 COMPARED TO $765,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001, AN INCREASE OF $171,000 OR 28.8%. MOST CATEGORIES OF NON-INTEREST EXPENSE INCURRED INCREASES IN THE QUARTER ENDED SEPTEMBER 30, 2001 AS COMPARED TO THE QUARTER ENDED SEPTEMBER 30, 2000. THE INCREASE IN SALARIES AND EMPLOYEE BENEFITS OF $47,000 OR 21.4% WAS DUE TO INCREASED STAFFING AS WELL AS NORMAL MERIT PAY INCREASES. THE NUMBER OF FULL TIME EQUIVALENT EMPLOYEES AT SEPTEMBER 30, 2000 WAS 16.0 COMPARED TO 17.5 AT SEPTEMBER 30, 2001. THE MARKETING AND PROMOTIONS CATEGORY INCREASED $21,000 OR 122.9% FROM $17,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO $38,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001. THIS INCREASE WAS A RESULT OF A $10,000 DONATION FOR THE RECENT TERRORIST ATTACKS IN THE UNITED STATES, ALONG WITH INCREASED PROMOTION ACTIVITIES AS A RESULT OF CONVERTING FROM A CREDIT UNION TO A MUTUAL SAVINGS BANK. AN INCREASE IN CHARTER CONVERSION PROFESSIONAL FEES OF $42,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO THE SAME PERIOD IN 2000 WAS THE RESULT OF VARIOUS PROFESSIONAL FEES BEING INCURRED IN CONNECTION WITH OUR CONVERSION FROM A CREDIT UNION CHARTER TO A MUTUAL SAVINGS BANK CHARTER, WHICH OCCURRED ON SEPTEMBER 1, 2001. TRAVEL AND CONFERENCE EXPENSES INCREASED $29,000 FROM $20,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 TO $49,000 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001. THE INCREASE WAS PRIMARILY THE RESULT OF A STRATEGIC PLANNING SESSION HELD BY THE BOARD OF DIRECTORS IN SEPTEMBER OF 2001 RELATED TO THE CONVERSION TO A MUTUAL SAVINGS BANK CHARTER AND THE FOCUS ON THE FUTURE ACTIVITIES OF THE SAVINGS BANK.

     INCOME TAX EXPENSE (BENEFIT). FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000, THERE WAS NO INCOME TAX EXPENSE DUE TO OUR NOT-FOR-PROFIT STATUS AS A CREDIT UNION AT THAT TIME. FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001, WE RECORDED AN INCOME TAX BENEFIT OF $203,000. AS PREVIOUSLY DISCUSSED, THIS AMOUNT INCLUDED A $205,000 TAX BENEFIT AS A RESULT OF THE CHANGE IN TAX STATUS AND IN ACCORDANCE WITH FINANCIAL ACCOUNTING STANDARDS NO. 109, ACCOUNTING FOR INCOME TAXES. IN ADDITION, OUR PROFITS AS A SAVINGS BANK ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES AT A COMBINED RATE 38.74%. THEREFORE, WE RECORDED $2,000 OF TAX EXPENSE ON OUR EARNINGS RECORDED IN SEPTEMBER 2001. HAD OUR PROFITS FOR THE FULL THREE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001 BEEN SUBJECT TO INCOME TAXES, WE WOULD HAVE RECORDED INCOME TAX EXPENSE OF $90,000 AND $30,000, RESPECTIVELY. IN ADDITION, OUR NET INCOME AFTER INCOME TAX EXPENSE WOULD HAVE BEEN $142,000 FOR THE FIRST THREE MONTHS ENDED SEPTEMBER 30, 2000 AND $47,000 (EXCLUDING THE $205,000 TAX BENEFIT) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001.

                                  RISK FACTORS

You should consider these risk factors, in addition to the other information in this prospectus, before deciding whether to make an investment in this stock.

WE HAVE HAD LIMITED OPERATIONS AS A SAVINGS BANK.

     Allied First Bank has operated as a savings bank since September, 2001. As such it has virtually no operating history competing with other banking institutions serving the general public. As an FDIC insured Illinois savings bank, Allied First Bank is required to serve the convenience and needs of its local community, which consists of DuPage County, Illinois. This area has also been designated by Allied First Bank as its Community Reinvestment Act assessment area. See "How We Are Regulated - Community Reinvestment Act." Allied First Bank has very limited experience in competing in this market area and could be placed at a competitive disadvantage with other financial institutions that have an established customer base in this area.


     Historically, due to the geographic dispersion of our customer base, we offered products and services through such delivery channels as direct payroll deposit, debit cards, credit cards, 24 hour telephone access, home banking and access through automated teller machine networks located worldwide, rather than through traditional walk-in customers. Due to this method of operation, we have extremely limited customer walk-in traffic and would expect that to continue for the near future until we establish greater recognition in the community. Our limited operations as an Illinois savings bank and our limited experience competing with other financial institutions in our market area may negatively affect our revenue. "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- MANAGEMENT'S STRATEGY."

WE MAY HAVE POTENTIALLY LOWER ^ NET INCOME AS A RESULT OF BEING SUBJECT TO INCOME TAXES.

     As a credit union, Allied Pilots Association Federal Credit Union was not subject to state and federal income tax. As a savings bank, Allied First Bank is now subject to a combined state and federal income tax rate of approximately 39%. Allied First Bank's new federal and state income tax burden will negatively impact its ^ NET INCOME and may reduce its net income from historical levels. IF WE HAD BEEN SUBJECT TO FEDERAL AND STATE INCOME TAXES FOR FISCAL 2001, OUR EARNINGS WOULD HAVE BEEN REDUCED FROM $680,146 TO $417,000 FOR FISCAL YEAR ENDED 200L. See "Management's Discussion and Analysis of Financial Condition and Results of ^ OPERATIONS --IMPACT OF THE CONVERSION TO A MUTUAL THRIFT."


RECENT TERRORIST ATTACKS ON THE UNITED STATES COULD NEGATIVELY AFFECT OUR
INCOME.


     ABOUT 96% OF Allied First Bank's customer base consists ^ of American Airline pilots and their family members. Although this customer base has historically had relatively stable employment and sources of income, the recent terrorist attacks on the United States ^ HAS adversely ^ AFFECTED the airline industry and CAUSED UNPRECEDENTED OPERATING LOSSES. IN SEPTEMBER 2001, AMERICAN AIRLINES ANNOUNCED LAYOFFS OF APPROXIMATELY 20,000 EMPLOYEES AS A RESULT OF REDUCED AIR TRAVEL FOLLOWING THE ATTACKS. OTHER CARRIERS ALSO ANNOUNCED LAYOFFS OF THOUSANDS OF EMPLOYEES IN RESPONSE TO THE DOWNTURN IN AIR TRAVEL. AS A RESULT OF THESE EVENTS THE STABILITY OF the employment and income of airline pilots^ HAS BEEN ADVERSELY AFFECTED. THESE LAYOFFS could negatively affect the ability of our customers to repay their loans^, ALTHOUGH

THE EFFECT OF THE LAYOFFS ON OUR LOAN DELINQUENCIES AND LOAN LOSSES CANNOT BE IDENTIFIED WITH REASONABLE CERTAINTY AT THIS TIME. AS A RESULT OF THESE EVENTS, we may have higher loan delinquencies and defaults, as well as ^ INCREASED PROVISIONS FOR LOAN LOSSES WHICH WOULD REDUCE OUR INCOME. SEE "BUSINESS OF ALLIED FIRST BANK --ASSET QUALITY"


OUR ABILITY TO LEND TO MEMBERS OF THE GENERAL PUBLIC COULD INCREASE THE LEVEL OF OUR PROVISION FOR LOAN LOSSES AND REDUCE PROFITS.


     As a credit union, Allied First Bank was limited to making loans to its members, which consisted primarily of airline pilots with relatively stable employment and sources of income. This homogenous group of members made it easier for the credit union to assess the credit risk profile of its borrowers. As a savings bank, however, we may serve any member of the general public with various credit risk profiles, which may increase our loan losses. As a result, we may determine it necessary to increase our provision for loan losses to address this risk. Increased provisions for loan losses would reduce our profits. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


OUR LOAN PORTFOLIO POSSESSES INCREASED RISK BECAUSE IT IS COMPRISED ENTIRELY OF CONSUMER LOANS AS OPPOSED TO FIRST MORTGAGE LOANS WHICH TYPICALLY CARRY LESS CREDIT RISK.

     As a credit union, Allied First Bank was limited as to the types of loans it could offer its members. As a result, our entire loan portfolio consists of consumer loans. At June 30, 2001, Allied First Bank's gross loan portfolio totaled $64.1 million, of which $22.7 million or approximately 35.4% of its gross loan portfolio was unsecured. Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciating assets, such as automobiles and recreational vehicles, boats and airplanes. In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. For information regarding the risks associated with consumer loans, see "Business of Allied First Bank - Lending Activities" and "-- Asset Quality."

OUR HISTORIC RELIANCE ON A GROUP OF CUSTOMERS EMPLOYED BY THE SAME COMPANY EXPOSES US TO GREATER RISK THAN A DIVERSIFIED CUSTOMER BASE.


     As a credit union, Allied First Bank was limited to making loans to its members, which consisted primarily of airline pilots employed by American Airlines. Although this group has historically had relatively stable employment and sources of income, a downturn in the economy affecting the airline industry, adverse financial conditions concerning American Airlines SUCH AS THE IMPACT FROM THE RECENT TERRORIST ACTIVITY, or a work stoppage by the pilots could adversely affect this group's ability to repay their outstanding loans. This risk will continue until we are able to diversify our customer base as a savings bank. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


CHANGES IN INTEREST RATES MAY HURT OUR PROFITS.

     To be profitable, we have to earn more money in interest that we receive on loans and investments we make than we pay to our depositors and lenders in interest. If interest rates rise, our net interest income could be reduced because interest paid on interest-bearing liabilities, including deposits and borrowings, increases more quickly than interest received on interest-earning assets, including loans and other investments. In addition, rising interest rates may hurt our income because they may reduce the demand for loans and the value of our investments. In the alternative, if interest rates decrease, our net interest income could increase. However, in a declining rate environment we may also be susceptible to the payoff of higher rate loans that could reduce our net interest income. For a further discussion of how changes in interest rates could impact us, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk."

AFTER THIS OFFERING, OUR RETURN ON EQUITY WILL BE LOW COMPARED TO OTHER COMPANIES AND OUR COMPENSATION EXPENSE WILL INCREASE. THIS COULD NEGATIVELY IMPACT THE PRICE OF OUR STOCK.

     The proceeds we will receive from the sale of our common stock will significantly increase our capital and it may take us time to fully use this capital in our business operations. In addition, as previously indicated, our net income is expected to be reduced from historical levels because of our new federal and state income tax burden. Our compensation expense will also increase because of the costs associated with any stock-based incentive plans that may be implemented in the future. Therefore, we expect our initial return on equity to be below our historical level and less than that of our regional and national peers. This low return on equity could hurt our stock price. We cannot guarantee when or if we will achieve returns on equity that are comparable to industry peers. For further information regarding pro forma income and expenses, see "Pro Forma Data."

WE MAY GRANT STOCK OPTIONS AND RESTRICTED STOCK TO THE BOARD AND MANAGEMENT FOLLOWING THE CONVERSION WHICH COULD REDUCE YOUR OWNERSHIP INTEREST.


     We may establish a stock option plan with a number of shares equal to at least 10% of the shares issued in the conversion and a restricted stock plan with a number of shares equal to at least 4% of the shares issued in the conversion, worth approximately ^ $211,600 at the purchase price and assuming the maximum of the estimated offering range, for the benefit of directors, officers and employees of Allied First Bancorp, Inc. and Allied First Bank. This plan must be approved by a vote of the shareholders. Stock options are paid for by the recipient in an amount equal to the fair market value of the stock on the date of the grant. The payments are not made until the option is actually exercised by the recipient. Restricted stock is a bonus paid in the form of stock rather than cash, and is not paid for by the recipient. Awards under these plans will reduce the ownership interest of all other stockholders. For further discussion regarding these plans, see "Pro Forma Data" and "Management - Benefits - Stock Benefit Plan."


SHAREHOLDERS MAY BE PREVENTED FROM RECEIVING A PREMIUM ON THEIR SHARES BECAUSE THE AMOUNT OF COMMON STOCK WE WILL CONTROL, OUR ARTICLES OF INCORPORATION AND BYLAWS, AND STATE AND FEDERAL STATUTORY PROVISIONS COULD DISCOURAGE HOSTILE ACQUISITIONS OF CONTROL.


     UNDER OUR PLAN OF CONVERSION, DIRECTORS, OFFICERS AND EMPLOYEES OF ALLIED FIRST BANK MAY PURCHASE IN THE AGGREGATE UP TO 34% OF THE COMMON STOCK SOLD IN THE CONVERSION. Our board of directors and executive officers intend to purchase approximately ^ 13.15% of our common stock at the maximum of the estimated offering range. These purchases, together with potential acquisition of common stock through any future stock option plan and restricted stock plan, will result in significant inside ownership of Allied First Bancorp, Inc. This inside ownership and provisions in our articles of incorporation and bylaws may have the effect of discouraging attempts to acquire Allied First Bancorp, Inc., a proxy contest for control of Allied First Bancorp, Inc., the assumption of control of Allied First Bancorp, Inc. by a holder of a large block of common stock and the removal of Allied First Bancorp, Inc.'s management, all of which certain shareholders might think are in their best interests and which may prevent shareholders from receiving a premium on their shares. These provisions include among other things:

               o the staggered terms of the members of the board of directors;

               o an 80% shareholder vote requirement for the approval of any merger or consolidation of Allied First Bancorp, Inc. into any entity that directly or indirectly owns 5% or more of Allied First Bancorp, Inc. voting stock if the transaction is not approved in advance by at least a majority of the disinterested members of Allied First Bancorp, Inc.'s board of directors;

               o supermajority shareholder vote requirements for the approval of certain amendments to Allied First Bancorp, Inc.'s articles of incorporation and bylaws;

               o a prohibition on any holder of common stock voting more than 10% of the outstanding common stock;

               o elimination of cumulative voting by shareholders in the election of directors;

               o    restrictions on the acquisition of our equity securities;
                    and


               o the authorization of ^ 2,000,000 shares of preferred stock that could be issued without shareholder approval on terms or in circumstances that could deter a future takeover attempt.

In addition, Allied First Bancorp, Inc. is incorporated in Maryland, the business corporation law of which also provides for certain restrictions on the acquisition of Allied First Bancorp, Inc. Federal law also contains restrictions on acquisitions of control of bank holding companies such as Allied First Bancorp, Inc. SEE "RESTRICTIONS ON ACQUISITIONS OF ALLIED FIRST BANCORP, INC. AND ALLIED FIRST BANK."


OUR SUCCESSFUL OPERATION DEPENDS ON OUR RELIANCE ON OUR CHIEF EXECUTIVE OFFICER.


     Like many small institutions, Allied First Bank depends heavily upon its President and Chief Executive Officer, Kenneth L. Bertrand, 44, who has served in such position since the founding of Allied Pilots Association Federal Credit Union, the predecessor of Allied First Bank. In the event Mr. Bertrand reduces his involvement in Allied First Bank's operations, which is not currently contemplated, Allied First Bank's operations could be significantly and adversely affected. ALLIED

FIRST BANK HAS PURCHASED KEYMAN LIFE INSURANCE ON MR. BERTRAND IN THE SUM OF $500,000. SEE "MANAGEMENT."


HOLDERS OF ALLIED FIRST BANCORP, INC. COMMON STOCK MAY NOT BE ABLE TO SELL THEIR SHARES WHEN DESIRED AS A RESULT OF THE LIKELIHOOD THAT A LIQUID TRADING MARKET WILL NOT DEVELOP, AND EVEN IF A LIQUID TRADING MARKET DOES DEVELOP, THEY MAY NOT BE ABLE TO SELL THE SHARES FOR $10.00 OR MORE PER SHARE.

     We have never issued common stock to the public. Consequently, there is no established market for the common stock. We cannot predict whether a liquid trading market in shares of Allied First Bancorp, Inc.'s common stock will develop or how liquid that market might become. However, given the amount of shares being offered, it is unlikely that a liquid trading market will develop. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above $10.00 per share even if a liquid trading market develops. See "Market for the Common Stock."


NO RECOMMENDATION BY FINANCIAL ADVISER.

     ALLIED FIRST BANCORP, INC. AND ALLIED FIRST BANK HAVE ENGAGED KEEFE, BRUYETTE & WOODS, INC. TO CONSULT WITH AND ADVISE THEM WITH RESPECT TO THE CONVERSION AND TO ASSIST, ON A BEST-EFFORTS BASIS, IN THE SOLICITATION OF SUBSCRIPTIONS AND PURCHASE ORDER FOR SHARES OF COMMON STOCK IN THE CONVERSION. KEEFE, BRUYETTE & WOODS, INC. HAS NOT PREPARED OR DELIVERED ANY OPINION OR REPORT THAT CONTAINS RECOMMENDATIONS OR ADVICE WITH RESPECT TO THE INVESTMENT SUITABILITY OF THE COMMON STOCK OR THE APPROPRIATENESS OF THE INDEPENDENT APPRAISAL PREPARED BY RP FINANCIAL, LC. ACCORDINGLY, KEEFE, BRUYETTE & WOODS, INC.'S ENGAGEMENT SHOULD NOT BE CONSTRUED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK AS CONSTITUTING AN OPINION OR RECOMMENDATION RELATING TO THE COMMON STOCK, THE PRICE AT WHICH THE COMMON STOCK MAY TRADE OR AS A VERIFICATION OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.


MANAGEMENT WILL HAVE SUBSTANTIAL DISCRETION OVER INVESTMENT OF THE OFFERING PROCEEDS AND MAY MAKE INVESTMENTS WITH WHICH YOU DISAGREE.


     The net offering proceeds to Allied First Bancorp, Inc. are estimated to range from ^ $3.3 million to ^ $5.5 million and management intends to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes.


     As part of our conversion from a federal credit union to an Illinois chartered mutual savings bank, Allied First Bank issued $1.0 million in principal amount of subordinated capital notes in order to meet the FDIC capital requirements as a mutual savings bank. We intend to redeem the capital notes with the proceeds of the conversion. As such, we will have $1.0 million less in net proceeds from the conversion to lend to customers. See "How We Intend to Use the Proceeds."

STRONG COMPETITION MAY REDUCE OUR ABILITY TO ATTRACT AND RETAIN DEPOSITS AND ORIGINATE LOANS.


     Allied First Bank operates in a competitive market for the attraction of savings deposits, which is its primary source of funds, and in the origination of loans, both in the Naperville, Illinois area and throughout the United States where its customers are located. Historically, its most direct competition for savings deposits has come from credit unions, community banks, large commercial banks and thrift institutions. Particularly in times of extremely low or extremely high interest rates, Allied First Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. Allied First Bank's competition for loans comes principally from mortgage bankers, commercial banks, other thrift institutions and insurance companies. Such competition for deposits and the origination of loans may limit Allied First Bank's future growth and earnings prospects. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -MANAGEMENT'S STRATEGY."


                           ALLIED FIRST BANCORP, INC.


     Allied First Bancorp, Inc. was incorporated under Maryland law to hold all of the stock of Allied First Bank. Allied First Bancorp, Inc. has received approval from the Illinois Office of Banks and Real Estate to become the holding company for Allied First Bank ^. ALLIED FIRST BANCORP, INC. HAS ALSO FILED AN APPLICATION WITH, AND ANTICIPATES RECEIVING APPROVAL FROM, the Federal Reserve Board to become a bank holding company ^ UPON COMPLETION OF THE CONVERSION. ALLIED FIRST BANCORP WILL BE subject to regulation by both of these agencies. After we complete the conversion, Allied First Bancorp, Inc. will be a bank holding company, which means that it will own a banking institution. Such companies are limited to banking and financial services-related activities. Allied First Bancorp, Inc. will have no significant assets other than all of the outstanding shares of common stock of Allied First Bank and the net proceeds it retains. Allied First Bancorp, Inc. will have no significant liabilities.


     Initially, the management of Allied First Bancorp, Inc. and Allied First Bank will be substantially the same. Allied First Bancorp, Inc. intends to utilize the support staff and offices of Allied First Bank from time to time and will pay Allied First Bank for these services. If Allied First Bancorp, Inc. expands or changes its business in the future, we may hire our own employees. See "How We Are Regulated - Allied First Bancorp, Inc." and "How We Intend to Use the Proceeds."

     We believe the proposed holding company structure will give us more flexibility to change our business activities by forming new companies which we will own, or by buying other companies, including other financial institutions and financial services companies. We do not have any current plans to do these things. Allied First Bancorp, Inc. intends to pay for its business activities with the proceeds it keeps from the conversion and the money we earn from investing the proceeds, as well as from any dividends from Allied First Bank. See "Our Policy Regarding Dividends."

                                ALLIED FIRST BANK

     Allied First Bank is an Illinois chartered and federally insured mutual savings bank with one office. At June 30, 2001, Allied First Bank had total assets of $82.2 million, total deposits of $77.6 million and equity of $4.2 million. For more information regarding the business and operations of Allied First Bank, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Allied First Bank."


     Allied First Bank is examined and regulated by the Illinois Office of Banks and Real Estate as its state regulator and by the FDIC as its federal regulator. Allied First Bank is required to ^ MAINTAIN reserves AS set by the Federal Reserve Board and is a member of the Federal Home Loan Bank of Chicago, which is one of the 12 regional banks in the Federal Home Loan Bank System.


                        HOW WE INTEND TO USE THE PROCEEDS


     Although the actual net proceeds from the sale of the shares of common stock cannot be determined until the conversion is completed, we presently anticipate that the net proceeds from the sale of the shares of common stock will be between ^ $3.3 million and ^ $4.7 million and up to ^ $5.5 million, assuming an increase in the common stock sold in the conversion by 15%. See "Pro Forma Data" and "Allied First Bank's Conversion - How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering" as to the assumptions used to arrive at such amounts. NO FUNDS WILL BE RAISED FROM ANY OTHER SOURCES IN CONNECTION WITH THE CONVERSION.

     Although a substantial portion of the net proceeds are not allocated for a specific purpose, we intend to use the net proceeds received from the stock offering, assuming completion of the offering ^, BASED UPON THE SALE OF THE NUMBER OF SHARES SHOWN IN THE TABLE:

                                                   ^ 391,000 SHARES    ^ 460,000 Shares    ^ 529,000 Shares      ^ 608,350 Shares
                                                     ==============      =======             =======               =======
                                                   ^^Sold at $10.00     Sold at $10.00      Sold at $10.00      Sold at $10.00 Per
                                                       Per Share          Per Share           Per Share         Share (Maximum of
                                                  (Minimum of Range) (Midpoint of Range)  (Maximum of Range)   Range, as Adjusted)^
                                                  ------------------ -------------------  ------------------   --------------------
                                                                               (Dollars in Thousands)

Gross proceeds ...................................     $  ^ 3,910           $ ^ 4,600           $ ^ 5,290            $ ^ 6,084
Less offering expenses and commissions ...........        ^( 570)               (570)               (570)                (570)
   Estimated net conversion proceeds .............          3,340               4,030               4,720                5,514

RETAINED BY ALLIED FIRST BANCORP FOR GENERAL
CORPORATE        PURPOSE .........................            100                 100                 100                  100
USED TO BUY STOCK OF ALLIED FIRST BANK ...........          3,240               3,930               4,620                5,414

USED BY ALLIED FIRST BANK TO REPAY SUBORDINATED
        CAPITAL NOTES ............................          1,000               1,000               1,000                1,000

USED BY ALLIED FIRST BANK TO FUND LOANS AND
        INVESTMENTS ..............................       $  2,240             $ 2,930             $ 3,620              $ 3,414 ^

     THE PROCEEDS RECEIVED BY ALLIED FIRST BANCORP, INC. WILL INITIALLY BE USED TO INVEST IN DEPOSITS IN EITHER ALLIED FIRST BANK OR OTHER FINANCIAL INSTITUTIONS, OR A COMBINATION THEREOF. THE NET PROCEEDS RECEIVED BY ALLIED FIRST BANK MAY ULTIMATELY BE USED TO:

     o    SUPPORT ALLIED FIRST BANK'S CURRENT AND FUTURE LENDING ACTIVITIES;

     o SUPPORT THE FUTURE EXPANSION OF OPERATIONS THROUGH THE ESTABLISHMENT OF ADDITIONAL BANKING OFFICES OR OTHER CUSTOMER FACILITIES OR THROUGH ACQUISITIONS OF OTHER FINANCIAL INSTITUTIONS OR BRANCH OFFICES, ALTHOUGH NO NEW BANKING OFFICES OR ACQUISITION TRANSACTIONS ARE SPECIFICALLY BEING CONSIDERED AT THIS TIME.

     THE PORTION OF THE NET PROCEEDS USED BY ALLIED FIRST BANCORP, INC. TO PURCHASE THE CAPITAL STOCK OF ALLIED FIRST BANK WILL BE ADDED TO ALLIED FIRST BANK'S GENERAL FUNDS TO BE USED FOR GENERAL CORPORATE PURPOSES, INCLUDING INCREASED LENDING ACTIVITIES. THE AMOUNT OF NET PROCEEDS RECEIVED BY ALLIED FIRST BANK WILL FURTHER STRENGTHEN ITS CAPITAL POSITION. A PORTION OF THE NET PROCEEDS RECEIVED BY ALLIED FIRST BANK WILL BE USED TO REDEEM $1.0 MILLION IN SUBORDINATED CAPITAL NOTES THAT WERE ISSUED ON SEPTEMBER 1, 2001, WHEN ALLIED PILOTS ASSOCIATION FEDERAL CREDIT UNION CONVERTED TO A MUTUAL SAVINGS BANK, IN ORDER FOR IT TO MEET THE CAPITAL REQUIREMENTS OF THE FDIC. KENNETH L. BERTRAND, THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND JOHN G. MAXWELL, THE CHAIRMAN OF THE BOARD, OF ALLIED FIRST BANK AND ALLIED FIRST BANCORP, INC. EACH PURCHASED $300,000 OF THE SUBORDINATED CAPITAL NOTES. ALLIED FIRST BANK HAS REQUESTED REGULATORY APPROVAL TO REDEEM THE NOTES AND ANTICIPATES THAT THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE AND THE FDIC WILL APPROVE REDEMPTION OF THE NOTES UPON COMPLETION OF THE CONVERSION. SEE "HOW WE ARE REGULATED -REGULATORY CAPITAL REQUIREMENTS." THE REMAINING NET PROCEEDS WILL BE USED TO SUPPORT LENDING AND INVESTMENT ACTIVITIES. THEY MAY ALSO BE USED FOR FUTURE EXPANSION OF OPERATIONS THROUGH THE ESTABLISHMENT OF ADDITIONAL BANKING OFFICES OR OTHER CUSTOMER FACILITIES, ALTHOUGH NONE ARE CURRENTLY PLANNED. ALLIED FIRST BANK RESERVES THE RIGHT TO USE THE PROCEEDS FOR ANY CORPORATE PURPOSE.

     THE NET PROCEEDS MAY VARY BECAUSE TOTAL EXPENSES OF THE CONVERSION MAY BE MORE OR LESS THAN THOSE ESTIMATED. THE NET PROCEEDS WILL ALSO VARY IF THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION IS ADJUSTED TO REFLECT A CHANGE IN THE ESTIMATED PRO FORMA MARKET VALUE OF ALLIED FIRST BANK. PAYMENTS FOR SHARES MADE THROUGH WITHDRAWALS FROM EXISTING DEPOSIT ACCOUNTS AT ALLIED FIRST BANK WILL NOT RESULT IN THE RECEIPT OF NEW FUNDS FOR INVESTMENT BY ALLIED FIRST BANK BUT WILL RESULT IN A REDUCTION OF ALLIED FIRST BANK'S INTEREST EXPENSE AND LIABILITIES AS FUNDS ARE TRANSFERRED FROM INTEREST-BEARING CERTIFICATES OR OTHER DEPOSIT ACCOUNTS.

     ALLIED FIRST BANCORP, INC. AND ALLIED FIRST BANK HAVE NO PLANS TO DECLARE OR PAY A DIVIDEND OR ANY RETURN OF CAPITAL ON THE COMMON STOCK DURING THE ONE-YEAR PERIOD FOLLOWING COMPLETION OF THE CONVERSION. MANAGEMENT OF ALLIED FIRST BANCORP, INC. MAY CONSIDER EXPANDING OR DIVERSIFYING ITS ACTIVITIES, AS OPPORTUNITIES BECOME AVAILABLE.

     REPURCHASES OF STOCK BY ALLIED FIRST BANCORP, INC. WHICH MAY BE AT PRICES ABOVE OR BELOW THE INITIAL OFFERING PRICE, WILL GENERALLY BE CONDUCTED THROUGH AN OPEN MARKET REPURCHASE PROGRAM SUBJECT TO APPLICABLE REGULATIONS, ALTHOUGH ALLIED FIRST BANCORP, INC. CURRENTLY HAS NO SPECIFIC PLAN TO REPURCHASE ANY OF ITS STOCK DURING THE ONE-YEAR PERIOD FOLLOWING COMPLETION OF THE CONVERSION. IN THE FUTURE, THE BOARD OF DIRECTORS OF ALLIED FIRST

BANCORP, INC. MAY DETERMINE, BASED ON THE EXISTING FACTS AND CIRCUMSTANCES, TO REPURCHASE SHARES OF COMMON STOCK, SUBJECT TO ANY APPLICABLE REGULATORY REQUIREMENTS. ANY STOCK REPURCHASES WILL BE SUBJECT TO THE DETERMINATION OF ALLIED FIRST BANCORP, INC.'S BOARD OF DIRECTORS THAT ALLIED FIRST BANK WILL BE CAPITALIZED IN EXCESS OF ALL APPLICABLE REGULATORY REQUIREMENTS AFTER ANY SUCH REPURCHASES. SUCH FACTS AND CIRCUMSTANCES WILL INCLUDE:

     O MARKET AND ECONOMIC FACTORS SUCH AS THE PRICE AT WHICH THE STOCK IS TRADING IN THE MARKET, THE VOLUME OF TRADING, THE ATTRACTIVENESS OF OTHER INVESTMENT ALTERNATIVES IN TERMS OF THE RATE OF RETURN AND RISK INVOLVED IN THE INVESTMENT, THE ABILITY TO INCREASE THE BOOK VALUE AND/OR EARNINGS PER SHARE OF THE REMAINING OUTSTANDING SHARES, AND AN IMPROVEMENT IN ALLIED FIRST BANCORP, INC.'S RETURN ON EQUITY;

     O AVOIDING DILUTION TO STOCKHOLDERS BY NOT HAVING TO ISSUE ADDITIONAL SHARES TO COVER THE EXERCISE OF STOCK OPTIONS OR TO FUND EMPLOYEE STOCK BENEFIT PLANS; AND,

     O ANY OTHER CIRCUMSTANCES IN WHICH REPURCHASES WOULD BE IN THE BEST INTERESTS OF ALLIED FIRST BANCORP, INC. AND ITS STOCKHOLDERS.

                           MARKET FOR THE COMMON STOCK

     ALLIED FIRST BANCORP, INC. AND ALLIED FIRST BANK HAVE NEVER ISSUED CAPITAL STOCK, AND, CONSEQUENTLY, THERE IS NO ESTABLISHED MARKET FOR THE COMMON STOCK AT THIS TIME. THE DEVELOPMENT OF A LIQUID PUBLIC MARKET DEPENDS ON THE EXISTENCE OF WILLING BUYERS AND SELLERS, THE PRESENCE OF WHICH IS NOT WITHIN THE CONTROL OF ALLIED FIRST BANCORP, INC., ALLIED FIRST BANK OR ANY MARKET MAKER. ACCORDINGLY, THE NUMBER OF ACTIVE BUYERS AND SELLERS OF THE COMMON STOCK AT ANY PARTICULAR TIME MAY BE LIMITED. ALLIED FIRST BANCORP, INC. INTENDS TO TAKE STEPS NECESSARY TO HAVE ITS COMMON STOCK LISTED FOR QUOTATION ON THE OTC ELECTRONIC BULLETIN BOARD UPON COMPLETION OF THE STOCK OFFERING. IN ADDITION, KEEFE, BRUYETTE & WOODS, INC. HAS INDICATED ITS INTENTION TO REGISTER THE SHARES OF ALLIED FIRST BANCORP WITH THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. SO AS TO BE ABLE TO TRADE THE SHARES AND TO ASSIST ALLIED FIRST BANCORP, INC. IN IDENTIFYING OTHER FIRMS TO DO THE SAME. SEE "RISK FACTORS."

                         OUR POLICY REGARDING DIVIDENDS

     THE BOARD OF DIRECTORS OF ALLIED FIRST BANCORP, INC. DOES NOT INTEND TO PAY CASH DIVIDENDS ON THE COMMON STOCK AFTER COMPLETION OF THE CONVERSION. IN THE EVENT THAT THE BOARD OF DIRECTORS LATER DECIDES TO PAY DIVIDENDS, SUCH PAYMENT WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING CAPITAL REQUIREMENTS, ALLIED FIRST BANCORP, INC.'S AND ALLIED FIRST BANK'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS, TAX CONSIDERATIONS, STATUTORY AND REGULATORY LIMITATIONS AND GENERAL ECONOMIC CONDITIONS. NO ASSURANCES CAN BE GIVEN THAT ANY DIVIDENDS WILL BE PAID OR THAT, IF PAID, WILL NOT BE REDUCED OR ELIMINATED IN FUTURE PERIODS. SPECIAL CASH DIVIDENDS, STOCK DIVIDENDS OR RETURNS OF CAPITAL MAY, TO THE EXTENT PERMITTED BY REGULATIONS, BE PAID IN ADDITION TO, OR IN LIEU OF, REGULAR CASH DIVIDENDS. ALLIED

FIRST BANCORP, INC. INTENDS TO FILE CONSOLIDATED TAX RETURNS WITH ALLIED FIRST BANK. ACCORDINGLY, IT IS ANTICIPATED THAT ANY CASH DISTRIBUTIONS MADE BY ALLIED FIRST BANCORP, INC. TO ITS STOCKHOLDERS WOULD BE TREATED AS CASH DIVIDENDS AND NOT AS A NON-TAXABLE RETURN OF CAPITAL FOR FEDERAL AND STATE TAX PURPOSES.

     DIVIDENDS FROM ALLIED FIRST BANCORP, INC. WILL DEPEND, IN LARGE PART, UPON RECEIPT OF DIVIDENDS FROM ALLIED FIRST BANK, BECAUSE ALLIED FIRST BANCORP, INC. INITIALLY WILL HAVE NO SOURCE OF INCOME OTHER THAN DIVIDENDS FROM ALLIED FIRST BANK AND EARNINGS FROM THE INVESTMENT OF PROCEEDS RETAINED BY ALLIED FIRST BANCORP, INC. FROM THE SALE OF SHARES OF COMMON STOCK. FEDERAL AND STATE LAW IMPOSES CERTAIN LIMITATIONS ON DIVIDENDS BY SAVINGS BANKS. SEE "HOW WE ARE REGULATED -LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS."

     ALLIED FIRST BANCORP, INC. CURRENTLY HAS NO INTENTION TO INITIATE, AND WILL NOT INITIATE FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING COMPLETION OF THE CONVERSION, ANY ACTION WHICH LEADS TO A RETURN OF CAPITAL (AS DISTINGUISHED FROM A DIVIDEND) TO STOCKHOLDERS OF ALLIED FIRST BANCORP, INC.

                                 PRO FORMA DATA

     THE ACTUAL NET PROCEEDS FROM THE SALE OF THE COMMON STOCK CANNOT BE DETERMINED UNTIL THE CONVERSION IS COMPLETED. HOWEVER, NET PROCEEDS ARE CURRENTLY ESTIMATED TO BE BETWEEN $3.3 MILLION AND $4.7 MILLION, OR $5.5 MILLION IN THE EVENT THE ESTIMATED OFFERING RANGE IS INCREASED BY 15%, BASED UPON THE FOLLOWING ASSUMPTIONS:

     O ALL SHARES OF COMMON STOCK WILL BE SOLD THROUGH NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR THE COMMON STOCK, IN ORDER OF PRIORITY, TO ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS, OTHER MEMBERS AND DIRECTORS, OFFICERS AND EMPLOYEES AND ALSO THROUGH A COMMUNITY OFFERING TO THE GENERAL PUBLIC SHOULD SHARES REMAIN;

     O KEEFE, BRUYETTE & WOODS, INC. WILL RECEIVE A MARKETING FEE OF $100,000 UPON COMPLETION OF THE CONVERSION;

     O TOTAL EXPENSES, INCLUDING THE MARKETING FEES PAID TO KEEFE, BRUYETTE & WOODS, INC., ARE ESTIMATED TO BE APPROXIMATELY $570,000. ACTUAL EXPENSES MAY VARY FROM THOSE ESTIMATED.

     PRO FORMA CONSOLIDATED NET INCOME AND STOCKHOLDERS' EQUITY OF ALLIED FIRST BANCORP, INC. HAVE BEEN CALCULATED FOR THE YEAR ENDED JUNE 30, 2001, AS IF THE COMMON STOCK TO BE ISSUED IN THE CONVERSION HAD BEEN SOLD AT THE BEGINNING OF THE PERIOD AND THE NET PROCEEDS HAD BEEN INVESTED AT 3.72%, WHICH REPRESENTS THE YIELD ON ONE-YEAR U.S. GOVERNMENT SECURITIES AT JUNE 30, 2001. IN LIGHT OF CHANGES IN INTEREST RATES IN RECENT PERIODS, THIS YIELD IS DEEMED BY ALLIED FIRST BANCORP,

INC. AND ALLIED FIRST BANK TO MORE ACCURATELY REFLECT AVAILABLE REINVESTMENT RATES THAN THE ARITHMETIC AVERAGE METHOD. THE EFFECT OF WITHDRAWALS FROM DEPOSIT ACCOUNTS FOR THE PURCHASE OF COMMON STOCK HAS NOT BEEN REFLECTED. A TAX RATE OF 38.74% HAS BEEN ASSUMED, RESULTING IN AFTER-TAX YIELDS OF 2.28% FOR THE YEAR ENDED JUNE 30, 2001. HISTORICAL AND PRO FORMA PER SHARE AMOUNTS HAVE BEEN CALCULATED BY DIVIDING HISTORICAL AND PRO FORMA AMOUNTS BY THE INDICATED NUMBER OF SHARES OF COMMON STOCK, AS ADJUSTED TO GIVE EFFECT TO THE RESTRICTED STOCK PLAN. SEE NOTE 4 TO THE TABLES BELOW. NO EFFECT HAS BEEN GIVEN IN THE PRO FORMA STOCKHOLDERS' EQUITY CALCULATIONS FOR THE ASSUMED EARNINGS ON THE NET PROCEEDS. ALLIED FIRST BANCORP, INC. INTENDS TO RETAIN $100,000 OF THE NET PROCEEDS FROM THE CONVERSION. SEE "HOW WE INTEND TO USE THE PROCEEDS."

     THE TABLES DO NOT REFLECT THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK PURSUANT TO ANY FUTURE STOCK OPTION PLAN. THE TABLE BELOW GIVES EFFECT TO THE RESTRICTED STOCK PLAN, WHICH MAY BE ADOPTED BY ALLIED FIRST BANCORP, INC. FOLLOWING THE CONVERSION AND PRESENTED ALONG WITH THE STOCK OPTION PLAN TO STOCKHOLDERS FOR APPROVAL AT AN ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOT LESS THAN ONE YEAR FOLLOWING THE COMPLETION OF THE CONVERSION. IF THE RESTRICTED STOCK PLAN IS APPROVED BY STOCKHOLDERS, THE RESTRICTED STOCK PLAN INTENDS TO ACQUIRE AN AMOUNT OF COMMON STOCK EQUAL TO AT LEAST 4.0% OF THE SHARES OF COMMON STOCK ISSUED IN THE CONVERSION, EITHER THROUGH OPEN MARKET PURCHASES OR FROM AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK, IF PERMISSIBLE. THE TABLE BELOW ASSUMES THAT STOCKHOLDER APPROVAL HAS BEEN OBTAINED, AS TO WHICH THERE CAN BE NO ASSURANCE, AND THAT THE SHARES ACQUIRED TO COVER GRANTS UNDER THE RESTRICTED STOCK PLAN ARE PURCHASED IN THE OPEN MARKET AT $10.00 PER SHARE. NO EFFECT HAS BEEN GIVEN TO ALLIED FIRST BANCORP, INC.'S RESULTS OF OPERATIONS AFTER THE CONVERSION, THE MARKET PRICE OF THE COMMON STOCK AFTER THE CONVERSION OR A LESS OR GREATER THAN 4.0% PURCHASE BY THE RESTRICTED STOCK PLAN. SEE "MANAGEMENT - BENEFITS - STOCK BENEFIT PLAN."

     THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE FOREGOING TRANSACTIONS AT THE DATES ON WHICH SUCH TRANSACTIONS ACTUALLY OCCUR AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. PRO FORMA STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNT OF ASSETS AND LIABILITIES OF ALLIED FIRST BANCORP, INC. COMPUTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("GAAP").

     THE PRO FORMA STOCKHOLDERS' EQUITY IS NOT INTENDED TO REPRESENT THE FAIR MARKET VALUE OF THE COMMON STOCK AND MAY BE DIFFERENT THAN AMOUNTS THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION.

     IN THE FOLLOWING TABLE, NET INCOME AND NET INCOME PER SHARE HAVE BEEN ADJUSTED TO SHOW THE EFFECT OF FEDERAL AND STATE INCOME TAX AT JUNE 30, 2001 HAD ALLIED FIRST BANK BEEN SUBJECT TO A COMBINED RATE OF 38.74%.

                                                                             AT OR FOR THE YEAR ENDED JUNE 30, 2001
                                                                                                                   608,350 SHARES
                                                   391,000 SHARES                                                SOLD AT $10.00 PER
                                                   SOLD AT $10.00       460,000 SHARES         529,000 SHARES      SHARE (MAXIMUM
                                                     PER SHARE          SOLD AT $10.00         SOLD AT $10.00           OF
                                                    (MINIMUM OF            PER SHARE              PER SHARE          RANGE, AS
                                                       RANGE)        (MIDPOINT OF RANGE)     (MAXIMUM OF RANGE)     ADJUSTED)(1)
                                                                   (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

GROSS PROCEEDS ................................      $  3,910                $ 4,600                $ 5,290              $ 6,084
LESS ESTIMATED OFFERING EXPENSES AND
COMMISSIONS ....................................         (570)                  (570)                  (570)                (570)
   ESTIMATED NET PROCEEDS ......................        3,340                  4,030                  4,720                5,514
   LESS COMMON STOCK ACQUIRED BY:
      RESTRICTED STOCK PLAN ....................        (156)                  (184)                  (212)                (243)
   ESTIMATED NET PROCEEDS AVAILABLE FOR
        INVESTMENT(2) ..........................     $  3,184                  3,846                $ 4,508              $ 5,271

NET INCOME:
   HISTORICAL ..................................     $    680                $   680                $   680              $   680
   TAX EFFECT OF HISTORICAL INCOME .............        (263)                  (263)                  (263)                (263)
   PRO FORMA ADJUSTMENTS:
      NET INCOME FROM PROCEEDS .................           73                     88                    103                  120
      RESTRICTED STOCK PLAN(3) .................          (19)                   (23)                   (26)                 (30)
PRO FORMA NET INCOME ...........................     $    471                $   482                $   494              $   507

NET INCOME PER SHARE(4):
   HISTORICAL ..................................     $   1.74                $  1.48                $  1.29              $  1.12
   TAX EFFECT OF HISTORICAL INCOME .............        (0.67)                 (0.57)                 (0.50)               (0.43)
   PRO FORMA ADJUSTMENTS:
      INCOME ON NET PROCEEDS ...................         0.19                   0.19                   0.19                 0.20
      RESTRICTED STOCK PLAN(3) .................        (0.05)                 (0.05)                 (0.05)               (0.05)
PRO FORMA NET INCOME PER SHARE .................     $   1.21                $  1.05                $  0.93              $  0.84

NUMBER OF SHARES USED IN CALCULATING NET
INCOME PER SHARE(3)(4) .........................      391,000                460,000                529,000              608,350

STOCKHOLDERS' EQUITY (BOOK VALUE):
   HISTORICAL ..................................     $  4,244                $ 4,244                $ 4,244              $ 4,244
   ESTIMATED NET PROCEEDS ......................        3,340                  4,030                  4,720                5,514
   LESS COMMON STOCK ACQUIRED BY:
      RESTRICTED STOCK PLAN ....................         (156)                  (184)                  (212)                (243)
         PRO FORMA STOCKHOLDERS' EQUITY ........     $  7,428                $ 8,090                $ 8,752              $ 9,515

STOCKHOLDER'S EQUITY PER SHARE:
   HISTORICAL ..................................     $  10.85                $  9.23                $  8.02              $  6.98
   ESTIMATED NET PROCEEDS ......................         8.54                   8.76                   8.92                 9.06
   LESS COMMON STOCK ACQUIRED BY:
RESTRICTED STOCK PLAN ..........................        (0.40)                 (0.40)                 (0.40)               (0.40)
PRO FORMA STOCKHOLDERS' EQUITY PER SHARE             $  18.99                $ 17.59                $ 16.54              $ 15.64

PRO FORMA PRICE TO BOOK VALUE ..................        52.66%                 56.85%                 60.46%               63.94%
PRO FORMA PRICE TO EARNINGS RATIO ..............         8.26X                  9.52X                 10.75X               11.90X
NUMBER OF SHARES USED IN CALCULATING
EQUITY PER SHARE ...............................      391,000                460,000                529,000              608,350

                                                                                                         (FOOTNOTES ON NEXT PAGE)

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the conversion.

(2) Estimated net proceeds, as adjusted, consist of the estimated net proceeds from the conversion minus the value of the shares to be purchased by the restricted stock plan, subject to stockholder approval, after the conversion at an assumed purchase price of $10.00 per share.


(3) It is assumed that the restricted stock plan will purchase, following stockholder approval of such plan, a number of shares of common stock equal to 4.0% of the shares of common stock issued in the conversion for issuance to directors, officers and employees. Funds used by the restricted stock plan to purchase the shares initially will be contributed to the restricted stock plan by Allied First Bancorp, Inc. It is further assumed that the shares were acquired by the restricted stock plan at the beginning of the period presented in open market purchases at the purchase price and that 20% of the amount contributed, net of taxes at 38.74%, was an amortized expense during the year ended June 30, 2001. Statement of Financial Accounting Standards ("SFAS") No. 128 requires that unvested shares under the restricted stock plan be excluded from the basic ^ EARNINGS per share calculation and included in the diluted ^ EARNINGS per share calculation only if they are dilutive under the treasury stock method. The issuance of authorized but unissued shares of common stock pursuant to the restricted stock plan in the amount of 4% of the common stock sold in the offering would dilute the voting interests of existing stockholders by approximately 3.8% and under such circumstances pro forma net ^ INCOME per share for the year ended June 30, 2001 would be ^ $1.15, $1.00, $.90 and ^ $.80 at the minimum, midpoint, maximum and 15% above the maximum of the estimated offering range^ and pro forma stockholders' equity per share at June 30, 2001 would be ^ $18.27, $16.91, $15.90 AND $15.05, at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. There can be no assurance that the actual purchase price of shares purchased by or issued to the restricted stock plan will be equal to the purchase price. See "Management - Benefits -- Stock Benefit Plan." ^^

^(4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which may be adopted by Allied First Bancorp, Inc. following the conversion and presented for approval by stockholders at an annual or special meeting of stockholders of Allied First Bancorp, Inc. held at least one year following the completion of the conversion. If the stock option plan is approved by stockholders, it is assumed that an amount equal to 10% of the common stock issued in the conversion, or ^ 39,000 shares at the minimum of the estimated offering range, ^ 46,000 shares at the midpoint of the range, ^ 52,900 shares at the maximum of the range and ^ 60,835 shares at 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing stockholders' voting interests by approximately 9.1%. Assuming stockholder approval of the stock option plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the restricted stock plan are acquired through open market purchases at the purchase price, pro forma net earnings per share for the year ended June 30, 2001 would be ^ $1.10, $.94, $.86, and ^ $.76, at the minimum, midpoint, maximum and 15% above the maximum of the estimated offering range, respectively, and pro forma stockholders' equity per share at June 30, 2001 would be ^ $17.28, $15.99, $15.04 AND $14.22 the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. See "Management - Benefits -- Stock Benefit Plan."

                                 CAPITALIZATION

     The following table presents the historical capitalization of Allied First Bank at June 30, 2001, and the pro forma consolidated capitalization of Allied First Bancorp, Inc. after giving effect to the conversion, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."



                                                                                                      ^ 529,000    ^ 608,350 SHARES
                                               Capitalization                                           =======      ==============
                                                 (deposits,     ^ 391 000 SHARES   ^ 460,000 SHARES     Shares         at $10 per
                                               borrowings and     ==============     ==============   at $10 per         Share
                                                 equity) of     at $10 per Share    at $10 per Share      Share       (Maximum of
                                              Allied First Bank   (Minimum of         (Midpoint of     (Maximum of     Range, as
                                              at June 30, 2001        Range)             Range)           Range)       Adjusted)(1)
                                              ----------------- ----------------    ----------------  ------------  ---------------
                                                                                   (In Thousands)

Deposits(2) .................................      $77,634            $77,634           $77,634        $77,634           $77,634
Borrowings ..................................          ---                ---               ---            ---               ---
   Total deposits and borrowings ............      $77,634            $77,634           $77,634        $77,634           $77,634
                                                    ======             ======            ======         ======            ======
Capital Stock:
   Preferred stock, $0.01 par value per share:
      authorized - 2,000,000 shares .........
      assumed outstanding - none ............      $   ---            $   ---             $ ---          $ ---            $  ---
   Common stock, $0.01 par value per share:
      authorized - 8,000,000 shares;
      shares to be outstanding - as shown(3)           ---                ^ 4                 5            ^ 5               ^ 6
                                                                            =                                =                 =

Paid-in capital .............................          ---            ^ 3,336             4,025          4,715             5,508
Less:
   Common stock to be acquired by ...........
      restricted stock plan(4) ..............          ---              (156)             (184)         ^(212)            ^(243)
                                                                        =====                            =====             =====

Retained earnings - substantially restricted         4,244              4,244             4,244          4,244             4,244
                                                     -----              -----             -----          -----             -----

Total stockholders' equity .................       $ 4,244           ^ $7,428            $8,090         $8,752         $ ^ 9,515
                                                    ======             ======            ======         ======          ========


----------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the estimated offering range of up to 15% to reflect changes in market and financial conditions following the commencement of the conversion.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. Any withdrawals would reduce pro forma deposits by the amount of the withdrawals.
(3) Reflects the issuance of the shares of common stock to be sold in the conversion. No effect has been given to the issuance of additional shares of common stock pursuant to the proposed stock option plan. See "Pro Forma Data" and "Management -Benefits - Stock Benefit Plan."
(4) Allied First Bancorp, Inc. may adopt a restricted stock plan and submit the plan to stockholders at an annual or special meeting of stockholders held at least one year following the completion of the conversion. If the plan is approved by stockholders, Allied First Bancorp, Inc. intends to contribute sufficient funds to the restricted stock plan to enable the plan to purchase a number of shares of common stock equal to at least 4.0% of the common stock issued in the conversion. Assumes that stockholder approval has been obtained and that the shares have been purchased in the open market at the purchase price. However, in the event Allied First Bancorp, Inc. issues authorized but unissued shares of common stock to the restricted stock plan in the amount of 4.0% of the common stock issued in the conversion, the voting interests of existing stockholders would be diluted by approximately 3.8%. The shares are reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management - Benefits - Stock Benefit Plan."

                      PRO FORMA REGULATORY CAPITAL ANALYSIS


The table sets forth the historical regulatory capital of Allied First Bank at June 30, 2001 and the pro forma regulatory capital of Allied First Bank after giving effect to the conversion, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by Allied First Bank of all but $100,000 of the net stock proceeds. The pro forma risk-based capital amounts assume the investment of the net proceeds received by Allied First Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at June 30, 2001. See "How We Are Regulated - ALLIED FIRST BANCORP, INC."

                                                                                  Minimum of                Midpoint of
                                                       Historical at          ^ 391,000 Shares          ^ 460,000 Shares
                                                      June 30, 2001 (1)    Sold at $10.00 per Share  Sold at $10.00 per Share
                                                      -------------        ------------------------  ------------------------
                                                  Amount       Percent(2)   Amount       Percent      Amount       Percent
                                                  ------       ---------    ------       -------      ------       -------
                                                                            (Dollars in Thousands)
Capital under ACCOUNTING PRINCIPLES
generally accepted IN THE UNITED STATES OF
AMERICA ^ ................................          $4,244         5.2%     ^ $7,328         8.6%       $7,990         9.3%

^ Tier 1 capital .........................          $4,244         5.2%     ^ $7,328         8.6%       $7,990         9.3%
                                                    =                         ======         ====       ======         ====
^ Tier 1 capital requirement .............           3,288        ^ 4.0      ^ 3,411          4.0      ^ 3,438          4.0
                                                     -----        -----      --=====          ---      =======          ===
   Excess ................................           $ 956         1.2%     ^ $3,917         4.6%       $4,522         5.3%
                                                     =====         ===      ========         ====       ====== =       ====

^ Tier 1 risk-based capital ..............           4,244         6.2%     ^ $7,328        10.5%       $7,990        11.5%
                                                                              ======        =====       ======        =====
Tier 1 risk based capital requirement ....           2,756         4.0      ^ 2,780          4.0       ^ 2,786          4.0
                                                     -----         ---      --=====          ---         =====          ===
   Excess ................................          $1,488         2.2%     ^ $4,548         6.5%       $5,204         7.5%
                                                    ======         ===      ========         ====       ======         ====

Risk-based capital .......................         $ 4,871         7.1%     ^ $7,955        11.4%       $8,617        12.4%
                                                                              ======        =====       ======        =====
Risk-based capital requirement ...........           5,511          8.0      ^ 5,561          8.0      ^ 5,571          8.0
                                                     -----          ---      =======          ---      =======          ---
Excess or ^(DEFICIT) .....................         $  (640)       ^(0.9)%    $ 2,394         3.4%       $3,046         4.4%
           =========                                 =====         ======    =======         ====       ======         ====




                                                           Maximum of           Maximum, ^ AS adjusted,
                                                       ^ 529,000 Shares           of ^ 608,350 Shares
                                                   Sold at $10.00 per Share   Sold at $10.00 per Share
                                                   -------------------------  ------------------------
                                                    Amount        Percent      Amount       Percent
                                                    ------        -------      ------       -------
                                                                (Dollars in Thousands)

Capital under ACCOUNTING PRINCIPLES
generally accepted IN THE UNITED STATES OF
AMERICA ^ ................................             $8,652       $10.0%        9,415          10.8%

^ Tier 1 capital .........................             $8,652        10.0%    ^ $ 9,415          10.8%
                                                       ======                   =======
^ Tier 1 capital requirement .............              3,464         4.0         3,495           4.0
                                                        =====         ===       =======           ===
   Excess ................................             $5,188         6.0%     ^ $5,920           6.8%
                                                       ======         ===       ========          ===

^ Tier 1 risk-based capital ..............             $8,652        12.4%        9,415          13.5%
                                                       ======        =====        =====          =====
Tier 1 risk based capital requirement ....              2,791          4.0        2,797            4.0
                                                        =====          ===        =====            ===
   Excess ................................             $5,861         8.4%       $6,618           9.5%
                                                       ======         ====       ======           ====

Risk-based capital .......................             $9,279        13.3%     $ 10,042          14.4%
                                                       ======        =====     ========          =====
Risk-based capital requirement ...........            ^ 5,582          8.0        5,594            8.0
                                                      =======          ===        =====            ===
Excess or ^(DEFICIT) .....................             $3,697         5.3%       $4,448           6.4%
           =========                                   ======         ====       ======           ====


----------------


(1) At June 30, 2001, had Allied First Bank been subject to the capital requirements of the FDIC, it would have met the Tier 1 capital and Tier 1 risked-based capital requirement, but not the risk-based capital requirement of 8.0%. At the time Allied Pilots Association Federal Credit Union converted to Allied First Bank on September 1, 2001, it issued subordinated capital notes in the principal amount of $1 million in order to meet the risk-based requirement AND BECOME ADEQUATELY CAPITALIZED. At September ^ 30, 2001, Allied First Bank had Tier 1 capital of $4.3 million or ^ 5.2% of adjusted total assets, Tier 1 risk-based capital of $4.3 million or 6.2% of risked weighted assets and $6.0 million of risk-based capital or ^ 8.6% of risk weighted assets^ AND WAS CONSIDERED ADEQUATELY CAPITALIZED. ALLIED FIRST BANK HAS REQUESTED REGULATORY APPROVAL TO REDEEM the subordinated capital notes ^ AND ANTICIPATES THAT THE REDEMPTION OF THE NOTES WILL BE approved by the Illinois Office of Banks and Real Estate and the FDIC upon completion of the conversion. The table assumes that the notes will be redeemed at the completion of the conversion and therefore are not reflected in the table. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Capital."
(2)  Adjusted total or adjusted risk-weighted assets, as appropriate.

                         ALLIED FIRST BANK'S CONVERSION


     THE BOARD OF DIRECTORS OF ALLIED FIRST BANK AND THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE ^ HAVE APPROVED THE PLAN OF CONVERSION AND THE FDIC HAS ISSUED A NOTICE OF NON-OBJECTION TO THE PLAN OF CONVERSION. THE APPROVAL IS SUBJECT TO APPROVAL OF THE PLAN OF CONVERSION BY OUR MEMBERS AND TO THE SATISFACTION OF OTHER CONDITIONS IMPOSED BY SUCH AGENCIES. SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.


GENERAL


     On September 17, 2001, we adopted a plan of conversion, pursuant to which we will convert from an Illinois-chartered mutual savings bank to an Illinois-chartered stock savings bank and at the same time become a wholly owned subsidiary of Allied First Bancorp, Inc. The conversion will include adoption of the proposed stock charter and bylaws, which will authorize us to issue capital stock. Under the plan, Allied First Bank common stock is being sold to Allied First Bancorp, Inc. and Allied First Bancorp, Inc. common stock is being offered to our eligible depositors, other members, directors, officers and employees, and then to the public. The conversion will be accounted for at historical cost. The Illinois Office of Banks and Real Estate has approved Allied First Bancorp, Inc.'s application to become a savings bank holding company and to acquire all of the Allied First Bank's common stock to be issued in the conversion. ^ Allied First Bancorp^ HAS ALSO FILED AN application WITH THE FEDERAL RESERVE BOARD to become a bank holding company UPON COMPLETION OF THE CONVERSION.


     The shares of Allied First Bancorp, Inc. common stock are first being offered in a subscription offering to holders of subscription rights. To the extent shares of common stock remain available after the subscription offering, shares may be offered in a direct community offering on a best efforts basis through Keefe, Bruyette & Woods, Inc. in such a manner as to promote a wide distribution of the shares. The direct community offering, if any, may commence with, at any time during, or as soon as practicable after the commencement of the subscription offering. Shares not subscribed for in the subscription offering or direct community offering may be offered for sale on a best efforts basis in a public offering conducted by Keefe, Bruyette & Woods, Inc. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the direct community offering and the public offering. See "- Direct Community Offering" and "- Public Offering."

     Subscriptions for shares will be subject to the maximum and minimum purchase limitations set forth in the plan of conversion. See "- Limitations on Stock Purchases."

     The completion of the offering is subject to market conditions and other factors beyond our control. No assurance can be given as to the length of time that will be required to complete the sale of shares being offered in the conversion following approval of the plan at the meeting of our members. If delays are experienced, significant changes may occur in the estimated offering range with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. In the event the conversion is terminated, we will charge all conversion expenses against current income and any funds collected by us in the offering will be promptly returned, with interest, to each subscriber.

OUR REASONS FOR THE CORPORATE CHANGE

     As a mutual institution, Allied First Bank has no authority to issue shares of capital stock and consequently has no access to market sources of equity capital. Only by generating and retaining earnings from year to year is Allied First Bank able to increase its capital position. The conversion is the second step in the strategic plan of Allied Pilots Association Federal Credit Union to convert to a charter that would allow it to raise capital. The first step was completed on September 1, 2001, when Allied Pilots Association Federal Credit Union converted to Allied First Bank.

     As a stock savings bank upon completion of the conversion, Allied First Bank will be organized in the form used by commercial banks, most major corporations and a majority of savings institutions. The ability to raise new equity capital through the issuance and sale of Allied First Bank's or Allied First Bancorp, Inc.'s capital stock will provide Allied First Bank the flexibility to increase its capital position more rapidly than by accumulating earnings and at times deemed advantageous by the board of directors of Allied First Bank. It will also support future growth and expanded operations, including increased lending and investment activities, as business and regulatory needs require. The ability to attract new capital also will help Allied First Bank address the needs of the communities and customers that it serves and enhance its ability to make acquisitions or expand into new businesses. The acquisition alternatives available to Allied First Bank are quite limited as a mutual institution. After the conversion, Allied First Bank will have increased ability to acquire other institutions and Allied First Bancorp, Inc. may acquire control of other stock banks or savings institutions and retain the acquired institution as a separate subsidiary of Allied First Bancorp, Inc., although Allied First Bancorp, Inc. has no current plans in this regard. Finally, the ability to issue capital stock will enable Allied First Bank to establish stock compensation plans for directors, officers and employees, giving them equity interests in Allied First Bancorp, Inc. and greater incentive to improve its performance. For a description of the stock compensation plans which may be adopted by us in connection with the conversion, see "Management."

     After considering the advantages and disadvantages of the conversion, as well as applicable fiduciary duties and alternative transactions, the board of directors of Allied First Bank approved the conversion as being in the best interests of Allied First Bank and equitable to its account holders.

EFFECTS OF THE CONVERSION

     GENERAL. The conversion will have no effect on Allied First Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The conversion will not result in any change in the existing services provided to depositors and borrowers, or in our existing office, management and staff. Allied First Bank will continue to be subject to regulation, supervision and examination by the Illinois Office of Banks and Real Estate and the FDIC.

     DEPOSITS AND LOANS. Each holder of a deposit account in Allied First Bank at the time of the conversion will continue as an account holder in Allied First Bank after the conversion, and the conversion will not affect the deposit balance, interest rate or other terms of such accounts. Each account will be insured by the FDIC to the same extent as before the conversion. Depositors in Allied First Bank will continue to hold their existing certificates and other evidence of their accounts. The conversion will not affect the loan terms of any borrower from Allied First Bank. The amount, interest rate, maturity, security for and obligations under each loan will remain as they existed prior to the conversion. See "-- Voting Rights" and "-- Depositors' Rights if We Liquidate" below for a discussion of the effects of the conversion on the voting and liquidation rights of the depositors of Allied First Bank.

     CONTINUITY. During the conversion process, the normal business of Allied First Bank of accepting deposits and making loans will continue without interruption. Following completion of the conversion, Allied First Bank will continue to be subject to regulation by the Illinois Office of Banks and Real Estate and the FDIC and its FDIC insurance of accounts will continue without interruption. After the conversion, Allied First Bank will continue to provide services for depositors and borrowers under current policies and by its present management and staff.

     The board of directors presently serving Allied First Bank will serve as the board of directors of Allied First Bank after the conversion. The initial members of the board of directors of Allied First Bancorp, Inc. will consist of the individuals currently serving on the board of directors of Allied First Bank. After the conversion, the voting stockholders of Allied First Bancorp, Inc. will elect approximately one-third of Allied First Bancorp, Inc.'s directors annually. All current officers of Allied First Bank will retain their positions with Allied First Bank after the conversion.

     VOTING RIGHTS. After completion of the conversion, members will have no voting rights in Allied First Bank or Allied First Bancorp, Inc. and, therefore, will not be able to elect directors of Allied First Bank or Allied First Bancorp, Inc. or to control their affairs. Currently these rights are held by depositors of Allied First Bank. After the conversion, voting rights in Allied First Bancorp, Inc. will be vested exclusively in the stockholders of Allied First Bancorp, Inc., which will own all of the stock of Allied First Bank. Each holder of common stock will be entitled to vote on any matter to be considered by the stockholders of Allied First Bancorp, Inc., subject to the provisions of Allied First Bancorp, Inc.'s articles of incorporation.

     DEPOSITOR'S RIGHTS IF WE LIQUIDATE. We have no plans to liquidate, either before or after the completion of the conversion. However, if there should ever be a complete liquidation of Allied First Bank, either before or after conversion, deposit account holders would receive the protection of insurance by the FDIC up to applicable limits. In addition, liquidation rights before and after the conversion would be as follows:

     LIQUIDATION RIGHTS IN PRESENT MUTUAL INSTITUTION. In addition to the protection of FDIC insurance up to applicable limits, in the event of the complete liquidation of Allied First Bank, each holder of a deposit account would receive his or her pro rata share of any assets of Allied First Bank remaining after payment of claims of all creditors (including the claims of all depositors in the amount of the withdrawal value of their accounts). Each holder's pro rata share of the remaining assets, if any, would be in the same proportion of the assets as the balance in his or her deposit account was to the aggregate balance in all our deposit accounts at the time of liquidation.

     LIQUIDATION RIGHTS IN PROPOSED CONVERTED INSTITUTION. After conversion, each deposit account holder, in the event of the complete liquidation of Allied First Bank, would have a claim of the same general priority as the claims of all our other general creditors in addition to the protection of FDIC insurance up to applicable limits. Therefore, except as described below, the deposit account holder's claim would be solely in the amount of the balance in his or her deposit account plus accrued interest. A deposit account holder would have no interest in the assets of Allied First Bank above that amount, if any.

     The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of eligible account holders (I.E., eligible depositors at December 31, 1998) and supplemental account holders (I.E., eligible depositors at September 30, 2001). Each eligible account holder and supplemental eligible account holder, if he or she continues to maintain his or her deposit account with Allied First Bank, would be entitled upon the complete liquidation of Allied First Bank after conversion, to an interest in the liquidation account prior to any payment to stockholders. Each eligible account holder would have an initial interest in the liquidation account for each deposit account held with Allied First Bank on the qualifying date, June 30, 2001. Each supplemental eligible account holder would have a similar interest as of that qualifying date, June 30, 2001. The liquidation account will be an off-balance sheet memorandum account which will not be reflected in Allied First Bank's or Allied First Bancorp, Inc.'s published financial statements.

     The interest for each deposit account would be in the same proportion of the total liquidation account as the balance of the deposit account on the qualifying dates was to the aggregate balance in all the deposit accounts of eligible account holders and supplemental eligible account holders on the qualifying dates. However, if the amount in the deposit account on any annual closing date (June 30) is less than the amount in the account on the respective qualifying dates, then the interest in this special liquidation account would be reduced at that time by an amount proportionate to any reduction, and the interest would cease to exist if the deposit account was closed. The interest in the special liquidation account will never be increased despite any increase in the related deposit account after the respective qualifying dates.

     Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders were satisfied would be distributed to Allied First Bancorp, Inc. as the sole stockholder of Allied First Bank.

     TAX EFFECTS OF THE CONVERSION. Allied First Bank has received an opinion from its special counsel, Jenkens & Gilchrist, A Professional Corporation, Dallas, Texas, as to the material federal income tax consequences of the conversion to Allied First Bank and Allied First Bancorp, Inc., and as to the generally applicable material federal income tax consequences of the conversion on

Allied First Bank's account holders and to persons who purchase common stock in the offering. This opinion has been filed as an exhibit to Allied First Bancorp, Inc.'s registration statement with the SEC.

     The opinion provides that, among other things:

     o Allied First Bank's adoption of a charter in stock form will qualify as a tax-free reorganization under Internal Revenue Code of 1986, as amended, Section 368(a)(1)(F);

     o no gain or loss will be recognized by Allied First Bank solely as a result of the conversion to stock form;

     o no gain or loss will be recognized by Allied First Bank's account holders upon the issuance to them of accounts in Allied First Bank, in stock form, immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Allied First Bank immediately prior to the conversion;

     o the tax basis of each account holder's interest in the liquidation account received in the conversion will be equal to the value, if any, of that interest on the date and at the time of the conversion;

     o the tax basis of the common stock purchased in the conversion will be equal to the amount paid therefor; increased, in the case of common stock acquired pursuant to the exercise of subscription rights, by the fair market value, if any, of the subscription rights;

     o the holding period of the common stock purchased pursuant to the exercise of subscription rights will commence upon the exercise of such holder's subscription rights and, in all other cases, the holding period of purchased common stock will commence on the date following the date of the purchase; and

     o gain or loss will be recognized by account holders upon the receipt or exercise of subscription rights in the conversion, but only to the extent the subscription rights are deemed to have value, as discussed below.

     The opinion of Jenkens & Gilchrist, A Professional Corporation, is based in part upon, and subject to the continuing validity in all material respects through the date of the conversion of various representations of Allied First Bank, upon assumptions and qualifications, including that the conversion is completed in the manner and according to the terms provided in the plan of conversion. This opinion is also based upon the Internal Revenue Code, regulations now in effect or proposed, current administrative rulings and practice and judicial authority, all of which are subject to change and any change may be made with retroactive effect. Unlike private letter rulings received from the IRS, an opinion is not binding upon the IRS and there can be no assurance that the IRS will not take a position contrary to the positions reflected in this opinion, or that this opinion will be upheld by the courts if challenged by the IRS.

     Allied First Bank has also obtained an opinion from its outside tax advisors, Crowe, Chizek and Company, LLP, that the tax effects of the conversion under Illinois tax laws will be substantially the same as described above with respect to federal income tax laws.

     Allied First Bancorp, Inc. and Allied First Bank have received a letter from RP Financial, LC, stating its belief that the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and give the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of these rights would be taxable probably only to those eligible subscribers who exercise the subscription rights, either as a capital gain or ordinary income, in an amount equal to such value, and Allied First Bancorp, Inc. and Allied First Bank could recognize gain on any distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value. Unlike private rulings, the letter of RP Financial, LC is not binding on the IRS, and the IRS could disagree with conclusions reached in the letter. In the event of any disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

HOW WE DETERMINED OUR PRICE AND THE NUMBER OF SHARES TO BE ISSUED IN THE STOCK OFFERING

     The plan of conversion requires that the purchase price of the common stock must be based on the appraised pro forma market value of Allied First Bancorp, Inc. and Allied First Bank, as determined on the basis of an independent valuation. Allied First Bank has retained RP Financial, LC to make this valuation. For its services in making this appraisal, RP Financial, LC's fees and out-of-pocket expenses are estimated to be $27,500. Allied First Bank has agreed to indemnify RP Financial, LC and any employees of RP Financial, LC who act for or on behalf of RP Financial, LC in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by Allied First Bank to RP Financial, LC, unless RP Financial, LC is determined to be negligent or otherwise at fault.

     An appraisal has been made by RP Financial, LC in reliance upon the information contained in this prospectus, including the financial statements. RP Financial, LC also considered the following factors, among others:

     o the present and projected operating results and financial condition of Allied First Bancorp, Inc. and Allied First Bank and the economic and demographic conditions in Allied First Bank's existing marketing areas;

     o certain historical, financial and other information relating to Allied First Bank;

     o a comparative evaluation of the operating and financial statistics of Allied First Bank with those of other similarly situated publicly traded savings bank holding companies;

     o    the aggregate size of the offering of the common stock;

     o the impact of the conversion on Allied First Bank's net worth and earnings potential;

     o the proposed dividend policy of Allied First Bancorp, Inc. and Allied First Bank; and

     o the trading market for securities of comparable institutions and general conditions in the market for such securities.

In its review of the appraisal provided by RP Financial, LC, the board of directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial, LC in addition to the factors listed above, and the board of directors believes that these assumptions were reasonable.


     On the basis of the foregoing, RP Financial, LC has advised Allied First Bancorp, Inc. and Allied First Bank that in its opinion, dated ^ OCTOBER 19, 2001, the estimated pro forma market value of the common stock on a fully converted basis ranged from a minimum of ^ $3.9 million to a maximum of ^ $5.3 million with a midpoint of ^ $4.6 million. The board of directors of Allied First Bank determined that the common stock should be sold at $10.00 per share. Based on the estimated offering range and the purchase price, the number of shares of common stock that Allied First Bancorp, Inc. will issue will range from between ^ 391,000 shares and ^ 529,000 shares, with a midpoint of ^ 460,000 shares. The estimated offering range may be amended with the approval of the Illinois Office of Banks and Real Estate and the FDIC, if required, or if necessitated by subsequent developments in the financial condition of Allied First Bancorp, Inc. and Allied First Bank or market conditions generally. In the event the estimated offering range is updated to amend the value of the common stock below ^ $3.9 million or above ^ $6.1 million, which is the maximum of the estimated offering range, as adjusted by 15%, a new appraisal will be filed with the Illinois Office of Banks and Real Estate and the FDIC.

     Based upon market and financial conditions and recent practices and policies of the Illinois Office of Bank and Real Estate and the FDIC, in the event Allied First Bancorp, Inc. receives orders for common stock in excess of ^ $5.3 million (the maximum of the estimated offering range) and up to ^ $6.1 million (the maximum of the estimated offering range, as adjusted by 15%), Allied First Bancorp, Inc. may be required by the Illinois Office of Banks and Real Estate and the FDIC to accept all such orders. No assurances, however, can be made that Allied First Bancorp, Inc. will receive orders for common stock in excess of the maximum of the estimated offering range or that, if these orders are received, that all such orders will be accepted because Allied First Bancorp, Inc.'s final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial, LC which reflects an increase in the valuation and the approval of the increase by the Illinois Office of Banks and Real Estate and the

FDIC. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the conversion.

     RP FINANCIAL, LC'S VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING THESE SHARES. RP FINANCIAL, LC DID NOT INDEPENDENTLY VERIFY THE FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY ALLIED FIRST BANK, NOR DID RP FINANCIAL, LC VALUE INDEPENDENTLY THE ASSETS OR LIABILITIES OF ALLIED FIRST BANK. THE VALUATION CONSIDERS ALLIED FIRST BANK AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF ALLIED FIRST BANK. MOREOVER, BECAUSE THIS VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING COMMON STOCK IN THE OFFERINGS WILL THEREAFTER BE ABLE TO SELL SUCH SHARES AT PRICES AT OR ABOVE THE PURCHASE PRICE OR IN THE RANGE OF THE VALUATION DESCRIBED ABOVE.


     Prior to completion of the conversion, the maximum of the estimated offering range may be increased up to 15% and the number of shares of common stock may be increased to ^ 608,350 shares to reflect changes in market and financial conditions without the resolicitation of subscribers. See "-- Limitations on Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated offering range to fill unfilled orders in the subscription offering.


     No sale of shares of common stock in the conversion may be completed unless prior to such completion RP Financial, LC confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Allied First Bancorp, Inc. and Allied First Bank. If this confirmation is not received, Allied First Bancorp, Inc. may cancel the conversion, extend the offering period and establish a new estimated offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Illinois Office of Banks and Real Estate or the FDIC may permit.

     Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the purchase price is not below the minimum or more than 15% above the maximum of the estimated offering range. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the estimated offering range or more than 15% above the maximum of such range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at Allied First Bank's current rate of interest on savings accounts, or be permitted to modify or rescind their subscriptions. Any change in the estimated offering range must be approved by the Illinois Office of Banks and Real Estate and the FDIC. See "-- Limitations on Stock Purchases."

     An increase in the number of shares of common stock as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Allied First Bancorp, Inc.'s pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber's ownership interest and Allied First Bancorp, Inc.'s pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors - We intend to grant stock options and restricted stock to the board and management following the conversion which could further reduce your ownership interest" and "Pro Forma Data."

     Copies of the appraisal report of RP Financial, LC, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Allied First Bank and the other locations specified under "Additional Information."

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

     Under the plan of conversion, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

     o depositors of Allied First Bank with account balances of at least $50.00 as of the close of business on December 31, 1998 ("Eligible Account Holders");

     o depositors of Allied First Bank with account balances of at least $50.00 as of the close of business on September 30, 2001 ("Supplemental Eligible Account Holders");

     o depositors of Allied First Bank, as of the close of business on ________ __, 2001, other than Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members"); and

     o directors, officers and employees of Allied First Bank, to the extent they are not Eligible Account Holders or Supplemental Eligible Account Holders or Other Members.

All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion and as described below under "-- Limitations on Stock Purchases."

     PREFERENCE CATEGORY NO. 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

     (1)  $150,000 or 15,000 shares of common stock;

     (2) one-tenth of one percent of the total offering of shares of common stock; or

     (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Allied First Bank in each case as of the close of business on December 31, 1998, the "Eligibility Record Date," subject to the overall purchase limitations.

See "-- Limitations on Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. For example, if an Eligible Account Holder with an unfilled subscription has qualifying deposits totaling $100, and the total amount of qualifying deposits for Eligible Account Holders with unfilled subscriptions was $1,000, then the number of shares that may be allocated to fill this Eligible Account Holder's subscription would be 10% of the shares remaining available, up to the amount subscribed for.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Allied First Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 1998.

     PREFERENCE CATEGORY NO. 2: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder shall be entitled to receive, without payment therefor, second priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

     (1)  $150,000 or 15,000 shares of common stock;

     (2) one-tenth of one percent of the total offering of shares of common stock; or

     (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Allied First Bank in each case on the close of business on September 30, 2001, the "Supplemental Eligibility Record Date," subject to the overall purchase limitations.

See "-- Limitations on Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares will first be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation, including the number of shares, if any, allocated in accordance with preference category No.1, equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled pro rata in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     PREFERENCE CATEGORY NO. 3: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders, each Member as of the voting record date or ________ __, 2001 ("Other Member") shall receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for shares of Allied First Bancorp, Inc. common stock, up to the greater of $150,000 or 15,000 shares of common stock or one-tenth of one percent of the total offering of shares of common stock in the offerings, subject to the overall purchase limitations. See "-- Limitations on Stock Purchases."

     In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the conversion, available shares will be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the close of business on ________ __, 2001, the date for determining voting members entitled to vote at the special meeting, which we call the voting record date, bears to the total number of votes on the voting record date of all subscribing Other Members on that date. This number of votes shall be determined based on Allied First Bank's mutual charter and bylaws in effect on the date of approval by members of the plan of conversion.

     PREFERENCE CATEGORY NO. 4: Directors, officers and employees. To the extent that there are sufficient shares remaining after satisfaction of all subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, then directors, officers and employees of Allied First Bank as of the date of the commencement of the subscription offering shall be entitled to receive, without payment, fourth priority, nontransferable subscription rights to purchase in this category an aggregate of up to 24% of the common stock being offered. The maximum amount of shares which may be purchased under this category by any person is $150,000 of common stock. The ability of directors, officers and employees to purchase common stock under this category is in addition to rights which are otherwise available to them under the plan of conversion as they may fall within higher priority categories, and the plan of conversion generally allows these persons to purchase in the aggregate up to 34% of common stock sold in the offerings. See "-- Limitations on Stock Purchases."

     In the event of an oversubscription in this category, the shares available shall be allocated pro rata among all of the subscribing directors, officers and employees in this category.

     EXPIRATION DATE FOR THE SUBSCRIPTION OFFERING. The subscription offering will expire at 12:00 noon, Naperville, Illinois time, on December ___, 2001 (the "Subscription Expiration Date"), unless extended for up to 45 days or for such additional periods by Allied First Bancorp, Inc. and Allied First Bank as may be approved by the Illinois Office of Banks and Real Estate and the FDIC. The subscription offering may not be extended beyond December __, 2003. Subscription rights which have not been exercised prior to the subscription expiration date, unless extended, will become void.


     Allied First Bancorp, Inc. and Allied First Bank will not execute orders until at least the minimum number of shares of common stock, ^ 391,000 shares, have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration Date, unless this period is extended with the consent of the Illinois Office of Banks and Real Estate and the FDIC, all funds delivered to Allied First Bank pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Subscription Expiration Date is granted, Allied First Bancorp, Inc. and Allied First Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.


DIRECT COMMUNITY OFFERING

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and directors, officers and employees of Allied First Bank, we anticipate we will offer shares pursuant to the plan of conversion to members of the general public who receive a prospectus, with a preference given to natural persons residing in DuPage County, Illinois. These natural persons are referred to as preferred subscribers. Persons, together with an associate or group of persons acting in concert with these persons, may not subscribe for or purchase more than $150,000 of common stock in the direct community offering, if any. Allied First Bancorp, Inc. and Allied First Bank may limit total subscriptions in the direct community offering so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of common stock.

     Finally, Allied First Bancorp, Inc. and Allied First Bank may reserve shares offered in the direct community offering for sales to institutional investors. The opportunity to subscribe for shares of common stock in any direct community offering will be subject to the right of Allied First Bancorp, Inc. and Allied First Bank, in their sole discretion, to accept or reject any orders in whole or in part from any person either at the time of receipt of an order or as soon as practicable following the Subscription Expiration Date. The direct community offering, if any, shall be for a period of not less than 20 days nor more than 45 days unless extended by Allied First Bancorp,

Inc. and Allied First Bank, and shall commence concurrently with, during or promptly after the subscription offering.

     In the event of an oversubscription for shares in the direct community offering, shares may be allocated, to the extent shares remain available, first to each preferred subscriber whose order is accepted by Allied First Bancorp, Inc. Thereafter, shares may be allocated to cover the orders of any other person subscribing for shares in the direct community offering so that each person subscribing for shares may receive 1,000 shares, if available, and thereafter on an equal number of shares basis per order until all orders have been filled.

PUBLIC OFFERING

     As a final step in the conversion, the plan of conversion provides that, if feasible, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to selected members of the general public in a public offering through an underwriter. We call this the public offering. It is expected that the public offering will commence as soon as practicable after termination of the subscription offering and the direct community offering, if any. Allied First Bancorp, Inc. and Allied First Bank, in their sole discretion, have the right to reject orders in whole or in part received in the public offering. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the public offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in the public offering.

     The price at which common stock is sold in the public offering will be the same price at which shares are offered and sold in the subscription offering and direct community offering. No person, by himself or herself, or with an associate or group of persons acting in concert, may purchase more than $150,000 of common stock in the public offering, subject to the maximum purchase limitations. See "-- Limitations on Stock Purchases."

     Keefe, Bruyette & Woods, Inc. may enter into agreements with broker-dealers to assist in the sale of the shares in the public offering, although no agreements of this kind exist as of the date of this prospectus. No orders may be placed or filled by or for a selected dealer during the subscription offering. After the close of the subscription offering, Keefe, Bruyette & Woods, Inc. will instruct selected dealers as to the number of shares to be allocated to each selected dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers.

     During the subscription offering and direct community offering, selected dealers may only solicit indications of interest from their customers to place orders with Allied First Bancorp, Inc. as of an order date for the purchase of shares of Allied First Bancorp, Inc. common stock. If Keefe, Bruyette & Woods, Inc. and Allied First Bank believe that not enough indications of interest and orders have been received in the subscription offering and direct community offering to consummate the conversion, Keefe, Bruyette & Woods, Inc. will request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected dealers will send confirmations of the orders to such customers on the next business day after the order date. Selected dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date.

     Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on, but not before, the settlement date. On the settlement date, selected dealers will deposit funds to the account established by Allied First Bank for each selected dealer. Each customer's funds forwarded to Allied First Bank, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by Allied First Bank from selected dealers, funds will earn interest at Allied First Bank's current rate on savings accounts until the completion or termination of the conversion. Funds will be promptly returned, with interest, in the event the conversion is not consummated as described above.

     The public offering will be completed within 90 days after the termination of the subscription offering, unless extended by Allied First Bank with the approval of the Illinois Office of Banks and Real Estate and the FDIC. See "-- How We Determined Our Price and the Number of Shares to be Issued in the Stock Offering" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

PERSONS WHO ARE NOT PERMITTED TO PARTICIPATE IN THE STOCK OFFERING

     Allied First Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, Allied First Bank is not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

     o the number of persons otherwise eligible to subscribe for shares under the plan of conversion who reside in such jurisdiction is small;

     o the granting of subscription rights or the offer or sale of shares of common stock to these persons would require any of Allied First Bancorp, Inc. and Allied First Bank or their officers, directors or employees, under the laws of that jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in that jurisdiction or to qualify as a foreign corporation or file a consent to service of process in that jurisdiction; or

     o the registration, qualification or filing in the judgment of Allied First Bank would be impracticable or unduly burdensome for reasons of cost or otherwise.

Where the number of persons eligible to subscribe for shares in one state is small, Allied First Bank will base its decision as to whether or not to offer the common stock in that state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register Allied First Bank, its officers, directors or employees as brokers, dealers or salesmen.

LIMITATIONS ON STOCK PURCHASES

     The plan of conversion includes the following limitations on the number of shares of Allied First Bancorp, Inc. common stock which may be purchased in the conversion:

     (1) No fewer than 25 shares of common stock may be purchased, to the extent shares are available;

     (2) Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

          (a)  $150,000 or 15,000 shares of common stock;

          (b) one-tenth of one percent of the total offering of shares of common stock; or

          (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Allied First Bank in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (6) below;

     (3) Each Supplemental Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

          (a)  $150,000 or 15,000 shares of common stock;

          (b) one-tenth of one percent of the total offering of shares of common stock; or

          (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Allied First Bank in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (6) below;

     (4) Each Other Member may subscribe for and purchase in the subscription offering up to the greater of $150,000 or 15,000 shares of common stock or one-tenth of one percent of the total offering of shares of common stock, subject to the overall limitation in clause (6) below;

     (5) Persons purchasing shares of common stock in the direct community offering or public offering may purchase in the direct community offering or public offering up to $150,000 or 15,000 shares of common stock, subject to the overall limitation in clause (6) below;

     (6) The maximum number of shares of Allied First Bancorp, Inc. common stock subscribed for or purchased in all categories of the offerings by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed the lesser of $300,000 or 5% of the common stock sold in the conversion; and

     (7) No more than 24% of the total number of shares offered for sale in the subscription offering may be purchased by directors, officers and employees of Allied First Bank in the fourth priority category in the subscription offering. No more than 34% of the total number of shares offered for sale in the conversion may be purchased by directors and officers of Allied First Bank and their associates in the aggregate. No more that 20% of the total number of shares offered for sale in the subscription offering may be purchased by directors in the first priority category in the subscription offering.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of Allied First Bank, the boards of directors of Allied First Bancorp, Inc. and Allied First Bank may, in their sole discretion, increase the individual amount permitted to be subscribed for up to a maximum of 9.99% of the number of shares sold in the conversion, provided that orders for shares exceeding 5% of the shares being offered in the conversion shall not exceed, in the aggregate, 10% of the shares being offered in the conversion. Requests to purchase additional shares of common stock will be allocated by the boards of directors on a pro rata basis giving priority in accordance with the preference categories set forth in this prospectus.

     The term "associate" when used to indicate a relationship with any person means:

     o any corporation or organization (other than Allied First Bank, Allied First Bancorp, Inc., or a majority-owned subsidiary of any of them) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

     o any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

     o any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Allied First Bank, Allied First Bancorp, Inc. or any subsidiary of Allied First Bank, or Allied First Bancorp, Inc. or any affiliate thereof; and

     o any person acting in concert with any of the persons or entities specified above.

When used to refer to a person other than an officer or director of Allied First Bank, the board of directors of Allied First Bank or officers delegated by the board of directors in their sole discretion may determine the persons that are associates of other persons.

     The term "acting in concert" is defined to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. The determination of whether a group is acting in concert shall be made solely by the board of directors of Allied First Bank or officers delegated by such board of directors and may be based on any evidence upon which such board or delegatee chooses to rely.

MARKETING ARRANGEMENTS

     Allied First Bancorp, Inc. and Allied First Bank have retained Keefe, Bruyette & Woods, Inc. as financial and marketing advisor to consult with and to advise Allied First Bank, and to assist Allied First Bancorp, Inc., on a best efforts basis, in the distribution of the shares of common stock in the subscription offering and direct community offering. The services that Keefe, Bruyette & Woods, Inc. will provide include, but are not limited to:

     o training the employees of Allied First Bank who will perform ministerial functions in the subscription offering and direct community offering regarding the mechanics and regulatory requirements of the stock offering process;

     o managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders;

     o    preparing marketing materials; and

     o assisting in the solicitation of proxies from Allied First Bank's members for use at the special meeting.


     For its services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $20,000 ^. Keefe, Bruyette & Woods, Inc. will ^ ALSO BE PAID A FLAT FEE OF $80,000 UPON THE SUCCESSFUL COMPLETION OF THE STOCK OFFERING, in addition to the amount of the management fee. In the event that selected dealers are used to assist in the sale of shares of Allied First Bancorp, Inc. common stock in the direct community offering, these dealers will be paid a fee of up to 5.5% of the total purchase price of the shares sold by such dealers. Allied First Bancorp, Inc. and Allied First Bank have agreed to indemnify Keefe, Bruyette & Woods, Inc. against claims or liabilities, including liabilities under the Securities Act of 1933, as amended, and will contribute to payments Keefe, Bruyette & Woods, Inc. may be required to make in connection with any such claims or liabilities.

     Sales of shares of Allied First Bancorp, Inc. common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods, Inc. or by the broker-dealers managed by Keefe, Bruyette & Woods. Keefe, Bruyette & Woods, Inc. has undertaken that the shares of Allied First Bancorp, Inc. common stock will be sold in a manner which will ensure that the distribution standards of the National Association of Securities Dealers will be met. Allied First Bancorp, Inc. will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 and sales of Allied First Bancorp, Inc. common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of Allied First Bancorp, Inc. common stock in those states where the law permits. No officer, director or employee of Allied First Bancorp, Inc. or Allied First Bank will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock. Keefe, Bruyette & Woods, Inc. has not prepared a report or opinion constituting recommendations or advice to Allied First Bank or Allied First Bancorp, Inc. in connection with the conversion. In addition, Keefe, Bruyette & Woods, Inc. has expressed no opinion as to the prices at which Allied First Bancorp, Inc. common stock to be offered in the conversion may trade.

PROCEDURE FOR PURCHASING SHARES IN THE SUBSCRIPTION OFFERING

     To ensure that each purchaser receives a prospectus at least 48 hours before the subscription expiration date, unless extended, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to that date or hand delivered any later than two days prior to that date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

     To purchase shares in the subscription offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Allied First Bank, which may be given by completing the appropriate blanks in the order form, must be received by Allied First Bank by noon, Naperville, Illinois time, on the subscription expiration date, unless extended. In addition, Allied First Bancorp, Inc. and Allied First Bank will require a prospective purchaser to execute a certification in the form required by applicable regulations in connection with any sale of common stock. Order forms which are not received by this time or are executed defectively or are received without full payment, or appropriate withdrawal instructions, are not required to be accepted. In addition, Allied First Bank may not accept orders submitted on photocopied or facsimiled order forms nor order forms unaccompanied by an executed certification form. Allied First Bank has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of Allied First Bank, unless the conversion has not been completed within 45 days after the end of the subscription offering, or this period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and directors, officers and employees are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date, December 31, 1998, or the Supplemental Eligibility Record Date, September 30, 2001, and depositors as of the close of business on the voting record date, ______ __, 2001, must list all accounts on the stock order form giving all names in each account and the account numbers.

     Payment for subscriptions may be made:

     o    by check or money order; or

     o by authorization of withdrawal from deposit accounts maintained with Allied First Bank (including a certificate of deposit).


     No wire transfers will be accepted. All funds received will be transmitted to a segregated account at Allied First Bank by noon of the next business day following receipt. Interest will be paid on payments made by cash, check or money order at our then-current savings account rate from the date payment is received until completion of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate, but may not be used by the subscriber until all of Allied First Bancorp, Inc. common stock has been sold or the plan of conversion is terminated, whichever is earlier.


     If a subscriber authorizes Allied First Bank to withdraw the amount of the purchase price from his deposit account, Allied First Bank will do so as of the effective date of the conversion. Allied First Bank will waive any applicable penalties for early withdrawal from certificate accounts.

     In the event of an unfilled amount of any subscription order, Allied First Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after completion of the conversion. If for any reason the conversion is not consummated, purchasers will have refunded to them all payments made, with interest, and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at Allied First Bank.

     Owners of self-directed IRAs may use the assets of their IRAs to purchase shares of Allied First Bancorp, Inc. common stock in the subscription offering and direct community offering. ERISA provisions and IRS regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the offerings make the purchases for the exclusive benefit of the IRAs. IRAs maintained at Allied First Bank are not self-directed IRAs and any interested parties wishing to use IRA funds for stock purchases may do so, but are advised to contact the stock information center toll free at (877) 298-6520 for additional information.

     The records of Allied First Bank will be deemed to control with respect to all matters related to the existence of subscription rights and one's ability to purchase shares of common stock in the subscription offering.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

     Pursuant to applicable rules and regulations, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for that person's account. Each person exercising subscription rights will be required to certify that the person is purchasing shares solely for the person's own account and that the person has no agreement or understanding regarding the sale or transfer of the shares. Regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion.

     Allied First Bank will refer to the Illinois Office of Banks and Real Estate and the FDIC any situations that it believes may involve a transfer of subscription rights and will not honor orders believed by it to involve the transfer of such rights.

DELIVERY OF CERTIFICATES

     Certificates representing common stock issued in the conversion will be mailed by Allied First Bancorp, Inc.'s transfer agent to the persons entitled thereto at the addresses of the persons appearing on the stock order form as soon as practicable following completion of the conversion. Any certificates returned as undeliverable will be held by Allied First Bancorp, Inc. until claimed by persons legally entitled to them or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, they may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

REQUIRED APPROVALS


     Various approvals of the Illinois Office of Banks and Real Estate, the FDIC and the Federal Reserve Board are required in order to consummate the conversion. The Illinois Office of Banks and Real Estate has approved, and the FDIC has issued a letter of non-objection to, the plan of conversion subject to approval by Allied First Bank's members and other standard conditions. Allied First Bancorp, ^ INC. ALSO FILED AN APPLICATION WITH THE FEDERAL RESERVE BOARD TO BECOME THE HOLDING COMPANY FOR ALLIED FIRST BANK.


     Allied First Bancorp, Inc. is required to make certain filings with state securities regulatory authorities in connection with the issuance of Allied First Bancorp, Inc. common stock in the offerings.

RESTRICTIONS ON PURCHASE OR TRANSFER OF SHARES AFTER THE CONVERSION

     All shares of common stock purchased in connection with the conversion by a director or an executive officer of Allied First Bancorp, Inc. and Allied First Bank will be subject to a restriction that the shares not be sold for a period of one year following the conversion except in the event of the death of the director or officer or pursuant to a merger or similar transaction approved by the Illinois Office of Banks and Real Estate and the FDIC. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to the restricted stock, will be subject to the same restrictions.

     Purchases of common stock of Allied First Bancorp, Inc. by directors, executive officers and their associates during the three-year period following completion of the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Illinois Office of Banks and Real Estate and the FDIC. This restriction does not apply, however, to negotiated transactions involving more than 1% of Allied First Bancorp, Inc.'s outstanding common stock or to purchases of stock pursuant to an employee stock benefit plan.

     Pursuant to Illinois Office of Banks and Real Estate and the FDIC regulations, Allied First Bancorp, Inc. will generally be prohibited from repurchasing any shares of the common stock for a period of one year following the conversion other than pursuant to (a) an offer to all stockholders on a pro rata basis which is approved by the Illinois Office of Banks and Real Estate and the FDIC or (b) the repurchase of qualifying shares of a director, if any. Allied First Bancorp, Inc. has no intention of repurchasing shares of the common stock during such one year period.

                        PROPOSED PURCHASES BY MANAGEMENT


     ^ EACH DIRECTOR AND OFFICER OF ALLIED FIRST BANK HAS INFORMED THE INSTITUTION THAT THEY WILL PURCHASE THE FOLLOWING AMOUNTS OF COMMON STOCK, both individually and as a group, assuming sufficient shares are available to satisfy their subscriptions. THE DIRECTORS AND OFFICERS OF ALLIED FIRST BANK ARE MAKING THEIR PURCHASES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD REDISTRIBUTION. The amounts indicated below include shares that may be purchased through individual retirement accounts, RETIREMENT PLANS and by associates.

                                                                                                        At the Maximum of the
                                            At the Minimum of the         At the Maximum of the       Estimated Offering Range,
                                          Estimated Offering Range       Estimated Offering Range            as Adjusted
                                          ------------------------       ------------------------     -------------------------

                                                       As a Percent                  As a Percent      Number      As a Percent
                                          Number of     of Shares      Number of      of Shares         of         of Shares
         Name              Amount 1        Shares        Offered        Shares        Offered          Shares        Offered
         ----              --------        ------        -------       ---------      -------          ------        -------
Kenneth L. Bertrand 1      $300,000      ^ 19,550           5.00%        26,450           5.00%       30,000          ^ 4.93%
                                           ======                        ======           =====                         =====
John G. Maxwell, Jr.        300,000      ^ 19,550            5.00        26,450            5.00       30,000           ^ 4.93
                                           ======                        ======            ====                          ====
William G. McKeown            5,000           500          ^ 0.13           500            0.09          500             0.08 ^
                                                             ====                          ====          ===
Paul F. Renneisen            50,000         5,000          ^ 1.28         5,000          ^ 0.95        5,000           ^ 0.82
                                                             ====                          ====                          ====
Brien J. Nagle               25,000         2,500          ^ 0.64         2,500          ^ 0.47        2,500           ^ 0.41
                                                             ====                          ====                          ====
Frank K. Voris               50,000         5,000          ^ 1.28         5,000          ^ 0.95        5,000           ^ 0.82
                                                             ====                          ====                          ====
Brian K. Weiss                3,000           300          ^ 0.08           300          ^ 0.06          300           ^ 0.05
                                                             ====                          ====                          ====
Mitchell D. Trier             7,500           750          ^ 0.19           750           0.14           750           0.12 ^
                                                             ====                         =====          ===
Eugene M. O'Sullivan         60,000         6,000          ^ 1.53         6,000          ^ 1.13        6,000           ^ 0.99
                             ------         -----          - ====         -----          --====        -----             ====
All directors and
executive officers as a
group (9 persons)          $800,500      ^ 59,150        ^ 15.13%        72,950          13.79%      80,050          ^ 13.15%
                           ========      ========        ========        ======          ======      =======         ========

--------
1 Under applicable regulations and the Plan of Stock Conversion, the proposed purchases of Messrs. Bertrand and Maxwell will be limited to the lesser of 5% of the shares sold in the conversion or the amount set forth above, subject to the discretion of the Boards of Directors of Allied First Bancorp, Inc. and Allied First Bank to increase the number of shares permitted to be subscribed for by any person (together with any associate or group of persons acting in concert) to up to 9.99% of the shares sold in the conversion, provided, however, that the amount by which any order exceeds 5% of the shares sold in the conversion shall be aggregated with the amount by which all other orders exceed 5% of the shares sold in the conversion, and that aggregate amount shall not exceed 10% of the shares offered in the conversion. The Dollar Amounts Shown For Messrs. Bertrand and Maxwell reflect their intent to purchase, to the extent available, shares in excess of the 5% purchase limit. If such shares are not available, the number of shares purchased will be limited as shown. At the minimum of the estimated offering range, as adjusted, Messrs. Bertrand and Maxwell would intend to purchase up to 30,000 shares each, or ^ 7.7% each of the shares sold in the conversion. See "Affiliated Bank's Conversion - Limitations on Stock Purchases."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF ^ OPERATIONS
==========


GENERAL

     The following discussion is intended to assist in understanding the financial condition and results of operations of Allied First Bank, and its predecessor Allied Pilots Association Federal Credit Union. References to Allied First Bank include, where applicable, Allied Pilots Association Federal Credit Union. The discussion and analysis does not include any comments relating to Allied First Bancorp, Inc. since Allied First Bancorp, Inc. has no significant operations. The information contained in this section should be read in conjunction with the financial statements and the related notes to the financial statements and other sections in the prospectus.

     Allied First Bank was originally formed in January 1994 as Allied Pilots Association Federal Credit Union and expanded rapidly through fiscal year end 2001. Recent earnings have been moderate due to increased operating expenses and the inability to expand assets due to capital constraints. Until conversion to the mutual savings bank charter on September 1, 2001, Allied First Bank's customers were generally restricted to current and retired members of the Allied Pilots Association, which consists of American Airlines pilots, in good standing and their immediate family members. Given the geographic dispersion of the customer base, products and services are offered through various channels such as direct payroll deposit, credit cards, debit cards, 24 hour telephone access, home banking services and access through automated teller machine networks located worldwide. Allied First Bank maintains a consumer lending orientation offering various secured and unsecured forms of consumer credit, primarily consisting of vehicle loans, home equity loans, lines of credit and other consumer installment credit.

FORWARD-LOOKING STATEMENTS

     ^ A number of the matters and subject areas discussed in this prospectus that are historical or current facts deal with potential future circumstances and developments. The discussion of these matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from the actual future experience of Allied First Bancorp. Inc. involving any one or more of these matters and subject areas. Allied First Bancorp. Inc. has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from its current expectations regarding the relevant matter or subject area. These risks and uncertainties include, but are not limited to, changes in economic conditions in Allied First Bancorp., Inc.'s market area and among its customer base, changes in policies by regulatory agencies, fluctuations in interest rates, taxation, demand for loans in Allied First Bancorp., Inc.'s market area and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected, or described in the prospectus. These risks and uncertainties should be considered in evaluating our potential future circumstances and developments.

MANAGEMENT'S STRATEGY

     As a credit union, the Allied Pilots Association Federal Credit Union was restricted to serving the members of the Allied Pilots Association (which consists of American Airline pilots) and their immediate family members. Because of this single employee group, the number of potential members to be served has been limited. Loan demand has always been strong by its members. This loan demand has had to be carefully balanced with overall growth constraints necessary to maintain ongoing capital requirements imposed in connection with its organization in 1994. These requirements were increased in 1998 through the passage of federal legislation. See "Business of Allied First Bank - General." The under capitalization of the credit union has not fully allowed the institution to address the demands of its members. While the credit union has always done its best to meet competition, the lack of adequate capital has meant slower growth and restrictions on the introduction of new products and services.

     With the change to a savings bank charter and influx of capital from the stock conversion, management believes that many opportunities exist to serve the needs of its customers and the community.

     o We plan to continue the current loan and deposit products that we offer to our customers and to expand that menu to meet the needs of our customers and the demands of the market place. We have no current plans to originate commercial or commercial real estate loans.

     o In the past, we originated first mortgage loans for immediate sale to investors. These loans were sold servicing released and without recourse. Following the stock conversion, we plan to retain some of these loans in our portfolio and service them, either directly or through a sub-servicer. This should increase our ability to service the needs of our customers.


     o Management and the board of directors believe that Allied First Bank's expertise in serving a well-defined employee group will help it in expanding and diversifying its customer base SINCE IT HAS GAINED SIGNIFICANT EXPERTISE AT USING THE EMPLOYMENT RELATIONSHIP TO DEVELOP SUCCESSFUL BANKING RELATIONSHIPS. Management will seek to expand to other groups of customers within its local community and elsewhere where there are employee groups which management believes will benefit Allied First Bank.


     o The community of Naperville, Illinois and surrounding areas will be served utilizing the latest in banking technologies. Individual customers will be given access to Allied First Bank through Internet connectivity, call center and interactive voice response technologies. Most of these services are available 24 hours a day 7 days a week. Because of these technologies our rate structure will be competitive within the community and management believes that the community will respond positively.

IMPACT OF THE CONVERSION TO A MUTUAL THRIFT


     The conversion from a federally charted credit union to an Illinois mutual savings bank charter impacts the financial condition and operating results of Allied Pilots Association Federal Credit Union. The National Credit Union Share Insurance Fund (NCUSIF) required a deposit in the fund that was returned to Allied First Bank as the successor to Allied Pilots Association Federal Credit Union. In recent years, this deposit generated income. Also, the relationship referred to in Note 2 of the June 30, 2001 financial statements has required a minimum deposit balance, currently $722,000, as an uninsured membership share. ALLIED FIRST BANK REQUESTED THE RETURN OF THESE FUNDS IN DECEMBER, 2000. THESE FUNDS ARE INTEREST-EARNING ASSETS. This membership deposit requires a three-year notice before withdrawal. ^ WHILE THE CORPORATE CREDIT UNION HAS UNTIL 2003 TO RETURN THE FUNDS, Allied First Bank has requested the funds be made available TO IT as soon as possible. ALLIED FIRST BANK HAS RECEIVED NO INDICATION AT THIS TIME WHETHER THE FUNDS WILL BE RETURNED BEFORE 2003.

     Due to the change to a mutual savings bank, we became a for-profit, taxable organization. As a credit union, we were a not-for-profit organization and were not subject to federal or state income taxes. Effective September 1, 2001, Allied First Bank was subject to federal and state income taxes at a combined rate of 38.74%. As a result of the change in tax status and in accordance with Financial Accounting Standards No. 109, Accounting for Income Taxes, Allied First Bank recorded a net deferred tax asset in the amount of ^ $205,000 on September 1, 2001. The recording of this net deferred tax asset increased the net income of Allied First Bank and the equity of Allied First Bank by ^ $205,000. The net deferred tax asset is the result of temporary differences that existed between the financial statements and the tax bases of assets and liabilities (primarily bad debts and fixed assets), using enacted tax rates. Being subject to income taxes will have a negative impact on future earnings as compared to previous earnings. If the stock conversion is successfully completed, Allied First Bank anticipates that the impact of income tax expense will be partially offset by additional earnings from the investment of the proceeds from the stock offering.


ASSET AND LIABILITY MANAGEMENT AND MARKET RISK

     OUR RISK WHEN INTEREST RATES CHANGE. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Our loans generally have longer maturities than our deposits. Accordingly, our results of operations, like those of other financial institutions, are impacted by changes in interest rates and the interest rate sensitivity of our assets and liabilities. The risk associated with changes in interest rates and our ability to adapt to these changes is known as interest rate risk and is our most significant market risk. As of June 30, 2001, our one-year cumulative interest rate sensitivity gap as a percentage of total assets was a negative 17.4%, which generally means if interest rates rise, our net interest income could be reduced because interest paid on interest-bearing liabilities, including deposits and borrowings, could increase more quickly than interest received on interest-earning assets, including loans and other investments. In addition, rising interest rates may hurt our income because they may reduce the demand for loans. In the alternative, if interest rates decrease, our net interest income could increase.

     HOW WE MEASURE OUR RISK OF INTEREST RATE CHANGES. As part of our attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor our interest rate risk. In monitoring interest rate risk we continually analyze and manage assets and liabilities based on their payment streams and interest rates, the timing of their maturities, and their sensitivity to actual or potential changes in market interest rates.

     In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on our results of operations, we have adopted an asset and liability management policy to better match the maturities and repricing terms of our interest-earning assets and interest-bearing liabilities. The board of directors sets the asset and liability policy of Allied First Bank, which is implemented by the executive committee.

     The purpose of this committee is to communicate, coordinate and control asset/liability management consistent with our business plan and board approved policies. The committee establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk, and profitability goals.

     The committee generally meets on a quarterly basis to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital position, anticipated changes in the volume and mix of assets and liabilities and interest rate risk exposure limits versus current projections pursuant to net present value of portfolio equity analysis and income simulations. The committee recommends appropriate strategy changes based on this review. The committee is responsible for reviewing and reporting on the effects of the policy implementations and strategies to the board of directors at least quarterly.

     In order to manage our assets and liabilities and achieve the desired liquidity, credit quality, interest rate risk, profitability and capital targets, we have focused our strategies on:

     o    Originating adjustable rate loans,
     o Originating a reasonable volume of short- and intermediate-term fixed rate loans,
     o    Managing our deposits to establish stable deposit relationships.

     Depending on the level of general interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, the committee may in the future determine to increase our interest rate risk position somewhat in order to maintain our net interest margin. We intend to continue our existing strategy of originating relatively short-term and/or adjustable rate loans, in addition to some single-family fixed-rate mortgage loans.

     The committee regularly reviews interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity, which is defined as the net present value of an institution's existing assets and liabilities. The committee also evaluates these impacts against the potential changes in net interest income and market value of portfolio equity that are monitored by the board of directors of Allied First Bank on a quarterly basis.

         Our asset/liability management strategy sets limits on the change in net portfolio value (NPV) given certain changes in interest rates. The table presented here, as of June 30, 2001, is forward-looking information about our sensitivity to changes in interest rates. The table incorporates our internal system generated data as related to maturity repricing and repayment/withdrawal of interest-earning assets and interest-bearing liabilities. Interest rate risk is measured by changes in NPV for instantaneous parallel shifts in the yield curve in 100 basis point increments up and down 300 basis points.


    CHANGES IN
  INTEREST RATES IN
    BASIS POINTS                                                  NPVAS A PERCENT OF
    (RATE SHOCK)             NET PORTFOLIO VALUE               PORTFOLIO VALUE OF ASSETS
   --------------    -----------------------------------     -----------------------------

                         (DOLLARS IN THOUSANDS)                  NPV         BASIS POINT

                     $ AMOUNT     $ CHANGE      %CHANGE         RATIO          CHANGE
                     --------     --------      -------      ----------    ------------

        +300          3,061        -1,094        -26%           3.78%         -135

        +200          3,417         - 738        -18            4.22          - 91

        +100          3,780         - 375         -9            4.67          - 46

          0           4,155           0            0            5.13             0

        -100          4,536           381          9            5.60            47

        -200          4,928           773         19            6.09            96

        -300          5,332         1,177         28            6.59           146



The following table shows Allied First Bank's contractual maturities and repricing data on interest-earning assets and interest-bearing liabilities, commonly called a "gap" report, as of June 30, 2001. It gives an indication of Allied First Bank's interest rate sensitivity position; however, it is used by management in conjunction with other reports to determine plans and strategies for managing interest rate risk.



                                                                      REPRICING OR MATURING
                                                                     (DOLLARS IN THOUSANDS)
                                                                   --------------------------
                                                                                             NOT RATE
                                                                 90 DAYS                    SENSITIVE OR
                                                  WITHIN            TO          1 TO 3        OVER 3
                                                 90 DAYS         1 YEAR         YEARS          YEARS         TOTAL
                                              -------------    ------------  ------------  -------------  ------------
Interest-earning assets
      Loans                                       $ 28,634          $ 8,738     $  20,208       $ 6,596       $ 64,176
         Deposits in banks                           5,556              ---           ---           ---          5,556
         Money market fund                          11,158              ---           ---           ---         11,158
         Federal Home Loan
           Bank stock                                  237              ---           ---                          237
                                                  --------          -------     ---------       -------       --------
Total interest-earning assets                     $ 45,585          $ 8,738     ^ $20,208       $ 6,596       $ 81,127
                                                  ========          =======     =========       =======       ========


Interest-bearing liabilities
         Savings                                  $ 12,554        ^ $   ---     $     ---       $   ---       $ 12,554
                                                                    =======     =========       =
         Checking                                    8,799              ---           ---           ---          8,799
         Money market                               37,486              ---           ---           ---         37,486
         Time deposits                               2,131            7,689         5,931         3,044         18,795
                                                     -----            -----         -----         -----         ------
Total interest-bearing
  liabilities                                     $ 60,970          $ 7,689     $   5,931     ^ $ 3,044     ^ $ 77,634
                                                  ========          =======     =========     =========     ==========
Interest Sensitivity GAP                          $(15,385)       $ ^ 1,049   ^ $  14,277       $ 3,552       $ 3,493
                                                  ========       ==========   ===========     =========     ==========

Cumulative gap                                    $(15,385)        $(14,336)    $     (59)
                                                  ========         =========    =========
Cumulative gap as a
  percentage of total assets                        (18.72)%         (17.44)%       (.07)%
                                                     =====            =====          ===



         As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table. It also makes certain assumptions regarding repayments that may not actually occur. In addition, Allied First Bank's past history shows that depositors maintain balances for periods of time in excess of those presented in the table.

CHANGES IN FINANCIAL CONDITION FROM JUNE 30, 2000 TO JUNE 30, 2001

         GENERAL. Total assets increased $8.2 million or 11.1% from $74.0 million at June 30, 2000 to $82.2 million at June 30, 2001. The increase in total assets was due primary to increases in the cash and cash equivalents offset by a decrease in loans. Cash and cash equivalents increased from $6.5 million at June 30, 2000 to $16.5 million at June 30, 2001. The growth was primarily due to the increase in the money market mutual fund.

         LOANS. Our loan portfolio had a decrease of $1.7 million or 2.5% from $65.2 million at June 30, 2000 to $63.5 million at June 30, 2001. Vehicle loans decreased $4.4 million from $21.5 million at June 30, 2000 to $17.1 million at June 30, 2001. The decrease was primarily due to management's decision to maintain higher rates on certain loan products. Signature (unsecured) loans increased $2.7 million or 85.2% from June 30, 2000, compared to June 30, 2001, and home equity loans increased $1.6 million or 11.0% over the same period. The increases were due primarily to management's decision to emphasize these loan products to our customer base.

         DEPOSITS. Total deposits increased $7.5 million or 10.7% from $70.1 million at June 30, 2000 to $77.6 million at June 30, 2001. The majority of the increase in deposits was in money market accounts, which increased $5.1 million or 15.8% from $32.4 million at June 30, 2000 to $37.5 million at June 30, 2001. The increase in the money market account was the result of many of our pilot customers depositing a special union-negotiated profit sharing payment they received from American Airlines.

         EQUITY. Total equity increased $680,000 or 16.7%, from $3.6 million at June 30, 2000 to $4.2 million at June 30, 2001. This increase was solely due to the retention of earnings.

AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST

         The following table presents certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets and liabilities, respectively, for the periods presented. Average balances were derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances causes any material differences in the information presented. No tax equivalent adjustments were made. Non-accruing loans have been included in the table as loans carrying a zero yield.



                                                                                    YEAR END JUNE 30,
                                                      -----------------------------------------------------------------------------
                                                                   2001                                        2000
                                                      -------------------------------               -------------------------------
                                                                                   (DOLLARS IN THOUSANDS)


                                                         AVERAGE     INTEREST                   AVERAGE        INTEREST
                                                       OUTSTANDING    EARNED/       YIELD/     OUTSTANDING       EARNED/      YIELD
                                                         BALANCE       PAID         RATE         BALANCE          PAID        RATE
                                                       -----------   -------       ------     -----------       -------      ------
Interest-earning assets
         Other Interest-earning assets(1)              $  12,786     $    420       3.28%      $    7,573       $   253       3.34%
         LOANS (2)                                        64,889        5,773       8.90           65,892         5,590       8.48
         FHLB stock                                          231           13       5.84               55             3       5.72
                                                         -------        -----       ----           ------         -----       ----
      Total interest-earning assets                       77,906        6,206       7.97           73,520         5,846       7.95
                                                         -------        -----       ----           ------         -----
         Premises and equipment                               99                                      156
         Allowance for loan losses                          (647)                                    (649)
         Other non-earning assets                            567                                      490
                                                             ---                                      ---
                  Total assets                         $  77,925                                 $ 73,517
                                                       =========                                 ========

Interest-bearing liabilities
         Checking                                      $   8,385          ---        ---         $  7,536           ---
         Savings                                          11,975          337       2.81           11,721           330       2.82
         Money market                                     33,111        1,808       5.46           32,933         1,632       4.96
         Time deposits                                    20,183        1,312       6.50           17,654         1,080       6.12
                                                       ---------    ---------       ----         --------         -----       ----

         Total interest-bearing liabilities               73,654        3,457       4.69%          69,844         3,042       4.36%
                                                       ---------                                   ------         -----

Other liabilities                                            293                                      269
Equity                                                     3,978                                    3,404
                                                       ---------                                    -----


         Total liabilities and equity                  $  77,925                                 $ 73,517
                                                       =========                                 ========

Net interest income                                                 $   2,749                                  $  2,804
                                                                    =========                                  ========
Net interest spread (3)                                                             3.28%                                     3.59%
                                                                                    ====                                      ====
Net interest margin (4)                                                             3.53%                                     3.81%
                                                                                    ====                                      ====
Ratio of average interest-earning
assets to average interest-bearing liabilities                                    105.77%                                  ^105.26%
                                                                                  ======                                    ======

                                                        (FOOTNOTES ON NEXT PAGE)

(1) Includes interest-earning balances in other financial institutions and a money market mutual fund.
(2)  Total gross loans less net deferred loan costs.
(3) Net interest spread is calculated by subtracting the average interest rate paid from the average interest rate earned.
(4) Net interest margin is net interest income divided by average interest earning assets.

RATE/VOLUME ANALYSIS

         The following table presents the effects of changing rates and volumes on the interest income and interest expense of Allied First Bank. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.



                                                   YEARS ENDED JUNE 30
                                                   ===================                          YEARS ENDED JUNE 30
                                                      2001 VS. 2000                              ^ 2000 VS. 1999
                                                      =============                              ===============
                                         ---------------------------------------- -----------------------------------------------
                                               INCREASE/(DECREASE) DUE TO                   INCREASE/(DECREASE) DUE TO
                                         ---------------------------------------- -----------------------------------------------
                                            VOLUME        RATE         TOTAL               VOLUME         RATE             TOTAL
                                            ======        ====         =====               ======         ====             =====
                                                     (IN THOUSANDS)                                  (IN THOUSANDS)
INTEREST INCOME
         Other interest-earning assets     $  171        $  (4)         $167              $ (142)      $ (62)           $ (204)
                                                                                          =======      ======           =======
         LOANS                                (86)         269           183                 513          39               552
                                                                                             ===          ==               ===
         FHLB STOCK                            10          ---            10                   3          ---                 3
                                                                                               =          ===                 =
                  Total interest income        95          265           360                 374         (23)               351
                                              ---          ---           ---                ====       ======              ===
INTEREST EXPENSE
         Checking                               -            -             -                 ---          ---               ---
                                                                                             ===          ===               ===
         Savings                                7            -             7                  13         (35)              (22)
                                                                                              ==         ====              ====
         Money market                           9          167           176                   6         (50)              (44)
                                                                                               =         ====              ====
         Time deposits                        161           71           232                  15         (30)              (15)
                                              ---           --           ---                  ==         ====              ====
                  Total interest expense      177          238           415                  34        (115)              (81)
                                              ---          ---           ---                  ==        =====              ====

Net interest income                        $ (82)        $  27          $(55)             $  340       $  92            $  432
                                            =====         ====           ====              =====        ====             =====



COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2000 AND JUNE 30, 2001

         GENERAL. Net income for the year ended June 30, 2000 was $382,000 compared to net income of $680,000 for the year ended June 30, 2001 or an increase of $298,000. The earnings represent a return on average assets of 0.87% for fiscal 2001 and 0.52% for fiscal 2000.

         This increase was due primarily to an increase in non-interest income and the reduction in the provision for loan losses. Non-interest income increased $158,000 or 24.9%, from $635,000 for the year ended June 30, 2000 to $793,000 for the year ended June 30, 2001. The provision for loan losses was $450,000 for the year ended June 30, 2000 compared to $254,000 for the year ended June 30, 2001 or a decrease of $196,000.


         NET INTEREST INCOME. Net interest income decreased $55,000 or 1.9% from $2.8 million in fiscal 2000 to $2.7 million in fiscal 2001. THIS DECREASE IN NET INTEREST INCOME WAS CAUSED BY AN INCREASE IN OUR INTEREST EXPENSE THAT WAS PARTIALLY OFFSET BY AN INCREASE IN OUR INTEREST INCOME. SEE "INTEREST INCOME" AND "INTEREST EXPENSE" BELOW FOR FURTHER DETAILS. Our net interest spread decreased from 3.59% for fiscal 2000 to 3.28% for fiscal 2001. In addition, the ratio of average interest earning assets to average interest bearing liabilities remained relatively stable from fiscal year 2000 to fiscal year 2001.

         INTEREST INCOME. Interest income for the year ended June 30, 2000 was $5.9 million compared to $6.2 million in fiscal 2001, an increase of $360,000 or 6.1%. The increase was primarily the result of higher loan yields during fiscal 2001 and the increase in the average balance of other interest earning assets. The decrease in the average balance for loans during fiscal year end 2001 partially offset the increase in loan interest. The yield on loans increased from 8.48% for fiscal 2000 to 8.90% for fiscal 2001, primarily the result of emphasizing higher rate loan products. Further, the average balance of other interest earning assets increased to $12.8 million in fiscal 2001 from $7.6 million in fiscal 2000.

         INTEREST EXPENSE. Interest expense for fiscal 2000 was $3.0 million compared to $3.5 million for fiscal 2001, an increase of $420,000, or 13.8%. The increase was the result of an increase in the average balance of interest-bearing liabilities from $69.8 million for fiscal 2000 to $73.7 million for fiscal 2001 and the higher interest rate paid on the interest-bearing liabilities. The rate paid on interest-bearing liabilities for fiscal 2001 was 4.69%, which represented a 0.33% point increase over the previous year.


         PROVISION FOR LOAN LOSSES. We ^ ESTABLISH provisions for loan losses ^, WHICH ARE CHARGED TO OPERATIONS, AT A LEVEL MANAGEMENT BELIEVES IS APPROPRIATE TO ABSORB PROBABLE INCURRED CREDIT LOSSES IN THE LOAN PORTFOLIO. IN EVALUATING THE LEVEL OF the allowance for loan losses^, MANAGEMENT CONSIDERS HISTORICAL LOSS EXPERIENCE, THE NATURE AND VOLUME of the loan portfolio ^, ADVERSE SITUATIONS THAT MAY AFFECT THE BORROWER'S ABILITY TO REPAY, ESTIMATED VALUE OF ANY UNDERLYING COLLATERAL, PEER GROUP INFORMATION, AND PREVAILING ECONOMIC CONDITIONS. THIS EVALUATION IS INHERENTLY SUBJECTIVE AS IT REQUIRES ESTIMATES THAT ARE SUSCEPTIBLE TO SIGNIFICANT REVISION AS MORE INFORMATION BECOMES AVAILABLE OR AS EVENTS CHANGE IN THE FUTURE.

         The provision for loan losses decreased by $196,000 from $450,000 for fiscal 2000 to $254,000 for fiscal 2001^. The need for a larger provision for loan losses in fiscal 2000 was partially related to several loans to one specific borrower that resulted in a charge-off of $227,000. Gross charge-offs in fiscal 2000 were $437,000 or $106,000 higher than the gross charge-offs in fiscal 2001 of $331,000. Non-performing loans to total loans at June 30, 2000 were ^ 0.16% compared to 0.02% at June 30, 2001. The allowance for loan losses to gross loans receivable was 1.03% at June 30, 2000 compared to 0.98% at June 30, 2001. Management believes this ^ IS REFLECTIVE OF THE LOWER CHARGE-OFFS IN FISCAL 2001 AND LOWER NON-PERFORMING LOANS AT JUNE 30, 2001 COMPARED TO JUNE 30, 2000.

CHANGES OCCURRED IN THE COMPOSITION OF OUR LOAN PORTFOLIO FROM JUNE 30, 2000 TO JUNE 30, 2001. THE MORE NOTABLE INCREASES OCCURRED IN SIGNATURE LOANS AND HOME EQUITY LOANS. SIGNATURE LOANS AS A PERCENTAGE OF TOTAL LOANS WERE 4.85% AND 9.22% AT JUNE 30, 2000 AND 2001, RESPECTIVELY, WHILE HOME EQUITY LOANS WERE 22.01% AND 25.06% OF TOTAL LOANS AT THE SAME DATES. THE MORE NOTABLE DECREASES OCCURRED IN VEHICLE LOANS AND LINES OF CREDIT. VEHICLE LOANS AS A PERCENTAGE OF TOTAL LOANS WERE 32.64% AND 26.73% AT JUNE 30, 2000 AND 2001, WHILE LINES OF CREDIT WERE 19.03% AND 17.34% AT THE SAME DATES

THE CHANGES IN THE COMPOSITION OF OUR LOAN PORTFOLIO AND RECENT LOAN LOSS EXPERIENCE WERE CONSIDERED IN OUR ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES. THE ALLOWANCE FOR LOAN LOSSES AT JUNE 30, 2000 WAS $678,000 COMPARED TO $627,000 AT JUNE 30, 2001, OR A DECREASE OF $51,000. THE DISTRIBUTION OF THE ALLOWANCE FOR LOAN LOSSES FOR JUNE 30, 2001 COMPARED TO JUNE 30, 2000 HAD THE MORE SIGNIFICANT CHANGES IN THE LOAN CATEGORIES OF SIGNATURE LOANS AND AIRPLANE LOANS, AS WELL AS IN THE UNALLOCATED AMOUNT. FOR SIGNATURE LOANS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES WAS $140,000 AT JUNE 30, 2000 AND $222,000 AT JUNE 30, 2001, OR AN INCREASE OF $82,000. THE INCREASE IS PRIMARILY A RESULT OF THE INCREASE IN THE PERCENTAGE OF SIGNATURE LOANS COMPARED TO TOTAL LOANS OVER THIS TIME PERIOD. FOR AIRPLANE LOANS THE ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES WAS $200,000 AT JUNE 30, 2000 AND $134,000 AT JUNE 30, 2001, OR A DECREASE OF $66,000,
ALTHOUGH THE LEVEL OF AIRPLANE LOANS TO TOTAL LOANS WAS STABLE FOR THESE PERIODS. THE DECREASE IS PARTIALLY ATTRIBUTABLE TO THE CHANGES MADE IN UNDERWRITING STANDARDS FOR AIRPLANE LOANS, WHICH BECAME EFFECTIVE IN MAY 1999. THESE CHANGES INCLUDED (A) A REDUCTION OF THE MAXIMUM DOLLAR AMOUNT OF AN AIRPLANE LOAN, (B) A RESTRICTION ON THE TYPES OF AIRPLANES THAT COULD BE TAKEN AS SECURITY, (C) A LIMIT OF ONE AIRPLANE LOAN PER CUSTOMER AT ANY ONE TIME, AND
(D) AN INCREASE IN THE MINIMUM DOWN PAYMENT REQUIRED. IN ADDITION, THE LOAN CHARGE-OFF EXPERIENCE IN FISCAL 2001 WAS MUCH IMPROVED OVER FISCAL 2000 AS LOAN CHARGE-OFFS FOR AIRPLANE LOANS WAS $227,000 IN FISCAL 2000 COMPARED TO $90,000 IN FISCAL 2001. THE $227,000 IN CHARGE-OFFS IN FISCAL 2000 RELATED TO LOANS TO ONE INDIVIDUAL BORROWER. THE UNALLOCATED PORTION OF THE ALLOWANCE FOR LOAN LOSSES DECREASED $46,000 FROM $88,000 AT JUNE 30, 2000 TO $42,000 AT JUNE 30, 2001. THE DECREASE IS ATTRIBUTABLE TO BOTH THE DECREASE IN NET LOAN CHARGE-OFFS TO AVERAGE LOANS OUTSTANDING AND THE DECREASE IN NON-PERFORMING LOANS AS A PERCENTAGE OF TOTAL LOANS. FOR FISCAL 2000, THE RATIO OF NET LOAN CHARGE-OFFS TO AVERAGE LOANS OUTSTANDING WAS .61% COMPARED TO .47% FOR FISCAL 2001, OR A DECREASE OF 23%. AS PREVIOUSLY NOTED, FOR JUNE 30, 2000 NON-PERFORMING LOANS TO TOTAL LOANS WAS .16% COMPARED TO .02% AT JUNE 30, 2001. THE DISTRIBUTION OF THE ALLOWANCE FOR LOAN LOSSES FOR VEHICLE LOANS AND LINES OF CREDIT ALSO DECLINED FROM JUNE 30, 2000 TO JUNE 30, 2001 BY $13,000 AND $10,000. THESE DECLINES ARE PRIMARILY RELATED TO THE DECREASE IN OUR CONCENTRATION OF THESE LOANS OVER THIS PERIOD.

         AT JUNE 30, 2000, THE ALLOWANCE FOR LOAN LOSSES TO GROSS LOANS RECEIVABLE WAS 1.03%, COMPARED TO .61% DURING FISCAL 2000. AT JUNE 30, 2001, THE ALLOWANCE FOR LOAN LOSSES TO GROSS LOANS RECEIVABLE WAS .98%, COMPARED TO .47% FOR FISCAL 2001.

         NON-INTEREST INCOME. Non-interest income for fiscal 2000 was $635,000 compared to $793,000 for fiscal 2001, an increase of $158,000, or 24.9%. The increase in non-interest income primarily was the result of increases in credit card and debit card transaction income, non-sufficient fund (NSF) fees and first mortgage loan fees. Transaction income on customer use of credit and debit cards increased by $65,000 in fiscal 2001 compared to fiscal 2000 due to ^ INCREASED usage.

The NSF fees were $17,000 in fiscal 2000 compared to $87,000 in fiscal
2001 or an increase of $70,000. This increase is attributable to a 100% increase in the standard fee for NSF activity as well as a more aggressive collection policy of such fees. THE COLLECTION EFFORTS ON NSF FEES ACCOUNTED FOR A MAJORITY OF THE $70,000 INCREASE. The fees collected on first mortgage loans originated and sold to an investor increased by $15,000 as a direct result of increased volumes. In fiscal 2000, we sold $18.9 million in first mortgage loans compared to $25.7 million in fiscal 2001. These loans are underwritten by the investor and bought without recourse at par value from Allied First Bank, with servicing released. Allied First Bank initially funds the loans and they are generally purchased within a few days. Upon sale, a standard percentage of the loan balance is paid to Allied First Bank.

         NON-INTEREST EXPENSE. Non-interest expense for the year ended June 30, 2001 was $2.6 million and was unchanged from the $2.6 million for fiscal year end 2000. The largest category of increase was in salaries and employee benefits which increased by $169,000 or 20.9%. This increase is attributable to increased staffing as well as normal merit pay increases. THE NUMBER OF FULL-TIME EQUIVALENT EMPLOYEES AT JUNE 30, 2001 WAS 18.5 COMPARED TO 16.0 AT JUNE 30, 2000. The largest decreases occurred in travel and conference expenses and marketing and promotion activities AS A RESULT OF LESS ACTIVITY DEVOTED TO THESE AREAS.


         INCOME TAX EXPENSE. Due to credit unions being not-for-profit organizations, we were not subject to federal or state income taxes for the fiscal years ended June 30, 2000 and 2001. Therefore, there was no income tax expense in our financial statements for those reporting periods. As a result of our charter conversion to a mutual savings bank on September 1, 2001, we became a for-profit, taxable organization. Our profits as a savings bank will be subject to federal and state income taxes at a combined rate of 38.74%. Had our profits in fiscal year 2000 and 2001 been subject to income taxes, we would have recorded tax expense of $148,000 in fiscal 2000 and $263,000 in fiscal 2001. In addition, our net income after income tax expense would have been $234,000 in fiscal 2000 and $417,000 in fiscal 2001.

LIQUIDITY

         Liquidity management refers to the ability to generate sufficient cash to fund current loan demand; meet deposit withdrawals and pay operating expenses. Allied First Bank relies on various funding sources in order to meet these demands. Primary sources of funds include interest-earning balances with other financial institutions, money market mutual funds and proceeds from principal and interest payments on loans.

         At June 30, 2001, Allied First Bank had $16.5 million in cash and cash equivalents that could be used for its funding needs. Cash and cash equivalents increased by $10.0 million from the June 30, 2000 balance of $6.5 million to the June 30, 2001 balance of $16.5 million.

         Changes in Allied First Bank's liquidity position are the results from operating, investing and financing activities. Cash flows from operating activities are generally the cash effects of transactions and other events that enter into the determination of net income. The primary investing activities include loan originations, loan repayments and investments in other interest-earning assets. Although financing activities have focused entirely on the generation of deposits, the Federal Home Loan Bank is available for borrowings should the need arise.

         For fiscal 2001, cash provided from operating activities totaled $1.1 million, compared to $1.7 million for fiscal 2000. The decrease in fiscal 2001 was due to a decrease in the provision for loan losses and the sale of loans held for sale offset by an increase in net income. Cash inflows from investing activities totaled $1.3 million in fiscal 2001 compared to cash outflows of $2.0 million in fiscal 2000. This increase was due to loan pay-offs exceeding loan originations. Cash flows from financing activities totaled $7.5 million of cash inflow for fiscal 2001 compared to $106,000 of cash outflow for fiscal 2000. The change was due to the increase in deposits.

CAPITAL

     Consistent with our goal to operate as a sound and profitable financial organization, management actively seeks to maintain a "well capitalized" institution in accordance with regulatory standards. Total equity was $4.2 million at June 30, 2001, or a ratio of 5.16% of total assets for regulatory purposes. As of June 30, 2001, as a credit union, we did not meet the capital requirements for either the adequately or well-capitalized classifications. The regulatory capital ratio requirement at June 30, 2001 to be considered well-capitalized was 7.00% and to be adequately capitalized was 6.00%. At June 30, 2001, Allied Pilots Association Federal Credit Union was classified as undercapitalized by the National Credit Union Administration, its regulatory agency. Due to being undercapitalized, Allied Pilots Association Federal Credit Union was required to file a net worth restoration plan with the National Credit Union Administration in March 2001. The net worth restoration plan was approved by the National Credit Union Administration. The National Credit Union Administration is responsible for monitoring an institution's ability to comply with its net worth restoration plan. Allied Pilots Association Federal Credit Union was substantially in compliance with its net worth restoration plan at all times. Due to the conversion of our charter to a savings bank, we are no longer under the regulation and supervision of the National Credit Union Administration.


     As discussed in Note 10 - Plan Of Capital Enhancement in our financial statements, the board of directors initiated a two-step plan to improve our capital position. The first step of the plan was to convert Allied Pilots Association Federal Credit Union charter to an Illinois mutual savings bank. In conjunction with the first step of the plan, Allied First Bank issued subordinated capital notes, qualifying as Tier 2 capital, in the amount of $1 million on September 1, 2001, when we converted our charter to an Illinois mutual savings bank. The subordinated capital notes have a term of five years, may be redeemed without any prepayment penalty and have a coupon rate of ^ 8.50%. The issuance of the notes was sufficient to qualify Allied First Bank as adequately capitalized. The second step of the plan includes a mutual to stock conversion. The purpose of the mutual to stock conversion is to increase the capital of Allied First Bank in order to enable it to meet the well-capitalized requirements of an FDIC insured institution and to support the future growth of the institution. The subordinated capital notes will be retired upon completion of the stock conversion UPON RECEIVING REGULATORY APPROVAL. This second step is subject to certain regulatory approvals as well as a vote of the membership of Allied First Bank.


RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 141 (FAS 141), Business Combinations and Statement No. 142 (FAS
142), Goodwill and Other Intangible Assets. FAS 141 addresses financial accounting and reporting for business combinations and requires all business combinations within the scope of the Statement to be accounted for using the purchase method. However, for combinations between two or more mutual enterprises, FAS 141 is not effective until interpretative guidance related to the application of the purchase method to those transactions is issued. FAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Management does not believe these recent accounting pronouncements will have any impact on its operations at this time.

EFFECT OF INFLATION AND CHANGING PRICES

         The financial statements and related financial data presented herein have been prepared following accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of Allied First Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                  BUSINESS OF ALLIED FIRST BANCORP, INC.

         Allied First Bank is converting to the stock form of organization and will become a wholly owned subsidiary of Allied First Bancorp, Inc. Allied First Bancorp, Inc. initially will not be an operating company and, after the conversion, is not expected to engage in any significant business activity other than to hold the common stock of Allied First Bank and to invest the funds retained by it.

         Allied First Bancorp, Inc. is not expected to own or lease real or personal property initially, but will instead use the facilities of Allied First Bank. At the present time, Allied First Bancorp, Inc. does not intend to employ any persons, but will utilize the support staff of Allied First Bank as necessary.

         BUSINESS OF ALLIED FIRST BANK


GENERAL

         Allied First Bank's predecessor, the Allied Pilots Association Federal Credit Union, was established in 1994. The credit union was formed to serve the current and former members of the Allied Pilots Association (which consists of pilots of American Airlines) and their family members. As a credit union, Allied Pilots Association Federal Credit Union was legally restricted to serve only customers who shared a "common bond" such as the pilots and their family members. Unless the context otherwise requires, references to Allied First Bank for the period before September 1, 2001 shall include Allied Pilots Association Federal Credit Union.

         In 1998, the Credit Union Membership Access Act was enacted by the United States Congress. This legislation imposed new capital requirements on all federally insured credit unions by requiring all credit unions to maintain a 7% net worth capital ratio. Any credit union not meeting this well capitalized standard is required to allocate a percentage of its earnings to restricted capital in each calendar quarter in order to meet the requirement. In addition, any credit union with less than 6% is not considered adequately capitalized and is required to submit a net worth restoration plan.

         Allied Pilots Association Federal Credit Union did not meet the new capital requirements due to its recent organization in 1994, although it had continued to increase its capital every year since its founding in accordance with the approval conditions imposed by the National Credit Union Administration when its charter was granted. As a credit union, however, it could only increase its capital ratio through retained earnings or by reducing assets. In management's opinion, neither of these options would provide a capital base sufficient to support the long term growth of the institution. After reviewing its strategic options, including remaining a credit union, the board of directors determined that converting to a mutual savings bank would be the first step to addressing the problem of capital inadequacy since a mutual savings bank could raise capital by converting to stock form. Therefore, after receiving the necessary membership and regulatory approvals, on September 1, 2001, Allied Pilots Association Federal Credit Union converted to a mutual savings bank known as Allied First Bank, sb.

         Our historical principal business consists of attracting retail deposits from the members of the credit union and investing those funds primarily in consumer loans. Our revenues are derived principally from interest on loans. We also generate revenue from fees and other income. Allied First Bank can now serve the general public rather than being limited to serving only the pilots of American Airlines and their family members.

         We offer a variety of deposit accounts having a wide range of interest rates and terms, which generally include savings accounts, money market accounts, non-interest bearing demand deposit accounts and time deposit accounts with varied terms ranging from three months to 60 months. We have historically solicited deposits from our members, the largest concentration of which reside in the States of California, Florida, Illinois and Texas, through direct mailings and over the Internet.

MARKET AREA

         As a credit union with a membership base not located in any one geographic area, we did not service any one market area, although about 10% of our members reside in Illinois. We intend to continue to increase our community presence, as well as to serve the former members of Allied Pilots Association Federal Credit Union, by offering a variety of financial services to meet the needs of our customers. We are headquartered in Naperville, Illinois, and have one banking office.

         Historically, due to the geographic dispersion of our customer base, we have offered our products and services through such delivery channels as direct payroll deposit, debit cards, credit cards, 24 hour telephone access, home banking and access through automated teller machines located worldwide. Due to the nature of our historical customer base, we have very limited walk-in traffic and would expect that to continue in the near future until we establish a presence in the community.

LENDING ACTIVITIES


         GENERAL. Our loans carry either a fixed or an adjustable rate of interest. We originate a variety of consumer loans including automobile and recreational vehicle loans, unsecured lines of credit, signature loans, credit cards loans and home equity loans. Historically we have not originated residential first mortgage loans for our own portfolio but rather sell the loans servicing released and without recourse ^ immediately after funding. ^ CURRENTLY, THESE loans are SOLD TO ONE INVESTOR AND underwritten BY THE INVESTOR pursuant to Freddie Mac or Fannie Mae guidelines. We plan, however, to originate one-to-four family first mortgage loans and to retain a portion of the loans in our portfolio. WE PLAN TO RETAIN LOANS WITHIN OUR DUPAGE COUNTY MARKET AREA FOR COMMUNITY REINVESTMENT ACT PURPOSES AS WELL AS OUTSIDE OUR MARKET AREA WHERE RETENTION IS NEEDED FOR ASSET/LIABILITY MANAGEMENT PURPOSES. IN DETERMINING WHETHER TO RETAIN LOANS WE WILL CONSIDER, AMONG OTHER THINGS, THE INTEREST RATE ENVIRONMENT, OUR LIQUIDITY LEVELS, GEOGRAPHICAL DIVERSITY AND BALANCE SHEET MANAGEMENT. THE MAXIMUM LOAN TO VALUE RATIO OF ANY RETAINED LOAN WILL NOT EXCEED 95% AND LOANS WITH A LOAN TO VALUE RATIO IN EXCESS OF 80% WILL REQUIRE PRIVATE MORTGAGE INSURANCE. We do originate home equity lines of credit for our portfolio and such loans carry an adjustable rate of interest. We also originate home equity loans for our portfolio and such loans carry a fixed rate of interest. We do not originate commercial loans or commercial real estate loans and do not have any current plans to do so. Mortgage loans generally have a longer term amortization, with principal and interest due each month, than other types of loans. At June 30, 2001, our net loan portfolio totaled $63.5 million, which constituted 77.3% of our total assets.

         As an Illinois savings bank we are generally entitled to lend up to ^ 25% of our unimpaired capital and surplus to any one borrower at a time. The maximum amount which we could have loaned to any one borrower and the borrower's related entities at June 30, 2001 was ^ $1.1 MILLION. At June 30, 2001, we had no loans or group of loans to related borrowers with outstanding balances in excess of this amount. Our five largest lending relationships at June 30, 2001 were as follows: (i) a $390,000 variable rate loan secured by a recreational boat, (ii) a home equity line of credit with a $299,000 outstanding balance;
(iii) a home equity line of credit with a $214,000 outstanding balance; (iv) a home equity loan of $210,000 and (v) a $192,000 variable rate loan secured by a recreational airplane. At June 30, 2001, all of these loans totaling $1.3 million in the aggregate were performing in accordance with their terms.

         The following table presents information concerning the composition of Allied First Bank's loan portfolio in dollar amounts and in percentages as of the dates indicated.


                                                                          June 30,
                                                -----------------------------------------------------
                                                          2001                          2000
                                                --------------------------    -----------------------
                                                   Amount        Percent        Amount       Percent
                                                   -------       --------       -------      -------
                                                                               (Dollars in Thousands)
Loans:
   Vehicle...................................      $17,140         26.73%      $21,479       32.64%
   Airplane..................................        3,136          4.89         3,397         5.16
   Boat......................................        4,833          7.54         4,767         7.24
   Signature.................................        5,913          9.22         3,193         4.85
   Lines of credit...........................       11,118         17.34        12,526        19.03
   Deposit secured...........................          228           .35           131          .20
   Home equity...............................       16,072         25.06        14,484        22.01
                                  Credit card        5,682          8.87         5,831         8.87
                                                   -------        ------       -------       ------
Total gross loans                                   64,122        100.00%       65,808       100.00%
                                                                  ======                     ======
Allowance for loan losses                             (627)                       (678)
Net deferred loan costs                                 54                          81
                                                   -------                     -------
Total loans receivable, net                        $63,549                     $65,211
                                                   =======                     =======


         The following table shows the composition of Allied First Bank's loan portfolio by fixed- and adjustable-rate at the dates indicated.


                                                                                  June 30,
                                                       -------------------------------------------------------------
                                                                  2001                                2000
                                                       -----------------------------   -----------------------------
                                                        Amount           Percent            Amount           Percent
                                                        ------           -------            ------           -------
                                                                                              (Dollars in Thousands)
FIXED-RATE LOANS:
----------------
Vehicle.........................................       $17,140            26.73%           $21,479            32.64%
Airplane........................................         2,352              3.67             2,895              4.40
Boat............................................         2,912              4.54             3,128              4.75
Signature.......................................         5,913              9.22             3,193              4.85
Lines of ^ CREDIT ..............................         8,733             13.62             9,673             14.70
           ======
Deposit secured.................................           228               .35               131               .20
Home equity.....................................         3,935              6.14             3,729              5.67
Credit card.....................................         5,682              8.86             5,831              8.87
                                                        ------                              ------             -----
  Total fixed-rate loans........................        46,895                              50,059

ADJUSTABLE-RATE LOANS:
----------------------
Airplane........................................           784              1.22               502               .75
Boat............................................         1,921              3.00             1,639              2.49
Lines of credit.................................         2,385              3.72             2,853              4.34
Home ^ EQUITY...................................        12,137             18.93            10,755             16.34
       ======                                           ------             -----            ------             -----


   Total adjustable-rate loans..................        17,227                              15,749
                                                        ------                              ------
   Total gross  loans...........................        64,122            100.00%           65,808            100.00%
                                                                          ======                              ======

Net deferred loan costs.........................           54                                   81
Allowance for loan losses.......................         (627)                                (678)
                                                       ------                              -------
   Total loans receivable, net..................      $63,549                              $65,211
                                                      =======                              =======

^
         THE FOLLOWING SCHEDULE ILLUSTRATES THE CONTRACTUAL MATURITY OF ALLIED FIRST BANK'S LOAN PORTFOLIO AT JUNE 30, 2001. THE SCHEDULE DOES NOT REFLECT THE EFFECTS OF POSSIBLE PREPAYMENTS OR ENFORCEMENT OF DUE-ON-SALE CLAUSES.

                                                                      Lines       Deposit    Home      Credit
                           Vehicle   Airplane     Boat    Signature   of Credit   Secured   Equity(1)  Card(2)  Total
                           -------   --------     ----    ---------   ---------   -------   ------     ----     -----
                                                                                                         (In Thousands)
Amounts due:
One year or less......      $7,054    $  727     $1,186    $1,960    $ 3,537       $ 51   $ 1,130     $5,682    $21,327
Over one year to five       10,036     2,049      3,008     3,648      7,478         97     2,620        ---     28,936
years.................
Over five years.......          50       360        639       305        103         80    12,322        ---     13,859
                           -------    ------     ------    ------    -------       ----   -------     ------    -------
Total amount due......     $17,140    $3,136     $4,833    $5,913    $11,118       $228   $16,072     $5,682    $64,122
                           =======    ======     ======    ======    =======       ====   =======     ======    =======

Net deferred loan                                                                                                   54
costs.................
Allowance for loan                                                                                                (627)
                                                                                                                 ------
losses................

Loans receivable, net                                                                                           $63,549
                                                                                                                =======

Due after one year:
Adjustable rate.......     $   ---    $   --     $  ---    $  ---    $    ^ 3      $--- ^ $12,137     $  ---    $12,140
                                                                            =              =======
Fixed rate............      10,086     2,409      3,647     3,953      7,578        177     2,805        ---     30,655
                           -------    ------     ------    ------    -------       ----   -------     ------    -------

Total.................     $10,086    $2,409     $3,647    $3,953     $7,581      $ 177   $14,942   $    ---    $42,795
                           =======    ======     ======    ======     ======      =====   =======    =======    =======
----------------


(1) Includes VISA home equity loans of $12,016 which require interest only payments for fifteen years and then converts to a fifteen year amortization schedule.

(2) Credit card repayment terms require a minimum payment of 2.2% of the balance or $15, whichever is greater. Due to the revolving credit arrangement, all amounts are show due in one year or less.

         Of our total gross loans of $64.1 million at June 30, 2001, approximately $46.9 million have fixed rates of interest and approximately $17.2 million have adjustable rates of interest.

         CONSUMER LENDING. Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates, and carry higher rates of interest than do one- to four-family residential mortgage loans. At June 30, 2001, our entire loan portfolio was composed of consumer loans totaling $64.1 million. We offer a variety of secured and unsecured consumer loans, including automobile and recreational vehicle, recreational boat and airplane loans, home equity loans, lines of credit and signature loans, credit card loans, and loans secured by savings deposits.

         A significant component of our consumer lending are loans secured by vehicles (automobiles and recreational vehicles), boats, and airplanes. At June 30, 2001, our vehicle loans totaled $17.1 million or 26.7% of our gross loan portfolio, our boat loans totaled $4.8 million or 7.5% of our gross loan portfolio, and our airplane loans totaled $3.1 million or 4.9% of our gross loan portfolio. Boat and airplane loans have a maximum term of six years for fixed rate loans and 12 years for variable rate loans. Loan to value ratios for boats and airplanes are up to 90% of the sales price. Vehicle loans may be written for up to six years and usually have fixed rates of interest. Loan to value ratios for vehicle loans are up to 100% of the sales price for new vehicles and up to 100% of the value on used vehicles, based on valuation from official guides. We originate such loans only on a direct basis, where Allied First Bank extends credit directly to the borrower. We require the collateral for these loans to be insured and Allied First Bank to be listed as the loss payee on the insurance policy.

         Another significant component of our consumer lending are our home equity loans and home equity lines of credit. Home equity loans secured by second mortgages, together with all prior liens, may have a loan-to-value ratio of up to 125% of the appraised value. These loans are limited to amounts of up to $100,000 in the case of loans with loan-to-value ratios in excess of 80%, have terms of up to 15 years and fixed rates of interest. Our home equity lines of credit may have a loan-to-value ratio of up to 125% of the appraised value. Generally, home equity lines of credit have a 15 year draw period and a repayment period of 15 years. Home equity lines of credit that have a loan-to-value ratio of 80% or less have a variable-rate of interest equal to 0.025% below the prime rate of interest as reported in the WALL STREET JOURNAL and are limited to $100,000. Home equity lines of credit that have a loan-to-value ratio above 80% have a variable-rate of interest equal to 2.75% above the prime rate of interest as reported in the WALL STREET JOURNAL and are limited to $100,000. Allied First Bank does not require a borrower to obtain private mortgage insurance on home equity loans or home equity lines of credit. These loans generally contain a "due on sale" clause allowing us to declare the unpaid principal due and payable upon sale of the security property. At June 30, 2001, home equity loans and lines of credit totaled $16.1 million or 25.1% of our gross loan portfolio. At June 30, 2001, we had a commitment to fund an aggregate of $8.0 million in home equity lines of credit.

         We also originate unsecured revolving lines of credit and signature (personal) loans. Unsecured revolving lines of credit and signature loans are made to borrowers for a variety of personal needs. Unsecured revolving lines of credit are usually limited to a maximum of three times the borrower's monthly gross income. These loans usually have fixed rates but permit the institution to increase or decrease the interest rate upon 30 days advance notice. Any increase or decrease will apply only if there is a subsequent draw. Management reviews the loan file periodically to determine whether the line should remain active. Signature loans are also unsecured and are usually limited to a maximum of $50,000. Signature loans may be written for up to five years and usually have fixed rates of interest. At June 30, 2001, unsecured revolving lines of credit and signature loans totaled $11.1 million or 17.3% of our gross loan portfolio and $5.9 million or 9.2% of our gross loan portfolio, respectively. At June 30, 2001, we had a commitment to fund an aggregate of $43.5 million in lines of credit.

         Allied First Bank also originates credit card loans through its participation as a VISA Card issuer. The interest rate currently charged by Allied First Bank on its credit card loans ranges from 12.3% to 14.9%, and we are permitted to change the interest rate on 30 days advance notice. The processing of bills and payments is contracted to an outside service provider. At June 30, 2001, we had a commitment to fund an aggregate of $21.3 million in credit card loans, which represented the aggregate credit limit on credit cards, and had $5.7 million of credit card loans outstanding, representing 8.9% of our gross loan portfolio.

         Consumer loans may entail greater risk than do one- to four-family residential mortgage loans, particularly in the case of consumer loans which are secured by rapidly depreciable assets, such as automobile and recreational vehicles, boats and airplanes. In these cases, any repossessed collateral from a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. See "Risk Factors - Our loan portfolio possesses increased risk due to our substantial number of consumer loans."

         Historically, we have not originated residential first mortgage loans for our own portfolio, but rather sold the loans with servicing released and without recourse to an investor immediately after funding. These loans have been underwritten pursuant to Freddie Mac and Fannie Mae guidelines. While we will continue to originate one- to four-family first mortgage loans for sale, we plan in the future to retain some residential mortgage loans for our portfolio and also retain the servicing on these loans.

         LOAN ORIGINATIONS, SALES AND REPAYMENTS

         We originate loans through employees located at our office. Referrals from our current customer base and advertisements are also an important source of loan originations. We do not currently use real estate brokers, mortgage loan brokers and builders, but may do so in the future. While we originate both adjustable-rate and fixed-rate loans, our ability to originate loans is dependent upon customer demand for loans. Demand is affected by competition and the interest rate environment. We have historically not purchased and sold participation interests in loans, but may do so in the future.

         The following table shows the loan origination and repayment activities of Allied First Bank for the periods indicated.


                                                       Years Ended
                                                        June 30,
                                              ----------------------------
                                                  2001           2000
                                              ------------  --------------
                                                            (In Thousands)

Total loans, beginning of year...........          $65,211      $63,956
                                                   -------      -------
ORIGINATIONS BY TYPE:
---------------------
Adjustable rate:
  Home equity............................            3,223        6,269
  Airplane...............................              599          309
  Boat...................................              434        1,041
  Lines of credit........................                7           69
                                                   -------      -------
    Total adjustable rate................            4,263        7,688
Fixed rate:
  First mortgages........................           25,662       18,091
  Vehicle................................            7,795       10,224
  Airplane...............................              544        1,410
  Boat...................................            1,546        1,311
  Signature..............................            6,507        1,813
  Lines of credit........................              433        1,658
                           Deposit secured             267          188
  Home equity............................            2,397        4,363
                               Credit card          42,262       42,742
                                                   -------      -------
    Total fixed-rate.....................           87,413       81,800
                                                   -------      -------
    Total loans originated...............           91,676       89,488

SALES AND REPAYMENTS:
---------------------
  Principal repayments...................         (67,700)      (69,296)
  First mortgages sold...................         (25,662)      (18,891)
                                                  --------      -------
    Total sales and repayments...........         (93,362)      (88,187)
                                                  --------      -------

Changes in net deferred loan costs                    (27)            2

Changes in allowance for loan losses                   51           (48)
                                                  --------      -------

Net loan activity                                  (1,662)        1,255
                                                  --------      -------

  Total loans, end of year................        $63,549       $65,211
                                                  ========      =======

ASSET QUALITY

         When a borrower fails to make a payment on a loan on or before the default date, we mail a delinquency notice to the borrower when the loan is 10 days past due. When the loan is 20 days past due, we mail a subsequent delinquent notice to the borrower. All delinquent accounts are reviewed by loan personnel, who attempt to cure the delinquency by contacting the borrower once the loan is 30 days past due. If the loan becomes more than 30 days delinquent, the collector will generally contact by phone or send a personal letter to the borrower in order to identify the reason for the delinquency. Once the loan becomes more than 30 days delinquent, contact with the borrower is made typically by requesting payment of the delinquent amount in full, or the establishment of an acceptable repayment plan to bring the loan current. If an acceptable repayment plan has not been agreed upon, loan personnel will generally refer the account to a collection agency or in the case of a loan secured by real estate to legal counsel, with instructions to prepare a notice of intent to foreclose. The notice of intent to foreclose allows the borrower a period of time to bring the account current.

         DELINQUENT LOANS. The following table sets forth our loans delinquent 60 - 89 days past due and 90 days and over past due by type, number, amount and percentage of type at June 30, 2001.



                                               60 to 89 days past due                      90 days and over past due
                                     ------------------------------------------  ---------------------------------------------
                                                                     Percent                                       Percent
                                                                     of Loan                                       of Loan
                                       Number          Amount       Category          Number         Amount       Category
                                       ------        ----------   -----------     ------------     ---------    -------------
                                                                     (Dollars in Thousands)

Vehicle..................                 1            $ 10           .06%                2          $  2             .01%
Airplane.................               ---             ---            ---              ---           ---              ---
Boat.....................               ---             ---            ---              ---           ---              ---
Signature................               ---             ---            ---              ---           ---              ---
Lines of credit..........               ---             ---            ---              ---           ---              ---
Deposit secured..........               ---             ---            ---              ---           ---              ---
Home equity..............               ---             ---            ---              ---           ---              ---
Credit card..............               ---             ---            ---                1             8              .14
                                        ---             ---                             ---           ---

Total....................                 1            $ 10           .02%                3          $ 10              .02%
                                         ==            ====                             ===          ====


                                               Total Loans Delinquent
                                                  60 Days and Over
                                       ---------------------------------------
                                                                    Percent
                                                                    of Loan
                                       Number        Amount         Category
                                       -------     ----------      ---------




Vehicle..................                 3           $ 12            .07%
Airplane.................               ---            ---             ---
Boat.....................               ---            ---             ---
Signature................               ---            ---             ---
Lines of credit..........               ---            ---             ---
Deposit secured..........               ---            ---             ---
Home equity..............               ---            ---             ---
Credit card..............                 1              8             .14
                                        ---            ---

Total....................                 4           $ 20            .04%
                                        ===           ====

         NON-PERFORMING ASSETS. The table below sets forth the amounts and categories of non-performing assets in our loan portfolio. Non-performing assets consist of non-accrual loans, accruing loans past due 90 days and more, and foreclosed assets. Loans to a customer whose financial condition has deteriorated are considered for non-accrual status whether or not the loan is 90 days and more past due. Generally, all loans past due 90 days and more are classified as non-accrual. On non-accrual loans, interest income is not recognized until actually collected. At the time the loan is placed on non-accrual status, interest previously accrued but not collected is reversed and charged against current income.

         Foreclosed assets consist of real estate and other assets which have been acquired through foreclosure on loans. At the time of foreclosure, assets are recorded at the lower of their estimated fair value less selling costs or the loan balance, with any write-down charged against the allowance for loan losses. At all dates presented, we had no troubled debt restructurings which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates.


                                                                                At June 30,
                                                                      ------------------------------
                                                                            2001            2000
                                                                      ---------------  -------------
                                                                             (Dollars in Thousands)
Non-accruing loans:
                                                            Vehicle             $  2           $ 13
                                                           Airplane              ---            ---
                                                               Boat              ---            ---
                                                          Signature              ---             64
                                                    Lines of credit              ---            ---
   Deposit secured.................................................              ---            ---
   Home equity.....................................................              ---            ---
                                                       Credit cards                8             29
                                                                                ----           ----
     Total.........................................................               10            106
                                                                                ----           ----

Accruing loans past due 90 days and over:
                                                            Vehicle              ---            ---
                                                           Airplane              ---            ---
                                                               Boat              ---            ---
                                                          Signature              ---            ---
                                                    Lines of credit              ---            ---
   Deposit secured.................................................              ---            ---
   Home equity.....................................................              ---            ---
                                                       Credit cards              ---            ---
                                                                                ----           ----
     Total.........................................................              ---            ---
                                                                                ----           ----

Total non-performing loans.........................................               10            106
                                                                                ----           ----

Foreclosed assets..................................................              ---            ---
                                                                                ----           ----

Total non-performing assets........................................             $ 10          $ 106
                                                                                ====          =====

Allowance for loan losses..........................................        $     627        $  678
                                                                           =========        =======

Coverage of non-performing loans...................................        6,270.00%        639.62%
                                                                           ========         ======

Non-performing assets as a percentage of total assets..............            0.01%          0.14%
                                                                           ========         ======

         OTHER LOANS OF CONCERN. In addition to the non-performing assets set forth in the table above, as of June 30, 2001, there was also an aggregate of approximately $9,000 primarily in small balance credit card loans with respect to which known information about the possible credit problems of the borrowers have caused management to have doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories. These loans have been considered in management's determination of the adequacy of our allowance for loan losses.

         CLASSIFIED ASSETS. Regulations provide for the classification of loans and other assets, such as debt and equity securities considered by regulators to be of lesser quality, as "substandard," "doubtful" or "loss." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

         When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management and approved by the board of directors. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Illinois Office of Banks and Real Estate and the FDIC, which may order the establishment of additional general or specific loss allowances.

         In connection with the filing of our periodic reports with the Illinois Office of Banks and Real Estate and the FDIC and in accordance with our classification of assets policy, we regularly review the problem assets in our portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management's review of our assets, at June 30, 2001, we had three loans totalling $10,000 classified as substandard; none as doubtful and none as loss. The total amount of classified assets represented 0.24% of our equity capital and 0.01% of our total assets at June 30, 2001.

         ALLOWANCE FOR LOAN LOSSES. We maintain an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the estimated losses inherent in the loan portfolio. Our methodology for assessing the appropriateness of the allowance consists of several key elements, which include the ratio analysis and specific allowances for identified problem loans. In addition, the allowance incorporates the results of measuring impaired loans as provided in SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans.

         The allowance is calculated by applying loss factors to outstanding loans based on the internal risk evaluation of the loans or pools of loans. LOANS PAST DUE 60 DAYS OR MORE ARE EVALUATED INDIVIDUALLY AND LOANS LESS THAN 60 DAYS PAST DUE ARE EVALUATED IN POOLS. Changes in risk evaluations of both performing and nonperforming loans affect the amount of the formula allowance. Loss factors are based both on our historical loss experience as well as factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.


         The appropriateness of the allowance is reviewed and established by management based upon its evaluation of then-existing economic and business conditions affecting our key lending areas and other conditions, such as credit quality trends (including trends in nonperforming loans expected to result from existing conditions), collateral values, loan volumes and concentrations, specific industry conditions within portfolio segments and recent loss experience in particular segments of the portfolio that existed as of the balance sheet date and the impact that such conditions were believed to have had on the collectibility of the loan. Management reviews these conditions monthly. To the extent that any of these conditions is evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's estimate of the effect of such condition may be reflected as a specific allowance applicable to such credit or portfolio segment. Where any of these conditions is not evidenced by a specifically identifiable problem credit or portfolio segment as of the evaluation date, management's evaluation of the loss related to this condition is reflected in the unallocated allowance. The evaluation of the inherent loss with respect to these conditions is subject to a higher degree of uncertainty because they are not identified with specific problem credits or portfolio segments.

         Management also evaluates the adequacy of the allowance for loan losses based on a review of individual loans, historical loan loss experience, the value and adequacy of collateral, and economic conditions. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. For all specifically reviewed loans for which it is probable that Allied First Bank will be unable to collect all amounts due according to the terms of the loan agreement, Allied First Bank determines impairment by computing a fair value either based on discounted cash flows using the loan's initial interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans that are collectively evaluated for impairment and are excluded from specific impairment evaluation, and their allowance for loan losses is calculated in accordance with the allowance for loan losses policy described above.

         Because the allowance for loan losses is based on estimates of losses inherent in the loan portfolio, actual losses can vary significantly from the estimated amounts. Our methodology as described permits adjustments to any loss factor used in the computation of the allowance in the event that, in management's judgment, significant factors which affect the collectibility of the portfolio as of the evaluation date are not reflected in the loss factors. By assessing the estimated losses inherent in the loan portfolio on a quarterly basis, we are able to adjust specific and inherent loss estimates based upon any more recent information that has become available. In addition, management's determination as to the amount of our allowance for loan losses is subject to review by the Illinois Office of Banks and Real Estate and the FDIC, which may require the establishment of additional general or specific allowances based upon their judgment of the information available to them at the time of their examination of Allied First Bank.

         At June 30, 2001, our allowance for loan losses was $627,000 or .98% of the total loan portfolio and approximately 6,270% of total non-performing loans. Assessing the adequacy of the allowance for loan losses is inherently subjective as it requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. In the opinion of management, the allowance, when taken as a whole, is adequate to absorb reasonable estimated loan losses inherent in our loan portfolio.

         The following table sets forth an analysis of our allowance for loan losses.



                                                                           Years Ended June 30, 2000
                                                                      ---------------------------------
                                                                            2001              2000
                                                                      ----------------  ---------------
                                                                             (Dollars in Thousands)

Total gross loans outstanding (at end of period).................          $ 64,122        $ 65,808
                                                                           ========        ========

Average total loans outstanding..................................          $ 64,889        $ 65,892
                                                                           ========        ========

Allowance for loan losses, beginning of period...................          $    678        $    630

Loan charge-offs:
                                                        Vehicle                   3             ---
                                                       Airplane                  90             227
                                                           Boat                 ---             ---
                                                      Signature                 143             187
                                                Lines of credit                  30             ---
                                                   Credit cards                  65              23
   Home equity...................................................               ---             ---
   Deposit secured...............................................               ---             ---
                                                                           --------        --------
        Total loan charge-offs...................................               331             437
                                                                           --------        --------

Loan recoveries:
                                                        Vehicle                   1             ---
                                                       Airplane                   7              19
                                                           Boat                 ---             ---
                                                      Signature                  11              14
                                                Lines of credit                   2               1
                                                   Credit cards                   4               2
   Home equity...................................................               ---             ---
   Deposit secured...............................................               ---             ---
                                                                           --------        --------
        Total loan recoveries....................................                25              36
                                                                           --------        --------

Net loan charge-offs.............................................               306             401
Provision charged to operations..................................               254             450
                                                                           --------        --------

Allowance for loan losses, end of period.........................          $    627        $    678
                                                                           ========        ========

Ratio of net loan charge-offs during the period
   to average loans outstanding..................................              0.47%           0.61%
                                                                               ====            ====

Provision as a percentage of average loans.......................              0.39%           0.68%
                                                                               ====            ====

Allowance as a percentage of total gross loans...................              0.98%           1.03%
                                                                               ====            ====

         The distribution of the allowance for losses on loans at the dates indicated is summarized as follows.


                                                           At June 30,
                                    --------------------------------------------------------

                                                 2001                        2000
                                  ---------------------------   ----------------------------
                                                  Percent of                  Percent of
                                                   Loans in                    Loans in
                                                     Each                        Each
                                                   Category                    Category
                                                   to Total                    to Total
                                     Amount      Gross Loans       Amount     Gross Loans
                                  -----------  ---------------  ----------- ---------------
                                                   (Dollars in Thousands)


Vehicle...................          $  17         26.73%         $  30           32.64%

Airplane..................            134          4.89            200            5.16

Boat......................              7          7.54              7            7.24

Signature.................            222          9.22            140            4.85

Deposit secured...........            ---           .35            ---             .20

Lines of credit...........             81         17.34             91           19.03

Home equity...............             80         25.06             72           22.01

Credit cards..............             44          8.87             50            8.87

Unallocated...............             42           N/A             88             N/A
                                    -----           ---          ------            ---

   TOTAL                            $ 627       100.00%          $ 678         100.00%
                                    =====       ======           ======        =======

INVESTMENT ACTIVITIES

         Allied First Bank is authorized to invest in various types of liquid assets, including obligations of, or guaranteed by the United States or the State of Illinois, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, Illinois savings banks may also invest their assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings bank is otherwise authorized to make directly. See "How We Are Regulated - Allied First Bank" for a discussion of additional restrictions on our investment activities.

         The President of Allied First Bank has the basic responsibility for the management of our investment portfolio, subject to the direction and guidance of the executive committee. The President considers various factors when making decisions, including the marketability, maturity and tax consequences of the proposed investment. The maturity structure of investments will be affected by various market conditions, including the current and anticipated slope of the yield curve, the level of interest rates, the trend of new deposit inflows, and the anticipated demand for funds via deposit withdrawals and loan originations and purchases.

         The current objectives of any future investment portfolio would be to provide liquidity when loan demand is high, to assist in maintaining earnings when loan demand is low and to maximize earnings while satisfactorily managing risk, including credit risk, reinvestment risk, liquidity risk and interest rate risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Asset and Liability Management and Market Risk."

         We do not currently have any investment securities other than Federal Home Loan Bank stock. We do not own any securities available for sale or held to maturity. At June 30, 2001, we had $237,000 in Federal Home Loan Bank stock.

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Statement of Financial Accounting Standards No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Allied First Bank does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

SOURCES OF FUNDS

         GENERAL. Our sources of funds are deposits, borrowings, payment of principal and interest on loans, interest earned on or maturation of other investments and funds provided from operations.

         DEPOSITS. We offer a variety of deposit accounts to both consumers and businesses having a wide range of interest rates and terms. Our deposits consist of time deposit accounts, savings, money market and demand deposit accounts. We primarily rely on competitive pricing policies, marketing and customer service to attract and retain these deposits. We solicit deposits in our market area and among our member pilots.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition. The variety of deposit accounts we offer has allowed us to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. We have become more susceptible to short-term fluctuations in deposit flows as customers have become more interest rate conscious. We try to manage the pricing of our deposits in keeping with our asset/liability management, liquidity and profitability objectives, subject to competitive factors. Based on our experience, we believe that our deposits are relatively stable sources of funds. Despite this stability, our ability to attract and maintain these deposits and the rates paid on them has been and will continue to be significantly affected by market conditions.

         The following table sets forth the dollar amount of deposits in the various types of deposit programs we offered at the dates indicated.


                                                                           June 30,
                                                  ------------------------------------------------------
                                                           2001                          2000
                                                  ------------------------   -------------------------
                                                     Amount      Percent         Amount       Percent
                                                     ------      -------         ------       -------
                                                                                (Dollars in Thousands)

Checking accounts.........................          $8,799       11.33%         $ 7,686       10.96%
Savings accounts..........................          12,554        16.17          12,310        17.56
Money market accounts.....................          37,486        48.29          32,365        46.17

Time deposits:

    0.00 to 4.84%.........................             165         0.21             ---          ---
    4.85 to 5.60%.........................           2,616         3.37           3,311         4.72
    5.61 to 6.34%.........................           3,818         4.92           4,943         7.05
    6.35 to 7.09%.........................           9,452        12.18           8,926        12.73
    7.10 to 7.80%.........................           2,744         3.53             565          .81
                                                  --------       ------        --------       ------
      Total time deposits                           18,795        24.21          17,745        25.31
                                                  --------       ------        --------       ------
    Total deposits                                $ 77,634       100.00%       $ 70,106       100.00%
                                                  ========       ======        ========       ======

         The following table shows rate and maturity information for Allied First Bank's time deposits as of June 30, 2001.


                                                                      Amount Due For 12 Month Period Ended June 30,
                              --------------------------------------------------------------------------------------
                                   2002          2003          2004          2005          2006          Total
                                   ----          ----          ----          ----          ----          -----
                                                                                                 (In Thousands)
Interest Rate

0.00 - 4.84%...............      $  165        $  ---        $  ---        $  ---        $  ---        $   165
4.85 - 5.60%...............       2,353           206            47            10           ---          2,616
5.61 - 6.34%...............       2,218           629           286           154           531          3,818
6.35 - 7.09%...............       5,084         3,261            84           518           505          9,452
7.10 - 7.80%...............         ---           202         1,216           506           820          2,744
                                  -----           ---         -----         -----        ------        -------
  Total                          $9,820        $4,298        $1,633        $1,188        $1,856        $18,795
                                 ======        ======        ======        ======        ======        =======


         The following table indicates the amount of Allied First Bank's certificates of deposit and other deposits by time remaining until maturity as of June 30, 2001.


                                                                               Maturity
                                                       -----------------------------------------------------
                                                                     Over        Over     Over
                                                        3 Months    3 to 6     6 to 12     12
                                                        or Less      Months     Months    months    Total
                                                       ---------- ---------- ---------- ---------- ---------
                                                                                              (In Thousands)

Certificates of deposit less than $100,000..........     $ 2,010       $ 298      $ 965   $ 2,335   $5,608

Certificates of deposit of $100,000 or more.........         119       3,146      3,282     6,640   13,187
                                                         -------     -------    -------   -------  -------

Total certificates of deposit.......................     $ 2,129     $ 3,444    $ 4,247   $ 8,975  $18,795
                                                         =======     =======    =======   =======  =======


         BORROWINGS. Although deposits are our primary source of funds, we may utilize borrowings when they are a less costly source of funds, and can be invested at a positive interest rate spread, when we desire additional capacity to fund loan demand or when they meet our asset/liability management goals. We have not historically used borrowings as a source of funds.

         We may obtain advances from the Federal Home Loan Bank of Chicago upon the security of our mortgage loans. These advances may be made pursuant to several different credit programs, each of which has its own interest rate, range of maturities and call features. At June 30, 2001 we had no borrowings from any source.

         We have also maintained a line of credit with our corporate credit union in the amount of $6 million which we utilized infrequently during fiscal 2001. At June 30, 2001, Allied First Bank had no borrowings from this source. This credit facility will no longer be available since our membership has been terminated due to our charter conversion.

SUBSIDIARY AND OTHER ACTIVITIES

         Allied First Bank does not have any subsidiaries.

COMPETITION

         We face strong competition in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending.

         We attract all of our deposits through our single location. Competition for those deposits is principally from other savings institutions, commercial banks and credit unions located in the same community as well as where our customers reside in other parts of the United States, as well as mutual funds and other alternative investments. We compete for these deposits by offering superior service and a variety of deposit accounts at competitive rates. We offer products and services through a variety of delivery channels including direct payroll deposit, debit cards, credit cards, 24 hour telephone access, home banking and access through automated teller machines located worldwide. As of June 30, 2001, we held less than 1% of the deposits in our primary market area.

EMPLOYEES

         At June 30, 2001, we had a total of 20 employees, including 3 part-time employees. Our employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

PROPERTIES

         At June 30, 2001, we had one office, 5,200 square feet, which we lease. Our lease expires in January 2003. The net book value of our investment in equipment and fixtures, excluding computer equipment, was approximately $26,000 at June 30, 2001.

         We believe that our current facilities are adequate to meet the present and immediately foreseeable needs of Allied First Bank and Allied First Bancorp, Inc.

         We utilize a third party service provider to maintain our data base of depositor and borrower customer information. The net book value of the data processing and computer equipment utilized by us at June 30, 2001 was approximately $56,000.

LEGAL PROCEEDINGS

         From time to time we are involved as plaintiff or defendant in various legal actions arising in the normal course of business. We do not anticipate incurring any material liability as a result of such litigation.

         MANAGEMENT

MANAGEMENT OF ALLIED FIRST BANCORP, INC.


         The board of directors of Allied First Bancorp, Inc. consists of the same individuals who currently serve as directors of Allied First Bank. The board of directors of Allied First Bancorp, Inc. is divided into three classes, as equal as possible. The directors are elected by the stockholders of Allied First Bancorp, Inc. for three year terms, or until their successors are elected. One class of directors, consisting of William G. McKeown and Kenneth L. Bertrand, has a term of office expiring at the first annual meeting of stockholders. A second class, consisting of Frank K. Voris and Brien J. Nagle, has a term of office expiring at the second annual meeting of stockholders. The third class, consisting of John G. Maxwell, Jr., who will serve as chairman of the board, and Paul F. Renneisen, has a term of office expiring at the third annual meeting of stockholders. WITH THE EXCEPTION OF MR. BERTRAND, NO OTHER DIRECTOR IS AN OFFICER OR EMPLOYEE OF ALLIED FIRST BANCORP, INC. ALLIED FIRST BANCORP, INC. INTENDS TO MAINTAIN NOT LESS THAN TWO INDEPENDENT DIRECTORS ON THE BOARD OF DIRECTORS.



         The following individuals are the executive officers of Allied First Bancorp, Inc. and hold the office set forth below opposite their name.

Executive                        Position Held
---------                        -------------
Kenneth L. Bertrand              President and Chief Executive Officer
Brian K. Weiss                   Vice President and Chief Financial Officer

         Executive officers of Allied First Bancorp, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.

         Information concerning the principal occupations, employment and compensation of the directors and executive officers of Allied First Bancorp, Inc. is set forth under "- Management of Allied First Bank." Directors of Allied First Bancorp, Inc. initially will not be compensated by Allied First Bancorp, Inc. It is not anticipated that separate compensation will be paid to directors of Allied First Bancorp, Inc. until such time as these persons devote significant time to the separate management of Allied First Bancorp, Inc. affairs, which is not expected to occur until Allied First Bancorp, Inc. becomes actively engaged in additional businesses other than holding the stock of Allied First Bank. Allied First Bancorp, Inc. may determine that such compensation is appropriate in the future.

MANAGEMENT OF ALLIED FIRST BANK

         Because Allied First Bank is a mutual savings bank, its members have the right to elect its board of directors. Upon completion of the conversion, the directors of Allied First Bank immediately prior to the conversion will continue to serve as directors of Allied First Bank in stock form. The board of directors of Allied First Bank in stock form will consist of six directors divided into three classes, with approximately one-third of the directors elected at each annual meeting of stockholders. Because Allied First Bancorp, Inc. will own all the issued and outstanding capital stock of Allied First Bank following the conversion, the board of directors of Allied First Bancorp, Inc. will elect the directors of Allied First Bank.

         The following table sets forth information regarding the board of directors of Allied First Bank as of June 30, 2001.


                                                                                Term of
                                        Positions Held With       Director      Office
           Name               Age       Allied First Bank         Since(1)     Expires
--------------------------- ------- ---------------------------- ------------ ------------

William G. McKeown            53    Director                         1994         2002
Kenneth L. Bertrand           44    President, Chief Executive       1996         2002
                                    Officer and Director
Frank K. Voris                61    Director                         2001         2003
Brien J. Nagle                51    Director                         2001         2003
John G. Maxwell, Jr.          56    Director and                     1994         2004
                                       Chairman of the Board
Paul F. Renneisen             47    Director                         1994         2004
-------------------------

(1) Includes time as a director of Allied Pilots Association Federal Credit Union with the exception of Messrs. Nagle and Voris.

     The business experience of each director for at least the past five years is set forth below.

     KENNETH L. BERTRAND. Mr. Bertrand has served as President and Chief Executive Officer of Allied First Bank and its predecessor Allied Pilots Association Federal Credit Union since its founding in 1994. Prior to joining the credit union, he served as Vice President and Chief Operating Officer of Zenith Federal Credit Union and served in various capacities during his 12 year tenure. He is a certified public accountant in the State of Illinois.

     WILLIAM G. MCKEOWN. Mr. McKeown has been employed as a pilot with American Airlines since 1985.

     FRANK K. VORIS. Mr. Voris served as an Executive Vice President and the Chief Operating Officer of Merchants National Bank of Aurora, located in Aurora, Illinois, from 1985 until 2000 when the bank was acquired by Old Kent Financial, Inc.

     BRIEN J. NAGLE. Mr. Nagle has been a partner is the law firm of Nagle & Higgins, P.C., located in Naperville, Illinois, since 1992. Mr. Nagle served as a Director of Old Kent Bank located in Elmhurst, Illinois from 1988 to 1998.

     JOHN G. MAXWELL, JR. Mr. Maxwell has been employed as a pilot with American Airlines since 1987.

     PAUL F. RENNEISEN. Mr. Renneisen has been employed as a pilot with American Airlines since 1985. He is a certified public accountant in the State of Florida.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Each of the executive officers of Allied First Bank will retain office following the conversion. Officers are elected annually by the board of directors. The business experience for at least the past five years for each of the executive officers of Allied First Bank who do not serve as directors is set forth below.

         BRIAN K. WEISS. Mr. Weiss, age 32, serves as vice president and chief financial officer. Mr. Weiss has been employed by Allied First Bank since 1995. Prior to joining Allied First Bank, Mr. Weiss was employed as a loan officer by Alumni Mortgage in Naperville, Illinois for two years. He is a certified public accountant in the State of Illinois.

         EUGENE M. O' SULLIVAN. Mr. O'Sullivan, age 46, joined Allied First Bank in 1996 as manager for member services. He was named vice president for operations in 1998. Prior to joining the credit union he served in various capacities with Covest Bank in Des Plaines, Illinois from 1976 to 1996.

         MITCHELL D. TRIER. Mr. Trier, age 38, has served as vice president for lending since 1996. Prior to joining the credit union, he served as assistant vice president for lending for Harris Bank in Chicago, Illinois from 1991 to 1996.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Our board of directors meets monthly. During the fiscal year ended June 30, 2001, the board of directors held 12 meetings. No director attended fewer than 80% of the total meetings of the board of directors and committees on which such board member served during this period.

         We currently have standing Audit, Loan, Compensation and Executive Committees. We do not have a standing Nominating Committee; rather, the Executive Committee performs this function.

         The Audit Committee is comprised of Messrs. Renneisen, McKeown and Voris. The Audit Committee meets semi-annually or more frequently as needed. This committee oversees the audit and loan review activities of Allied First Bank. The committee recommends the independent auditors and reviews the audit report prepared by the independent auditors. Prior to the conversion of Allied Pilots Association Federal Credit Union to a mutual savings bank, this function was carried out by the Supervisory Committee. This committee met one time in fiscal 2001.


         The Loan Committee consists of the entire Board and oversees all loan activities. The committee approves all loans that exceed management's loan authority, periodically reviews loans within the officer's loan authority and reviews all past due loans on a monthly basis. This committee meets monthly or more frequently as needed. This committee ^ MET 12 TIMES in fiscal 2001.

         The Executive Committee is comprised of Messrs. Maxwell, Bertrand and Voris with Mr. Maxwell serving as chairman. The committee meets on an as needed basis. The committee is generally authorized to oversee management or special projects on behalf of the full board of directors. The Executive Committee of the credit union did not meet in fiscal 2001.

         The Compensation Committee is composed of Messrs. McKeown, Nagle and Voris. The committee makes recommendations on employee compensation. This committee will meet at least semi-annually. The Compensation Committee of the credit union did not meet in fiscal 2001.

DIRECTORS' COMPENSATION

         As required by federal law, the members of the board of directors of Allied Pilots Association Federal Credit Union did not receive any compensation for their services except for reimbursement of travel expenses. This policy will be continued by Allied First Bank and the members of Allied First Bank's board of directors will not, for at least a period of one year, initially receive any compensation for their services except for reimbursement of travel expenses. Allied First Bank may determine in the future, however, to compensate its directors consistent with standards in the banking industry.

EXECUTIVE COMPENSATION

         The following table sets forth a summary of information concerning the compensation paid by Allied First Bank, including amounts deferred to future periods, for services rendered in all capacities during the year ended June 30, 2001 to the President and Chief Executive Officer of Allied First Bank. No other officer of Allied First Bank received salary and bonus exceeding $100,000.


SUMMARY COMPENSATION TABLE



                                                                                                    Long Term
                                                            Annual Compensation                Compensation Awards
                                                  ----------------------------------------  ------------------------
                                                                               Other         Restricted                All Other
                                                                               Annual           Stock                   Compen-
                                         Fiscal                             Compensation        Award        Options   sation(3)
     Name and Principal Position          Year       Salary      Bonus         ($)(1)          ($)(2)        (#)(2)
-------------------------------------- --------- ------------- ----------- --------------- --------------- ---------- ------------

Kenneth L. Bertrand                       2001      $115,000    13,320           ---            ---            ---        $25,201
President and Chief Executive
Officer
-------------

(1) This amount does not include personal benefits or perquisites which did not exceed the lesser of $50,000 or 10% of the named individual's salary and bonus.

(2) As a mutual institution, Allied First Bank does not have any stock option or restricted stock plans. Allied First Bancorp, Inc. may however, adopt such plans, but in no event earlier than one year following the conversion. See "-Benefits -- Stock Benefit Plan."

(3) Amount represents contribution under Allied First Bank's pension plan in the amount of $13,302, a 401(k) plan contribution of $4,399 and a contribution of $7,500 under a non-qualified deferred compensation plan.

BENEFITS

         GENERAL. Allied First Bank currently provides health and welfare benefits to its employees, including hospitalization and comprehensive medical insurance, subject to deductibles and copayments by employees.


         401(K) PLAN. Allied First Bank provides its employees a qualified, tax-exempt pension plan with a "cash-or-deferred arrangement" qualifying under
Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Employees who have attained age 18 and who have completed one year of employment, during, which they worked at least 1,000 hours, are eligible to participate in the 401(k) Plan as of the first day of the month following their eligible date. Eligible employee are permitted to contribute up to 10% of their compensation to the 401(k) Plan on a pre-tax basis, up to a maximum of $10,500. The Allied First Bank matches 50% of each participant's salary reduction contribution to the 401(k) Plan. PARTICIPANTS IN THE 401(K) PLAN MAY USE THE FUNDS TO PURCHASE THE STOCK OF ALLIED FIRST BANCORP, INC.


         Participants contribution to the 401(k) Plan are fully and immediately vested, whereas contributions by Allied First Bank vest over a five year period. Withdrawals are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reasons of proven financial hardship. With certain limitation, participants may make withdrawals from their accounts while actively employed. Upon termination of employment, the participant's accounts will be distributed, unless he or she elects to defer the payment.

         The 401(k) Plan may be amended by the Board of Directors, except that no amendment may be made which would reduce the interest of any participant in the 401(k) Plan trust fund or divert any of the assets of the 401(k) Plan trust fund to purposes other than the benefit of participants or their beneficiaries.


         PENSION PLAN. Allied First Bank makes available to all full-time employees who have attained the age of 18 and completed at least one year of service with the institution, a defined contribution pension plan. Allied First Bank may contribute up to 15% of the employee's compensation to the plan, and such contributions vest over a five year period. The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee's retirement at age 65. THIS PLAN WAS TERMINATED AND COMBINED WITH THE 401(K) PLAN ON OCTOBER 1, 2001.


         STAFF BONUS PLAN. Allied First Bank maintains a bonus plan for vice presidents and above. They are eligible for a bonus up to 5% of their salary, excluding President Bertrand. All other employees are eligible for such bonuses as are granted by the board of directors.

         STOCK BENEFIT PLANS. In the future, we may adopt a stock option plan and a restricted stock plan for the benefit of selected directors, officers and employees. We anticipate that the stock option plan will have reserved a number of shares equal to at least 10% of the Allied First Bancorp, Inc. common stock sold in the conversion, and the restricted stock plan will have reserved a number of shares equal to at least 4% of the Allied First Bancorp, Inc. common stock sold in the conversion subject, if applicable, to regulatory limitations. Grants of stock options will be made at a price equal to 100% of the market value on the date of grant. Grants of common stock pursuant to the restricted stock plan will be issued without cost to the recipient.

         If a determination is made to implement a stock option plan or restricted stock plan, it is anticipated that any such plans will be submitted to stockholders for their consideration at which time stockholders would be provided with detailed information regarding such plan. Any stock option plan or restricted stock plan will not be submitted to stockholders for approval or implemented less than one year after the date of the completion of the stock conversion. If such plans are approved, and effected, they will have a dilutive effect on Allied First Bancorp, Inc. stockholders as well as affect Allied First Bancorp, Inc.'s net income and stockholders' equity, although the actual results cannot be determined until such plans are implemented.


         EMPLOYMENT AGREEMENT FOR KENNETH L. BERTRAND. ^ MR. BERTRAND HAS AN EMPLOYMENT AGREEMENT WITH ALLIED FIRST BANK. Mr. Bertrand's current salary ^ UNDER THE AGREEMENT IS $119,000, and the agreement also provides for equitable participation by Mr. Bertrand in Allied First Bank's employee benefit plans. The agreement may be terminated by ^ MUTUAL AGREEMENT OF THE PARTIES. IN ADDITION, MR. BERTRAND IS ELIGIBLE FOR AN ANNUAL BONUS OF UP
TO 12% OF HIS SALARY.


LOANS AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS


         Allied First Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. ^ IN ACCORDANCE WITH THE REQUIREMENTS OF APPLICABLE LAW, LOANS to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with unaffiliated third parties prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. In addition, all loans and forgiveness of loans to, AND TRANSACTIONS WITH, directors and executive officers ^ HAVE BEEN APPROVED IN THE PAST AND WILL BE APPROVED IN THE FUTURE, by at least a majority of the independent, disinterested members of the board. DIRECTORS HAVE ACCESS TO INDEPENDENT COUNSEL AT ALLIED FIRST BANK'S EXPENSE REGARDING ANY SUCH LOAN OR TRANSACTION.

         All loans we make to, OR TRANSACTIONS WITH, our directors and executive officers are subject to regulations restricting loans and other transactions with ^ SUCH persons of Allied First Bank. Loans to all directors and executive officers and their associates totaled approximately $140,000 at June 30, 2001, which was 3.3% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at June 30, 2001.

SUBORDINATED CAPITAL NOTES

         MANAGEMENT OF ALLIED FIRST BANK PURCHASED $600,000 OF THE $1 MILLION IN SUBORDINATED CAPITAL NOTES ISSUED FOR ALLIED FIRST BANK TO MEET THE CAPITAL REQUIREMENTS OF THE FDIC. THE NOTES HAVE A FIVE YEAR TERM AND BEAR INTEREST AT A RATE OF 8.5%. PRINCIPAL IS PAYABLE AT MATURITY AND INTEREST IS PAYABLE SEMI-ANNUALLY. THE SUBORDINATED CAPITAL NOTES WILL BE REDEEMED UPON THE COMPLETION OF THE CONVERSION, SUBJECT TO REGULATORY APPROVAL, SINCE THEY WILL NO LONGER BE NEEDED FOR CAPITAL PURPOSES.

                              HOW WE ARE REGULATED

         Set forth below is a brief description of certain laws and regulations which are applicable to Allied First Bancorp, Inc. and Allied First Bank. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

         Legislation is introduced from time to time in the United States Congress that may affect the operations of Allied First Bancorp, Inc. and Allied First Bank. In addition, the regulations governing Allied First Bancorp, Inc. and Allied First Bank may be amended from time to time by the Federal Reserve Board, the Illinois Office of Banks and Real Estate and the FDIC. Any such legislation or regulatory changes in the future could adversely affect Allied First Bancorp, Inc. or Allied First Bank. No assurance can be given as to whether or in what form any such changes may occur.

GENERAL

         Allied First Bank, as an Illinois chartered savings bank, is subject to extensive regulation and oversight by the Illinois Office of Banks and Real Estate and the FDIC extending to all aspects of its operations. Allied First Bank also is subject to regulation and examination by the FDIC, as its Federal regulator, and which insures the deposits of Allied First Bank to the maximum extent permitted by law. It is also subject to requirements established by the Federal Reserve Board. State chartered savings banks are required to file periodic reports with the Illinois Office of Banks and Real Estate and the FDIC and are subject to periodic examinations by the Illinois Office of Banks and Real Estate and the FDIC. The investment and lending authority of savings banks are prescribed by state and federal laws and regulations, and such institutions are prohibited from engaging in any activities not permitted by such laws and regulations. Such regulation and supervision primarily is intended for the protection of depositors and not for the purpose of protecting shareholders. This regulatory oversight will continue to apply to Allied First Bank following the reorganization.

ALLIED FIRST BANCORP, INC.

         Following the conversion, Allied First Bancorp, Inc, will be a bank holding company with the powers of a financial holding company. A bank holding company must obtain Federal Reserve Board approval before; (i) acquiring, directly or indirectly, ownership of control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

         Additionally, a bank holding company may not, with certain exceptions, acquire direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or a bank holding company, or engage directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company, performing certain data processing operations; providing certain investment and financial advice, and leasing property on a full-payout, non-operating basis. As a financial holding company, Allied First Bancorp may also engage in insurance and securities underwriting. Allied First Bancorp has no plans to engage in these activities, but may do so in the future.

         Further, under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary banks. Under this policy, the Federal Reserve Board may require, and has required in the past, a bank holding company to contribute additional capital to an undercapitalized subsidiary bank.

         The Federal Reserve Board has established capital requirements for bank holding companies that generally parallel the capital requirements for FDIC insured depository institutions banks. For bank holding companies with consolidated assets of less that $150 million, such as Allied First Bancorp, Inc. compliance is measured on a bank-only basis.

ALLIED FIRST BANK

         The Illinois Office of Banks and Real Estate has extensive authority over the operations of Illinois savings banks. As part of this authority, Allied First Bank is required to file periodic reports with the Illinois Office of Banks and Real Estate and is subject to periodic examination by the Illinois Office of Banks and Real Estate and the FDIC, as its Federal regulator. When these examinations are conducted by the Illinois Office of Banks and Real Estate and the FDIC, the examiners may require Allied First Bank to provide for higher general or specific loan loss reserves. All savings institutions are subject to an annual assessment, based upon the savings bank's total assets, to fund the operations of the Illinois Office of Banks and Real Estate.

         The Illinois Office of Banks and Real Estate and the FDIC also have extensive enforcement authority over all Illinois savings banks, including Allied First Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the agencies. Except under certain circumstances, public disclosure of final enforcement actions by the FDIC is required.

         In addition, the investment, lending and branching authority of Allied First Bank is prescribed by Illinois and federal laws and it is prohibited from engaging in any activities not permitted by such laws. Allied First Bank is in compliance with the noted restrictions.


         Allied First Bank's general permissible lending limit for loans-to-one-borrower is equal to ^ 25% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 30% of unimpaired capital and surplus). At June 30, 2001, Allied First Bank's lending limit under this restriction was ^ $1.1 MILLION. Allied First Bank is in compliance with the loans-to-one-borrower limitation.

         The FDIC, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, asset quality, earnings standards, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan.

INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC

         Allied First Bank is a member of the Bank Insurance Fund, which is administered by the FDIC. Deposits are insured up to the applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the Savings Association Insurance Fund or the Bank Insurance Fund.

         The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

         The FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the Bank Insurance Fund will be less than the designated reserve ratio of 1.25% of Bank Insurance Fund insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC.

         Since January 1, 1997, the premium schedule for Bank Insurance Fund and Savings Association Insurance Fund insured institutions has ranged from 0 to 27 basis points. However, Savings Association Insurance Fund and Bank Insurance Fund insured institutions are required to pay a Financing Corporation assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s, equal to approximately 2 basis points for each $100 in domestic deposits. These assessments, which may be revised based upon the level of Bank Insurance Fund and Savings Association Insurance Fund deposits, will continue until the bonds mature in the year 2017.

REGULATORY CAPITAL REQUIREMENTS

         Federally insured savings banks, such as Allied First Bank, are required to maintain a minimum level of regulatory capital under Federal law. The FDIC has established capital standards, including a leverage ratio or Tier 1 capital requirement, a Tier 1 risked-based capital

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

requirement and a risk-based capital requirement applicable to its regulated banks. The FDIC is also authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

         The capital standards require Tier 1 capital equal to at least 4.0% of adjusted total assets unless its supervisory condition is such to allow it to maintain a 3.0% ratio. Tier 1 capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights and purchased credit card relationships, must be deducted from Tier 1 capital for calculating compliance with the requirement. At June 30, 2001, Allied First Bank had no intangible assets.

         At June 30, 2001, Allied First Bank had Tier 1 capital equal to $4.2 million, or 5.2% of adjusted total assets, which is $956,355 above the minimum requirement of 4.0% in effect on that date.

         The FDIC also requires its regulated banks to maintain a Tier 1 risk-based capital ratio of 4%. At June 30, 2001, Allied First Bank had a Tier 1 risked based capital ratio of 6.2%, which was $1.5 million above the 4% requirement in effect on that date.

         The FDIC also requires its regulated banks to maintain total capital of at least 8.0% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The FDIC is also authorized to require a savings institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, a 50% risk weight has been assigned prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan-to-value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by Fannie Mae or Freddie Mac.

         On June 30, 2001, Allied First Bank had total risk-based capital of $4.9 million and risk-weighted assets of $68.9 million; or total capital of 7.1% of risk-weighted assets. This amount was $643,369 under the 8% requirement in effect on that date. On September 1, 2001, however, Allied First Bank had a risked-based capital of $6.0 million or a ratio of 8.6% or $422,849 above the minimum on that date as a result of the issuance of the subordinated notes in the principal amount of $1 million. Allied First Bank also had Tier 1 capital of $4.3 million or a ratio of 5.3% and a Tier 1 risked based capital of 6.2% on that date. As a result on September 1, 2001, Allied First Bank met all the minimum capital requirements of the FDIC and was considered adequately capitalized. See "How We Intend to Use the Proceeds."



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         The FDIC is authorized and, under certain circumstances, required to take certain actions against savings banks that fail to meet their capital requirements. The FDIC is generally required to take action to restrict the activities of an "undercapitalized institution," which is an institution with less than either a 4% core capital ratio, a 4% Tier 1 risked-based capital ratio or an 8.0% risk-based capital ratio. Any such institution must submit a capital restoration plan and until such plan is approved by the FDIC may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The FDIC is authorized to impose the additional restrictions that are applicable to significantly undercapitalized institutions.

         As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized institution must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

         Any savings bank that fails to comply with its capital plan or has Tier 1 risk-based or core capital ratios of less than 3.0% or a risk-based capital ratio of less than 6.0% and is considered "significantly undercapitalized" must be made subject to one or more additional specified actions and operating restrictions which may cover all aspects of its operations and may include a forced merger or acquisition of the institution. An institution that becomes "critically undercapitalized" because it has a tangible capital ratio of 2.0% or less is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized institutions. In addition, the FDIC must be appointed as a receiver, or conservator, for a savings bank, with certain limited exceptions, within 90 days after it becomes critically undercapitalized.

         The FDIC is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The imposition by the Illinois Office of Banks and Real Estate or the FDIC of any of these measures on Allied First Bank may have a substantial adverse effect on its operations and profitability.

LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS

         Under Illinois law, a savings bank my pay dividends without prior regulatory approval in an amount not exceeding its net profits in any one calendar year. Dividends in excess of such amount require approval of the Illinois Office of Banks and Real Estate. The savings bank may not pay dividends if it is under capitalized.








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COMMUNITY REINVESTMENT ACT

         Under the Community Reinvestment Act, every FDIC-insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the FDIC, in connection with the examination of Allied First Bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Allied First Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the FDIC. Allied First Bank has not yet been examined for Community Reinvestment Act compliance.

TRANSACTIONS WITH AFFILIATES

         Generally, transactions between a savings institution or its subsidiaries and its affiliates are required to be on terms as favorable to the institution as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the institution's capital. Affiliates of Allied First Bank include Allied First Bancorp, Inc. and any company which is under common control with Allied First Bank. In addition, a savings institution may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the FDIC. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must generally be made on terms substantially the same as for loans to unaffiliated individuals.

FEDERAL SECURITIES LAW

         The stock of Allied First Bancorp, Inc. is registered with the SEC under the Securities Exchange Act of 1934, as amended. Allied First Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Securities Exchange Act of 1934.

         Allied First Bancorp, Inc. stock held by persons who are affiliates of Allied First Bancorp, Inc. may not be resold without registration unless sold in accordance with certain resale restrictions. Affiliates are generally considered to be officers, directors and principal stockholders. If Allied First Bancorp, Inc. meets specified current public information requirements, each affiliate of Allied First Bancorp, Inc. will be able to sell in the public market, without registration, a limited number of shares in any three-month period.




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FEDERAL RESERVE SYSTEM

         The Federal Reserve Board requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts, primarily checking, NOW and Super NOW checking accounts. At June 30, 2001, Allied First Bank was in compliance with these reserve requirements. Savings institutions are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require institutions to exhaust other reasonable alternative sources of funds, including Federal Home Loan Bank borrowings, before borrowing from the Federal Reserve Bank.

FEDERAL HOME LOAN BANK SYSTEM

         Allied First Bank is a member of the Federal Home Loan Bank of Chicago. It is one of 12 regional Federal Home Loan Banks that administers the home financing credit function of savings institutions. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans or advances to members in accordance with policies and procedures, established by the board of directors of the Federal Home Loan Bank, which are subject to the oversight of the Federal Housing Finance Board. All advances from the Federal Home Loan Bank are required to be fully secured by sufficient collateral as determined by the Federal Home Loan Bank. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, Allied First Bank is required to purchase and maintain stock in the Federal Home Loan Bank of Chicago. At June 30, 2001, Allied First Bank had $237,125 in Federal Home Loan Bank stock, which was in compliance with this requirement. For fiscal year ended June 30, 2001, such dividends have averaged 7.1%.

         Under federal law the Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of Federal Home Loan Bank stock in the future. A reduction in value of Allied First Bank's Federal Home Loan Bank stock may result in a corresponding reduction in Allied First Bank's capital.

         For the fiscal year ended June 30, 2001, Allied First Bank recorded $16,288 in dividends paid by the Federal Home Loan Bank of Chicago.







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                                    TAXATION

FEDERAL TAXATION

         GENERAL. Allied First Bancorp, Inc. and Allied First Bank will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Allied First Bancorp, Inc. or Allied First Bank. On September 1, 2001, Allied Pilots Association Federal Credit Union converted its credit union charter to a state savings bank charter. Prior to the conversion, the institution was described in Internal Revenue Code Section 501(c)(14) and was not generally subject to corporate income taxation. Subsequent to the charter conversion, the institution will be considered a financial institution described in Internal Revenue Code Section 581 and will be subject to federal (generally 34%) corporate income taxes. The institution will compute certain items differently in calculating its taxable income than it will for computing income for financial statement purposes. Common differences for a financial institution include but are not limited to the computation of bad debts, depreciation, accretion income and loan fees. The may also be subject to the corporate alternative minimum tax which is assessed at a 20% rate. Allied First Bank has never filed a federal income tax return since it has yet to complete a tax year. For federal income tax purposes, Allied First Bank will report its income and expenses on the accrual method of accounting and use a fiscal year ending on June 30 for purposes of filing its federal income tax return.

         Following the conversion, Allied First Bancorp, Inc. anticipates that it will file a consolidated federal income tax return with Allied First Bank commencing with the first taxable year after completion of the conversion. Accordingly, it is anticipated that any cash distributions made by Allied First Bancorp, Inc. to its stockholders would be considered to be taxable dividends and not as a non-taxable return of capital to stockholders for federal and state tax purposes.

         MINIMUM TAX. The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, called alternative minimum taxable income. The alternative minimum tax is payable to the extent such alternative minimum taxable income is in excess of an exemption amount. Net operating losses can offset no more than 90% of alternative minimum taxable income. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Allied First Bank has not been subject to the alternative minimum tax, nor do we have any such amounts available as credits for carryover.

         CORPORATE DIVIDENDS-RECEIVED DEDUCTION. Allied First Bancorp, Inc. may eliminate from its income dividends received from Allied First Bank as a wholly owned subsidiary of Allied First Bancorp, Inc. if it elects to file a consolidated return with Allied First Bank. The corporate dividends-received deduction is 100% or 80%, in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, depending on the level of stock ownership of the payor of the dividend. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct 70% of dividends received or accrued on their behalf.


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STATE TAXATION

         For Illinois income tax purposes, the Bank is taxed at an effective rate equal to 7.18% of Illinois taxable income. For these purposes, "Illinois Taxable Income" generally means federal taxable income, subject to certain adjustments (including the addition of interest income on state and municipal obligations and the exclusion of interest income on United States Treasury obligations).

                           RESTRICTIONS ON ACQUISITION
               OF ALLIED FIRST BANCORP, INC. AND ALLIED FIRST BANK

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Allied First Bancorp, Inc., Allied First Bank or their respective capital stock are described below. Also discussed are certain provisions in Allied First Bancorp, Inc.'s articles of incorporation and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Allied First Bancorp, Inc.

FEDERAL LAW

         The regulations of the Federal Reserve Board provide that no person, acting directly or indirectly or in concert with one or more other persons, may acquire control of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice. In addition, any company that acquires such control must receive prior approval of the Federal Reserve Board and is subject to registration, inspection and regulation by the Federal Reserve Board. Pursuant to federal regulations, control of a bank holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the company or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition. The Federal Reserve Board may prohibit an acquisition of control if:

          o it would result in a monopoly or substantially lessen competition;

          o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

          o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.


         ^ UNDER ILLINOIS LAW, NO PERSON OR COMPANY, DIRECTLY OR INDIRECTLY OR IN CONCERT WITH ONE OR MORE PERSONS, MAY ACQUIRE CONTROL OF AN ILLINOIS SAVINGS BANK OR ITS HOLDING COMPANY UNLESS THE ILLINOIS OFFICE OF BANKS AND REAL ESTATE HAS BEEN GIVEN 60 DAYS PRIOR WRITTEN NOTICE. CONTROL IS PRESUMED TO HAVE BEEN ACQUIRED UPON THE ACQUISITION OF 10% OR MORE OF THE VOTING STOCK OF A SAVINGS BANK OR HOLDING COMPANY. IN ADDITION, FOR a period of three years following completion of the conversion, Illinois Office of Banks and Real Estate



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regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Allied First Bancorp, Inc. or Allied First Bank without approval of such agency.

ARTICLES OF INCORPORATION AND BYLAWS OF ALLIED FIRST BANCORP, INC.

         The following discussion is a summary of certain provisions of the articles of incorporation and bylaws of Allied First Bancorp, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the articles of incorporation and bylaws.

         DIRECTORS. Certain provisions of Allied First Bancorp, Inc.'s articles of incorporation and bylaws will impede changes in majority control of the board of directors. Allied First Bancorp, Inc.'s articles of incorporation provide that the board of directors will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, assuming a board of three directors or more, it would take two annual elections to replace a majority of Allied First Bancorp, Inc.'s board. Allied First Bancorp, Inc.'s articles of incorporation also provides that the size of the board of directors may be increased or decreased only by a majority vote of the whole board or by a vote of 80% of the shares eligible to be voted at a duly constituted meeting of stockholders called for such purpose. The bylaws also provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The articles of incorporation provide that a director may only be removed for cause by the affirmative vote of 80% of the shares eligible to vote.

         RESTRICTIONS ON CALL OF SPECIAL MEETINGS. The articles of incorporation of Allied First Bancorp, Inc. provide that a special meeting of stockholders may be called only through a resolution of the board of directors and only for business as directed by the board. Stockholders are not authorized to call a special meeting.

         ABSENCE OF CUMULATIVE VOTING. Allied First Bancorp, Inc.'s articles of incorporation do not provide for cumulative voting rights in the election of directors.

         AUTHORIZATION OF PREFERRED STOCK. The articles of incorporation of Allied First Bancorp, Inc. authorizes 2,000,000 shares of serial preferred stock, $.01 par value. Allied First Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights, which could be multiple or as a separate class, and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of Allied First Bancorp, Inc. that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that


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would impede the completion of such a transaction. If Allied First Bancorp, Inc.
issued any preferred stock which disparately reduced the voting rights of the common stock, the common stock could be required to be delisted from the Nasdaq System. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The board of directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the board deems to be in the best interests of Allied First Bancorp, Inc. and its stockholders.

         LIMITATION ON VOTING RIGHTS. The articles of incorporation of Allied First Bancorp, Inc. provide that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock, be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This limitation would not stop any person from soliciting or voting proxies from other beneficial owners for more than 10% of the common stock. This includes shares beneficially owned by any affiliate of a person, shares which a person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which a person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by directors, officers and employees of Allied First Bank or Allied First Bancorp, Inc. This provision will be enforced by the board of directors to limit the voting rights of persons beneficially owning more than 10% of the stock and thus could be utilized in a proxy contest or other solicitation to defeat a proposal that is desired by a majority of the stockholders.

         PROCEDURES FOR CERTAIN BUSINESS COMBINATIONS. Allied First Bancorp, Inc.'s articles of incorporation require that certain business combinations, including transactions initiated by management, between Allied First Bancorp, Inc., or any majority-owned subsidiary thereof, and a 10% or more stockholder either (i) be approved by at least 80% of the total number of outstanding voting shares, voting as a single class, of Allied First Bancorp, Inc., (ii) be approved by two-thirds of the board of directors (I.E., persons serving prior to the 10% stockholder reaching that ownership level) or (iii) involve consideration per share generally equal to that paid by the 10% stockholder when it acquired its block of stock.


         It should be noted that, since the board and management intend to purchase approximately ^ 13.79% of the shares offered in the conversion at the maximum of the estimated offering range and may control the voting of additional shares through the employee stock ownership plan and proposed restricted stock plan and stock option plan, the board and management may be able to block the approval of combinations requiring an 80% vote even where a majority of the stockholders vote to approve such combinations.

         EVALUATION OF CERTAIN OFFERS. IN EVALUATING AN OFFER BY ANY PERSON TO
(1) MAKE A TENDER OR EXCHANGE OFFER FOR ANY SECURITY OF ALLIED FIRST BANCORP, INC, (2) MERGE OR CONSOLIDATE WITH ALLIED FIRST BANCORP, INC. OR (3) PURCHASE OR ACQUIRE SUBSTANTIALLY ALL THE ASSETS OF ALLIED FIRST BANCORP, INC., THE BOARD OF DIRECTORS, IN EXERCISING ITS JUDGMENT IN DETERMINING WHAT IS IN THE BEST INTERESTS OF ALLIED FIRST BANCORP, INC. AND ITS STOCKHOLDERS, MAY GIVE CONSIDERATION TO ALL RELEVANT FACTORS, INCLUDING THE SOCIAL AND ECONOMIC IMPACT ON ITS PRESENT AND FUTURE CUSTOMERS AND EMPLOYEES AND THOSE OF ITS SUBSIDIARIES, ON THE COMMUNITIES IN WHICH IT OR ITS SUBSIDIARIES ARE LOCATED AND ITS ABILITIES TO FULFILL ITS CORPORATE OBJECTIVE AS A FINANCIAL INSTITUTION HOLDING COMPANY.




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                                      110
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         AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BYLAWS. Amendments to
Allied First Bancorp, Inc.'s articles of incorporation must be approved by Allied First Bancorp, Inc.'s board of Directors and also by a majority of the outstanding shares of Allied First Bancorp, Inc.'s voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required for amendment of certain provisions, including provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; offers to acquire and acquisitions of control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the articles of incorporation.

         The bylaws may be amended by a majority vote of the board of directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         PURPOSE AND TAKEOVER DEFENSIVE EFFECTS OF ALLIED FIRST BANCORP, INC.'S ARTICLES OF INCORPORATION AND BYLAWS. We believe that the provisions described above are prudent and will reduce Allied First Bancorp, Inc.'s vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its board of directors. These provisions will also assist us in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interest of Allied First Bank and of Allied First Bancorp, Inc. Allied First Bancorp, Inc.'s board will be in the best position to determine the true value of Allied First Bancorp, Inc. and to negotiate more effectively for what may be in the best interests of our stockholders. Accordingly, we believe that it is in the best interests of Allied First Bancorp, Inc. and its stockholders to encourage potential acquirors to negotiate directly with the board of directors of Allied First Bancorp, Inc. and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also our view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of Allied First Bancorp, Inc. and which is in the best interests of all stockholders.

         Attempts to take over financial institutions and their holding companies have recently become increasingly common. Takeover attempts which have not been negotiated with and approved by the board of directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the board of directors, on the other hand, may be carefully planned and undertaken at an opportune time in order to obtain maximum value for Allied First Bancorp, Inc. and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Allied First Bancorp, Inc.'s assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above contemporaneous market prices, these offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt,

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

could result in Allied First Bancorp, Inc. no longer being a reporting company with the SEC and therefore deprive Allied First Bancorp, Inc.'s remaining stockholders of the benefits of the disclosure requirements of the Federal securities laws.

         Despite our belief as to the benefits to stockholders of these provisions of Allied First Bancorp, Inc.'s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by Allied First Bancorp, Inc.'s board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. These provisions will also render the removal of Allied First Bancorp, Inc.'s board of directors and of management more difficult. Allied First Bancorp, Inc. will enforce the voting limitation provisions of the articles of incorporation in proxy solicitations and accordingly could utilize these provisions to defeat proposals that are favored by a majority of the stockholders. We, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Pursuant to applicable law, at any annual or special meeting of its stockholders after the conversion, Allied First Bancorp, Inc. may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted to a Maryland corporation. Allied First Bancorp, Inc. does not presently intend to propose the adoption of further restrictions on the acquisition of Allied First Bancorp, Inc.'s equity securities.


LIMITATION OF LIABILITY AND INDEMNIFICATION

         THE ARTICLES OF INCORPORATION OF ALLIED FIRST BANCORP, INC. PROVIDE THAT AN OFFICER OR DIRECTOR OF THE COMPANY WILL NOT BE LIABLE TO THE COMPANY OR ITS STOCKHOLDERS FOR MONEY DAMAGES EXCEPT (1) TO THE EXTENT IT IS PROVED THAT SUCH PERSON ACTUALLY RECEIVED AN IMPROPER BENEFIT OR PROFIT, (2) TO THE EXTENT THAT A JUDGMENT OR FINAL ADJUDICATION ADVERSE TO THE PERSON IS ENTERED BASED UPON A FINDING THAT THE PERSON'S ACTION OR FAILURE TO ACT WAS THE RESULT OF DELIBERATE DISHONESTY AND WAS MATERIAL TO THE CAUSE OF ACTION ADJUDICATED OR (3) OTHERWISE REQUIRED UNDER MARYLAND GENERAL CORPORATION LAW.

         ALLIED FIRST BANCORP, INC. MAY INDEMNIFY ANY CURRENT OR FORMER
DIRECTOR OR OFFICER OF THE COMPANY TO THE FULLEST EXTENT REQUIRED BY MARYLAND GENERAL CORPORATION LAW AGAINST REASONABLE EXPENSES, INCLUDING ATTORNEY FEES, WHERE THE INDIVIDUAL IS SUCCESSFUL, ON THE MERITS OR OTHERWISE, IN THE DEFENSE OF ANY CIVIL OR CRIMINAL PROCEEDING. ALLIED FIRST BANCORP MAY ALSO INDEMNIFY ANY CURRENT OR FORMER DIRECTOR IN ANY OTHER PROCEEDING UNLESS THE ACT OR OMISSION GIVING RISE TO THE PROCEEDING WAS COMMITTED IN BAD FAITH, THE RESULT OF DISHONESTY OR THE DIRECTOR RECEIVED AN IMPROPER BENEFIT.



BENEFIT PLANS

         In addition to the provisions of Allied First Bancorp, Inc.'s articles of incorporation and bylaws described above, the employment agreement entered into with Mr. Bertrand in connection with the conversion and certain benefit plans that Allied First Bancorp, Inc. and Allied First Bank may adopt after completion of this offering contain provisions which also may discourage hostile takeover attempts which the board of directors of Allied First Bancorp, Inc. might conclude are not in the best interests of Allied First Bancorp, Inc., Allied First Bank or Allied First Bancorp, Inc.'s stockholders. For a description of Mr. Bertrand's employment agreement and benefit plans and the provisions of such employment agreement and plans relating to changes in control of Allied First Bancorp, Inc. or Allied First Bank, see "Management - Benefits."

DESCRIPTION OF CAPITAL STOCK OF ^ ALLIED FIRST BANCORP, INC.

GENERAL


         Allied First Bancorp, Inc. is authorized to issue eight million shares of common stock having a par value of $0.01 per share and ^ two million shares of preferred stock having a par value of $0.01 per share. Allied First Bancorp, Inc. currently expects to issue up to a maximum of ^ 529,000 shares of common stock, or ^ 608,350 shares in the event that the maximum of the estimated offering range is increased by 15%, and no shares of preferred stock in the conversion. Each share of Allied First Bancorp, Inc.'s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of conversion, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of Allied First Bancorp, Inc.'s capital stock which are deemed material to an investment decision with respect to the conversion.


        The common stock of Allied First Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

COMMON STOCK

        DISTRIBUTIONS. Allied First Bancorp, Inc. can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. The holders of common stock of Allied First Bancorp, Inc. will be entitled to receive and share equally in these dividends as they may be declared by the board of directors of Allied First Bancorp, Inc. out of funds legally available for such purpose. If Allied First Bancorp, Inc. issues preferred stock, the holders of such preferred stock may have a priority over the holders of the common stock with respect to dividends. See "Our Policy Regarding Dividends."

         VOTING RIGHTS. Upon the effective date of the conversion, the holders of common stock of Allied First Bancorp, Inc. will possess exclusive voting rights in Allied First Bancorp, Inc. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors, therefore, directors will be elected by a plurality of the shares actually voting on the matter. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "excess shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of Allied First Bancorp, Inc. and Allied First Bank." If Allied First Bancorp, Inc. issues preferred stock, holders of the preferred stock may also possess voting rights.

         LIQUIDATION. In the event of any liquidation, dissolution or winding up of Allied First Bank, Allied First Bancorp, Inc., as holder of Allied First Bank's capital stock, would be entitled to receive, (all assets of Allied First Bank available for distribution) after payment or provision for payment of all debts and liabilities of Allied First Bank, including all deposit accounts and accrued interest thereon,. In the event of liquidation, dissolution or winding up of Allied First Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Allied First Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         RIGHTS TO BUY ADDITIONAL SHARES. Holders of the common stock of Allied First Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if Allied First Bancorp, Inc. issues more shares in the future. Therefore, if additional shares are issued by Allied First Bancorp, Inc. without the opportunity for existing stockholders to purchase more shares, a stockholder's ownership interest in the Company may be subject to dilution. The common stock is not subject to redemption.

PREFERRED STOCK


         None of the shares of Allied First Bancorp, Inc.'s authorized preferred stock will be issued in the conversion. This stock may be issued with preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Allied First Bancorp, Inc. has no present plans to issue preferred stock. If preferred stock is issued in the future, ^ ALLIED FIRST BANCORP, Inc. will not offer preferred stock to promoters except on the same terms as it is offered to all other existing stockholders or to new stockholders; or the issuance will be approved by a majority of ^ ALLIED FIRST BANCORP, Inc.'s independent directors who do not have an interest in the transaction and have access, at ^ ALLIED FIRST BANCORP, Inc.'s expense, to its or independent legal counsel.

                          TRANSFER AGENT AND REGISTRAR


         The transfer agent and registrar for Allied First Bancorp, Inc. common stock ^ IS REGISTER AND TRANSFER COMPANY, CRANFORD, NEW JERSEY.


                                     EXPERTS

         The financial statements of Allied First Bank, sb at June 30, 2001 and 2000 and for each of the years ended June 30, 2001 and 2000 included in this prospectus have been audited by Crowe, Chizek and Company LLP, independent auditors, as stated in its report in the back of this prospectus. These financial statements have been included in this prospectus in reliance upon the report of Crowe, Chizek and Company LLP given upon its authority as experts in accounting and auditing.

         RP Financial, LC has consented to the publication herein of the summary of its report to Allied First Bank setting forth its opinion as to the estimated pro forma market value of the common stock upon conversion and its letter with respect to subscription rights.

LEGAL AND TAX OPINIONS

         The legality of the common stock and the federal income tax consequences of the conversion has been passed upon for Allied First Bank by Jenkens & Gilchrist, A Professional Corporation, Washington, D.C. and Dallas, Texas, special counsel to Allied First Bank and Allied First Bancorp, Inc. Illinois tax consequences of the conversion will be passed upon for Allied First Bank by Crowe, Chizek and Company LLP, Oak Brook, Illinois. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Silver, Freedman & Taff, L.L.P., Washington, D.C.

ADDITIONAL INFORMATION

         Allied First Bancorp, Inc. has filed with the SEC a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of this material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Allied First Bancorp, Inc.. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each statement is qualified by reference to the contract or document.

         In connection with the conversion, Allied First Bancorp, Inc. has registered its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, Allied First Bancorp, Inc. and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Allied First Bancorp, Inc. has undertaken that it will not terminate this registration for a period of at least three years following the conversion.

         A copy of the plan of conversion, the articles of incorporation, the charter and bylaws of Allied First Bancorp, Inc. and Allied First Bank and the conversion appraisal report of RP Financial, LC are available without charge from Allied First Bank. Requests for such information should be directed to:
Stockholder Relations, Allied First Bank, 387 Shuman Boulevard, Suite 120W,
Naperville, Illinois 60563 at (   )    -    .
                               ---  --- ----

                                ALLIED FIRST BANK

                         INDEX TO ^ FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----


REPORT OF Independent Auditors' ^ Crowe, Chizek and Company LLP.........  F-^ 2
                                                                              =


Balance Sheets as of June 30, 2001 and 2000.............................  F-^ 3
                                                                              =

Statements of Income for the Years Ended  June 30, 2001 and 2000........  F-^ 4
                                                                              =

Statements of Changes in Member's Equity for Years Ended
  June 30, 2001 and 2000................................................  F-^ 5

Statements of Cash Flows the Years Ended June 30, 2001
  and 2000..............................................................  F-^ 6
                                                                              =
Notes to Financial Statements...........................................  F-^ 7
                                                                              =

         All schedules are omitted because the required information is not applicable or is included in the Financial Statements and related Notes.

         The financial statements of Allied First Bancorp, Inc. have been omitted because Allied First Bancorp, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Allied First Bank, sb
Naperville, Illinois


We have audited the accompanying balance sheets of Allied First Bank, sb (formally known as Allied Pilots Association Federal Credit Union) as of June 30, 2001 and 2000 and the related statements of income, changes in members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allied First Bank, sb as of June 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




                                              Crowe, Chizek and Company LLP

Oak Brook, Illinois
August 3, 2001 (except for Notes 9
  10 and 11 as to which the date is
  September 1, 2001)


--------------------------------------------------------------------------------

                              ALLIED FIRST BANK, SB
                                 BALANCE SHEETS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------


                                                                      2001              2000
                                                                      ----              ----
ASSETS
Cash and cash equivalents                                       $    16,455,200    $   6,534,084
Membership shares at corporate credit union                             722,000          715,400
Federal Home Loan Bank stock                                            237,125          220,849
Loans, net of allowance for loan losses                              63,549,267       65,211,179
Premises and equipment, net                                              82,448          118,791
National Credit Union Share Insurance Fund deposit                      618,802          606,857
Accrued interest receivable                                             189,775          187,218
Other assets                                                            340,819          383,017
                                                                ---------------    -------------

     Total assets                                               $    82,195,436    $  73,977,395
                                                                ===============    =============


LIABILITIES AND MEMBERS' EQUITY
Liabilities
     Members' deposits                                          $    71,437,340    $  62,605,417
     Non-member deposits                                              6,196,314        7,500,969
                                                                ---------------    -------------
         Total deposits                                              77,633,654       70,106,386
     Other liabilities                                                  317,608          306,981
                                                                ---------------    -------------
         Total liabilities                                           77,951,262       70,413,367

Members' equity, substantially restricted
         Regular reserve                                              1,162,320          765,580
         Undivided earnings                                           3,081,854        2,798,448
                                                                ---------------    -------------
              Total members' equity                                   4,244,174        3,564,028
                                                                ---------------    -------------

                  Total liabilities and members' equity         $    82,195,436    $  73,977,395
                                                                ===============    =============

--------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                              ALLIED FIRST BANK, SB
                              STATEMENTS OF INCOME
                       Years ended June 30, 2001 and 2000

--------------------------------------------------------------------------------


                                                                       2001               2000
                                                                       ----               ----
INTEREST INCOME
     Loans receivable                                             $    5,773,082    $     5,590,034
     Interest-earning deposits                                           432,791            256,095
                                                                  --------------    ---------------
                                                                       6,205,873          5,846,129

INTEREST EXPENSE
     Deposits                                                          3,456,643          3,042,409
                                                                  --------------    ---------------

NET INTEREST INCOME                                                    2,749,230          2,803,720

Provision for loan losses                                                254,450            449,693
                                                                  --------------    ---------------


NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                            2,494,780          2,354,027

Noninterest income
     Credit and debit card transaction income and other fees             657,782            521,763
     First mortgage loan fees                                             87,526             72,359
     Other                                                                47,388             40,827
                                                                  --------------    ---------------
                                                                         792,696            634,949

Noninterest expense
     Salaries and employee benefits                                      977,515            809,148
     Office operations and equipment                                     394,090            436,271
     Credit card processing                                              505,571            486,374
     Charter conversion professional fees                                107,959            128,966
     Travel and conference                                                48,843            118,800
     Professional services                                               143,033            138,083
     Marketing and promotions                                             79,711            133,909
     Data processing                                                     111,381            113,783
     Occupancy                                                            73,502             70,862
     Other                                                               165,665            170,654
                                                                  --------------    ---------------
                                                                       2,607,330          2,606,850
                                                                  --------------    ---------------


NET INCOME                                                        $      680,146    $       382,126
                                                                  ==============    ===============


--------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                              ALLIED FIRST BANK, SB
                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                       Years ended June 30, 2001 and 2000

-------------------------------------------------------------------------------


                                                                                         Total
                                                   Regular         Undivided           Members'
                                                   Reserve         Earnings             Equity
                                                  ----------     ------------      --------------

Balance at July 1, 1999                         $    572,973     $    2,608,929    $     3,181,902

Net income                                                 -            382,126            382,126

Regulatory transfers, net                            192,607           (192,607)                 -
                                                ------------     --------------    ---------------


Balance at June 30, 2000                             765,580          2,798,448          3,564,028

Net income                                                 -            680,146            680,146

Regulatory transfers, net                            396,740           (396,740)                 -
                                              --------------     --------------    ---------------


Balance at June 30, 2001                      $    1,162,320     $    3,081,854    $     4,244,174
                                              ==============     ==============    ===============









-------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                              ALLIED FIRST BANK, SB
                            STATEMENTS OF CASH FLOWS
                       Years ended June 30, 2001 and 2000

-------------------------------------------------------------------------------



                                                                         2001               2000
                                                                         ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                     $      680,146    $       382,126
     Adjustments to reconcile net income to net cash from
       operating activities
         Depreciation                                                       88,273            109,084
         Provision for loan losses                                         254,450            449,693
         Changes in
              Loans held for sale                                                -            799,678
              Accrued interest receivable                                   (2,557)           (61,803)
              Other assets                                                  42,198            (79,927)
              Other liabilities                                             10,627             83,466
                                                                    --------------    ---------------
                  Net cash from operating activities                     1,073,137          1,682,317

CASH FLOWS FROM INVESTING ACTIVITIES
     Changes in
         Membership shares at corporate credit union                        (6,600)                 -
         Loans to members, net                                           1,407,462         (1,704,502)
         NCUSIF deposit                                                    (11,945)           (11,711)
     Purchase of Federal Home Loan Bank stock                              (16,276)          (220,849)
     Purchase of premises and equipment                                    (51,930)           (41,336)
                                                                    --------------    ---------------
              Net cash from investing activities                         1,320,711         (1,978,398)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                              7,527,268           (106,145)
                                                                    --------------    ----------------
         Net cash from financing activities                              7,527,268           (106,145)
                                                                    --------------    ----------------

Net change in cash and cash equivalents                                  9,921,116           (402,226)

Cash and cash equivalents at beginning of year                           6,534,084          6,936,310
                                                                    --------------    ---------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $   16,455,200    $     6,534,084
                                                                    ==============    ===============

Supplemental disclosures of cash flow information
     Cash paid during the year for interest                         $    3,458,179    $     3,065,392




-------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND CONCENTRATIONS OF CREDIT RISK: Allied First Bank, sb, (the Bank) formally known as Allied Pilots Association Federal Credit Union (see
Note 11), a state-chartered mutual savings bank headquartered in Naperville, Illinois, provides a broad range of financial services to its customers. The Bank's primary services include accepting deposits and making loans. The Bank grants consumer (including credit card) and home equity loans to its customers. Membership has been restricted to current and past members of the Allied Pilots Association (American Airlines and American Eagle Union Pilots), certain related organizations, and their immediate family members. Non-member deposits include certificates of deposit by other credit unions as well as business accounts associated with members. The customers of the Bank are located throughout the United States, with concentrations in California, Illinois, Texas and Florida. The majority of the loans are secured by collateral including autos and other types of vehicles, deposit accounts, real estate and other consumer assets. At June 30, 2001 and 2000, unsecured loans represented 35% and 33% of gross loans. Concentration in the limited market in which the Bank does business represents a potential for significant financial impact should adverse economic events occur within this limited market.

USE OF ESTIMATES: The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from current estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses and the fair values of financial instruments.

SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Trading securities are carried at fair value, with changes in unrealized holding gains and losses included in income. Other securities such as Federal Home Loan Bank stock are carried at cost.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.


LOANS AND ALLOWANCE FOR LOAN LOSSES: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, ^ NET OF DEFERRED LOAN FEES AND COSTS AND an allowance for loan losses ^. LOANS HELD FOR SALE ARE REPORTED AT THE LOWER OF COST OR MARKET, ON AN AGGREGATE BASIS. Interest on


--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------
loans is recognized over the term of the loans and is calculated using the simple-interest method on principal amounts outstanding.


THE BANK DOES NOT CURRENTLY CHARGE LOAN ORIGINATION FEES. CERTAIN DIRECT LOAN ORIGINATION COSTS ARE DEFERRED FOR LOANS ORIGINATED BY THE BANK, AND THE NET COST IS RECOGNIZED AS AN ADJUSTMENT TO INTEREST INCOME USING THE INTEREST METHOD OVER THE CONTRACTUAL LIFE OF THE LOANS. DIRECT LOAN ORIGINATION COSTS ASSOCIATED WITH LOANS HELD FOR SALE ARE INCURRED BY THE INVESTOR.
















--------------------------------------------------------------------------------
                                  (Continued)
                                                                             F-8

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Bank does not currently charge loan origination fees. Certain direct loan origination costs are deferred, and the net cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent. Loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Additions to the allowance for loan losses are provided based on management's periodic evaluation. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the members' ability to repay, estimated value of any underlying collateral, and current economic conditions. Loans are charged against the allowance for loan losses when management believes the uncollectibility of a loan balance is confirmed.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as home equity, consumer and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

LOANS HELD FOR SALE: Periodically, the Bank will originate a first mortgage loan. These loans are sold within several days of origination at their carrying value. All sales are made without recourse. Upon the sale of the loan, the Bank receives a fee equivalent to .35% of the funded loan amount.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, net of accumulated depreciation. Depreciation is recorded on the straight-line method based on estimated useful lives or the remaining life of the lease, when applicable. Maintenance and repairs are expensed, and major improvements are capitalized. Gains and losses on disposals are included in current operations.



--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FORECLOSED ASSETS: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Costs after acquisition are expensed.

NCUSIF DEPOSIT: The deposit in the National Credit Union Share Insurance Fund (NCUSIF) is in accordance with NCUA regulations, which require the maintenance of a deposit by each insured credit union in an amount equal to one percent of its insured shares. The deposit will be refunded to the Bank when its insurance coverage is terminated and it converts to another source of insurance coverage.

NCUSIF INSURANCE PREMIUM: Credit unions are required to pay an annual insurance premium equal to one-twelfth of one percent of its total insured shares, unless the payment is waived or reduced by the NCUA Board. The NCUA Board waived the insurance premium for insured shares outstanding for the period presented.

LONG-TERM ASSETS: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

MEMBERS' DEPOSITS: Members' deposits are subordinated to all other liabilities upon liquidation. Interest on deposits are based on available earnings at the end of an interest period and is not guaranteed. Interest rates on deposits are set by the Board of Directors, based on an evaluation of current and future market conditions.

MEMBERS EQUITY: Credit unions are required by regulation to maintain a statutory reserve. This reserve, which represent a regulatory restriction of members' equity, is not available for the payment of interests to members.

FINANCIAL INSTRUMENTS: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and open-ended revolving lines of credit issued to meet member-financing needs. The face amount for these items represents the exposure to loss, before considering collateral or ability to repay. Such financial instruments are recorded when they are funded.

INCOME TAXES: Since the Bank was formally a credit union; it has been exempt, by statute, from federal and state income taxes.

BENEFIT PLANS: The Bank offers a qualified, non-contributory, defined contribution pension plan and a 401(k) deferred compensation plan for eligible employees. Additionally, the Bank funds a Section 457(b) eligible deferred compensation plan for the President.

--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH FLOW REPORTING: Cash and cash equivalents include balances on deposit in other financial institutions and money market mutual funds with original maturities of three months or less. The Bank reports net cash flows for loan and deposit transactions, loans held for sale, corporate credit union membership shares, and the NCUSIF deposit.

FAIR VALUES OF FINANCIAL INSTRUMENTS: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

LOSS CONTINGENCIES: Loss contingencies, including claims and legal action arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

DERIVATIVES: As of July 1, 2000, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded at their fair values. If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings. Fair value adjustments related to cash flow hedges are recorded in other comprehensive income currently. At June 30, 2001 the Bank does not have any derivative instruments nor does the Bank have any hedging activities.


NOTE 2 - CONCENTRATION OF FUNDS

At June 30, 2001 and 2000, the Bank had the following interest-earning balances with Mid-States Corporate Federal Credit Union (Mid-States):

                                              2001                2000
                                              ----                ----

     Membership shares                  $       722,000     $       715,400
     Cash management accounts                 1,409,584           6,289,371
     Special settlement account                 500,000                   -
                                        ---------------     ---------------

                                        $     2,631,584     $     7,004,771
                                        ===============     ===============




--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 2 - CONCENTRATION OF FUNDS (Continued)

The Bank is required to maintain balances with Mid-States as membership shares that are uninsured and require a three-year notice before withdrawal. Membership shares are based on one percent of the Bank's year-end members' share balances and are adjusted annually on July 1 of each year to a maximum of $2,000,000. The special settlement account represents a compensating balance for settlement processing. Of the balances on deposit with Mid-States, only $100,000 is insured by the NCUSIF.

At June 30, 2001, the Bank had approximately $11,158,000 in a Federated Investments money market mutual fund.

The Bank also maintains compensating balances for credit card clearings at another financial institution totaling $463,252 and $192,049 at June 30, 2001 and 2000.


NOTE 3 - LOANS

At June 30, 2001 and 2000, loans were as follows:


                                                         2001                2000
                                                         ----                ----

     Vehicle                                       $    17,140,112     $    21,479,081
     Airplane                                            3,136,379           3,397,443
     Boat                                                4,833,402           4,766,843
     Signature (unsecured)                               5,913,424           3,192,525
     Lines of credit (unsecured)                        11,117,438          12,526,074
     Share secured                                         227,625             131,051
     Home equity (including VISA home equity)           16,071,667          14,483,755
     Credit card (unsecured)                             5,681,516           5,831,507
                                                   ---------------     ---------------
                                                        64,121,563          65,808,279
     Allowance for loan losses                            (626,715)           (678,484)
     Net deferred loan costs                                54,419              81,384
                                                   ---------------     ---------------

                                                   $    63,549,267     $    65,211,179
                                                   ===============     ===============


Activity in the allowance for loan losses is summarized as follows:

                                                         2001                2000
                                                         ----                ----

     Balance at beginning of period                 $       678,484     $       629,925
     Provision for loan losses                              254,450             449,693
     Loans charged-off                                     (331,269)           (437,258)
     Recoveries on charged-off loans                         25,050              36,124
                                                    ---------------     ---------------

     Balance at end of period                       $       626,715     $       678,484
                                                    ===============     ===============

--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

At June 30, 2001 and 2000, loans for which the accrual of interest had been discontinued amounted to approximately $10,000 and $106,000. There were no loans individually classified as impaired at or during the years ended June 30, 2001 and 2000.

The Bank grants loans to officials including directors, supervisory committee members, and executive officers. At June 30, 2001 and 2000, the aggregate amount of these loans is approximately $140,000 and $70,000.


NOTE 4 - PREMISES AND EQUIPMENT

At year end, premises and equipment were as follows:

                                                       2001             2000
                                                       ----             ----

     Furniture, fixtures and equipment             $     61,171    $     56,306
     Leasehold improvements                              31,930          31,930
     Computer equipment                                 461,352         414,286
                                                   ------------    ------------
                                                        554,453         502,522
     Accumulated depreciation                          (472,005)       (383,731)
                                                   ------------    ------------

                                                   $     82,448    $    118,791
                                                   ============    ============


NOTE 5 - DEPOSITS

At June 30, 2001 and 2000, deposits (including member and non-member) are summarized as follows:


                                                      Weighted Average                    Weighted Average
                                                        Interest Rate                       Interest Rate
                                                         at June 30,                         at June 30,
                                             2001           2001                2000            2000
                                             ----           ----                ----            ----

     ^ CHECKING                        $    8,798,380       0.00%$            7,685,888         0.00%
       ========
     ^ SAVINGS                             12,553,928       3.00%            12,310,138         3.00%
       =======
     Money market                          37,486,333        4.21%           32,365,324         5.66%
     ^ TIME DEPOSITS:
       =============
              3.00% to 4.84%                  165,196                                 -
              4.85% to 5.60%                2,616,014                         3,310,783
              5.61% to 6.34%                3,817,324                         4,943,116
              6.35% to 7.09%                9,452,369                         8,926,210
              7.10% to 7.80%                2,744,110                           564,927
                                       --------------                    --------------
                                           18,795,013                        17,745,036
                                       --------------                    --------------

                                       $   77,633,654                    $   70,106,386
                                       ==============                    ==============

--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------




























--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 5 - DEPOSITS (Continued)

At June 30, 2001, scheduled maturities of ^ TIME DEPOSITS are as follows:


                           2002              2003           2004              2005           2006          Total
                           ----              ----           ----              ----           ----          -----

3.00% to 4.84%        $      165,196  $           -  $           -    $            -  $           -  $      165,196
4.85% to 5.60%             2,353,306        205,735         46,761            10,212              -       2,616,014
5.61% to 6.34%             2,217,749        628,957        285,773           154,156        530,689       3,817,324
6.35% to 7.09%             5,083,992      3,261,540         83,887           517,548        505,402       9,452,369
7.10% to 7.80%                     -        201,976      1,216,328           505,817        819,989       2,744,110
                      --------------  -------------  -------------    --------------  -------------  --------------

                      $    9,820,243  $   4,298,208  $   1,632,749    $    1,187,733  $   1,856,080  $   18,795,013
                      ==============  =============  =============    ==============  =============  ==============

Deposits in denominations of $100,000 or more at June 30, 2001 and 2000 totaled approximately $20,090,000 and $15,739,000.

Interest on deposits is summarized as follows:

                                          2001               2000
                                          ----               ----

     ^ CHECKING                     $             -    $            -
       ========                     =             =    =            =
     ^ SAVINGS                              337,428           329,544
       =======
     Money market                         1,806,753         1,632,799
     ^ TIME DEPOSITS                      1,312,462         1,080,066
       =============                ---------------    --------------

                                    $     3,456,643    $    3,042,409
                                    ===============    ==============

Deposits held by directors, supervisory committee members and executive officers were $514,000 and $333,000 at June 30, 2001 and 2000.


NOTE 6 - EMPLOYEE BENEFITS

The Bank sponsors a noncontributory, defined contribution plan covering substantially all employees who meet certain age and service requirements. The Bank's contribution is made at the discretion of the Board of Directors and was 10% of eligible employee's salaries for 2001 and 2000. Plan expense was approximately $62,000 and $44,000 in 2001 and 2000. The plan provides for 100% vested interest after completion of five years of service.

The Bank also maintains a 401(k) plan covering substantially all employees who meet certain age and service requirements. The Bank matches 25% of employee contributions to this plan. Beginning January 1, 2000, the Bank matches 50% of employee contributions. The Bank's matching contribution and expense for the 401(k) plan was approximately $13,500 and $8,500 in 2001 and 2000.

--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 6 - EMPLOYEE BENEFITS (Continued)

The Bank maintains a non-qualified 457(b) deferred compensation plan for the President. For 2001 and 2000, the Bank incurred expenses of $7,500 and $6,500 for this plan.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans and open-end revolving lines of credit to customers. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to make loans and open-end revolving lines of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policy to make such commitments as it uses for on-balance-sheet items.

Off-balance-sheet commitments are as follows:


                                          2001                                 2000
                                          ----                                 ----
                              Fixed Rate       Variable Rate       Fixed Rate        Variable Rate
                              ----------       -------------       ----------        -------------

Home equity lines         $              -    $    7,962,000     $            -    $     7,055,000
Other lines of credit           38,553,000         4,990,000         27,817,000          4,641,000
Credit cards                    21,250,000                 -         20,955,000                  -
                          ----------------    --------------     --------------    ---------------

                          $     59,803,000    $   12,952,000     $   48,772,000    $    11,696,000
                          ================    ==============     ==============    ===============

At June 30, 2001, the range of interest rates for other lines of credit commitments with a fixed rate was 11.5% to 11.9%. At June 30, 2001, the range of interest rates on credit card commitments was 12.3% to 14.9%. With proper notice provided to the member, the Bank can change the rates on credit cards at its discretion.

At June 30, 2001 and 2000, the Bank had an unused line of credit available at Mid-States totaling $5,875,000. The interest rate is determined by Mid-States from time to time based upon current market conditions. The Bank's assets are pledged as collateral for outstanding borrowings.

The Bank is obligated under a noncancelable operating lease for office space. This lease expires January 31, 2003. It contains escalation clauses providing for increased rentals based primarily on increases in real estate taxes and operating costs. The related rental expense was approximately $60,000 and $54,000 for 2001 and 2000.

--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

The future minimum commitments at June 30, 2001 for all noncancelable leases are as follows:

         YEAR ENDING JUNE 30,                  AMOUNT

               2002                        $     64,876
               2003                              40,161
                                           ------------

                                           $    105,037
                                           ============

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments and the related carrying amounts at June 30 are presented below:


                                        ---------------2 0 0 1------------   --------------2 0 0 0-------------
                                                       -------                             -------
                                            Carrying           Estimated         Carrying            Estimated
                                             Amount           Fair Value          Amount            Fair Value
                                             ------           ----------          ------            ----------
FINANCIAL ASSETS
    Cash and cash equivalents            $   16,455,200     $   16,455,000    $     6,534,084    $    6,534,000
    Membership shares at corporate
      credit union                              722,000            722,000            715,400           715,000
    Federal Home Loan Bank stock                237,125            237,000            220,849           221,000
    Loans, net                               63,549,267         63,881,000         65,211,179        64,649,000
    NCUSIF deposit                              618,802            619,000            606,857           607,000
    Accrued interest receivable                 189,775            190,000            187,218           187,000

FINANCIAL LIABILITIES
    Deposits with no
      stated maturities                  $  (58,838,641)    $  (58,839,000)   $   (52,361,350)   $  (52,361,000)
    Deposits with
      stated maturities                     (18,795,013)       (19,216,000)       (17,745,036)      (17,695,000)
    Accrued interest payable                       (150)              (150)            (1,686)           (2,000)

For purposes of the disclosures of estimated fair value, the following assumptions were used as of June 30, 2001 and 2000. The estimated fair value for cash and cash equivalents and accrued interest is considered to approximate cost. The carrying amount of membership shares at the corporate credit union, Federal Home Loan Bank stock and the NCUSIF deposit approximate fair value based on the redemption provisions. The estimated fair value for loans is based on estimates of the rate the Bank would charge for similar such loans at June 30, 2001 and 2000, applied for the time period until estimated payment. The estimated fair value for deposits with no stated maturities is based on their carrying value. The estimated fair value for deposits with stated maturities is based on estimates of the rate the Bank would pay on such deposits at June 30, 2001 and 2000, applied for the time period until maturity. The estimated fair values of other financial instruments and off-balance-sheet loan commitments approximate cost and are not considered significant for this presentation.

--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 9 - REGULATORY CAPITAL REQUIREMENTS

Beginning December 31, 2000, credit unions are subject to regulatory capital requirements prescribed by the National Credit Union Administration (NCUA). There are five classifications based on the combined result of quarterly net worth and risk-based net worth requirements: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. The net worth requirement is based on net worth to total assets. The risk-based net worth requirement, which first applies March 31, 2001, requires net worth to exceed the sum of various asset categories times risk factors for each category, and must be met (if this requirement exceeds 6%) to be classified as well or adequately capitalized. The Bank's current capital classification is undercapitalized, as its net worth ratio at June 30, 2001 is 5.16%. At June 30, 2001, the Bank is not subject to the risk-based net worth requirement as its calculation is less than 6.00%.

The prompt corrective action for undercapitalized credit unions requires four mandatory supervisory actions by credit unions. These mandatory supervisory actions are:

     1) Earnings transfer - a federally-insured credit union must increase its net worth quarterly by an amount equivalent to .1% of its total assets for the current quarter, and must quarterly transfer that amount from undivided earnings to its regular reserve account, until it is well capitalized.

     2) Submit net worth restoration plan - a federally-insured credit union shall file a written net worth restoration plan with NCUA within 45 calendar days of the effective date of classification as undercapitalized. The net worth restoration plan must specify a quarterly timetable of steps the credit union will take to increase its net worth ratio so that it becomes adequately capitalized by the end of the term of the net worth restoration plan. Within 45 days of receiving the net worth restoration plan, the NCUA Board shall notify the credit union in writing whether the plan has been approved and shall provide reasons of its decision in the event of disapproval. The criteria for approval includes, among other items, that the plan be based on realistic assumptions and is likely to succeed in restoring the credit union's net worth.

     3) Restrict increase in assets - beginning the effective date of classification as undercapitalized, a credit union is not permitted to increase its total assets (with some exceptions allowed) beyond its total assets for the preceding quarter unless the NCUA Board has approved a net worth restoration plan that provides for an increase in assets and the asset increases are consistent with the approved plan and the credit union is implementing steps to increase the net worth ratio consistent with the approved plan.

     4) Restrict member business loans - beginning the effective date of classification as undercapitalized a credit union is not permitted to increase the total dollar amount of member business loans unless granted an exception.

--------------------------------------------------------------------------------
                                   (Continued)

                              ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 9 - REGULATORY CAPITAL REQUIREMENTS (Continued)

In addition, if a credit union is undercapitalized at less than 5% net worth ratio and fails to timely submit or materially implement a net worth restoration plan, their classification will be changed to significantly undercapitalized. Also, NCUA may lower a classification to the next lower classification if the NCUA Board has determined the credit union is in an unsafe or unsound condition or if the credit union has not corrected a material unsafe or unsound practice of which it was, or should have been, aware.

In addition to the mandatory supervisory actions, NCUA may take one or more discretionary supervisory actions with respect to an undercapitalized credit union having a net worth ratio of less than 5%. These discretionary supervisory actions include:

     o Requiring prior approval for acquisitions, branching and new lines of business
     o Restricting transactions with and ownership of credit union service organizations
     o    Restricting dividend or interest paid
     o    Prohibiting or reducing asset growth
     o Altering, reducing or terminating activity by credit union or credit union service organization
     o    Prohibiting nonmember deposits
     o    Dismissing individual directors or senior executive officers
     o    Employing qualified senior executive officers
     o    Other actions to carry out prompt corrective action

Actual and required capital amounts (in millions) and ratios are presented below at year-end.


                                                                        Minimum                      Minimum
                                                                    Required to be               Required to be
                                         Actual                 Adequately Capitalized          Well Capitalized
                                         ------                -----------------------          ----------------
                                   Amount         Ratio           Amount         Ratio         Amount       Ratio
                                   ------         -----           ------         -----         ------       -----
2001
-----
Net worth to total assets        $   4.24         5.16%         $   4.93         6.00%       $  5.75         7.00%

As required, in March 2001 the Bank filed a net worth restoration plan with NCUA. The net worth restoration plan was approved by NCUA in May 2001. The net worth restoration plan anticipates meeting the 6% or adequately capitalized classification at December 31, 2002. The plan provides for the required earnings transfer requirement. The plan provides for minimal asset growth during the period of the net worth restoration plan as well as minimal change in the lines of business and operations. With respect to the restriction of an increase in assets, management contemplates that the net worth restoration plan would be consistent with this mandatory supervisory action. With respect to the restriction on member business loans, management does not anticipate this mandatory supervisory action to impact the Bank since no member business lending is currently being done.


--------------------------------------------------------------------------------
                                   (Continued)

                             ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 9 - REGULATORY CAPITAL REQUIREMENTS (Continued)

Management currently believes all mandatory supervisory actions can be met. However, there can be no assurance that these plans can be achieved, or that NCUA will not implement some or all of the discretionary supervisory actions available. Furthermore, NCUA could lower the classification to significantly undercapitalized. These matters and the effect they may have on future financial statements cannot be determined.

Presently, the only method of increasing capital is by generating net income. Therefore, management and the Board of Directors may choose to implement certain initiatives to contribute to net income as well as control the growth (or shrink assets). These initiatives could include: raising loan rates, lowering deposit rates, reducing operating expenses and assessing fees on products and services.

Subsequent to the September 1, 2001, conversion to a mutual savings bank, new capital requirements must be met. See Notes 10 and 11 regarding these new capital requirements.


NOTE 10 - PLAN OF CAPITAL ENHANCEMENT

Since Congress enacted prompt corrective legislation in 1998, the Board of Directors has deliberated on the appropriate course of action to address the minimum capital standards and prompt corrective action regulations. In its October 2000 meeting, the Board adopted a resolution to convert its charter to that of a Illinois mutual savings bank in order to preserve the franchise, protect and serve the interests of its members and provide for future growth, through, for example, the ability to strengthen its capital structure, diversify its customer base and offer expanded financial products.

The Board of Directors proposed a plan of capital enhancement consisting of two distinct parts. In Part One, the organization will convert to an Illinois mutual savings bank through a Plan of Mutual Charter Conversion, subject to regulatory approval and approval by the members. Upon completion of the Plan of Mutual Charter Conversion, the Bank will be subject to federal and state income taxes at a combined rate of 38.74%. In Part Two, the resulting Illinois mutual savings bank will adopt a Plan of Stock Conversion and undergo a mutual to stock conversion in accordance with the rules of the Illinois Office of Banks and Real Estate (OBRE) and the Federal Deposit Insurance Corporation (FDIC). The purpose of the mutual to stock conversion is to increase the capital of the Bank in order to enable it to meet the capital requirements of a FDIC insured institution and to support the future growth of the Bank. In connection with Part Two of the plan of capital enhancement, the Bank will form a holding company. Consummation of Part Two will shortly follow the completion of Part One of the plan of capital enhancement. There are a number of regulatory approvals that must be obtained in addition to the approval to be received from the OBRE for the mutual charter conversion and the mutual to stock conversion.

--------------------------------------------------------------------------------
                                   (Continued)

                             ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 10 - PLAN OF CAPITAL ENHANCEMENT (Continued)

The field of membership approved the conversion to a mutual savings bank on July 26, 2001. The FDIC approved the application for federal deposit insurance, subject to certain conditions, on March 30, 2001. One of the conditions is that prior to the effectiveness of federal deposit insurance by the FDIC, the Bank will issue subordinated capital notes, qualifying as Tier II capital, of at least $1,000,000, or such greater amount as would be necessary to provide for a total risk-based capital ratio of at least 8%. These capital notes shall not be retired without the prior consent of the FDIC. All regulatory approvals were received and the organization converted to a mutual savings bank charter effective September 1, 2001.

In the Plan of Stock Conversion, the Holding Company will acquire 100% of the Bank's outstanding common stock through the sale of the Holding Company's common stock in an amount equal to the pro forma market value of the Bank, as reorganized. A subscription offering of the shares of common stock will be offered initially to the Bank's eligible account holders, then to other members of the Bank, then to directors, officers and employees. Any shares of common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to the Bank's market area.


The Bank's proposed Holding Company plans to raise net proceeds from the stock offering of between approximately ^ $3,300,000 AND $5,500,000 (based on preliminary appraisal subject to completion). The proposed Holding Company plans to retain $100,000 of the net proceeds from the offering. The remainder of the net proceeds from the offering will be contributed to the Bank in exchange for all of its common stock. The effect of the offering, assuming that only the minimum range of stock is sold (i.e., the net amount of ^ $3,300,000), is that the Bank will be well capitalized at the time the stock offering is consummated. In addition, it is anticipated that the Holding Company will also be well capitalized upon the stock issuance and acquisition of the Bank.


In connection with the Plan of Stock Conversion, neither the Holding Company nor the Bank will offer any new employment contracts, implement an Employee Stock Ownership Plan, or implement any incentive based plans such as a stock option plan or restricted stock plan. Further, the Holding Company will not undertake to seek stockholder approval to implement any plan for at least a one-year period following the close of the stock offering. Additionally, neither the Holding Company nor the Bank will pay any director fees for a period of at least one year following the close of the conversion.

At the time of the conversion, the Bank will establish a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final offering circular used in connection with the conversion. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Savings Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The liquidation account balance is not available for payment of dividends.

--------------------------------------------------------------------------------
                                   (Continued)

                             ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 10 - PLAN OF CAPITAL ENHANCEMENT (Continued)

The Holding Company or Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause its net worth to be reduced below applicable regulatory requirements or the amount of the liquidation accounts if such a declaration and payment would otherwise violate regulatory requirements.

Stock conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion and stock issuance. If the conversion and stock issuance is not completed, all costs will be charged to expense. At June 30, 2001 and 2000, $167,000 and $157,000 of expenses have been deferred. During the years ended June 30, 2001 and 2000, $108,000 and $129,000 of professional fees associated with the mutual charter conversion process have been expensed.


NOTE 11 - SUBSEQUENT EVENTS

Effective September 1, 2001, the credit union charter was successfully converted to a mutual savings bank charter and the name was changed to Allied First Bank, sb.


As a credit union, the organization has not been subject to federal income taxes or state income taxes for the fiscal year ended June 30, 2001 and 2000. Effective September 1, 2001, the organization is subject to federal income taxes and state income taxes at a combined rate of 38.74% of pre-tax income. Had the organization been subject to federal and state income taxes at the combined rate of 38.74% for the fiscal years ended June 30, 2001 and 2000, income tax expense would have been $263,000 and $148,000, while net income would have been $417,000 and $234,000. As a result of the change in tax status and in accordance with Financial Accounting Standards No. 109, Accounting for Income Taxes, the Bank recorded a net deferred tax asset in the amount of ^ $205,000 on September 1, 2001. The recording of this net deferred tax asset was reflected as an income tax benefit in the income statement.


On September 1, 2001, the Bank issued $1,000,000 in subordinated capital notes, as discussed in Note 10, to generate additional Tier II Capital. There were four separate notes issued, each at an interest rate of 8.50%. The notes are payable on September 1, 2006 with interest only payments due semi-annually. Two notes were issued to individuals that are related parties to the Bank and two notes were issued to individuals unrelated to the Bank. The additional regulatory capital changed the Bank's capital classification to adequately capitalized as an FDIC-insured institution.

--------------------------------------------------------------------------------
                                   (Continued)

                             ALLIED FIRST BANK, SB
                          NOTES TO FINANCIAL STATEMENTS
                             June 30, 2001 and 2000

--------------------------------------------------------------------------------

NOTE 11 - SUBSEQUENT EVENTS (Continued)

The Bank's June 30, 2001, Tier II Capital was $4,871,000. Including the additional $1,000,000 in subordinated capital notes issued on September 1, 2001 with the June 30, 2001 Tier II Capital the Bank's actual and required capital amounts (in millions) and ratios as a mutual savings bank would have been as follows:


                                                                    Minimum                     Minimum
                                                                Required to be              Required to be
                                       Actual               Adequately Capitalized         Well Capitalized
                                      -------              -----------------------         -----------------
                              Amount           Ratio         Amount        Ratio          Amount       Ratio
                              ------           -----         ------        -----          ------       -----
Total capital (Tier II)
  to risk-weighted
  assets                   $      5.87         8.52%      $     5.51       8.00%      $      6.89      10.00%

Tier I capital to
  risk-weighted
  assets                          4.24         6.16             2.76       4.00              4.13       6.00

Tier I capital to
  total assets                    4.24         5.16             3.29       4.00              4.11       5.00












--------------------------------------------------------------------------------


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE
OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALLIED FIRST
BANCORP, INC., ALLIED FIRST BANK OR KEEFE, BRUYETTE & WOODS, INC. THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN
WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING
SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE                       UP TO
AFFAIRS OF ALLIED FIRST BANCORP, INC. OR ALLIED FIRST BANK SINCE ANY OF THE
DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.                         ^ 608,350 SHARES
                                 --------------                                                       =======


TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
Summary....................................................................... ^
Selected Financial and Other Data...............................................                ALLIED FIRST BANCORP, INC.
^ RECENT DEVELOPMENTS...........................................................                (Proposed Holding Company for
^ MANAGEMENT'S DISCUSSION AND ANALYSIS                                                          Allied First Bank)
  OF RECENT FINANCIAL INFORMATION...............................................
RISK FACTORS....................................................................
Allied First Bancorp, Inc..................................................... ^                       COMMON STOCK
Allied First Bank............................................................. ^
How We Intend to Use the Proceeds............................................. ^
Market for the Common Stock................................................... ^
Our Policy Regarding Dividends................................................ ^
Pro Forma Data................................................................ ^
Capitalization................................................................ ^                         --------
Pro Forma Regulatory Capital Analysis......................................... ^                        PROSPECTUS
Allied First Bank's Conversion................................................ ^                         --------
Proposed Purchases by Management.............................................. ^
Management's Discussion and Analysis of Financial
   Condition and Results of Operations........................................ ^
Business of Allied First Bancorp, Inc......................................... ^               KEEFE, BRUYETTE & WOODS, INC.
Business of Allied First Bank................................................. ^
Management.................................................................... ^
How We Are Regulated.......................................................... ^
Taxation...................................................................... ^                    November    , 2001
Restrictions on Acquisitions of Allied First Bancorp, Inc.                                                  ----
   and Allied First Bank...................................................... ^
Description of Capital Stock of Allied First Bancorp, Inc..................... ^
Transfer Agent and Registrar.................................................. ^
Experts....................................................................... ^
Legal and Tax Opinions........................................................ ^
Additional Information........................................................ ^
Index to ^ Financial Statements............................................... ^


         Until the later of ____ __, 2001 or 25 days after the commencement of the public offering, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article 12 of Allied First Bancorp, Inc.'s Articles of Incorporation provides for indemnification of current and former directors and officers or individuals serving any other entity at the request of Allied First Bancorp, Inc., to the fullest extent required or permitted under Maryland law. In addition, Article 12 provides for the indemnification of other employees and agents to the extent authorized by the Board of Directors and permitted under Maryland law. Article 12 also provides Allied First Bancorp, Inc. with the authority to purchase insurance for indemnification purposes. The indemnification provisions set forth within Article 12 are non-exclusive in nature, however, Allied First Bancorp, Inc. shall not be liable for any payment under Article 12 to the extent that said person entitled to be indemnified has actually received payment under any insurance policy, agreement or otherwise of the amounts indemnifiable under Article 12.

      Section 2-418 of the General Corporation Law of the State of Maryland permits a corporation to indemnify a person against judgments, penalties, settlements and reasonable expenses unless it is proven that (1) the conduct of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with "active and deliberate dishonesty," (2) the person actually received an improper benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful.

      Maryland law provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. Maryland law also provides that a person may not be indemnified in any proceeding alleging improper personal benefit to the person in which the person was found liable on the grounds that personal benefit was improperly received.

      Maryland law further provides that unless otherwise provided in the corporation's Articles of Incorporation, a director or officer (but not an employee or agent) who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. The Articles of Incorporation do not otherwise provide a bar against mandatory indemnification.

      Finally, Section 2-418 of the General Corporation Law also permits expenses incurred by a person in defending a proceeding to be paid by the corporation in advance of the final disposition of the proceeding upon the receipt of an undertaking by the director or officer to repay this amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against these expenses. The person seeking indemnification of expenses must affirm in writing that he or she believes in good faith that he or she has met the applicable standard for indemnification of expenses.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance of the shares.

Counsel fees and expenses..................................................    $125,000
Accounting fees and expenses...............................................      90,000
Appraisal and business plan preparation fees and expenses..................      27,500
Conversion Agent fees and expenses.........................................      14,000
Underwriting fees(1) (including financial advisory fee and expenses).......     100,000
Underwriter's counsel fees and expenses....................................      35,000
Printing, postage and mailing..............................................      85,000
Registration and Filing Fees...............................................      12,000
Blue Sky fees and expenses.................................................      50,000
Stock Transfer Agent and Certificates......................................       5,000
Other expenses(1)..........................................................      26,500
                                                                                 ------
     TOTAL.................................................................    $570,000
                                                                               ========

------------------
(1) Based on maximum of Estimated Valuation Range.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      The Registrant is newly incorporated, solely for the purpose of acting as the holding company of Allied First Bank, pursuant to the Plan of Stock Conversion (filed as Exhibit 2 herein), and no sales of its securities have occurred to date.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      See the Exhibit Index filed as part of this Registration Statement.

ITEM 28.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and it will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Naperville, State of Illinois, on October 31,2001.

                                   ALLIED FIRST BANCORP, INC.

                                   By:   /s/ Kenneth L. Bertrand
                                         ---------------------------------------
                                         Kenneth L. Bertrand, President and
                                         Chief Executive Officer
                                         (DULY AUTHORIZED REPRESENTATIVE)

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Bertrand his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Kenneth L. Bertrand                          /s/ Brian K. Weiss
---------------------------------------------    ------------------
Kenneth L. Bertrand, President,                  Brian K. Weiss, Vice President,
Chief Executive Officer and Director             Chief Financial Officer and
                                                 Accounting Officer
Date: October 31, 2001                           Date: October 31, 2001

/s/ John G. Maxwell, Jr.                         /s/ Paul F. Renneisen
---------------------------------------------    ---------------------
John G. Maxwell, Jr.                             Paul F. Renneisen
Chairman of the Board                            Director
Date: October 31, 2001                           Date: October 31, 2001

/s/ Brien J. Nagle                               /s/ William G. Mckeown
----------------------------------------------   ----------------------
Brien J. Nagle                                   William G. McKeown
Director                                         Director
Date: October 31, 2001                           Date: October 31, 2001

                                                 /s/ Frank K. Voris
                                                 ------------------
                                                 Frank K. Voris
                                                 Director
                                                 Date: October 31, 2001

                                  EXHIBIT INDEX


Exhibits:
--------


1.1           Letter Agreement regarding management, marketing and consulting services*
1.2           Form of Agency Agreement*
2             Plan of Conversion
3.1           Articles of Incorporation of the Holding Company*
3.2           Bylaws of the Holding Company*
3.3           Charter of Bank in stock form
3.4           Bylaws of Bank in stock form*
4             Form of Stock Certificate of the Holding Company*
5             Opinion of Jenkens & Gilchrist, P.C. with Respect to Legality of Stock
8.1           Opinion of  Jenkens & Gilchrist, P.C. with respect to Federal income tax consequences of the Stock Conversion
8.2           Opinion of Crowe, Chizek and Company LLP with respect to Illinois income tax consequences of the Stock Conversion*
10.1          Employment Agreement*
10.2          Letter Agreement regarding Appraisal Services*
21            Subsidiaries*
23.1          Consent of Jenkens & Gilchrist, P.C.
23.2          Consent of Crowe, Chizek and Company LLP
23.3          Consent of RP Financial, LC
24            Power of Attorney (set forth on signature page)
99.1          Appraisal**
99.2          Proxy Statement and form of proxy to be furnished to the Bank's account holders
99.3          Stock Order Form, Order Form Instructions and Certification
99.4          Question and Answer Brochure
99.5          Advertising, Training and Community Informational Meeting
                Materials*
99.6          Letter of RP Financial, LC with respect to Subscription Rights*

--------------
* Previously filed.
** Filed separately.